FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-228597-07

September 15, 2020

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,110,659,878

(Approximate Initial Mortgage Pool Balance)

$945,657,000

 (Offered Certificates)

Benchmark 2020-B19 Mortgage Trust

As Issuing Entity

Citigroup Commercial Mortgage Securities Inc.

 As Depositor

Commercial Mortgage Pass-Through Certificates, Series 2020-B19

Citi Real Estate Funding Inc.

Goldman Sachs Mortgage Company

 German American Capital Corporation

JPMorgan Chase Bank, National Association

As Sponsors and Mortgage Loan Sellers

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and that these materials may not be updated or (3) these materials possibly being confidential, are, in each case, not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Citigroup	Deutsche Bank Securities	J.P. Morgan	Goldman Sachs & Co. LLC

Co-Lead Managers and Joint Bookrunners

Academy Securities			Drexel Hamilton
Co-Manager			Co-Manager

CERTIFICATE SUMMARY

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the preliminary prospectus, dated on or about September 16, 2020, included as part of our registration statement (SEC File No. 333-228597) (the “Preliminary Prospectus”). The Preliminary Prospectus contains material information that is not contained in this Term Sheet (including, without limitation, a detailed discussion of risks associated with an investment in the offered securities under the heading “Risk Factors” in the Preliminary Prospectus). The Preliminary Prospectus is available upon request from Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities Inc. or Drexel Hamilton, LLC. This Term Sheet is subject to change.

For information regarding certain risks associated with an investment in this transaction, refer to “Risk Factors” in the Preliminary Prospectus. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus.

The Securities May Not Be a Suitable Investment for You

The securities offered by this Term Sheet are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of securities. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity of, the aggregate amount and timing of distributions on and the market value of the offered securities are subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered securities involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the securities. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered securities described in this Term Sheet.

The securities offered by these materials are being offered when, as and if issued. This Term Sheet is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this Term Sheet may not pertain to any securities that will actually be sold. The information contained in this Term Sheet may be based on assumptions regarding market conditions and other matters as reflected in this Term Sheet. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this Term Sheet should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this Term Sheet may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this Term Sheet or derivatives thereof (including options). Information contained in this Term Sheet is current as of the date appearing on this Term Sheet only. Information in this Term Sheet regarding the securities and the mortgage loans backing any securities discussed in this Term Sheet supersedes all prior information regarding such securities and mortgage loans. None of Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities Inc. or Drexel Hamilton, LLC provides accounting, tax or legal advice.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates” in the Preliminary Prospectus).  See also “Legal Investment” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CERTIFICATE SUMMARY

OFFERED CERTIFICATES
Offered Classes	Expected Ratings (S&P / Fitch / KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Initial Pass-Through Rate(4)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(5)	Expected Principal Window(5)
Class A-1	AAA(sf) / AAAsf / AAA(sf)	$13,153,000	30.000%	%	(6)	2.53	10/20 – 3/25
Class A-2	AAA(sf) / AAAsf / AAA(sf)	$135,130,000	30.000%	%	(6)	4.82	3/25 – 9/25
Class A-3	AAA(sf) / AAAsf / AAA(sf)	$104,500,000	30.000%	%	(6)	6.14	10/26 – 3/27
Class A-4	AAA(sf) / AAAsf / AAA(sf)	(7)	30.000%	%	(6)	(7)	(7)
Class A-5	AAA(sf) / AAAsf / AAA(sf)	(7)	30.000%	%	(6)	(7)	(7)
Class A-AB	AAA(sf) / AAAsf / AAA(sf)	$16,663,000	30.000%	%	(6)	7.38	9/25 – 6/30
Class X-A	AA(sf) / AAAsf / AAA(sf)	$850,696,000 (8)	N/A	%	Variable IO(9)	N/A	N/A
Class A-S	AA(sf) / AAAsf / AAA(sf)	$112,108,000	19.375%	%	(6)	9.95	8/30 – 9/30
Class B	NR / AA-sf / AA-(sf)	$51,437,000	14.500%	%	(6)	9.96	9/30 – 9/30
Class C	NR / A-sf / A-(sf)	$43,524,000	10.375%	%	(6)	9.96	9/30 – 9/30

NON-OFFERED CERTIFICATES(10)
Non-Offered Classes	Expected Ratings (S&P / Fitch / KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Initial Pass-Through Rate(4)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(5)	Expected Principal Window(5)
Class X-B	NR / A-sf / AAA(sf)	$94,961,000(8)	N/A	%	Variable IO(9)	N/A	N/A
Class X-D	NR / BBB-sf / BBB-(sf)	$46,162,000(8)	N/A	%	Variable IO(9)	N/A	N/A
Class X-F	NR / BB-sf / BB-(sf)	$18,464,000(8)	N/A	%	Variable IO(9)	N/A	N/A
Class X-G	NR / B-sf / B-(sf)	$10,552,000(8)	N/A	%	Variable IO(9)	N/A	N/A
Class X-H	NR / NR / NR	$34,291,884(8)	N/A	%	Variable IO(9)	N/A	N/A
Class D	NR / BBBsf / BBB(sf)	$27,697,000	7.750%	%	(6)	9.96	9/30 – 9/30
Class E	NR / BBB-sf / BBB-(sf)	$18,465,000	6.000%	%	(6)	9.96	9/30 – 9/30
Class F	NR / BB-sf / BB-(sf)	$18,464,000	4.250%	%	(6)	9.96	9/30 – 9/30
Class G	NR / B-sf / B-(sf)	$10,552,000	3.250%	%	(6)	9.96	9/30 – 9/30
Class H	NR / NR / NR	$34,291,884	0.000%	%	(6)	10.03	9/30 – 10/30
Class S(11)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Class R(11)	N/A	N/A	N/A	N/A	N/A	N/A	N/A

NON-OFFERED VERTICAL RISK RETENTION INTEREST(10)
Non-Offered Eligible Vertical Interest	Expected Ratings (S&P / Fitch / KBRA)(1)	Approximate Initial Combined VRR Interest Balance(2)	Approximate Initial Credit Support(3)	Initial Effective Interest Rate(4)	Effective Interest Rate Description	Expected Wtd. Avg. Life (Yrs)(5)	Expected Principal Window(5)
Combined VRR Interest(12)	NR / NR / NR	$55,532,994	N/A(13)%		(14)	8.47	10/20 – 10/30

(1)	It is a condition of issuance that the offered certificates and certain classes of non-offered certificates receive the ratings set forth above. The anticipated ratings shown are those of S&P Global Ratings, a Standard & Poor’s Financial Services LLC business (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”). Subject to the discussion under “Ratings” in the Preliminary Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Preliminary Prospectus. S&P, Fitch and KBRA have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites. Credit ratings referenced throughout this Term Sheet are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

(2)	Approximate, subject to a variance of plus or minus 5% and further subject to any additional variance described in the footnotes below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates (collectively, the “Class X Certificates”) may vary depending upon the final pricing of the classes of Principal Balance Certificates (as defined in footnote (13) below) whose certificate balances comprise such notional amounts, and, if as a result of such pricing (a) the pass-through rate of any class of the Class X Certificates would be equal to zero at all times, such class of Class X Certificates will not be issued on the closing date of this securitization (the “Closing Date”) or (b) the pass-through rate of any class of Principal Balance Certificates whose certificate balance comprises such notional amount is at all times equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time (the “WAC Rate”), the certificate balance of such class of Principal Balance Certificates may not be part of, and there would be a corresponding reduction in, such notional amount of the related class of Class X Certificates.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

(3)	"Approximate Initial Credit Support" means, with respect to any Class of Non-Vertically Retained Principal Balance Certificates (as defined in footnote (6) below), the quotient, expressed as a percentage, of (i) the aggregate of the initial certificate balances of all classes of Non-Vertically Retained Principal Balance Certificates, if any, junior to such class of Non-Vertically Retained Principal Balance Certificates, divided by (ii) the aggregate of the initial certificate balances of all classes of Non-Vertically Retained Principal Balance Certificates. The approximate initial credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates are represented in the aggregate. The approximate initial credit support percentages shown in the table above do not take into account the Combined VRR Interest (as defined in footnote (12) below).

(4)	Approximate per annum rate as of the Closing Date.

(5)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus.

(6)	For any distribution date, the pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates (collectively, the “Non-Vertically Retained Principal Balance Certificates”, and collectively with the Class X Certificates, the Class S certificates and the Class R certificates, the “Non-Vertically Retained Certificates”, and the Non-Vertically Retained Certificates collectively with the Class VRR certificates, the “Certificates”) will generally be equal to one of (i) a fixed per annum rate, (ii) the WAC Rate, (iii) a rate equal to the lesser of a specified per annum rate and the WAC Rate, or (iv) the WAC Rate less a specified percentage, but no less than 0.000%. The Non-Vertically Retained Certificates, other than the Class S and Class R certificates, are collectively referred to in this term sheet as the “Non-Vertically Retained Regular Certificates”. See “Description of the Certificates—Distributions—Pass-Through Rates” in the Preliminary Prospectus.

(7)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, weighted average lives and principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $469,142,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balances	Expected Range of Weighted Avg. Lives (Yrs)	Expected Range of Principal Windows
Class A-4	NAP – $170,000,000	NAP – 8.67	NAP / 9/28 – 12/29
Class A-5	$469,142,000 – $299,142,000	9.24 – 9.57	9/28 – 8/30 / 12/29 – 8/30

(8)	The Class X Certificates will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each class of Class X Certificates at the related pass-through rate based upon the related notional amount. The notional amount of each class of the Class X Certificates will be equal to the certificate balance or the aggregate of the certificate balances, as applicable, from time to time of the class or classes of the Non-Vertically Retained Principal Balance Certificates identified in the same row as such class of Class X Certificates in the chart below (as to such class of Class X Certificates, the “Corresponding Principal Balance Certificates”):

Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class A-S
Class X-B	Class B and Class C
Class X-D	Class D and Class E
Class X-F	Class F
Class X-G	Class G
Class X-H	Class H

(9)	The pass-through rate for each class of Class X Certificates will generally be a per annum rate equal to the excess, if any, of (i) the WAC Rate over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the class or classes of Corresponding Principal Balance Certificates as in effect from time to time, as described in the Preliminary Prospectus. See “Description of the Certificates—Distributions—Pass-Through Rates” in the Preliminary Prospectus.

(10)	The classes of certificates set forth below “Non-Offered Certificates” and “Non-Offered Vertical Risk Retention Interest” in the table are not offered by this Term Sheet.

(11)	Neither the Class S certificates nor the Class R certificates will have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. A specified portion of the “excess interest” accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S certificates as set forth in “Description of the Certificates—Distributions—Excess Interest” in the Preliminary Prospectus. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in the Preliminary Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

(12)	In satisfaction of its risk retention obligations, Citi Real Estate Funding Inc. (“CREFI”) (as “retaining sponsor” with respect to this securitization transaction) is expected to acquire (or cause one or more other retaining parties to acquire) from the depositor, on the Closing Date, portions of an “eligible vertical interest” in the form of a “single vertical security” with an initial principal balance of approximately $55,532,994 (the “Combined VRR Interest”), which is expected to represent at least 5% of all of the “ABS interests” (i.e. of the sum of the aggregate initial certificate balance of all of the certificates and the initial principal balance of the Uncertificated VRR Interest) issued by the issuing entity on the Closing Date. The Combined VRR Interest will consist of the “Uncertificated VRR Interest” and the “Class VRR certificates” (each as defined under “Credit Risk Retention” in the Preliminary Prospectus). The Combined VRR Interest will be retained by certain retaining parties in accordance with the credit risk retention rules applicable to this securitization transaction. “Eligible vertical interest”, “single vertical security” and “ABS interests” have the meanings given to such terms in Regulation RR. See “Credit Risk Retention” in the Preliminary Prospectus. The Combined VRR Interest is not offered hereby.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

(13)	Although the approximate initial credit support percentages shown in the table above with respect to the Non-Vertically Retained Principal Balance Certificates do not take into account the Combined VRR Interest, losses incurred on the mortgage loans will be allocated between the Combined VRR Interest, on the one hand, and the Non-Vertically Retained Principal Balance Certificates, on the other hand, pro rata in accordance with the principal balance of the Combined VRR Interest and the aggregate outstanding certificate balance of the Non-Vertically Retained Principal Balance Certificates. See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus. The Class VRR certificates and the Non-Vertically Retained Principal Balance Certificates are collectively referred to in this Term Sheet as the “Principal Balance Certificates”.

(14)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the Combined VRR Interest will be the WAC Rate.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance(2)	$1,110,659,878
Number of Mortgage Loans	40
Number of Mortgaged Properties	175
Average Cut-off Date Balance	$27,766,497
Weighted Average Mortgage Rate	3.58921%
Weighted Average Remaining Term to Maturity/ARD (months)(3)	104
Weighted Average Remaining Amortization Term (months)(4)	357
Weighted Average Cut-off Date LTV Ratio(5)	52.8%
Weighted Average Maturity Date/ARD LTV Ratio(5)	50.9%
Weighted Average UW NCF DSCR(6)(7)	2.93x
Weighted Average Debt Yield on Underwritten NOI(7)(8)	11.6%
% of Initial Pool Balance of Mortgage Loans that are Amortizing Balloon	7.4%
% of Initial Pool Balance of Mortgage Loans that are Interest Only then Amortizing Balloon	10.8%
% of Initial Pool Balance of Mortgage Loans that are Amortizing Balloon then Interest Only	1.9%
% of Initial Pool Balance of Mortgage Loans that are Interest Only	69.1%
% of Initial Pool Balance of Mortgage Loans that are Interest Only – ARD	10.7%
% of Initial Pool Balance of Mortgaged Properties with Single Tenants	42.8%
% of Initial Pool Balance of Mortgage Loans with Mezzanine Debt	10.6%
% of Initial Pool Balance of Mortgage Loans with Subordinate Debt	34.3%

(1)	The Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR, Debt Yield on Underwritten NOI and Cut-off Date Balance Per SF / Unit / Room information for each mortgage loan is presented in this Term Sheet (i) if such mortgage loan is part of a loan combination (as defined under “Collateral Overview—Loan Combination Summary” below), based on both that mortgage loan and any related pari passu companion loan(s) but, unless otherwise specifically indicated, without regard to any related subordinate companion loan(s), and (ii) unless otherwise specifically indicated, without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	With respect to the El Segundo mortgage loan (2.7%), on the closing date, JPMCB is contributing the initial interest deposit amount to the issuing entity to cover one month’s interest that would have accrued with respect to the loan at the related interest rate, and each of the Original Term to Maturity / ARD, Remaining Term to Maturity / ARD and first due date reflects the foregoing. The mortgage loan’s actual first due date under the related whole loan documents is November 1, 2020, with a loan term of 120 months.

(4)	Excludes mortgage loans that are interest-only for the entire term.

(5)	The Cut-off Date LTV Ratios and Maturity Date/ARD LTV Ratios presented in this Term Sheet are generally based on the “as-is” appraised values of the related mortgaged properties (as set forth on Annex A to the Preliminary Prospectus), provided that (a) such LTV ratios may be calculated based on (i) “as-stabilized” or similar values in certain cases where the completion of certain hypothetical conditions or other events at the property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, or (ii) the Cut-off Date Balance or Balloon Balance, as applicable, net of a related earnout or holdback reserve, or (b) the “as-is” appraised value for a portfolio of mortgaged properties that includes a premium relating to the valuation of the portfolio of mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties, in each case as further described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(6)	The UW NCF DSCR for each mortgage loan is generally calculated by dividing the Underwritten NCF for the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due. The mortgage rate is reflective of the BX Industrial Portfolio Fixed Rate Loan interest rate. The applicable interest rate for the BX Industrial Portfolio floating rate loan is LIBOR (subject to a floor of 0.00000%) plus a spread of 1.45000%. For purposes of all calculations herein, LIBOR is assumed to be 0.50000%. Based on the LIBOR cap of 4.00000%, the BX Industrial Portfolio loan combination UW NCF DSCR is 1.80x.

(7)	The UW NCF DSCR, Debt Yield on Underwritten NOI and Debt Yield on Underwritten NCF on the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.

(8)	The Debt Yield on Underwritten NOI for each mortgage loan is generally calculated as the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of such mortgage loan and Debt Yield on Underwritten NCF for each mortgage loan is generally calculated as the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of such mortgage loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

MORTGAGE POOL CHARACTERISTICS

COVID-19 Update
Mortgage Loan Seller	Information as of Date	First Payment Date	Property Name	Property Type	July Debt Service Payment Received (Y/N)	August Debt Service Payment Received (Y/N)	Forbearance or Other Debt Service Relief Requested (Y/N)	Other Loan Modification Requested (Y/N)	Lease Modification or Rent Relief Requested (Y/N)	Occupied SF or Unit Count Making Full July Rent Payment (%)	UW July Base Rent Paid (%)	Occupied SF or Unit Count Making Full August Rent Payment (%)	UW August Base Rent Paid (%)

GACC	9/11/2020	6/9/2020	BX Industrial Portfolio(1)	Various	Yes	Yes	No	No	No	96.6%	97.9%	95.1%	88.0%
GACC	9/1/2020	10/6/2020	Coleman Highline	Office	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
GSMC	9/1/2020	9/6/2020	Amazon Industrial Portfolio	Industrial	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
CREFI, GACC	9/11/2020	4/5/2020	MGM Grand & Mandalay Bay	Hospitality	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
JPMCB	9/11/2020	9/7/2020	Agellan Portfolio(2)(3)	Various	NAP	Yes	No	No	Yes	NAV	98.3%	NAV	98.0%
GACC, JPMCB	9/8/2020	9/6/2020	Moffett Place - Building 6	Office	NAP	Yes	No	No	No	100.0%	100.0%	100.00%	100.0%
GSMC	8/13/2020	3/6/2020	Moffett Towers Buildings A, B & C(4)	Office	Yes	Yes	No	No	Yes	98.3%	96.3%	98.3%	96.3%
GSMC	9/3/2020	10/1/2020	333 South Wabash(5)(6)	Office	NAP	NAP	No	No	Yes	98.3%	97.6%	98.3%	97.6%
GSMC, GACC	8/28/2020	1/6/2020	1633 Broadway(7)	Office	Yes	Yes	No	No	Yes	89.5%	93.6%	89.5%	93.6%
GSMC	8/31/2020	10/6/2020	USAA Plano(8)	Office	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
GACC	8/16/2020	10/6/2020	Prosper Portfolio	Office	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
GACC	8/26/2020	10/6/2020	Bridgewater Place(9)	Office	NAP	NAP	No	No	Yes	99.7%	94.2%	99.8%	95.2%
JPMCB	9/11/2020	10/1/2020	Brewery Park	Office	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
CREFI	9/11/2020	4/6/2020	Redmond Town Center(10)	Mixed Use	Yes	Yes	No	No	No	56.8%	60.9%	64.0%	58.1%
JPMCB	9/11/2020	10/1/2020	El Segundo	Office	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
GACC	9/2/2020	10/6/2020	Boyd Manufacturing Portfolio	Industrial	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
GACC	9/8/2020	4/6/2020	675 Creekside Way	Office	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
CREFI	9/11/2020	9/6/2020	420 Taylor Street	Office	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
CREFI	9/11/2020	4/6/2020	112 7th Avenue	Mixed Use	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
GACC	9/2/2020	10/6/2020	West LA Storage	Self Storage	Yes	Yes	No	No	No	90.4%	100.0%	91.4%	100.0%
GSMC	9/9/2020	12/1/2019	The Shoppes at Blackstone Valley(11)(12)	Retail	Yes	Yes	No	No	Yes	69.3%	74.2%	57.8%	67.5%
JPMCB	9/11/2020	8/1/2020	Peninsula Town Center	Office	NAP	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
GSMC	9/1/2020	10/6/2020	Varsity Brands	Office	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
CREFI	9/11/2020	9/6/2020	Bloomfield Center	Office	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
JPMCB	9/11/2020	4/1/2020	Germantown Plaza(13)	Retail	Yes	Yes	No	Yes	Yes	97.0%	96.10%	99.3%	98.6%
GSMC	8/19/2020	9/6/2020	Brass Professional Center(15)	Office	NAP	NAP	No	No	Yes	92.6%	94.4%	87.8%	90.9%
CREFI	9/11/2020	10/6/2020	Williamsburg Multifamily Portfolio	Multifamily	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
GACC	9/11/2020	8/6/2020	280 North Bernardo(16)	Office	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
CREFI	9/11/2020	4/6/2020	Holiday Inn Express Buckeye	Hospitality	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
GSMC	8/12/2020	4/6/2020	711 Fifth Avenue(17)	Mixed Use	Yes	Yes	No	No	Yes	100.0%	100.0%	100.0%	100.0%
CREFI	9/11/2020	10/6/2020	Whole Foods at The Ellington	Retail	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
CREFI	9/11/2020	10/6/2020	Extra Space Self Storage - Chapel Hill	Self Storage	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
CREFI	9/11/2020	10/6/2020	99 North 4th Street	Multifamily	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
GSMC	9/1/2020	2/6/2020	WoodSpring Nashville Rivergate(18)	Hospitality	Yes	Yes	No	No	No	NAP	NAP	NAP	NAP
CREFI	9/11/2020	10/6/2020	Grand & Thomas St Apartments	Multifamily	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
CREFI	9/11/2020	10/6/2020	Orangewood Place(19)	Office	NAP	NAP	No	No	No	99.6%	97.6%	99.6%	97.6%
CREFI	9/11/2020	10/6/2020	SSCP Port St. Lucie	Self Storage	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
GACC	8/31/2020	10/6/2020	Wisconsin Walgreens Portfolio	Retail	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
GACC	9/8/2020	4/6/2020	Mount Zion Retail(20)(21)	Retail	Yes	Yes	Yes	No	Yes	95.1%	95.5%	95.1%	95.5%
CREFI	9/11/2020	10/6/2020	CityLine Allen St	Self Storage	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

MORTGAGE POOL CHARACTERISTICS

(1)	BX Industrial Portfolio – UW July Base Rent Paid % and UW August Base Rent Paid represent collections based on the underwritten rent roll dated March 31, 2020. Due to lease signings, renewals or rent steps since the underwritten rent roll dated March 31, 2020, the borrower sponsor reported actual collections in July and August of 103.4% and 95.8%, respectively, of the lender’s underwritten base rent. In addition, (i) 4% of past due collections based on underwritten base rent is related to a U.S. Government tenant, which typically pays in arrears with no concerns over the tenant’s ability to pay rent and (ii) 2% of the past due collections based on underwritten base rent is related to a change in a tenant’s billing cycle with no concerns over the tenant’s ability to pay.

(2)	Agellan Portfolio – As of August 2020, one of the tenants representing 0.1% of NRA and 0.1% of Underwritten Base Rent has been granted a two month rent deferral agreement to be paid back in six installments from September 2020 to February 2021. 24 tenants (totaling 5.3% of NRA) are in discussions with the Borrowers for rent relief.

(3)	Agellan Portfolio – Occupied SF or Unit Count Making Full July Rent Payment (%) and Occupied SF or Unit Count Making Full August Rent Payment (%) are not available due to the logistical difficulties of the borrower sponsor to get base rent paid by tenant information for the Agellan Portfolio which consists of over 250 tenants.

(4)	Moffett Towers Buildings A, B & C – The percentage of Total SF or Unit Count Making Full July/August Rent Payment and percentage of UW Base Rent Paid are based on the percentage of underwritten tenant leases with rent due in July/August. Based on the underwritten rent roll, there are a total of 6 tenant leases at the Moffett Towers Buildings A, B & C Mortgaged Property and 4 of those tenant leases owed rent for July/August. Of those 4 tenant leases, 1 tenant lease, representing approximately 4% of the expected July/August rent collection, did not pay. Two tenants, Google and Comcast, have executed leases however, rent was not due under those leases for July/August. Google is currently in build out of additional leased premises and Comcast is scheduled to relocate at the Moffett Towers Buildings A, B & C Mortgaged Property. Google has executed leases for Buildings B and C, representing approximately 56% of UW Base Rent. Google is expected to take possession of Building B in January 2021. Google has taken possession of its premises in Building C in 2 phases: 96,282 SF was taken possession of in March 2020 and 84,914 SF was taken possession of in July 2020. Google is expected to begin paying rent for Building B and Building C in June 2021 and September 2020, respectively. Comcast has executed a lease extension and relocation for Building C and is expected to take possession of the relocation space in November 2020 and begin paying rent on both the existing space and relocation space in March 2021, representing approximately 13% of UW Base Rent.

(5)	333 South Wabash – One tenant, representing approximately 2.4% of UW Base Rent has requested a lease modification, which is not yet finalized.

(6)	333 South Wabash – Total Occupied SF or Unit Count Making Full July/August Rent Payment (%) and UW Base Rent Paid for July/August are estimated collections as provided by the borrower.

(7)	1633 Broadway – One tenant, representing approximately 8% of UW Base Rent, paid reduced May rent and has signed an amendment for reduced rent through year end 2020. The difference between the underwritten contractual rent per the original lease and the reduced rent pursuant to signed amendment, is required to be repaid over a 36-month period beginning January 1, 2021 at an imputed interest rate of 3.75% (from April 1, 2020) on the amount of rent deferred. One tenant, representing approximately 4.7% of the UW Base Rent, has agreed to a three month rent deferral for the months of April, May and June 2020.

(8)	USAA Plano – USAA is in a 9 month free rent period and is anticipated to commence rent payment on October 1, 2020. Information above refers only to USAA and not nThrive, as due to seller credits reserved for at closing (remaining USAA free rent, gap rent and USAA TI allowance) and a letter of credit in the amount of remaining nThrive payments (which may be drawn upon in the event they fail to make a rent payment). nThrive is current on rent payments but has requested and received a deferral of some of its termination payment (such payment being made to the previous owner, not the sponsor).

(9)	Bridgewater Place – Fourteen tenants, representing 35.9% of the UW Base Rent made either a formal or informal rent relief request. All such requests were denied except for one tenant, representing 0.2% of the UW Base Rent, which received a two month rent abatement in July and August and four months of rent deferment from September to December 2020, which will amortize over the remaining lease term.

(10)	Redmond Town Center – Represents the amount of borrower collections.

(11)	The Shoppes at Blackstone Valley – 11 tenants representing approximately 36.2% of the UW Base Rent have requested rent relief.

(12)	The Shoppes at Blackstone Valley – Represents the amount of borrower collections.

(13)	Germantown Plaza – The Borrower has requested a temporary suspension of deposits into the Ongoing TI/LC Reserve. No modifications have been completed yet.

(14)	Germantown Plaza – One of the tenants who currently occupies 11,802 SF was granted a $1,500 per month credit on its rent payment for one year beginning in September 2020. This tenant has been underwritten as vacant.

(15)	The Brass Professional Center - 15 tenants representing approximately 13.6% of the UW Base Rent have requested rent relief.

(16)	280 North Bernardo - One tenant, representing 100% of the UW Base Rent received a 3-month forbearance period from the landlord. The forborne rent will be amortized over the remainder of the lease term. The tenant did not request any form of rent relief, and the forbearance was offered by the landlord given the tenant could not complete its buildout by the original scheduled completion date as a result of COVID-19 pandemic stay-at-home orders.

(17)	711 Fifth Avenue – Includes one tenant, representing 4.2% of the SF and 37.3% of UW Base Rent of the 711 Fifth Avenue property who paid their rent in accordance with an agreement to pay 50% abated rent for the month of May.

(18)	WoodSpring Nashville Rivergate – The related borrower at the WoodSpring Nashville Rivergate Mortgaged Property obtained an unsecured loan in the amount of $47,417.71 under the Coronavirus Aid, Relief and Economic Security Act’s Payment Protection Program (a “PPP Loan”). Pursuant to a Consent and Agreement, dated May 1, 2020, the lender consented to the PPP Loan and the PPP Loan was included as permitted debt under the related Mortgage Loan documents.

(19)	Orangewood Place – One tenant, representing approximately 0.4% of UW Base Rent and 2.4% of Occupied SF has not paid rent July or August rent.

(20)	Mount Zion Retail – On April 15, 2020, the borrower requested a six month rent forbearance as a result of the COVID-19 pandemic. The lender sent the borrower a draft pre-negotiation agreement; however, the borrower did not seek to negotiate its request any further, or make any further debt forbearance requests and the Mount Zion Retail loan is current on all mortgage payments.

(21)	Mount Zion Retail - At the borrower’s request, the lender extended the deadline for required repairs to the walkway pavement at the property for 30 days; such repairs have since been completed.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

KEY FEATURES OF THE CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Citigroup Global Markets Inc. Goldman Sachs & Co. LLC Deutsche Bank Securities Inc. J.P. Morgan Securities LLC
Co-Managers:	Academy Securities Inc. Drexel Hamilton, LLC
Depositor:	Citigroup Commercial Mortgage Securities Inc.
Initial Pool Balance:	$1,110,659,878
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	Rialto Capital Advisors, LLC
Certificate Administrator:	Citibank, N.A.
Trustee:	Wilmington Trust, National Association
Operating Advisor:	Pentalpha Surveillance, LLC
Asset Representations Reviewer:	Pentalpha Surveillance, LLC
Risk Retention Consultation Parties:	Citi Real Estate Funding Inc., Goldman Sachs Mortgage Company and Deutsche Bank AG, New York Branch
Credit Risk Retention:

For a discussion on the manner in which the U.S. credit risk retention requirements are being satisfied by Citi Real Estate Funding Inc., as retaining sponsor for this securitization transaction, see “Credit Risk Retention” in the Preliminary Prospectus. Note that this securitization transaction is not structured to satisfy European risk retention and due diligence requirements.

Closing Date:	On or about September 30, 2020
Cut-off Date:	With respect to each mortgage loan, the due date in September 2020 for that mortgage loan (or, in the case of any mortgage loan that has its first due date subsequent to September 2020, the date that would have been its due date in September 2020 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month)
Determination Date:	The 11th day of each month or next business day, commencing in October 2020
Distribution Date:	The 4th business day after the Determination Date, commencing in October 2020
Interest Accrual:	Preceding calendar month
ERISA Eligible:	The offered certificates are expected to be ERISA eligible, subject to the exemption conditions described in the Preliminary Prospectus
SMMEA Eligible:	No
Payment Structure:	Sequential Pay
Day Count:	30/360
Tax Structure:	REMIC
Rated Final Distribution Date:	September 2053
Cleanup Call:	1.0%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

Mortgage Pool Characteristics

Minimum Denominations:

$10,000 minimum for the offered certificates (other than the Class X-A certificates); $1,000,000 minimum for the Class X-A certificates; and integral multiples of $1 thereafter for all the offered certificates

Delivery:	Book-entry through DTC
Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

TRANSACTION HIGHLIGHTS

■	$1,055,126,884 (Approximate) New-Issue Multi-Borrower CMBS:

—	Overview: The mortgage pool consists of 40 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $1,110,659,878 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $27,766,497 and are secured by 175 mortgaged properties located throughout 25 states.

—	LTV: 52.8% weighted average Cut-off Date LTV Ratio

—	DSCR: 2.93x weighted average Underwritten NCF Debt Service Coverage Ratio

—	Debt Yield: 11.6% weighted average Debt Yield on Underwritten NOI

—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-5 / A-AB

■	Loan Structural Features:

—	Amortization: 20.2% of the mortgage loans by Initial Pool Balance have scheduled amortization:

–	7.4% of the mortgage loans by Initial Pool Balance have amortization for the entire term with a balloon payment due at maturity

–	10.8% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity

–	1.9% of the mortgage loans by Initial Pool Balance have scheduled amortization followed by a partial interest only period with a balloon payment due at maturity

—	Hard Lockboxes: 82.4% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—	Cash Traps: 100.0% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than (i) a 1.15x coverage or (ii) a 5.75% debt yield, that fund an excess cash flow reserve

—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

–	Real Estate Taxes: 29 mortgage loans representing 58.3% of the Initial Pool Balance

–	Insurance: 12 mortgage loans representing 15.5% of the Initial Pool Balance

–	Replacement Reserves (Including FF&E Reserves): 27 mortgage loans representing 47.1% of the Initial Pool Balance

–	Tenant Improvements / Leasing Commissions: 20 mortgage loans representing 63.1% of the portion of the Initial Pool Balance that is secured by office, retail, industrial and mixed use properties

—	Predominantly Defeasance Mortgage Loans: 86.0% of the mortgage loans by Initial Pool Balance permit defeasance only after an initial lockout period

■	Multiple-Asset Types > 5.0% of the Initial Pool Balance:

—	Office: 54.0% of the mortgaged properties by allocated Initial Pool Balance are office properties

—	Industrial: 21.2% of the mortgaged properties by allocated Initial Pool Balance are industrial properties

—	Hospitality: 8.8% of the mortgaged properties by allocated Initial Pool Balance are hospitality properties

—	Mixed Use: 5.5% of the mortgaged properties by allocated Initial Pool Balance are mixed use properties.

■	Geographic Diversity: The 175 mortgaged properties are located throughout 25 states, with only three states having greater than 8.5% of the allocated Initial Pool Balance: California (27.3%), Texas (8.9%) and New York (8.8%)

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW

Mortgage Loans by Loan Seller

Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
German American Capital Corporation	10	93	$335,721,524	30.2%
Goldman Sachs Mortgage Company	9	12	285,091,228	25.7
Citi Real Estate Funding Inc.	13	15	157,347,126	14.2
JPMorgan Chase Bank, National Association	5	51	149,750,000	13.5
Citi Real Estate Funding Inc., German American Capital Corporation(1)	1	2	80,000,000	7.2
German American Capital Corporation, JPMorgan Chase Bank, National Association(2)	1	1	57,750,000	5.2
Goldman Sachs Mortgage Company, German American Capital Corporation(3)	1	1	45,000,000	4.1
Total	40	175	$1,110,659,878	100.0%

(1)	Citi Real Estate Funding Inc. and German American Capital Corporation are co-sponsors with respect to the MGM Grand & Mandalay Bay mortgage loan (7.2%), which mortgage loan is evidenced by two (2) promissory notes: (i) note A-13-2 with an outstanding principal balance of $53,333,333 as of the cut-off date, as to which Citi Real Estate Funding Inc. is acting as mortgage loan seller; and (ii) note A-15-3, with an outstanding principal balance of $26,666,667 as of the cut-off date, as to which German American Capital Corporation is acting as mortgage loan seller.
(2)	German American Capital Corporation and JPMorgan Chase Bank, National Association are co-sponsors with respect to the Moffett Place - Building 6 mortgage loan (5.2%), which mortgage loan is evidenced by two (2) promissory notes: (i) note A-1-C5-1, with an outstanding principal balance of $31,230,000 as of the cut-off date, as to which German American Capital Corporation is acting as mortgage loan seller; and (ii) note A-2-C, with an outstanding principal balance of $26,520,000 as of the cut-off date, as to which JPMorgan Chase Bank, National Association is acting as mortgage loan seller.
(3)	Goldman Sachs Mortgage Company and German American Capital Corporation are co-sponsors with respect to the 1633 Broadway mortgage loan (4.1%), which mortgage loan is evidenced by two (2) promissory notes: (i) note A-1-C-4-A, with an outstanding principal balance of $30,000,000 as of the cut-off date, as to which Goldman Sachs Mortgage Company is acting as mortgage loan seller; and (ii) note A-2-C-4-B, with an outstanding principal balance of $15,000,000 as of the cut-off date, as to German American Capital Corporation is acting as mortgage loan seller.

Ten Largest Mortgage Loans(1)(2)

#	Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF/Units/Rooms	Cut-off Date Balance Per SF/Unit/Room	UW NCF DSCR		UW NOI Debt Yield	Cut-off Date LTV Ratio(3)
1	BX Industrial Portfolio	$85,000,000	7.7%	Various	11,097,713	$34	3.57	x	12.8%	39.6%
2	Coleman Highline	85,000,000	7.7	Office	380,951	$407	3.64	x	10.3%	50.8%
3	Amazon Industrial Portfolio	80,000,000	7.2	Industrial	1,713,210	$81	2.38	x	8.0%	64.7%
4	MGM Grand & Mandalay Bay(4)	80,000,000	7.2	Hospitality	9,748	$167,645	4.95	x	17.9%	35.5%
5	Agellan Portfolio	60,000,000	5.4	Various	6,094,177	$38	3.03	x	15.7%	41.9%
6	Moffett Place - Building 6	57,750,000	5.2	Office	314,352	$423	3.50	x	12.2%	37.1%
7	Moffett Towers Buildings A, B & C	53,100,000	4.8	Office	951,498	$466	3.63	x	13.1%	38.7%
8	333 South Wabash	50,000,000	4.5	Office	1,207,380	$199	2.75	x	10.1%	62.8%
9	1633 Broadway	45,000,000	4.1	Office	2,561,512	$391	3.84	x	11.9%	41.7%
10	USAA Plano	38,600,000	3.5	Office	230,621	$276	2.84	x	10.5%	53.0%
	Top 10 Total / Wtd. Avg.	$634,450,000	57.1%				3.46	x	12.3%	46.5%
	Remaining Total / Wtd. Avg.	476,209,878	42.9				2.23	x	10.5%	61.3%
	Total / Wtd. Avg.	$1,110,659,878	100.0%				2.93	x	11.6%	52.8%

(1)	See footnotes to table entitled “Mortgage Pool Characteristics” above.
(2)	With respect to each mortgage loan that is part of a loan combination (as identified under “Collateral Overview—Loan Combination Summary” below), the Cut-off Date Balance Per SF/Unit/Room, UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV Ratio are calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s) or other indebtedness.

(3)	With respect to certain of the mortgage loans identified above, the Cut-off Date LTV Ratios have been calculated using “as-stabilized”, “portfolio premium” or similar hypothetical values. Such mortgage loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(4)	The UW NCF DSCR and Underwritten NOI Debt Yield on the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Loan Combination Summary

Mortgage Loan Name(1)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Controlling Pooling/Trust and Servicing Agreement (“Controlling PSA”)(2)	Master Servicer / Outside Servicer	Special Servicer / Outside Special Servicer
BX Industrial Portfolio	$85,000,000	7.7%	$295,682,660	$268,744,955	$649,427,615	Benchmark 2020-IG3 PSA	Midland	Situs
Coleman Highline	$85,000,000	7.7%	$70,000,000	-	$155,000,000	Benchmark 2020-B19	Midland	Rialto
Amazon Industrial Portfolio	$80,000,000	7.2%	$59,100,000	-	$139,100,000	Benchmark 2020-B19	Midland	Rialto
MGM Grand & Mandalay Bay	$80,000,000	7.2%	$1,554,200,000	$1,365,800,000	$3,000,000,000	BX 2020-VIVA	KeyBank	Situs
Agellan Portfolio	$60,000,000	5.4%	$171,000,000	$172,000,000	$403,000,000	Benchmark 2020-B18	Midland	Midland
Moffett Place - Building 6	$57,750,000	5.2%	$75,350,000	$66,900,000	$200,000,000	MOFT 2020-B6 TSA	KeyBank	KeyBank
Moffett Towers Buildings A, B & C	$53,100,000	4.8%	$389,900,000	$327,000,000	$770,000,000	MOFT 2020-ABC TSA	Wells Fargo	Wells Fargo
333 South Wabash	$50,000,000	4.5%	$190,000,000	-	$240,000,000	Benchmark 2020-B19	Midland	Rialto
1633 Broadway	$45,000,000	4.1%	$956,000,000	$249,000,000	$1,250,000,000	BWAY 2019-1633 TSA	KeyBank	Situs
USAA Plano	$38,600,000	3.5%	$25,000,000	-	$63,600,000	Benchmark 2020-B19	Midland	Rialto
Redmond Town Center	$30,000,000	2.7%	$71,500,000	-	$101,500,000	Benchmark 2020-B19	Midland	Rialto
675 Creekside Way	$25,000,000	2.3%	$58,400,000	-	$83,400,000	JPMDB 2020-COR7 PSA	Midland	Midland
420 Taylor Street	$21,560,639	1.9%	$66,315,986	-	$87,876,625	Benchmark 2020-B18	Midland	Midland
The Shoppes at Blackstone Valley	$19,000,000	1.7%	$145,000,000	-	$164,000,000	COMM 2019-GC44 PSA	Midland	Rialto
Brass Professional Center	$12,500,000	1.1%	$45,200,000	-	$57,700,000	Benchmark 2020-B18 PSA	Midland	Midland
280 North Bernardo	$11,000,000	1.0%	$60,000,000	-	$71,000,000	Benchmark 2020-B18 PSA	Midland	Midland
711 Fifth Avenue	$10,000,000	0.9%	$535,000,000	-	$545,000,000	GSMS 2020-GC47	Wells Fargo	KeyBank

(1)	Each of the mortgage loans included in the issuing entity that is secured by a mortgaged property or portfolio of mortgaged properties identified in the table above, together with the related companion loan(s) (none of which is included in the issuing entity), is referred to in this Term Sheet as a “loan combination”. See “Description of the Mortgage Pool—The Loan Combinations” in the Preliminary Prospectus.
(2)	Each loan combination will be serviced under the related Controlling PSA and, in the event the Controlling Note is included in the related securitization transaction, the controlling class representative (or an equivalent entity) under such Controlling PSA will generally be entitled to exercise the rights of the controlling note holder for the subject loan combination. See, however, the chart entitled “Loan Combination Controlling Notes and Non-Controlling Notes” below and “Description of the Mortgage Pool—The Loan Combinations” in the Preliminary Prospectus for information regarding the party that will be entitled to exercise such rights in the event the Controlling Note is held or deemed to be held by a third party or included in a separate securitization transaction.

Mortgage Loans with Existing Mezzanine Debt or Subordinate Debt(1)

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Mezzanine Debt Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance(2)	Wtd. Avg Cut-off Date Total Debt Interest Rate(2)	Cut-off Date Mortgage Loan LTV(3)	Cut-off Date Total Debt LTV(2)	Cut-off Date Mortgage Loan UW NCF DSCR(3)	Cut-off Date Total Debt UW NCF DSCR(2)	Cut-off Date Mortgage Loan UW NOI Debt Yield(3)	Cut-off Date Total Debt UW NOI Debt Yield(2)
BX Industrial Portfolio(4)(5)	$85,000,000	$295,682,660	—	$268,744,955	$649,427,615	3.30504%	39.6%	67.6%	3.57x	2.09x	12.8%	7.5%
MGM Grand & Mandalay Bay(6)	$80,000,000	$1,554,200,000	—	$1,365,800,000	$3,000,000,000	3.55800%	35.5%	65.2%	4.95x	2.70x	17.9%	9.7%
Agellan Portfolio(7)	$60,000,000	$171,000,000	$31,000,000	$172,000,000	$434,000,000	4.85003%	41.9%	78.8%	3.03x	1.54x	15.7%	8.3%
Moffett Place - Building 6(8)	$57,750,000	$75,350,000	$49,000,000	$66,900,000	$249,000,000	3.95585%	37.1%	69.3%	3.50x	1.59x	12.2%	6.5%
Moffett Towers Buildings A, B & C	$53,100,000	$389,900,000	—	$327,000,000	$770,000,000	3.49000%	38.7%	67.2%	3.63x	2.09x	13.1%	7.5%
1633 Broadway	$45,000,000	$956,000,000	—	$249,000,000	$1,250,000,000	2.99000%	41.7%	52.1%	3.84x	3.08x	11.9%	9.5%

(1)	See footnotes to table entitled “Mortgage Pool Characteristics” above.
(2)	All “Total Debt” calculations set forth in the table above include any related pari passu companion loan(s), any related subordinate companion loan(s) and any related mezzanine debt.

(3)	“Cut-off Date Mortgage Loan LTV”, “Cut-off Date Mortgage Loan UW NCF DSCR” and “Cut-off Date Mortgage Loan UW NOI Debt Yield” calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s).

(4)	The Wtd. Avg. Cut-off Date Total Debt Interest Rate for BX Industrial Portfolio has been rounded for presentation purposes. The full precision total debt interest rate is 3.30503939035944%.

(5)	The BX Industrial Portfolio Mortgage Loan is part of a Loan Combination with an aggregate principal balance as of the Cut-off Date of approximately $649,427,615 that is split between (i) a 17-month floating rate loan with five, one-year extension options (the “BX Industrial Portfolio Floating Rate Loan”) with an aggregate principal balance as of the Cut-off Date of approximately $99,427,615, and (ii) a 77-month fixed rate loan (the “BX Industrial Portfolio Fixed Rate Loan”) comprised of (A) a senior fixed rate loan (the “BX Industrial Portfolio Senior Fixed Rate Loan”), with an aggregate principal balance as of the Cut-off Date of $322,400,000, and (B) a subordinate fixed rate loan (the “BX Industrial Portfolio Subordinate Fixed Rate Loan”), with an aggregate principal balance as of the Cut-off Date of $227,600,000. The BX Industrial Portfolio Senior Fixed Rate Loan is senior to the BX Industrial Portfolio Subordinate Fixed Rate Loan and the BX Industrial Portfolio Mortgage Loan is comprised of a portion of the BX Industrial Portfolio Senior Fixed Rate Loan. The interest rate on the BX Industrial Portfolio Floating Rate Loan is LIBOR (subject to a floor of 0.000%) plus a spread of 1.450%. The Aggregate Pari Passu Companion Loan Cut-off Date Balance reflects the BX Industrial Portfolio Senior Fixed Rate Loan and approximately $58,283,000 of the aggregate principal balance as of the Cut-off Date of the BX Industrial Portfolio Floating Rate Loan, and excludes the remaining approximately $41,145,000 of the aggregate principal balance as of the Cut-off Date of the BX Industrial Portfolio Floating Rate Loan and the BX Industrial Portfolio Subordinate Fixed Rate Loan. The Aggregate Subordinate Companion Loan Cut-off Date Balance includes such approximately $41,145,000 of the aggregate principal balance as of the Cut-off Date of the BX Industrial Portfolio Floating Rate Loan and the BX Industrial Portfolio Subordinate Fixed Rate Loan. The Cut-off Date Mortgage Loan LTV, and Cut-off Date Mortgage Loan UW NCF DSCR calculations reflect the BX Industrial Portfolio Senior Fixed Rate Loan and approximately $58,283,000 of the aggregate principal balance as of the Cut-off Date of the BX Industrial Portfolio Floating Rate Loan, and exclude the remaining approximately $41,145,000 of the aggregate principal balance as of the Cut-off Date of the BX Industrial Portfolio Floating Rate Loan and the BX Industrial Portfolio Subordinate Fixed Rate Loan. The BX Industrial Portfolio Fixed Rate Loan and BX Industrial Portfolio Floating Rate Loan are pari passu, provided that voluntary prepayments are applied first to the BX Industrial Portfolio Floating Rate Loan. For purposes of the Loan Combination Underwritten NCF DSCR for the BX lndustrial Portfolio Loan Combination, LIBOR was assumed to be 0.500%. The BX Industrial Portfolio Loan Combination Underwritten NCF DSCR, based on a LIBOR cap of 4.000% for the BX Industrial Portfolio Floating Rate Loan, is 1.80x.

(6)	The Cut-off Date Mortgage Loan UW NCF DSCR, the Cut-off Date Total Debt UW NCF DSCR, Cut-off Date Mortgage Loan UW NOI Debt Yield, the Cut-off Date Total Debt UW NOI Debt Yield on the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000

(7)	The Wtd. Avg. Cut-off Date Total Debt Interest Rate for Agellan Portfolio has been rounded for presentation purposes. The full precision total debt interest rate is 4.85003271889401%.

(8)	The Wtd. Avg. Cut-off Date Total Debt Interest Rate for Moffett Place – Building 6 has been rounded for presentation purposes. The full precision total debt interest rate is 3.95584658634538%.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Loan Combination Controlling Notes and Non-Controlling Notes(1)(2)

Mortgaged Property Name	Servicing of Loan Combination	Note Detail	Controlling Note	Current Holder of Unsecuritized Note(3)(4)(5)	Current or Anticipated Holder of Securitized Note(5)	Aggregate Cut-off Date Balance
MGM Grand & Mandalay Bay	Outside Serviced	Notes A-1, A-2, A-3, A-4	No	—	BX 2020-VIVA	$670,139
		Notes A-5, A-6, A-7, A-8	No	—	BX 2020-VIV2	$794,861
		Note A-9, A-13-3	No	CREFI	Not Identified	$556,427,334
		Note A-10, A-14-1, A-14-2, A-14-3	No	BBPLC	Not Identified	$326,547,000
		Note A-11, A-15-4	No	DBRI	Not Identified	$228,213,666
		Note A-12, A-16-1, A-16-2	No	SGFC	Not Identified	$326,547,000
		Notes A-13-1, A-15-1	No	—	Benchmark 2020-B18	$65,000,000
		Notes A-13-2, A-15-3	No	—	Benchmark 2020-B19	$80,000,000
		Note A-15-2	No	—	DBJPM 2020-C9	$50,000,000
		Notes B-1-A, B-2-A, B-3-A, B-4-A, B-1-B, B-2-B, B-3-B, B-4-B	No	—	BX 2020-VIVA	$329,861
		Notes B-5-A, B-6-A, B-7-A, B-8-A, B-5-B, B-6-B, B-7-B, B-8-B	No	—	BX 2020-VIV2	$374,355,139
		Note B-9-A	No	CREFI	Not Identified	$171,886,000
		Note B-10-A	No	BBPLC	Not Identified	$85,943,000
		Note B-11-A	No	DBRI	Not Identified	$85,943,000
		Note B-12-A	No	SGFC	Not Identified	$85,943,000
		Notes C-1, C-2, C-3, C-4	Yes (Note C-1)(6)	—	BX 2020-VIVA	$561,400,000

420 Taylor Street	Outside Serviced	Notes A-1	No	—	DBJPM 2020-C9	$28,369,262
		Note A-2, A-4	Yes	—	Benchmark 2020-B18	$37,946,724
		Note A-3	No	—	Benchmark 2020-B19	$21,560,639

Redmond Town Center	Serviced	Note A-1-1, A-2	Yes (A-2)	—	Benchmark 2020-B19	$30,000,000
		Note A-1-2, A-3, A-4	No	CREFI	Not Identified	$71,500,000

BX Industrial Portfolio	Outside Serviced	Note A-1-A-1	No	—	Benchmark 2020-IG3	$80,000,000
		Note A-1-A-2	No	—	Benchmark 2020-B18	$70,000,000
		Note A-1-A-3	No	—	DBJPM 2020-C9	$50,000,000
		Note A-1-A-5, A-1-A-8	No	—	JPMDB 2020-COR7	$37,400,000
		Note A-1-A-4, A-1-A-6, A-1-A-7	No	—	Benchmark 2020-B19	$85,000,000
		Note A-1-B	No	—	Benchmark 2020-IG3	$72,600,000
		Note A-1-C1, A-1-C2	No	—	Unaffiliated Third Party	$110,000,000
		Note A-1-D	Yes(6)	—	Unaffiliated Third Party	$45,000,000
		Note A-2 (Floating Rate Note)	No	—	Deutsche Bank, AG London	99,427,615

Moffett Place – Building 6	Outside Serviced	Note A-1-S, A-2-S	No	—	MOFT 2020-B6	$500,000
		Note A-1-C5-1, A-2-C	No	—	Benchmark 2020-B19	$57,750,000
		Note A-1-C1, A-1-C2, A-1-C3, A-1-C4, A-1-C5-2	No	DBRI	Not Identified	$74,850,000
		Note B-1, B-2	Yes(6)		MOFT 2020-B6	$66,900,000

Coleman Highline	Serviced	Note A-1, A-3, A-5	Yes	—	Benchmark 2020-B19	$85,000,000
		Note A-2	No	—	DBJPM 2020-C9	$30,000,000
		Note A-4, A-6	No	DBRI	Not Identified	$40,000,000

280 North Bernardo	Outside Serviced	Note A-1	Yes	—	Benchmark 2020-B18	$40,000,000
		Note A-2-A	No	—	DBJPM 2020-C9	$20,000,000
		Note A-2-B	No	—	Benchmark 2020-B19	$11,000,000

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Mortgaged Property Name	Servicing of Loan Combination	Note Detail	Controlling Note	Current Holder of Unsecuritized Note(3)(4)(5)	Current or Anticipated Holder of Securitized Note(5)	Aggregate Cut-off Date Balance
675 Creekside Way	Outside Serviced	Note A-1, A-4	Yes	—	JPMDB 2020-COR7	$43,400,000
		Note A-2	No	—	Benchmark 2020-B19	$25,000,000
		Note A-3	No	—	DBJPM 2020-C9	$15,000,000

Agellan Portfolio	Outside Serviced	Note A-1	No	-	Benchmark 2020-B18	$75,000,000
		Note A-2, A-6	No	-	DBJPM 2020-C9	$61,000,000
		Note A-3, A-4	No	-	Benchmark 2020-B19	$60,000,000
		Note A-5	No	JPMCB	Not Identified	$25,000,000
		Note A-7	No	JPMCB	Not Identified	$10,000,000
		Note B	Yes	-	Benchmark 2020-B18	$172,000,000

Amazon Industrial Portfolio	Serviced	Note A-1	Yes	—	Benchmark 2020-B19	$80,000,000
		Note A-2	No	—	DBJPM 2020-C9	$35,000,000
		Note A-3	No	GSBI	Not Identified	$24,100,000

Moffett Towers Buildings A, B & C	Outside Serviced	Notes A-1-S-1, A-2-S-1, A-3-S-1	No	—	MOFT 2020-ABC	$1,000,000
		Notes A-1-C-1, A-1-C-8	No	—	GSMS 2020-GC47	$65,000,000
		Notes A-1-C-2, A-1-C-6, A-1-C-9	No	—	Benchmark 2020-B18	$75,000,000
		Notes A-1-C-3, A-1-C-7, A-1-C-10	No	—	Benchmark 2020-B19	$53,100,000
		Notes A-1-C-4, A-2-C-1	No	—	Benchmark 2020-IG3	$80,000,000
		Note A-1-C-5	No	—	JPMDB 2020-COR7	$20,000,000
		Notes A-2-C-2, A-3-C-2, A-3-C-4	No	—	Benchmark 2020-IG2	$69,450,000
		Notes A-2-C-3, A-2-C-4, A-3-C-1, A-3-C-3	No	—	Benchmark 2020-B17	$79,450,000
		Notes B-1, B-2, B-3	Yes(6)	—	MOFT 2020-ABC	$327,000,000

711 Fifth Avenue	Outside Serviced	Note A-1-1, A-1-10	Yes	—	GSMS 2020-GC47	$62,500,000
		Notes A-1-15	No	—	Benchmark 2020-B19	$10,000,000
		Notes A-1-6, A-1-7	No	—	JPMDB 2020-COR7	$40,000,000
		Notes A-1-8, A-1-9, A-1-13	No	—	Benchmark 2020-B18	$45,000,000
		Notes A-1-11, A-1-12, A-1-14	No	—	DBJPM 2020-C9	$25,000,000
		Note A-2-2	No	—	BANK 2020-BNK27	$43,000,000
		Notes A-1-2, A-1-3, A-1-4, A-1-5, A-1-16, A-1-17	No	GSBI	Not Identified	$199,000,000
		Noted A-2-1, A-2-3, A-2-4	No	BANA	Not Identified	$120,500,000

The Shoppes at Blackstone Valley	Outside Serviced	Note A-1	Yes	—	COMM 2019-GC44	$55,000,000
		Notes A-2, A-3, A-6	No	—	GSMS 2020-GC45	$50,000,000
		Notes A-4, A-5	No	—	CGCMT 2020-GC46	$40,000,000
		Notes A-7, A-8, A-9	No	—	Benchmark 2020-B19	$19,000,000

Brass Professional Center	Outside Serviced	Note A-1	Yes	—	Benchmark 2020-B18	$32,700,000
		Note A-2	No	—	DBJPM 2020-C9	$12,500,000
		Note A-3	No	—	Benchmark 2020-B19	$12,500,000

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Mortgaged Property Name	Servicing of Loan Combination	Note Detail	Controlling Note	Current Holder of Unsecuritized Note(3)(4)(5)	Current or Anticipated Holder of Securitized Note(5)	Aggregate Cut-off Date Balance

333 South Wabash	Serviced	Tranche A-2-A	No	GSBI	Not Identified	$30,000,000
		Tranche A-2-B	Yes(7)	—	Benchmark 2020-B19	$50,000,000
		Tranche A-2-C	No	—	DBJPM 2020-C9	$20,000,000
		Tranche AGL	Yes(7)	AGL	Not Identified	$75,600,000
		Tranche AGL – Fortitude	No	AGL	Not Identified	$15,400,000
		Tranche VALIC	No	VALIC	Not Identified	$35,000,000
		Tranche AHAC	No	AHAC	Not Identified	$8,400,000
		Tranche AHAC – Fortitude	No	AHAC	Not Identified	$2,800,000
		Tranche NUFI – Fortitude	No	NUFIC	Not Identified	$2,800,000

USAA Plano	Serviced	Note A-1	Yes	—	Benchmark 2020-B19	$38,600,000
		Note A-2	No	GSBI	Not Identified	$25,000,000

1633 Broadway	Outside Serviced	Notes A-1-C-2, A-2-C-5	No	—	GSMS 2020-GC45	$60,000,000
		Notes A-2-C-1-B, A-3-C-1-B	No	—	Benchmark 2020-B16	$45,000,000
		Notes A-2-C-3-B, A-3-C-2	No	—	Benchmark 2020-IG1	$64,650,000
		Notes A-4-C-1, A-4-C-2	No	—	BANK 2020-BNK25	$100,000,000
		Notes A-4-C-4, A-4-C-5	No	—	WFCM 2020-C55	$70,000,000
		Notes A-1-C-1, A-1-C-5, A-2-C-1-A	Control Shift Note (Note A-1-C-1)(6)	—	CGCMT 2020-GC46	$110,000,000
		Notes A-1-C3, A-1-C-6	No	—	GSMS 2020-GC47	$65,000,000
		Notes A-1-C-4-A, A-2-C-4-B	No	—	Benchmark 2020-B19	$45,000,000
		Notes A-1-C-4-B, A-2-C-2-B, A-3-C-7	No	—	DBJPM 2020-COR7	$57,500,000
		Notes A-1-C-7, A-2-C-4-A, A-2-C-7, A-3-C-4	No	—	Benchmark 2020-IG3	$80,000,000
		Notes A-2-C-2-A, A-3-C-3	No	—	Benchmark 2020-IG2	$70,000,000
		Notes A-2-C-3-A, A-2-C-4-C, A-2-C-4-D	No	—	DBJPM 2020-C9	$40,000,000
		Notes A-2-C-3-B, A-3-C-2	No	—	Benchmark 2020-IG1	$64,650,000
		Notes A-2-C-6, A-3-C-1-A	No	—	Benchmark 2020-B18	$62,850,000
		Notes A-3-C-5, A-3-C-6	No	—	Benchmark 2020-B17	$50,000,000
		Note A-4-C-3	No	—	BANK 2020-BNK27	$40,000,000
		Notes A-4-C-6, A-4-C-7	No	—	BANK 2020-BNK26	$40,000,000
		Notes A-1-S-1, A-2-S-1, A-3-S-1, A-4-S-1	No	—	BWAY 2019-1633	$1,000,000
		Notes B-1, B-2, B-3, B-4	Yes (Note B-1)(6)	—	BWAY 2019-1633	$249,000,000

(1)	The holder(s) of one or more specified controlling notes (collectively, the “Controlling Note”) will be the “controlling note holder(s)” (collectively, the “Controlling Note Holder”) entitled (directly or through a representative) to (a) approve or, in some cases, direct material servicing decisions involving the related loan combination (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard), and (b) in some cases, replace the applicable special servicer with respect to such loan combination with or without cause. See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Directing Holder” in the Preliminary Prospectus.

(2)	The holder(s) of the note(s) other than the Controlling Note (each, a “Non-Controlling Note”) will be the “non-controlling note holder(s)” generally entitled (directly or through a representative) to certain non-binding consultation rights with respect to any decisions as to which the holder of the Controlling Note has consent rights involving the related loan combination, subject to certain exceptions, including that in certain cases where the related Controlling Note is a B-note, C-note or other subordinate note, such consultation rights will not be afforded to the holder(s) of the Non-Controlling Notes until after a control trigger event has occurred with respect to either such Controlling Note(s) or certain certificates backed thereby, in each case as set forth in the related co-lender agreement. See “Description of the Mortgage Pool—The Loan Combinations” in the Preliminary Prospectus.

(3)	Unless otherwise specified, with respect to each loan combination, any related unsecuritized Controlling Note and/or Non-Controlling Note may be further split, modified, combined and/or reissued (prior to its inclusion in a securitization transaction) as one or multiple Controlling Notes or Non-Controlling Notes, as the case may be, subject to the terms of the related co-lender agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with the foregoing, any such split, modified, combined or re-issued Controlling Note or Non-Controlling Note, as the case may be, may be transferred to one or multiple parties (not identified in the table above) prior to its inclusion in a future commercial mortgage securitization transaction.

(4)	Unless otherwise specified, with respect to each loan combination, each related unsecuritized pari passu companion loan (whether controlling or non-controlling) is expected to be contributed to one or more future commercial mortgage securitization transactions. Under the column “Current or Anticipated Holder of Securitized Note”, (i) the identification of a securitization trust means we have identified an outside securitization (a) that has closed or (b) as to which a preliminary prospectus or final prospectus has been filed with the SEC or (c) as to which a preliminary offering circular or final offering circular has been printed, that, in each such case, has included or is expected to include the subject Controlling Note or Non-Controlling Note, as the case may be, (ii) “Not Identified” means the subject Controlling Note or Non-Controlling Note, as the case may be, has not been securitized and no preliminary prospectus or final prospectus has been filed with the SEC nor has any preliminary offering circular or final offering circular been printed that identifies any future outside securitization that is expected to include the subject Controlling Note or Non-Controlling Note, and (iii) “Not Applicable” means the subject Controlling Note or Non-Controlling Note is not intended to be contributed to a future commercial mortgage

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

securitization transaction. In the case of an outside securitization that has not closed, there is no assurance that such securitization will close. Under the column “Current Holder of Unsecuritized Note”, “—” means the subject Controlling Note or Non-Controlling Note is not an unsecuritized note and is currently held (or is expected to be held) by the securitization trust referenced under the “Current or Anticipated Holder of Securitized Note” column.

(5)	Entity names have been abbreviated for presentation.

“AGL” represents American General Life Insurance Company.

“AHAC” represents American Home Assurance Company.

“BANA” represents Bank of America, N.A.

“BBPLC” represents Barclays Bank PLC.

“CREFI” represents Citi Real Estate Funding Inc.

“DBRI” represents DBR Investments Co. Limited.

“GSBI” represents Goldman Sachs Bank USA.

“GSMC” represents Goldman Sachs Mortgage Company.

“JPMCB” represents JPMorgan Chase Bank, National Association.

“NUFIC” represents National Union Fire Insurance Company.

“SGFC” represents Société Générale Financial Corporation.

“VALIC” represents The Variable Annuity Life Insurance Company.

(6)	The subject loan combination is an AB loan combination or a Pari Passu-AB loan combination, and the Controlling Note as of the date hereof (as identified in the chart above) is a related subordinate note. Upon the occurrence of certain trigger events specified in the related Co-Lender Agreement, however, control will generally shift to a more senior note (or, if applicable, first to one more senior note and, following certain additional trigger events, to another more senior note) in the subject loan combination (each identified in the chart above as a “Control Shift Note”), which more senior note will thereafter be the Controlling Note. See “Description of the Mortgage Pool—The Loan Combinations—The BX Industrial Portfolio Pari-Passu AB Loan Combination”, “—The MGM Grand & Mandalay Bay Pari-Passu AB Loan Combination”, “—The Moffett Place – Building 6 Pari-Passu AB Loan Combination”, “—The Moffett Towers Buildings A, B & C Pari Passu-AB Loan Combination” and “—The 1633 Broadway Pari Passu-AB Loan Combination” in the Preliminary Prospectus for more information regarding the manner in which control shifts under each such loan combination.

(7)	The controlling note is A-2-B; however, so long as AGL, VALIC, AHAC and NUFIC (collectively, the “Life Company Lenders”) hold at least $75,000,000 in outstanding principal balance of the 333 South Wabash loan combination, Asset Management (U.S.), LLC (“AIG”) is irrevocably appointed as the controlling note holder representative with the ability to exercise all rights of the Controlling Note holder. Accordingly, for purposes of discussing the rights of the Directing Holder (as defined below) and related matters in this Term Sheet, the notes evidencing the portion of the 333 South Wabash loan combination held by the Life Company Lenders will be deemed to collectively constitute the related Controlling Note, and the 333 South Wabash loan combination will be deemed to constitute a serviced outside controlled loan combination, for so long as the Life Company Lenders hold at least $75,000,000 in outstanding principal balance of the 333 South Wabash loan combination.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW

Previously Securitized Mortgaged Properties(1)

Mortgaged Loan Name	Mortgage Loan Seller	City	State	Property Type	Cut-off Date Balance / Allocated Cut-off Date Balance	% of Initial Pool Balance	Previous Securitization
Agellan Portfolio	JPMCB	Various	Various	Various	$60,000,000	5.4%	MSC 2019-AGLN
Moffett Towers Buildings A, B & C	GSMC	Sunnyvale	California	Office	$53,100,000	4.8%	COMM 2013-LC6; COMM 2013-CCRE6; COMM 2013-CCRE7
Bridgewater Place	GACC	Grand Rapids	Michigan	Office	$37,270,000	3.4%	JPMBB 2015-C31
El Segundo	JPMCB	El Segundo	California	Office	$30,000,000	2.7%	COMM 2012-CR3
420 Taylor Street	CREFI	San Francisco	California	Office	$21,560,639	1.9%	BANC 2016-CRE1; BANC 2018-CRE4
Bloomfield Center	CREFI	Bloomfield Hills	Michigan	Office	$13,978,772	1.3%	GSMS 2010-C2
Germantown Plaza	JPMCB	Germantown	Tennessee	Retail	$12,750,000	1.1%	GSMS 2015-GC30

(1)	The table above includes mortgage loans secured by mortgaged properties for which the most recent prior financing of all or a significant portion of such mortgaged properties was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the mortgage loan sellers.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Property Types

Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut- off Date Balance(1)	% of Initial Pool Balance(1)	Wtd. Avg. Underwritten NCF DSCR(2)(3)	Wtd. Avg. Cut-off Date LTV Ratio(2)(3)	Wtd. Avg. Debt Yield on Underwritten NOI(2)(3)
Office	38	$599,914,196	54.0%	2.95x	52.9%	11.2%
Suburban	16	293,978,110	26.5	3.00x	52.3%	11.1%
CBD	11	277,211,160	25.0	2.93x	52.8%	11.5%
Medical	11	28,724,926	2.6	2.50x	59.8%	9.3%
Industrial	110	$235,434,803	21.2%	3.00x	50.7%	11.6%
Warehouse/Distribution	60	160,071,222	14.4	2.89x	52.5%	10.8%
Flex	35	34,952,404	3.1	3.22x	41.1%	14.7%
Manufacturing	8	29,564,336	2.7	3.10x	56.4%	11.3%
Warehouse/Storage	3	7,279,844	0.7	3.57x	39.6%	12.8%
Warehouse	3	3,129,313	0.3	3.52x	39.8%	13.1%
R&D/Flex	1	437,684	0.0	3.57x	39.6%	12.8%
Hospitality	4	$97,788,943	8.8%	4.53x	40.2%	17.6%
Full Service	2	80,000,000	7.2	4.95x	35.5%	17.9%
Limited Service	1	10,897,715	1.0	3.14x	59.6%	18.4%
Extended Stay	1	6,891,228	0.6	1.83x	63.8%	12.8%
Mixed Use	3	$61,500,000	5.5%	2.11x	62.5%	9.6%
Office/Retail	3	61,500,000	5.5	2.11x	62.5%	9.6%
Retail	6	$50,581,787	4.6%	1.71x	62.5%	9.6%
Anchored	3	40,850,000	3.7	1.49x	63.0%	9.0%
Single Tenant Retail	2	5,150,000	0.5	3.24x	51.6%	12.1%
Unanchored	1	4,581,787	0.4	1.96x	69.4%	12.2%
Self Storage	4	$37,560,000	3.4%	1.95x	62.3%	9.4%
Multifamily	5	$26,250,000	2.4%	1.80x	63.7%	7.9%
Mid Rise	3	19,500,000	1.8	1.91x	63.8%	7.5%
Garden	2	6,750,000	0.6	1.48x	63.7%	9.1%
Other – Leased Fee	5	$1,630,149	0.1%	3.57x	39.6%	12.8%
Total	175	$1,110,659,878	100.0%	2.93x	52.8%	11.6%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(3)	See footnotes to the table entitled “Mortgage Pool Characteristics” above.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Geographic Distribution

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Aggregate Appraised Value(2)	% of Total Appraised Value	Underwritten NOI(2)(3)	% of Total Underwritten NOI
California	11	$303,736,669	27.3%	$2,281,250,000	16.9%	$118,479,828	11.9%
Texas	28	99,168,104	8.9	548,300,000	4.1	31,950,778	3.2
New York	7	98,127,174	8.8	3,470,200,000	25.8	173,902,965	17.4
Michigan	6	92,895,919	8.4	166,860,000	1.2	12,865,979	1.3
Illinois	24	81,564,677	7.3	719,600,000	5.3	44,881,177	4.5
Nevada	2	80,000,000	7.2	4,600,000,000	34.2	520,080,353	52.0
Florida	5	60,810,852	5.5	198,750,000	1.5	11,171,784	1.1
Kansas	2	40,960,392	3.7	121,100,000	0.9	6,230,032	0.6
Virginia	20	37,714,271	3.4	263,950,000	2.0	13,777,248	1.4
Massachusetts	3	36,872,958	3.3	268,100,000	2.0	16,746,311	1.7
North Carolina	8	35,558,568	3.2	59,010,000	0.4	3,325,543	0.3
Washington	1	30,000,000	2.7	151,000,000	1.1	10,888,482	1.1
Tennessee	3	20,866,238	1.9	33,150,000	0.2	2,150,124	0.2
Georgia	12	14,924,870	1.3	74,050,000	0.5	5,164,430	0.5
Ohio	9	12,420,718	1.1	73,750,000	0.5	3,808,262	0.4
Arizona	1	10,897,715	1.0	18,300,000	0.1	2,003,598	0.2
Kentucky	9	9,249,450	0.8	102,800,000	0.8	5,351,963	0.5
Wisconsin	3	8,577,115	0.8	15,780,000	0.1	1,003,432	0.1
New Jersey	3	7,092,266	0.6	79,400,000	0.6	4,079,980	0.4
Pennsylvania	4	7,056,536	0.6	79,000,000	0.6	4,059,426	0.4
Minnesota	7	6,734,973	0.6	75,400,000	0.6	3,874,439	0.4
New Hampshire	1	5,152,490	0.5	8,720,000	0.1	572,662	0.1
South Carolina	3	5,135,621	0.5	8,175,000	0.1	462,443	0.0
Indiana	1	2,630,769	0.2	24,100,000	0.2	1,279,013	0.1
Maryland	2	2,511,532	0.2	26,500,000	0.2	1,391,031	0.1
Total	175	$1,110,659,878	100.0%	$13,467,245,000	100.0%	$999,501,284	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Aggregate Appraised Values and Underwritten NOI reflect the aggregate values without any reduction for the pari passu companion loan(s).
(3)	For multi-property loans that do not have underwritten cash flow information reported on a property level basis, Underwritten NOI is allocated based on each respective property’s allocated loan amount.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Distribution of Cut-off Date Balances
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
3,160,000 - 4,999,999	2	$7,741,787	0.7%
5,000,000 - 9,999,999	8	56,591,228	5.1
10,000,000 - 19,999,999	10	133,326,488	12.0
20,000,000 - 29,999,999	5	113,480,376	10.2
30,000,000 - 39,999,999	6	203,670,000	18.3
40,000,000 - 49,999,999	1	45,000,000	4.1
50,000,000 - 85,000,000	8	550,850,000	49.6
Total	40	$1,110,659,878	100.0%

Distribution of UW NCF DSCRs(1)
Range of UW NCF DSCR (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
1.31 - 1.50	5	$57,600,000	5.2%
1.51 - 2.00	10	153,893,654	13.9
2.01 - 2.50	8	185,978,772	16.7
2.51 - 3.00	5	160,870,000	14.5
3.01 - 4.95	12	552,317,452	49.7
Total	40	$1,110,659,878	100.0%
(1) See footnotes (1), (6) and (7) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Amortization Types(1)
Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	22	$767,389,737	69.1%
Interest Only, Then Amortizing(2)	8	120,410,000	10.8
Interest Only - ARD	2	118,600,000	10.7
Amortizing (30 Years)	6	75,808,275	6.8
Amortizing (25 Years)	1	6,891,228	0.6
Amortizing, Then Interest Only	1	21,560,639	1.9
Total	40	$1,110,659,878	100.0%
(1) All of the mortgage loans will have balloon payments at maturity date or have an anticipated repayment date, as applicable. (2) Original partial interest only periods range from 12 to 60 months.

Distribution of Lockbox Types
Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Hard	25	$914,632,163	82.4%
Springing	13	167,827,715	15.1
Soft	2	28,200,000	2.5
Total	40	$1,110,659,878	100.0%

Distribution of Cut-off Date LTV Ratios(1)
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
35.5 - 39.9	4	$275,850,000	24.8%
40.0 - 49.9	3	120,000,000	10.8
50.0 - 59.9	14	354,437,452	31.9
60.0 - 69.9	16	328,212,426	29.6
70.0 - 72.9	3	32,160,000	2.9
Total	40	$1,110,659,878	100.0%
(1) See footnotes (1) and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Maturity Date/ARD LTV Ratios(1)
Range of Maturity Date/ARD LTV Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
35.5 - 39.9	4	$275,850,000	24.8%
40.0 - 49.9	7	160,867,715	14.5
50.0 - 59.9	20	456,082,163	41.1
60.0 - 65.0	9	217,860,000	19.6
Total	40	$1,110,659,878	100.0%
(1) See footnotes (1) and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Loan Purpose
Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Refinance	29	$721,598,354	65.0%
Acquisition	8	306,761,524	27.6
Recapitalization	2	45,000,000	4.1
Refinance/Acquisition	1	37,300,000	3.4
Total	40	$1,110,659,878	100.0%

Distribution of Mortgage Rates
Range of Mortgage Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
2.800 - 3.500	11	$444,526,488	40.0%
3.501 - 4.000	20	506,123,391	45.6
4.001 - 4.500	7	87,510,000	7.9
4.501 - 4.750	2	72,500,000	6.5
Total	40	$1,110,659,878	100.0%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Distribution of Debt Yield on Underwritten NOI(1)
Range of Debt Yields on Underwritten NOI (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
7.1 - 7.9	1	$11,700,000	1.1%
8.0 - 8.9	4	115,500,000	10.4
9.0 - 9.9	14	212,820,639	19.2
10.0 - 10.9	5	233,600,000	21.0
11.0 - 14.9	12	371,141,524	33.4
15.0 - 18.4	4	165,897,715	14.9
Total	40	$1,110,659,878	100.0%
(1) See footnotes (1), (7) and (8) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Debt Yield on Underwritten NCF(1)
Range of Debt Yields on Underwritten NCF (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
7.1 - 7.9	3	$113,200,000	10.2%
8.0 - 8.9	9	127,900,000	11.5
9.0 - 9.9	10	185,920,639	16.7
10.0 - 10.9	5	209,019,737	18.8
11.0 - 14.9	11	383,721,787	34.5
15.0 - 17.9	2	90,897,715	8.2
Total	40	$1,110,659,878	100.0%
(1) See footnotes (1), (7) and (8) to the table entitled “Mortgage Pool Characteristics” above.

Mortgage Loans with Original Partial Interest Only Periods
Original Partial Interest Only Period (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
12	2	$19,000,000	1.7%
24	3	$61,750,000	5.6%
36	1	$3,160,000	0.3%
60	3	$58,060,639	5.2%

Distribution of Original Terms to Maturity/ARD(1)
Original Term to Maturity/ARD (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
60	4	$142,270,000	12.8%
77	1	85,000,000	7.7
84	1	25,000,000	2.3
96	1	50,000,000	4.5
107	1	80,000,000	7.2
120	31	698,389,878	62.9
121	1	30,000,000	2.7
Total	40	$1,110,659,878	100.0%
(1) See footnote (3) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Remaining Terms to Maturity/ARD(1)
Range of Remaining Terms to Maturity/ARD (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
54 - 60	4	$142,270,000	12.8%
61 - 80	2	110,000,000	9.9
81 - 121	34	858,389,878	77.3
Total	40	$1,110,659,878	100.0%
(1) See footnote (3) to the table entitled “Mortgage Pool Characteristics” above. Distribution of Original Amortization Terms(1)
Original Amortization Term (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	24	$885,989,737	79.8%
300	1	6,891,228	0.6
360	15	217,778,914	19.6
Total	40	$1,110,659,878	100.0%
(1) All of the mortgage loans will have balloon payments at maturity or have an anticipated repayment date, as applicable.

Distribution of Remaining Amortization Terms(1)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	24	$885,989,737	79.8%
292 - 300	1	6,891,228	0.6
350 - 354	2	15,479,502	1.4
355 - 360	13	202,299,411	18.2
Total	40	$1,110,659,878	100.0%
(1) All of the mortgage loans will have balloon payments at maturity or have an anticipated repayment date, as applicable.

Distribution of Prepayment Provisions
Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Defeasance	28	$654,978,914	59.0%
Yield Maintenance	5	155,641,228	14.0
Defeasance or Yield Maintenance	7	300,039,737	27.0
Total	40	$1,110,659,878	100.0%

Distribution of Escrow Types
Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Real Estate Tax	29	$647,490,141	58.3%
Replacement Reserves(1)	27	$522,740,141	47.1%
TI/LC(2)	20	$598,391,198	63.1%
Insurance	12	$172,240,141	15.5%
(1) Includes mortgage loans with FF&E reserves. (2) Percentage of the portion of the Initial Pool Balance secured by office, retail, industrial and mixed use properties.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SHORT TERM CERTIFICATE PRINCIPAL PAY DOWN SCHEDULE

Class A-2 Principal Pay Down(1)(2)

Mortgage Loan Name	Property Type	Cut-off Date Balance	% of Initial Pool Balance	Remaining Loan Term (months)	Underwritten NCF DSCR	Debt Yield on Underwritten NOI	Cut-off Date LTV Ratio
Agellan Portfolio	Various	$60,000,000	5.4%	59	3.03x	15.7%	41.9%
Bridgewater Place	Office	$37,270,000	3.4%	60	2.80x	12.7%	58.6%
Redmond Town Center	Mixed Use	$30,000,000	2.7%	54	1.79x	10.7%	67.2%
Varsity Brands	Office	$15,000,000	1.4%	60	3.66x	15.7%	42.3%

(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the certificate balance of the Class A-2 certificates assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and applying the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus, including the assumptions that (i) no mortgage loan in the pool experiences prepayments prior to its stated maturity date or anticipated repayment date, as applicable, or defaults or losses; (ii) there are no extensions of the maturity date of any mortgage loan in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or, if applicable, anticipated repayment date. Each class of certificates, including the Class A-2 certificates, and the Uncertificated VRR Interest evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account any subordinate debt (whether or not secured by the mortgaged property) that currently exists or is allowed under the terms of any mortgage loan. See Annex A to the Preliminary Prospectus. See the footnotes to the table entitled “Mortgage Pool Characteristics” above.
(2)	See footnotes to the table entitled “Mortgage Pool Characteristics” above.

Class A-3 Principal Pay Down(1)(2)

Mortgage Loan Name	Property Type	Cut-off Date Balance	% of Initial Pool Balance	Remaining Loan Term (months)	Underwritten NCF DSCR	Debt Yield on Underwritten NOI	Cut-off Date LTV Ratio
BX Industrial Portfolio	Various	$85,000,000	7.7%	73	3.57x	12.8%	39.6%
675 Creekside Way	Office	$25,000,000	2.3%	78	2.52x	9.5%	58.3%

(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the certificate balance of the Class A-3 certificates assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and applying the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus, including the assumptions that (i) no mortgage loan in the pool experiences prepayments prior to its stated maturity date or anticipated repayment date, as applicable, or defaults or losses; (ii) there are no extensions of the maturity date of any mortgage loan in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or, if applicable, anticipated repayment date. Each class of certificates, including the Class A-3 certificates, and the Uncertificated VRR Interest evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account any subordinate debt (whether or not secured by the mortgaged property) that currently exists or is allowed under the terms of any mortgage loan. See Annex A to the Preliminary Prospectus. See the footnotes to the table entitled “Mortgage Pool Characteristics” above.
(2)	See footnotes to the table entitled “Mortgage Pool Characteristics” above.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Allocation Between Combined VRR Interest and Non-Vertically Retained Certificates

The aggregate amount available for distribution to holders of the Non-Vertically Retained Certificates and the Combined VRR Interest on each distribution date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, advances (with interest thereon), costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®; and (ii) allocated to amounts available for distribution to the holders of the Combined VRR Interest, on the one hand, and amounts available for distribution to the holders of the Non-Vertically Retained Certificates (exclusive of the Class R certificates), on the other hand. On each distribution date, the portion of such aggregate available funds allocable to: (a) the Combined VRR Interest will be the product of such aggregate available funds multiplied by the Vertically Retained Percentage; and (b) the Non-Vertically Retained Certificates (exclusive of the Class R certificates) will at all times be the product of such aggregate available funds multiplied by the Non-Vertically Retained Percentage. See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.

The “Vertically Retained Percentage” is a fraction, expressed as a percentage, the numerator of which is the initial principal balance of the Combined VRR Interest, and the denominator of which is the sum of (x) the aggregate initial certificate balance of all classes of Non-Vertically Retained Principal Balance Certificates and (y) the initial principal balance of the Combined VRR Interest.

The “Non-Vertically Retained Percentage” is the difference between 100% and the Vertically Retained Percentage.

Distributions	On each Distribution Date, funds available for distribution to holders of the Non-Vertically Retained Certificates (exclusive of any portion thereof that represents the Non-Vertically Retained Percentage of (i) any yield maintenance charges and prepayment premiums and/or (ii) any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) (“Non-Vertically Retained Available Funds”) will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

	1.	Class A-1, A-2, A-3, A-4, A-5, A-AB, X-A, X-B, X-D, X-F, X-G and X-H certificates: to interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates, up to, and pro rata in accordance with, their respective interest entitlements.

	2.	Class A-1, A-2, A-3, A-4, A-5 and A-AB certificates: to the extent of Non-Vertically Retained Available Funds allocable to principal received or advanced on the mortgage loans, (i) to principal on the Class A-AB certificates until their certificate balance is reduced to the Class A-AB scheduled principal balance set forth in Annex F to the Preliminary Prospectus for the relevant Distribution Date, then (ii) to principal on the Class A-1 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-AB certificates in clause (i) above, then (iii) to principal on the Class A-2 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-1 certificates in clause (ii) above, then (iv) to principal on the Class A-3 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-2 certificates in clause (iii) above, then (v) to principal on the Class A-4 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-3 certificates in clause (iv) above, then (vi) to principal on the Class A-5 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-4 certificates in clause (v) above and then (vii) to principal on the Class A-AB certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-5 certificates in clause (vi) above. However, if the certificate balances of each and every class of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates have been reduced to zero as a result of the allocation of mortgage loan losses and other unanticipated expenses to those certificates, then Non-Vertically Retained Available Funds allocable to principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata, based on their respective certificate balances (and the schedule for the Class A-AB principal distributions will be disregarded).

	3.	Class A-1, A-2, A-3, A-4, A-5 and A-AB certificates: to reimburse the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest at their respective pass-through rates.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Distributions (continued)	4.	Class A-S certificates: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) next, to the extent of Non-Vertically Retained Available Funds allocable to principal remaining after distributions in respect of principal to each class of Non-Vertically Retained Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class A-S certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

	5.	Class B certificates: (i) first, to interest on the Class B certificates in the amount of their interest entitlement; (ii) next, to the extent of Non-Vertically Retained Available Funds allocable to principal remaining after distributions in respect of principal to each class of Non-Vertically Retained Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse Class B certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

	6.	Class C certificates: (i) first, to interest on the Class C certificates in the amount of their interest entitlement; (ii) next, to the extent of Non-Vertically Retained Available Funds allocable to principal remaining after distributions in respect of principal to each class of Non-Vertically Retained Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class C certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

	7.	After the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class A-S, Class B and Class C certificates are paid all amounts to which they are entitled on such Distribution Date, the remaining Non-Vertically Retained Available Funds will be used to pay interest and principal and to reimburse (with interest) any unreimbursed losses to the Class D, Class E, Class F, Class G and Class H certificates, sequentially in that order and with respect to each such class in a manner analogous to the Class C certificates pursuant to clause 6 above.

Realized Losses	The certificate balances of the respective classes of Non-Vertically Retained Principal Balance Certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to the related class on such Distribution Date. On each Distribution Date, the Non-Vertically Retained Percentage of any such losses will be applied to the respective classes of Non-Vertically Retained Principal Balance Certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class H certificates; second, to the Class G certificates; third, to the Class F certificates; fourth, to the Class E certificates; fifth, to the Class D certificates; sixth, to the Class C certificates; seventh, to the Class B certificates; eighth, to the Class A-S certificates; and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, based on their then current respective certificate balances. The notional amount of each class of Class X Certificates will be reduced to reflect reductions in the certificate balance(s) of the class (or classes, as applicable) of Corresponding Principal Balance Certificates as a result of allocations of losses realized on the mortgage loans to such class(es) of Principal Balance Certificates.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums and Yield Maintenance Charges

On each Distribution Date, until the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, the Non-Vertically Retained Percentage of each yield maintenance charge collected on the mortgage loans during the related one-month collection period (or, in the case of an outside serviced mortgage loan, that accompanied a principal prepayment included in the aggregate available funds for such Distribution Date) is required to be distributed to holders of the Non-Vertically Retained Regular Certificates (excluding holders of the Class X-F, Class X-G, Class X-H, Class F, Class G and Class H certificates) as follows: (a) first the Non-Vertically Retained Percentage of such yield maintenance charge will be allocated between (i) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A and Class A-S certificates, (ii) the group (the “YM Group BC”) of the Class X-B, Class B and Class C certificates and (iii) the group (the “YM Group DE” and, together with the YM Group A and the YM Group BC, the “YM Groups”) of the Class X-D, Class D and Class E certificates, pro rata, based upon the aggregate amount of principal distributed to the class or classes of Non-Vertically Retained Principal Balance Certificates in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of Non-Vertically Retained Regular Certificates in such YM Group, in the following manner: (i) each class of Non-Vertically Retained Principal Balance Certificates in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (X) a fraction whose numerator is the amount of principal distributed to such class of Non-Vertically Retained Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Non-Vertically Retained Principal Balance Certificates in that YM Group on such Distribution Date, (Y) the Base Interest Fraction (as defined in the Preliminary Prospectus) for the related principal prepayment and such class of Non-Vertically Retained Principal Balance Certificates, and (Z) the portion of such yield maintenance charge allocated to such YM Group, and (ii) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions with respect to the Non-Vertically Retained Principal Balance Certificates in such YM Group will be distributed to the class of Class X Certificates in such YM Group. If there is more than one class of Non-Vertically Retained Principal Balance Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes, the portion of such yield maintenance charges allocated to such YM Group will be allocated among all such classes of Non-Vertically Retained Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the prior sentence of this paragraph.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

After the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, the Non-Vertically Retained Percentage of all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be allocated among the holders of the Class F, Class G and Class H certificates as provided in the Benchmark 2020-B19 pooling and servicing agreement. No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class X-F, Class X-G, Class X-H, Class S and Class R certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Preliminary Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Advances	The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan in the issuing entity and, with respect to all of the mortgage loans serviced under the Benchmark 2020-B19 pooling and servicing agreement, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of servicing advances, any other related companion loans as described below. P&I advances are subject to reduction in connection with any appraisal reductions that may occur. The special servicer will have no obligation to make any advances, provided that, in an urgent or emergency situation requiring the making of a property protection advance, the special servicer may, in its sole discretion, make a property protection advance and will be entitled to reimbursement from the master servicer for such advance. The master servicer, the special servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate, compounded annually.

Serviced Mortgage Loans/Outside Serviced Mortgage Loans

One or more loan combinations may each constitute an “outside serviced loan combination” (as identified under “Collateral Overview—Loan Combination Summary” above), in which case, the Benchmark 2020-B19 pooling and servicing agreement is not the Controlling PSA, and each related mortgage loan constitutes an “outside serviced mortgage loan,” each related companion loan constitutes an “outside serviced companion loan,” and each related Controlling PSA constitutes an “outside servicing agreement.”

One or more loan combinations may be identified in the Preliminary Prospectus as a “servicing shift loan combination”, in which case the related mortgage loan constitutes a “servicing shift mortgage loan” and each related companion loan constitutes a “servicing shift companion loan”. Any servicing shift loan combination will initially be serviced pursuant to the Benchmark 2020-B19 pooling and servicing agreement during which time such mortgage loan, such loan combination and each related companion loan will be a serviced mortgage loan, a serviced loan combination and a serviced companion loan (each as defined below), respectively. However, upon the inclusion of the related controlling pari passu companion loan in a future securitization transaction, the servicing of such mortgage loan will shift to the servicing agreement governing such securitization transaction, and such mortgage loan, such loan combination and each related companion loan will be an outside serviced mortgage loan, an outside serviced loan combination and an outside serviced companion loan, respectively.

All of the mortgage loans transferred to the issuing entity (other than any outside serviced mortgage loan) are sometimes referred to in this Term Sheet as the “serviced mortgage loans” and, together with any related companion loans, as the “serviced loans” (which signifies that they are being serviced by the master servicer and the special servicer under the Benchmark 2020-B19 pooling and servicing agreement); each related loan combination constitutes a “serviced loan combination”; and each related companion loan constitutes a “serviced companion loan.” See “Description of the Mortgage Pool—The Loan Combinations” in the Preliminary Prospectus.

Appraisal Reduction Amounts
An Appraisal Reduction Amount generally will be created with respect to a required appraisal loan (which is a serviced loan as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus)) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property (subject to certain downward adjustments permitted under the Benchmark 2020-B19 pooling and servicing agreement) plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan; provided that, if so provided in the related co-lender agreement, the holder of a subordinate companion loan may be permitted to post cash or a letter of credit to offset some or all of an Appraisal Reduction Amount. In the case of an outside serviced mortgage loan, any Appraisal Reduction Amounts will be calculated pursuant to, and by a party to, the related outside servicing agreement. In general, any Appraisal Reduction Amount calculated with respect to a loan combination will be allocated first, to any related subordinate companion loan(s) (up to the outstanding principal balance(s) thereof), and then, to the related mortgage loan and any related pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. As a result of an Appraisal Reduction Amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which (to the extent of the Non-Vertically Retained Percentage of the reduction in such P&I advance) will have the effect of reducing the amount of interest available to the most subordinate class(es) of Non-Vertically Retained Regular Certificates then outstanding (i.e., first, to the Class H certificates, then, to the Class G certificates, then, to the Class F certificates, then, to the Class E certificates, then, to the Class D certificates, then, to the Class C certificates, then, to the Class B certificates, then, to the Class A-S certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates). In general, a serviced loan will cease to be a required appraisal loan, and no longer be subject to an Appraisal Reduction Amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Appraisal Reduction Amounts (continued)
For purposes of determining the identity of the Controlling Class and the existence of a Control Termination Event, as well as the allocation and/or exercise of voting rights for certain purposes, the Vertically Retained Percentage of any Appraisal Reduction Amounts in respect of or allocated to the mortgage loans will be allocated to notionally reduce the principal balance of the Combined VRR Interest, and the Non-Vertically Retained Percentage of any Appraisal Reduction Amounts in respect of or allocated to the mortgage loans will be allocated to notionally reduce the certificate balances of the Non-Vertically Retained Principal Balance Certificates as follows: first, to the Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance is notionally reduced to zero; and then to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata based on certificate balance.

Cumulative Appraisal Reduction Amounts
A “Cumulative Appraisal Reduction Amount”, as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loans, any Collateral Deficiency Amounts then in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a loan combination, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of an outside serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. For purposes of determining the identity of the Controlling Class and the existence of a Control Termination Event, the Non-Vertically Retained Percentage of Collateral Deficiency Amounts will be allocable to the respective classes of Control Eligible Certificates (as defined below), in reverse alphabetical order of class designation, in a manner similar to the allocation of Appraisal Reduction Amounts to such classes.

“AB Modified Loan” means any corrected mortgage loan (1) that became a corrected mortgage loan (which includes for purposes of this definition any outside serviced mortgage loan that became a “corrected” mortgage loan (or any term substantially similar thereto) pursuant to the related outside servicing agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the trust or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

Age of Appraisals	Appraisals (which can be an update of a prior appraisal) with respect to a serviced loan are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Preliminary Prospectus.

Sale of Defaulted Loans	There will be no “Fair Market Value Purchase Option”. Instead defaulted mortgage loans will be sold in a process similar to the sale process for REO property. With respect to an outside serviced loan combination, the party acting as special servicer with respect to such outside serviced loan combination pursuant to the related outside servicing agreement (the “outside special servicer”) may offer to sell to any person (or may offer to purchase) for cash such outside serviced loan combination in accordance with the terms of the related outside servicing agreement during such time as such outside serviced loan combination constitutes a defaulted mortgage loan qualifying for sale thereunder and, in connection with any such sale, the related outside special servicer is required to sell both the applicable outside serviced mortgage loan and the related outside serviced pari passu companion loan(s) and, if so provided in the related co-lender agreement or the Controlling PSA, any related subordinate companion loan(s), together as one defaulted loan.

Directing Holder	The “Directing Holder” with respect to any mortgage loan or loan combination serviced under the Benchmark 2020-B19 pooling and servicing agreement will be:

● except (i) with respect to an excluded mortgage loan, (ii) with respect to a serviced loan combination as to which the Controlling Note is held or deemed to be held outside the issuing entity (sometimes referred to in this Term Sheet as a “serviced outside controlled loan combination”), and (iii) during any period that a Control Termination Event has occurred and is continuing, the Controlling Class Representative; and

● with respect to any serviced outside controlled loan combination (which may include a servicing shift loan combination or any other serviced loan combination with a controlling companion loan held or deemed to be held outside the issuing entity), if and for so long as such holder or its representative is entitled under the related co-lender agreement to exercise consent rights similar to those entitled to be exercised by the Controlling Class Representative, the holder of the related Controlling Note or its representative.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

The applicable directing holder (or equivalent party) with respect to any outside serviced mortgage loan will be, in general, (i) in the event the related Controlling Note is included in the subject outside securitization transaction, the controlling class representative (or equivalent entity) under the related outside servicing agreement, and (ii) in all other cases, the third party holder of the related Controlling Note or its representative (which may be a controlling class representative (or equivalent entity) under a separate securitization transaction to which such note has been transferred (if any)), as provided in the related co-lender agreement.

An “excluded mortgage loan” is a mortgage loan or loan combination with respect to which the Controlling Class Representative or the holder(s) of more than 50% of the Controlling Class (by certificate balance) is (or are) a Borrower Party (as defined in the Preliminary Prospectus).

Controlling Class Representative
The “Controlling Class Representative” will be the controlling class certificateholder or other representative designated by at least a majority of the controlling class certificateholders by certificate balance. The “Controlling Class” is, as of any time of determination, the most subordinate class of the Control Eligible Certificates that has an aggregate outstanding certificate balance, as notionally reduced by any Cumulative Appraisal Reduction Amount allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates; provided that (except under the circumstances set forth in the next proviso) if no such class meets the preceding requirement, then the Class G certificates will be the controlling class; provided, further, however, that if, at any time, the aggregate outstanding certificate balance of the classes of Non-Vertically Retained Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts), then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates with an outstanding certificate balance greater than zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts). The “Control Eligible Certificates” consist of the Class G and Class H certificates. See “The Pooling and Servicing Agreement—Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an excluded mortgage loan.

On the Closing Date, RREF IV Debt AIV, LP, a Delaware limited partnership, or its affiliate, is expected to (i) purchase the Class G and Class H certificates, and (ii) to appoint itself or an affiliate as the initial Controlling Class Representative.

Control Termination Event
A “Control Termination Event” will either (a) occur when none of the classes of the Control Eligible Certificates has an outstanding certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to such class) that is at least equal to 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described in the Preliminary Prospectus; provided, however, that a Control Termination Event will in no event exist at any time that the certificate balance of each class of the Non-Vertically Retained Principal Balance Certificates senior to the Control Eligible Certificates (without regard to the allocation of Cumulative Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans, a Control Termination Event will be deemed to exist.

The holders of Certificates representing the majority of the certificate balance of the most senior class of Control Eligible Certificates whose certificate balance is notionally reduced to less than 25% of the initial certificate balance of that class as a result of an allocation of an Appraisal Reduction Amount or a Collateral Deficiency Amount, as applicable, to such class will have the right to challenge the Special Servicer’s Appraisal Reduction Amount determination or a Collateral Deficiency Amount determination, as applicable, and, at their sole expense, obtain a second appraisal for any serviced loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount, under the circumstances described in the Preliminary Prospectus.

Consultation Termination Event
A “Consultation Termination Event” will either (a) occur when none of the classes of the Control Eligible Certificates has an outstanding certificate balance, without regard to the allocation of any Cumulative Appraisal Reduction Amount, that is equal to or greater than 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described in the Preliminary Prospectus; provided, however, that a Consultation Termination Event will in no event exist at any time that the certificate balance of each class of the Non-Vertically Retained Principal Balance Certificates senior to the Control Eligible Certificates (without regard to the allocation of Cumulative Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans, a Consultation Termination Event will be deemed to exist.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Control/Consultation Rights

Any applicable Directing Holder will be entitled to have consent and/or consultation rights under the Benchmark 2020-B19 pooling and servicing agreement with respect to certain major decisions (including with respect to assumptions, waivers, certain loan modifications and workouts) and other matters with respect to each serviced loan.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain non-binding consultation rights under the Benchmark 2020-B19 pooling and servicing agreement with respect to certain major decisions and other matters with respect to the serviced mortgage loans, other than (i) any excluded mortgage loan and (ii) any servicing shift mortgage loan.

After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the Controlling Class Representative with respect to the serviced mortgage loans will terminate.

With respect to any serviced outside controlled loan combination (including any servicing shift loan combination for so long as it is serviced under the Benchmark 2020-B19 pooling and servicing agreement), the holder of the related Controlling Note or its representative (which holder or representative will not be the Controlling Class Representative) will instead be entitled to exercise the above-described consent and consultation rights, to the extent provided under the related co-lender agreement.

With respect to each outside serviced loan combination, the applicable outside controlling class representative or other related controlling noteholder pursuant to, and subject to the limitations set forth in, the related outside servicing agreement and the related co-lender agreement will have consent, consultation, approval and direction rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such outside serviced loan combination, as provided for in the related co-lender agreement and in the related outside servicing agreement. To the extent permitted under the related co-lender agreement, the Controlling Class Representative (so long as a Consultation Termination Event does not exist) may have certain consultation rights with respect to each outside serviced loan combination.

See “Description of the Mortgage Pool—The Loan Combinations” in the Preliminary Prospectus.

Risk Retention Consultation Parties
The “risk retention consultation parties”, with respect to any serviced mortgage loan or, if applicable, serviced loan combination will be: (i) the party selected by Citi Real Estate Funding Inc., (ii) the party selected by Goldman Sachs Bank USA and (iii) the party selected by Deutsche Bank AG, New York Branch. Each risk retention consultation party will have certain non-binding consultation rights in certain circumstances, (i) for so long as no Consultation Termination Event is continuing, with respect to any specially serviced loan (other than any outside serviced mortgage loan), and (ii) during the continuance of a Consultation Termination Event, with respect to any mortgage loan (other than any outside serviced mortgage loan), as further described in the Preliminary Prospectus. Notwithstanding the foregoing, none of the risk retention consultation parties will have any consultation rights with respect to any mortgage loan that is an excluded RRCP mortgage loan with respect to such party. Citi Real Estate Funding Inc., Goldman Sachs Mortgage Company and Deutsche Bank AG, New York Branch (a “majority-owned affiliate” of DBR Investments Co. Limited, an originator) are expected to be appointed as the initial risk retention consultation parties.

With respect to any risk retention consultation party, an “excluded RRCP mortgage loan” is a mortgage loan or loan combination with respect to which such risk retention consultation party, or the person(s) entitled to appoint such risk retention consultation party, is a Borrower Party.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Termination of Special Servicer
At any time, the special servicer (but not any outside special servicer for any outside serviced loan combination) may be removed and replaced by the applicable Directing Holder, if any, with or without cause upon satisfaction of certain conditions specified in the Benchmark 2020-B19 pooling and servicing agreement.

After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class S and Class R certificates) (without regard to the application of any Appraisal Reduction Amounts) may request a vote to replace the special servicer (with respect to all of the serviced loans other than any serviced outside controlled loan combination). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 66-2/3% of the voting rights allocable to the certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum voted on the matter), or (b) more than 50% of the voting rights of each class of Non-Reduced Certificates vote affirmatively to so replace.

“Non-Reduced Certificates” means each class of Principal Balance Certificates that has an outstanding certificate balance as may be notionally reduced by any Appraisal Reduction Amounts allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate balance of that class of certificates minus all principal payments made on such class of certificates.

Notwithstanding the foregoing, but subject to the discussion in the next paragraph, solely with respect to a serviced outside controlled loan combination (including any servicing shift loan combination, for so long as it is serviced pursuant to the Benchmark 2020-B19 pooling and servicing agreement), only the holder of the related Controlling Note or its representative may terminate the special servicer without cause (solely with respect to the related loan combination) and appoint a replacement special servicer for that loan combination.

At any time after the occurrence and during the continuation of a Consultation Termination Event, with respect to the serviced loans, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders and the holder of the Uncertificated VRR Interest (as a collective whole), the operating advisor will have the right to recommend the replacement of the special servicer with respect to the serviced loans, resulting in a solicitation of a certificateholder vote. The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of certificates evidencing at least a majority of the voting rights allocable to each class of Non-Reduced Certificates vote affirmatively to so replace.

“Certificateholder Quorum” means a quorum that: for purposes of a vote to terminate and replace the special servicer or the asset representations reviewer at the request of the holders of certificates evidencing not less than 25% of the voting rights (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of certificates (other than the Class S and Class R certificates) evidencing at least 50% of the voting rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes of Principal Balance Certificates) of all the certificates (other than the Class S or Class R certificates), on an aggregate basis.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Termination of Special Servicer (continued)

The related outside special servicer under each outside servicing agreement generally may be (or, if the applicable outside servicing agreement has not yet been executed, it is anticipated that such outside special servicer may be) replaced by the related outside controlling class representative (or an equivalent party), or the vote of the requisite holders of certificates issued, under the applicable outside servicing agreement (depending on whether or not the equivalent of a control termination event or a consultation termination event exists under that outside servicing agreement) or by any applicable other controlling noteholder under the related co-lender agreement in a manner generally similar to the manner in which the special servicer may be replaced under the Benchmark 2020-B19 pooling and servicing agreement as described above in this “Termination of Special Servicer” section (although there will be differences, in particular as regards certificateholder votes and the timing of when an outside special servicer may be terminated based on the recommendation of an operating advisor).

If the special servicer, to its knowledge, becomes a Borrower Party with respect to a mortgage loan, the special servicer will not be permitted to act as special servicer with respect to that mortgage loan. Subject to certain limitations described in the Preliminary Prospectus, any applicable Directing Holder will be entitled to appoint a replacement special servicer for that mortgage loan. If there is no applicable Directing Holder or if the applicable Directing Holder does not take action to appoint a replacement special servicer within the requisite time period, a replacement special servicer will be appointed in the manner specified in the Benchmark 2020-B19 pooling and servicing agreement.

Voting Rights	At all times during the term of the Benchmark 2020-B19 pooling and servicing agreement, the voting rights for the certificates will be allocated among the respective classes of certificateholders in the following percentages:

(1) 1% in the aggregate in the case of the respective classes of the Class X Certificates, allocated pro rata based upon their respective notional amounts as of the date of determination (for so long as the notional amount of at least one class of the Class X Certificates is greater than zero), and

(2) in the case of any class of Principal Balance Certificates, a percentage equal to the product of 99% (or, if the notional amounts of all classes of the Class X Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the certificate balance of such class of Principal Balance Certificates as of the date of determination, and the denominator of which is equal to the aggregate of the certificate balances of all classes of the Principal Balance Certificates, in each case, as of the date of determination, provided, that in certain circumstances described under “The Pooling and Servicing Agreement” in the Preliminary Prospectus, voting rights will only be exercisable by holders of the Non-Reduced Certificates and/or may otherwise be exercisable or allocated in a manner that takes into account the allocation of Appraisal Reduction Amounts.

The voting rights of any class of certificates are required to be allocated among certificateholders of such class in proportion to their respective percentage interests.

The Class S certificates, Class R certificates and the Uncertificated VRR Interest will not be entitled to any voting rights.

Servicing Compensation
Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e. reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer. Within any prior 12 month period, all such excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided, that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such serviced mortgage loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan, and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% or (b) with respect to any serviced mortgage loan (or related serviced loan combination, if applicable) or related REO Property, such lesser rate as would result in a liquidation fee of $1,000,000, for each serviced loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000. For any serviced loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than (i) default interest and (ii) any “excess interest” accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) on the related serviced loan (or related serviced loan combination, if applicable) from the date such serviced loan becomes a corrected loan through and including the then related maturity date, subject in any case to a minimum workout fee of $25,000.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default, but the special servicer may collect and retain appropriate fees from the related borrower in connection with the subject liquidation or workout.

In the case of an outside serviced loan combination, calculation of the foregoing amounts payable to the related outside servicer or outside special servicer may be different than as described above. For example, the extent to which modification fees and penalty fees are applied to offset expenses may be different and liquidation fees and workout fees may be subject to different caps or no caps.

Operating Advisor	The operating advisor will, in general and under certain circumstances described in the Preliminary Prospectus, have the following rights and responsibilities with respect to the serviced mortgage loans:

● after the occurrence and during the continuance of a Control Termination Event, reviewing the actions of the special servicer with respect to specially serviced loans and with respect to certain major decisions regarding non-specially serviced loans as to which the operating advisor has consultation rights;

● reviewing reports provided by the special servicer to the extent set forth in the Benchmark 2020-B19 pooling and servicing agreement;

● reviewing for accuracy certain calculations made by the special servicer;

● after the occurrence and during the continuance of a Control Termination Event, under certain conditions described in the Benchmark 2020-B19 pooling and servicing agreement, issuing an annual report generally setting forth, among other things, its assessment of whether the special servicer is performing its duties in compliance with the servicing standard and the Benchmark 2020-B19 pooling and servicing agreement and identifying any material deviations therefrom;

● after the occurrence and during the continuance of a Consultation Termination Event, recommending the replacement of the special servicer if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders and the holder of the Uncertificated VRR Interest (as a collective whole); and

● after the occurrence and during the continuance of a Control Termination Event, consulting on a non-binding basis with the special servicer with respect to certain major decisions (and such other matters as are set forth in the Benchmark 2020-B19 pooling and servicing agreement) in respect of the applicable serviced mortgage loan(s) and/or related companion loan(s).

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the Benchmark 2020-B19 pooling and servicing agreement with respect to any outside serviced mortgage loan or any related REO property.

The operating advisor will be subject to termination and replacement if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such termination and replacement is affirmatively voted for by the holders of more than 50% of the voting rights allocable to the Non-Reduced Certificates of those holders that exercise their right to vote (provided that holders entitled to exercise at least 50% of the voting rights allocable to the Non-Reduced Certificates exercise their right to vote within 180 days of the initial request for a vote). The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement........

See “The Pooling and Servicing Agreement—Operating Advisor” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Asset Representations Reviewer
The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO mortgage loans) held by the issuing entity as of the end of the applicable collection period are at least 60 days delinquent in respect of their related monthly payments or balloon payment, if any (for purposes of this paragraph, “delinquent loans”) or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the aggregate outstanding principal balance of such delinquent loans constitutes at least 20% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO mortgage loans) held by the issuing entity as of the end of the applicable collection period.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice of such request to all certificateholders and the asset representations reviewer by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the affirmative vote of certificateholders evidencing at least 75% of the voting rights allocable to those holders that exercise their right to vote (provided that holders representing the applicable Certificateholder Quorum exercise their right to vote within 180 days of the initial request for a vote), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the Benchmark 2020-B19 pooling and servicing agreement by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions
The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the Benchmark 2020-B19 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) with respect to a mortgage loan is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In addition, any other certificateholder or certificate owner may deliver, within the time frame provided in the Benchmark 2020-B19 pooling and servicing agreement, a written notice requesting the right to participate in any dispute resolution consultation that is conducted by the enforcing servicer following the enforcing servicer’s receipt of the notice described in the preceding sentence.

“Resolved” means, with respect to a Repurchase Request, (i) that any material breach of representations and warranties or a material document defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a “loss of value payment”, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Benchmark 2020-B19 pooling and servicing agreement. See “The Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Liquidated Loan Waterfall	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied (after allocation to offset certain advances and expenses) so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts and any interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan.

Credit Risk Retention	This securitization transaction will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. An economic interest in the credit risk of the mortgage loans in this transaction is expected to be retained pursuant to risk retention regulations (as codified at 12 CFR Part 43) promulgated under Section 15G (“Regulation RR”), as an “eligible vertical interest” in the form of the Combined VRR Interest. Citi Real Estate Funding Inc. will act as retaining sponsor under Regulation RR for this securitization transaction and is expected, on the Closing Date, to partially satisfy its risk retention obligation through the acquisition by Goldman Sachs Bank USA (as an originator) and Deutsche Bank AG, New York Branch (as a “majority-owned affiliate” of DBR Investments Co. Limited, an originator) (or, in each case, a “majority-owned affiliate” (as defined in Regulation RR) thereof) of a portion of the Combined VRR Interest. For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied by Citi Real Estate Funding Inc., as retaining sponsor for this securitization transaction, see “Credit Risk Retention” in the Preliminary Prospectus.

The Combined VRR Interest	Prepayment Premiums and Yield Maintenance Charges. On each Distribution Date, the Vertically Retained Percentage of each yield maintenance charge and prepayment premium collected on the mortgage loans during the related collection period (or, in the case of an outside serviced mortgage loan, that accompanied a principal prepayment included in the aggregate available funds for such Distribution Date) will be required to be distributed to the holders of the Combined VRR Interest.

Appraisal Reduction Amounts. On each Distribution Date, the Vertically Retained Percentage of any Appraisal Reduction Amounts will be allocated to the Combined VRR Interest to notionally reduce (to not less than zero) the principal balance thereof.

Investor Communications	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the Benchmark 2020-B19 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the Benchmark 2020-B19 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

Deal Website	The certificate administrator will maintain a deal website including, but not limited to:

—all special notices delivered.

—summaries of final asset status reports.

—all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates.

—an “Investor Q&A Forum” and a voluntary investor registry.

Cleanup Call	On any Distribution Date on which the aggregate unpaid principal balance of the mortgage loans (including mortgage loans as to which the related mortgaged properties have become REO properties) remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates and the Uncertificated VRR Interest.

If the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates and the notional amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the Benchmark 2020-B19 pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class S and Class R certificates) and the Uncertificated VRR Interest for the mortgage loans remaining in the issuing entity, as further described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in the Preliminary Prospectus.

The Offered Certificates involve certain risks and may not be suitable for all investors. For information regarding certain risks associated with an investment in the Offered Certificates, see “Risk Factors” in the Preliminary Prospectus. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

(THIS PAGE INTENTIONALLY LEFT BLANK)

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: BX INDUSTRIAL PORTFOLIO

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: BX INDUSTRIAL PORTFOLIO

MAP © 2020 CARTIFACT
DATA © OSM CONTRIBUTORS
Minneapolis
Chicago
Detroit
Cleveland
New York
Mechanicsburg
Philadelphia
Washington, D.C.
Norfolk
Denver
Kansas City
St. Louis
Indianapolis
Cincinnati
San Francisco
Oakland
San Jose
Sacramento
Los Angeles
San Diego
Las Vegas
Phoenix
Salt Lake City
Oklahoma City
Dallas
Fort Worth
Houston
San Antonio
Memphis
Atlanta
New Orleans
Tampa
Miami
Boston
Pacific Ocean
Atlantic Ocean
Gulf of Mexico
51 52 53 54 55 56 57
5 6 7 8 9 10 11 34 35 62 63 64 65
4
59 60 61
29
1 2 3
36 30
25 27
12 13 14 15 21 22 23 24 26
16 17 18 19 20 28 68
37 38 39 40 41 42 43 44 45 46 47 48 49 50
58
67
31 32 33 66

BX Industrial Portfolio

	Property Name	Address	City	State	Zip Code
1	350A Salem Church Rd	350A Salem Church Road	Mechanicsburg	PA	17050
2	350B Salem Church Rd	350B Salem Church Road	Mechanicsburg	PA	17050
3	300 Salem Church Rd	300 Salem Church Road	Mechanicsburg	PA	17050
4	Rochelle 1	501 South Steward Road	Rochelle	IL	61068
5	Territorial	3 Territorial Court	Bolingbrook	IL	60440
6	Gibraltar	455 Gibraltar Drive	Bolingbrook	IL	60440
7	Elk Grove Distribution Center 1	1325 Pratt Boulevard	Elk Grove Village	IL	60007
8	Lakeview	100-130 Lakeview Parkway	Vernon Hills	IL	60061
9	Tower	161 Tower Drive	Burr Ridge	IL	60527
10	Romeoville Distribution Center 1	815 Forestwood Drive	Romeoville	IL	60446
11	Heathrow	616 Heathrow Drive	Lincolnshire	IL	60069
12	Enterprise Parkway	2000 Enterprise Parkway	Hampton	VA	23666
13	Cavalier I	1400 Cavalier Boulevard	Chesapeake	VA	23323
14	Diamond Hill 3	1960 Diamond Hill Road	Chesapeake	VA	23324
15	Diamond Hill 2	1920 Campostella Road	Chesapeake	VA	23324
16	Rivers Bend Center 1B	801 Liberty Way	Chester	VA	23836
17	Rivers Bend Center 2A	500 HP Way	Chester	VA	23836
18	Rivers Bend Center 1C	12730 Kingston Avenue	Chester	VA	23836
19	Rivers Bend Center 1A	701 Liberty Way	Chester	VA	23836
20	Rivers Bend Center 2B	600 HP Way	Chester	VA	23836
21	Diamond Hill 1	1910 Campostella Road	Chesapeake	VA	23324
22	1000 Lucas Way	1000 Lucas Way	Hampton	VA	23666
23	Cavalier II	3732 Cook Boulevard	Chesapeake	VA	23323
24	Diamond Hill 4	2115 Portlock Road	Chesapeake	VA	23324
25	Northridge II	10446-10456 Lakeridge Parkway	Ashland	VA	23005
26	514 Butler Rd	514 Butler Farm Road	Hampton	VA	23666
27	Northridge I	10430-10444 Lakeridge Parkway	Ashland	VA	23005
28	Rivers Bend Center 1D	13001 Kingston Avenue	Chester	VA	23836
29	Mountain Top Distribution Center 2	1 Phillips Drive	Mountain Top	PA	18707
30	Glen Dale	7100 Holladay Tyler Road	Glen Dale	MD	20769
31	DFW Logistics Center (Bldg 4)	2701 Esters Boulevard	Dallas	TX	75261
32	DFW Logistics Center (Bldg 3)	2650 Esters Boulevard	Dallas	TX	75261
33	DFW Logistics Center (Bldg 5)	750 Royal Lane	Dallas	TX	75261
34	Romeoville Bldg 2	208-214 South Pinnacle Drive	Romeoville	IL	60446
35	Romooville Bldg 1	208-214 South Pinnacle Drive	Romooville	IL	60446
36	Culpeper	13129 Airpark Drive	Elkwood	VA	22718
37	7940 Kentucky	7940 Kentucky Drive	Florence	KY	41042
38	1910 International	1910 International Way	Hebron	KY	41048
39	7930 Kentucky	7930 Kentucky Drive	Florence	KY	41042
40	Enterprise Distribution Center 1	10550 Toebben Drive	Independence	KY	41051
41	Dues Dr Distribution Center 1	4225 Dues Drive	West Chester	OH	45246
42	9756 International	9756 International Boulevard	West Chester	OH	45246
43	Fairfield Distribution Center 1	375 Northpointe Drive	Fairfield	OH	45014
44	World Park II	10083-10095 International Boulevard	West Chester	OH	45246
45	Production Distribution Center 1	100 Production Drive	Harrison	OH	45030
46	Production Distribution Center 1B	100b Production Drive	Harrison	OH	45030
47	1825 Airport Exchange	1825 Airport Exchange Boulevard	Erlanger	KY	41018
48	7453 Empire - Bldg C	7453 Empire Drive C	Florence	KY	41042
49	7453 Empire - Bldg B	7453 Empire Drive Building B	Florence	KY	41042
50	7453 Empire - Bldg A	7453 Empire Drive Building A	Florence	KY	41042
51	2270 Woodale	2270-2280 Woodale Drive	Mounds View	MN	55112
52	2950 Lexington Are South	2950 Lexington Avenue South	Eagan	MN	55121
53	1940 Fernbrook Ln	1940 Fernbrook Lane North	Plymouth	MN	55447
54	6105 Trenton Ln	6105 Trenton Lane North	Plymouth	MN	55442
55	2290-2298 Woodale	2290-2298 Woodale Drive	Mounds View	MN	55112
56	2222 Woodale	2222 Woodale Drive	Mounds View	MN	55112
57	2240-2250 Woodale	2240-2250 Woodale Drive	Mounds View	MN	55112
58	Shawnee Distribution Center 1	8515 Hedge Lane Terrace	Shawnee	KS	66227
59	Whippany Business Center 1	One Apollo Drive	Whippany	NJ	07981
60	Bridgewater Center 1	1120 US Highway 22	Bridgewater	NJ	08807
61	Bridgewater Center 2	1120 US Highway 22	Bridgewater	NJ	08807
62	401 E Laraway Rd	401 East Laraway Road	Joliet	IL	60433
63	251 E Laraway Rd	251 East Laraway Road	Joliet	IL	60433
64	Laraway Land 1	251 East Laraway Road	Joliet	IL	60433
65	Laraway Land 2	401 East Laraway Road	Joliet	IL	60433
66	The Colony Land	NWQ of Memorial Drive and Main Street	The Colony	TX	75056
67	273 Industrial Way	273 Industrial Way	Benicia	CA	94510
68	Rivers Bend Center - Land	800 HP Way, 501 & 531 HP Way, 12900 Kingston Avenue, 413, 429, 513, 519, 601 & 620 Meadowville Road	Chester	VA	23836

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: BX INDUSTRIAL PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	68	Loan Seller		GACC
Location (City/State)	Various	Cut-off Date Balance(1)		$85,000,000
Property Type	Various	Cut-off Date Balance per SF(1)		$34.30
Size (SF)	11,097,713	Percentage of Initial Pool Balance		7.7%
Total Occupancy as of 3/31/2020	87.3%	Number of Related Mortgage Loans		2
Owned Occupancy as of 3/31/2020	87.3%	Type of Security	Fee Simple/Leasehold
Year Built / Latest Renovation	Various / Various	Mortgage Rate(2)		3.55000%
Appraised Value	$960,750,000	Original Term to Maturity (Months)		77
Appraisal Date	Various	Original Amortization Term (Months)		NAP
Borrower Sponsor	BREIT Industrial Holdings LLC	Original Interest Only Period (Months)		77
Property Management	Link Industrial Management LLC	First Payment Date		6/9/2020
		Maturity Date		10/9/2026

Underwritten Revenues	$68,219,859
Underwritten Expenses	$19,321,765	Escrows(3)
Underwritten Net Operating Income (NOI)	$48,898,094		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$45,568,781	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	39.6%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	39.6%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	3.83x / 3.57x	TI/LC	$4,048,428	$0
Debt Yield Based on Underwritten NOI / NCF(1)	12.8% / 12.0%	Other	$0	$0

(1)	The BX Industrial Portfolio Loan (as defined below) is part of a Loan Combination (the “BX Industrial Portfolio Loan Combination”) evidenced by 13 notes, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $649.4 million. The BX Industrial Portfolio Loan Combination is split between (i) a 17-month revolving floating rate loan with five, one-year extension options (the “BX Industrial Portfolio Floating Rate Loan”) with an aggregate Cut-off Date principal balance of approximately $99.4 million, and (ii) a 77-month fixed rate componentized loan (the “BX Industrial Portfolio Fixed Rate Loan”) comprised of (A) a senior fixed rate loan (the “BX Industrial Portfolio Senior Fixed Rate Loan”), with an aggregate Cut-off Date principal balance of $322.4 million evidenced by eight A-Notes, and (B) a subordinate fixed rate loan (the “BX Industrial Portfolio Subordinate Fixed Rate Loan”), with an aggregate Cut-off Date principal balance of $227.6 million, evidenced by Note A-1-B, Note A-1-C-1 and Note A-1-C-2, and Note A-1-D, each of which is subordinate to all notes with a prior alphabetical designation. The BX Industrial Portfolio Senior Fixed Rate Loan is senior to the BX Industrial Portfolio Subordinate Fixed Rate Loan. The interest rate on the BX Industrial Portfolio Floating Rate Loan is LIBOR plus a spread of 1.45000%. The Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI/NCF, Debt Yield Based on NOI/NCF and Cut-off Date Balance Per SF information presented in the table above reflects the BX Industrial Portfolio Senior Fixed Rate Loan and approximately $58.283 million of the Cut-off Date balance of the BX Industrial Portfolio Floating Rate Loan (which is assumed to pay pro rata with the BX Industrial Portfolio Senior Fixed Rate Loan). The financial information herein related to the B-Note, C-Notes and D-Note calculations, include a pro-rata Cut-off Date Balance of the BX Industrial Portfolio Floating Rate Loan for each respective note. For purposes of the debt service coverage ratio calculations above and herein, LIBOR is assumed to be 0.50000%. See “—The Mortgage Loan” and “—Current Mezzanine or Subordinate Indebtedness” herein.
(2)	The Mortgage Rate is reflective of the BX Industrial Portfolio Fixed Rate Loan interest rate. The applicable interest rate for the BX Industrial Portfolio Floating Rate Loan is LIBOR (subject to a floor of 0.00000%) plus a spread of 1.45000%. For purposes of all calculations herein, LIBOR is assumed to be 0.50000%. Based on the LIBOR cap of 4.00000%, the BX Industrial Portfolio Loan Combination DSCR Based on Underwritten NOI and DSCR Based on Underwritten NCF are 1.93x and 1.80x, respectively.
(3)	See “—Escrows” below.

■	Sources and Uses. In November 2019, Blackstone Group acquired assets from three Global Logistics Properties (“GLP”) funds for a total purchase price of $18.7 billion. The overall acquisition encompasses approximately 179.0 million SF of urban, infill logistics assets located across the United States. The acquisition of industrial assets from GLP (including properties that are part of the BX Industrial Portfolio) by certain Blackstone entities includes, among other things, the following (i) an acquisition purchase price of approximately $10.6 billion, (ii) total transaction closings costs of approximately $543.6 million and (iii) approximately $2.6 billion of borrower sponsor equity. The BX Industrial Portfolio Loan Combination is a refinance of part of the existing debt used to finance the overall acquisition.

■	The Mortgage Loan. The BX Industrial Portfolio mortgage loan (the “BX Industrial Portfolio Loan”) is part of a fixed and floating rate Loan Combination (the “BX Industrial Portfolio Loan Combination”) secured by the borrowers’ fee simple or leasehold interests in 68 industrial properties totaling approximately 11.1 million SF (the “BX Industrial Portfolio Property” or “BX Industrial Portfolio Properties”, and the portfolio comprised of all such properties, the “BX Industrial Portfolio”). The BX Industrial Portfolio Loan Combination is evidenced by 13 notes, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $649.4 million. The BX Industrial Portfolio Loan is evidenced by the fixed rate Note A-1-A-4, Note A-1-A-6 and Note A-1-A-7, with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $85.0 million. The BX Industrial Portfolio Loan Combination is split between (i) a 17-month floating rate loan with five, one-year extension options (the “BX Industrial Portfolio Floating Rate Loan”) with an aggregate Cut-off Date principal balance of approximately $99.4 million, and (ii) a 77-month fixed rate loan (the “BX Industrial Portfolio Fixed Rate Loan”) comprised of (A) a senior fixed rate loan (the “BX Industrial Portfolio Senior Fixed Rate Loan”), with an aggregate Cut-off Date principal balance of $322.4 million evidenced by eight A-Notes, including the BX Industrial Portfolio Loan, and (B) a subordinate fixed rate loan (the “BX Industrial Portfolio Subordinate Fixed Rate Loan”) consisting of a B-Note in the Cut-off Date principal balance of $72.6 million (the “BX Industrial Portfolio B-Note”), two C-Notes in the aggregate Cut-off Date principal balance of $110.0 million (the “BX Industrial Portfolio C-Notes”) and a D-Note in the Cut-off Date principal balance of $45.0 million (the “BX Industrial Portfolio D-Note”), with an aggregate Cut-off Date principal balance of $227.6 million.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: BX INDUSTRIAL PORTFOLIO

The loan documents permit the borrowers to prepay the BX Industrial Portfolio Floating Rate Loan and, subject to the satisfaction of certain conditions set forth in the loan agreement, subsequently re-borrow such amounts pursuant to a request for an additional advance (a “Revolving Advance”)  from the holder of the BX Industrial Portfolio Floating Rate Loan up to the initial principal balance of the BX Industrial Portfolio Floating Rate Loan; provided that prepayments in connection with the following are considered permanent and may not be re-borrowed:  (a) individual BX Industrial Portfolio Property releases, including both regular releases and releases upon an event of default,  (b) mandatory prepayments and/or releases made in connection with casualty or condemnation, (c) prepayments to avoid a cash management period caused by failure to satisfy a debt yield test, (d) a voluntary prepayment for which the borrowers have elected that such prepayment will permanently reduce the available amount of the BX Industrial Portfolio Floating Rate Loan and (e) any prepayment made during the continuance of an event of default.  In the event that the holder of the BX Industrial Portfolio Floating Rate Loan does not fund a Revolving Advance, the loan documents provide that the borrowers may not reduce, discharge or release any obligations due on the BX Industrial Portfolio Fixed Rate Loan via offset of the disputed amount associated with the Revolving Advance.

Loan Combination Summary
Note	Original Balance (Fixed)	Cut-off Date Balance (Fixed)	Note Holder	Controlling Piece	Cut-off Date Balance (Floating)(3)
A-1-A-1	$80,000,000	$80,000,000	Benchmark 2020-IG3	No(1)	A-2 $99,427,615 Floating Rate Loan
A-1-A-2	70,000,000	70,000,000	Benchmark 2020-B18	No
A-1-A-5, A-1-A-8	37,400,000	37,400,000	JPMDB 2020-COR7	No
A-1-A-3	50,000,000	50,000,000	DBJPM 2020-C9	No
A-1-A-4, A-1-A-6, A-1-A-7	85,000,000	85,000,000	Benchmark 2020-B19	No
Senior Fixed Rate Notes	$322,400,000	$322,400,000
A-1-B	72,600,000	72,600,000	Benchmark 2020-IG3 (loan-specific certificates)	No(1)
A-1-C-1, A-1-C-2	110,000,000	110,000,000	Unaffiliated Third Party Investor	No(1)
A-1-D	45,000,000	45,000,000	Unaffiliated Third Party Investor	Yes(1)
Loan Combination(2)	$649,427,615	$649,427,615

(1)	The initial controlling note is the BX Industrial Portfolio A-1-D note, so long as no control appraisal period with respect to the A-1-D note is continuing. If and for so long as a control appraisal period with respect to the A-1-D note has occurred and is continuing, then the controlling notes will be the A-1-C-1 and A-1-C-2 notes. If a control appraisal period with respect to the A-1-C-1 and A-1-C-2 notes has occurred and is continuing, then the controlling note will be the A-1-B note. If a control appraisal period with respect to the A-1-B note has occurred and is continuing, then the controlling note will be the A-1-A-1 note. See “Description of the Mortgage Pool—The Loan Combinations—BX Industrial Portfolio Pari Passu AB Loan Combination” in the Preliminary Prospectus.
(2)	The Loan Combination amount represents the sum of the balances of the BX Industrial Portfolio Floating Rate Loan and the BX Industrial Portfolio Fixed Rate Loan.
(3)	Note A-2 is held by Deutsche Bank AG, London Branch.

The BX Industrial Portfolio Fixed Rate Loan has a 77-month interest-only term and will accrue interest at a fixed rate of 3.55000% per annum. The BX Industrial Portfolio Floating Rate Loan has a 17-month interest-only term with five, one-year extension options and will accrue interest at a rate of one-month LIBOR (subject to a floor of 0.00000%) plus a spread of 1.45000% per annum. The BX Industrial Portfolio Loan Combination was primarily used to refinance existing debt secured by the BX Industrial Portfolio Properties, fund upfront reserves and pay closing costs. The scheduled maturity date of the BX Industrial Portfolio Loan is October 9, 2026. The BX Industrial Portfolio Fixed Rate Loan may be voluntarily prepaid in whole or in part with a prepayment fee equal to the greater of the yield maintenance amount or 1% of the unpaid principal balance as of the prepayment date. The BX Industrial Portfolio Fixed Rate Loan is voluntarily prepayable, in whole or in part, without penalty on or after the payment date in April 2026. All voluntary prepayments on the BX Industrial Portfolio Loan Combination are required to be allocated to the BX Industrial Portfolio Floating Rate Loan until repaid in full, and then to the BX Industrial Portfolio Fixed Rate Loan. The first $57.8 million of the BX Industrial Portfolio Floating Rate Loan may be prepaid without any yield maintenance premium or prepayment fee.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: BX INDUSTRIAL PORTFOLIO

■	The Mortgaged Properties. The BX Industrial Portfolio consists of 68 industrial properties totaling approximately 11.1 million SF located throughout 11 states. The largest state concentrations are in Virginia (25.1% of total net rentable area, 28.7% of UW Base Rent) and Illinois (23.2% of total net rentable area, 22.8% of UW Base Rent), with no other state comprising more than 10.7% of the total net rentable area or more than 14.0% of the UW Base Rent. On a property level, no single BX Industrial Portfolio Property comprises more than 6.8% of the allocated loan amount or more than 6.9% of the UW Base Rent. In addition, five of the BX Industrial Portfolio Properties are leased fee and account for 1.9% of the total allocated loan amount. These five properties are not included in square footage calculations and do not comprise any UW Base Rent.

As of March 31, 2020, the BX Industrial Portfolio was 87.3% leased to over 125 tenants with no single tenant accounting for more than 6.3% of the BX Industrial Portfolio’s net rentable area. The BX Industrial Portfolio’s ten largest tenants based on UW Base Rent comprise 27.9% of net rentable area and 37.4% of the UW Base Rent. The top three tenants based on UW Base Rent in the BX Industrial Portfolio, which comprise 13.6% of total net rentable area and 19.3% of UW Base Rent, have an investment grade credit rating.

COVID-19 Update. As of September 1, 2020, the BX Industrial Portfolio Properties have remained open. For July and August of 2020, tenants representing approximately 96.6% and 95.1% of the net rentable area, respectively, have paid rent in-full, with the borrowers having collected approximately 97.9% and 88.0% of the underwritten base rent, respectively, based on the underwritten rent roll dated March 31, 2020. Due to lease signings, renewals or rent steps since the underwritten rent roll dated March 31, 2020, the borrower sponsor reported actual collections in July and August of 103.4% and 95.8%, respectively, of the lender’s underwritten base rent. The BX Industrial Portfolio Loan Combination is current through the September 9, 2020 payment date. As of August 9, 2020, the BX Industrial Portfolio Loan Combination is not subject to any modification or forbearance requests.

Portfolio Summary – Top 20(1)(2)
Property Name	City, State	Property Sub-Type	Year Built / Renovated	SF	Clear Height	Occupancy	% of Allocated Loan Amount	% of Total UW Base Rent
Bridgewater Center 1(3)	Bridgewater, NJ	Warehouse/Storage	1951 / 1994	437,117	29	0.5%	6.8%	0.1%
401 E Laraway Rd	Joliet, IL	Warehouse/Distribution	2005 / NAP	475,104	30	100.0%	4.4%	3.7%
Rochelle 1	Rochelle, IL	Warehouse/Distribution	2005 / NAP	579,575	32	100.0%	3.6%	3.9%
350A Salem Church Rd	Mechanicsburg, PA	Warehouse/Distribution	1990 / NAP	405,100	28	100.0%	3.5%	4.0%
Romeoville Bldg 1	Romeoville, IL	Warehouse/Distribution	2016 / NAP	199,924	32	100.0%	3.2%	2.0%
251 E Laraway Rd	Joliet, IL	Warehouse/Distribution	2005 / NAP	374,460	30	100.0%	3.1%	3.0%
7940 Kentucky	Florence, KY	Flex	1992 / NAP	128,077	18	94.7%	3.0%	6.0%
Mountain Top Distribution Center 2	Mountain Top, PA	Warehouse/Distribution	1992 / NAP	400,000	29	100.0%	2.5%	3.6%
Enterprise Parkway	Hampton, VA	Flex	1996 / NAP	402,652	49	76.6%	2.5%	2.2%
Cavalier I	Chesapeake, VA	Warehouse/Distribution	1969 / NAP	300,117	28	77.0%	2.4%	2.6%
1910 International	Hebron, KY	Warehouse/Distribution	1990 / 2004	300,000	24	100.0%	2.2%	2.3%
Glen Dale	Glen Dale, MD	Warehouse/Distribution	1968 / NAP	314,590	21	53.5%	2.0%	1.4%
Romeoville Bldg 2	Romeoville, IL	Warehouse/Distribution	2016 / NAP	199,924	32	30.9%	2.0%	0.8%
Enterprise Distribution Center 1	Independence, KY	Warehouse/Distribution	2005 / NAP	275,000	28	100.0%	1.8%	2.0%
2270 Woodale	Mounds View, MN	Warehouse	1990 / NAP	144,783	22	100.0%	1.8%	2.0%
2950 Lexington Ave South	Eagan, MN	Warehouse/Storage	1979 / NAP	184,545	24	100.0%	1.8%	1.8%
Rivers Bend Center 1B	Chester, VA	Warehouse/Distribution	1998 / NAP	170,800	24	100.0%	1.8%	1.8%
DFW Logistics Center (Bldg 4)	Dallas, TX	Warehouse/Distribution	2018 / NAP	144,000	28	100.0%	1.7%	1.8%
Rivers Bend Center 1C	Chester, VA	Flex	2001 / NAP	158,400	24	100.0%	1.7%	2.5%
Territorial	Bolingbrook, IL	Manufacturing	2001 / NAP	125,448	24	100.0%	1.6%	2.1%
Subtotal				5,719,616			53.4%	49.4%
Remaining Properties				5,378,097			46.6%	50.6%
Total				11,097,713			100.0%	100.0%

(1)	Based on the underwritten rent roll as of March 31, 2020.
(2)	The BX Industrial Portfolio includes five leased fee properties that are not included in square footage calculations and do not comprise any UW Base Rent. The leased fee properties account for 1.9% of the total allocated loan amount.
(3)	The largest tenant at Bridgewater Center 1 property, Baker & Taylor (410,350 SF) recently vacated in March 2020. On April 28, 2020, the borrower sponsor executed a 6-month lease with Salson Logistics to occupy 349,054 SF at a monthly base rent of $289,424 and a lease expiration date of October 31, 2020. The Salson Logistics base rent is not included in the lender’s underwriting.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: BX INDUSTRIAL PORTFOLIO

Property Sub-Type Summary(1)(2)
Property Sub-Type	# of Properties	SF	% of Total	Occupancy	Allocated Loan Amount	% of Total	UW Base Rent	% of Total
Warehouse/Distribution	40	8,235,571	74.2%	91.0%	$423,977,413	65.3%	$32,470,428	65.6%
Flex	12	1,344,906	12.1%	90.9%	$95,202,976	14.7%	$10,102,835	20.4%
Warehouse/Storage	3	723,662	6.5%	39.9%	$55,620,377	8.6%	$1,546,381	3.1%
Manufacturing	4	428,799	3.9%	93.7%	$31,666,080	4.9%	$2,910,094	5.9%
Warehouse	2	264,783	2.4%	88.5%	$21,702,184	3.3%	$1,936,291	3.9%
Suburban	1	61,488	0.6%	12.6%	$5,459,669	0.8%	$124,430	0.3%
R&D/Flex	1	38,504	0.3%	100.0%	$3,344,047	0.5%	$387,350	0.8%
Leased Fee	5	NAP	0.0%	0.0%	$12,454,870	1.9%	$0	0.0%
Total	68	11,097,713	100.0%	87.3%	$649,427,615	100.0%	$49,477,809	100.0%

(1)	Based on the underwritten rent roll as of March 31, 2020.
(2)	The BX Industrial Portfolio includes five leased fee properties that are not included in square footage calculations and do not comprise any UW Base Rent. The leased fee properties account for 1.9% of the total allocated loan amount.

The following table presents certain information relating to the major tenants at the BX Industrial Portfolio:

Largest Owned Tenants Based on Underwritten Base Rent(1)(2)

Tenant Name	Property Name	Credit Rating (Fitch/MIS/S&P)(3)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
The United States of America	Various	AAA / Aaa /AA+	149,627	1.3%	$3,426,075	6.9%	$22.90	Various(4)(5)	None
DHL	Various	BBB+ / A3 / NR	659,600	5.9%	$3,106,077	6.3%	$4.71	7/31/2021	1, 3-year option
Amazon	Various	A+ / A2 / AA-	695,780	6.3%	$2,998,950	6.1%	$4.31	Various(6)	Various
Signify North America Corp	Mountain Top Distribution Center 2	NR / Baa3 / BBB-	400,000	3.6%	$1,792,000	3.6%	$4.48	4/30/2022	1, 3-year option
National Distribution Centers, LLC	251 E Laraway Rd	NR / NR / NR	374,460	3.4%	$1,460,394	3.0%	$3.90	6/30/2021	2, 1-year options
Maximus Federal Services, Inc.	Rivers Bend Center 1A	NR / NR / NR	123,980	1.1%	$1,319,472	2.7%	$10.64	6/30/2022	2, 3-year options
Capital One Services, LLC	Rivers Bend Center 1C	A- / Baa1 / BBB	158,400	1.4%	$1,253,768	2.5%	$7.92	8/31/2023	1, 5-year option
Qualis Automotive, L.L.C.	1910 International	NR / NR / NR	300,000	2.7%	$1,125,000	2.3%	$3.75	10/31/2022	1, 3-year option
Chicago Office Technology Group, Inc.	Territorial	NR / NR / NR	125,448	1.1%	$1,041,051	2.1%	$8.30	5/8/2023	None
Jernberg Industries, LLC	Gibraltar	NR / NR / NR	110,000	1.0%	$980,666	2.0%	$8.92	12/31/2020	3, 5-year options
Ten Largest Tenants			3,097,295	27.9%	$18,503,453	37.4%	$5.97
Remaining Tenants			6,592,711	59.4%	$30,974,356	62.6%	$4.70
Vacant			1,407,707	12.7%	0	0.0%	$0.00
Total / Wtd. Avg. All Owned Tenants			11,097,713	100.0%	$49,477,809	100.00%	$5.11

(1)	Based on the rent roll dated March 31, 2020.
(2)	The BX Industrial Portfolio includes five leased fee properties that are not included in square footage calculations and do not comprise any UW Base Rent.
(3)	Certain ratings are those of the parent company or government whether or not the parent guarantees the lease.
(4)	The United States of America occupies (i) 7,768 SF at the 514 Butler Rd property with a lease expiration date of July 7, 2033, (ii) 121,345 SF at the 7940 Kentucky property with a lease expiration date of October 31, 2028 and (iii) 20,514 SF at the 2270 Woodale property on a month-to-month lease.
(5)	The United States of America has the option to terminate its lease in whole or in part at any time after October 31, 2024 with 120 days’ written notice.
(6)	Amazon occupies (i) 475,104 SF at the 401 E Laraway Rd property with a lease expiration date of July 31, 2025, (ii) 93,048 SF at the Romeoville Bldg 1 with a lease expiration date of July 31, 2029, (iii) 75,980 SF at the Diamond Hill 2 property with a lease expiration date of September 30, 2026 and (iv) 51,648 SF at the 6105 Trenton Ln property with a lease expiration date of May 31, 2025.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: BX INDUSTRIAL PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the BX Industrial Portfolio, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	429,581	3.9%	3.9%	$2,129,577	4.3%	$4.96	13
2020	525,625	4.7%	8.6%	$2,908,521	5.9%	$5.53	9
2021	2,232,795	20.1%	28.7%	$10,146,476	20.5%	$4.54	28
2022	1,688,748	15.2%	43.9%	$8,805,626	17.8%	$5.21	29
2023	1,649,237	14.9%	58.8%	$8,286,303	16.7%	$5.02	22
2024	846,761	7.6%	66.4%	$3,851,983	7.8%	$4.55	18
2025	758,426	6.8%	73.3%	$3,582,462	7.2%	$4.72	10
2026	275,895	2.5%	75.8%	$1,484,009	3.0%	$5.38	6
2027	355,367	3.2%	79.0%	$1,720,296	3.5%	$4.84	9
2028	783,933	7.1%	86.0%	$5,669,869	11.5%	$7.23	11
2029	93,048	0.8%	86.9%	$465,240	0.9%	$5.00	1
2030	42,822	0.4%	87.2%	$284,766	0.6%	$6.65	1
2031 & Thereafter	7,768	0.1%	87.3%	$142,681	0.3%	$18.37	2
Vacant	1,407,707	12.7%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	11,097,713	100.0%		$49,477,809	100.0%	$5.11	159

(1)	Based on the underwritten rent roll dated March 31, 2020.
(2)	Certain tenants may have lease termination options that are not reflected in the Lease Expiration Schedule.

The following table presents certain information relating to historical leasing at the BX Industrial Portfolio:

Historical Leased %(1)

	2017	2018	2019	As of 3/31/2020(2)
Owned Space	84.7%	89.4%	92.4%	87.3%

(1)	Represents the occupancy as of December 31 for each respective year unless otherwise indicated.
(2)	Based on the underwritten rent roll dated March 31, 2020.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: BX INDUSTRIAL PORTFOLIO

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the BX Industrial Portfolio:

Cash Flow Analysis

	2017	2018	2019	T-12 3/31/2020	Underwritten	Underwritten PSF
Base Rent	$43,755,073	$43,647,125	$50,879,764	$51,531,584	$49,477,809	$4.46
Contractual Rent Steps(1)	0	0	0	0	1,340,873	$0.12
Value of Vacant Space	0	0	0	0	11,899,234	$1.07
Total Reimbursement Revenue	14,024,977	14,425,751	16,951,400	16,820,366	17,301,645	$1.56
Other Income	1,961,648	2,043,742	309,016	330,389	99,533	$0.01
Less: Bad Debt/Abatements	(834,770)	(1,307,105)	(1,377,111)	(635,171)	0	$0.00
Less: Vacancy	0	0	0	0	(11,899,234)	($1.07)
Effective Gross Income	$58,906,928	$58,809,513	$66,763,069	$68,047,168	$68,219,859	$6.15

Real Estate Taxes	$8,152,906	$8,193,458	$8,932,002	$8,705,953	$10,366,547	$0.93
Insurance	656,152	636,196	668,401	665,525	611,507	$0.06
Management Fees	807,687	813,304	1,679,835	789,265	907,868	$0.08
Total Other Expenses	6,069,165	6,996,614	7,167,196	6,928,265	7,435,842	$0.67
Total Operating Expenses	$15,685,910	$16,639,572	$18,447,435	$17,089,007	$19,321,765	$1.74

Net Operating Income	$43,221,019	$42,169,941	$48,315,634	$50,958,160	$48,898,094	$4.41
TI/LC	0	0	0	0	2,219,543	$0.20
Capital Expenditures	0	0	0	0	1,109,771	$0.10
Net Cash Flow	$43,221,019	$42,169,941	$48,315,634	$50,958,160	$45,568,781	$4.11

Occupancy	84.7%	89.4%	92.4%	87.3%	87.3%
NOI Debt Yield(2)	11.4%	11.1%	12.7%	13.4%	12.8%
NCF DSCR(3)	3.39x	3.31x	3.79x	3.99x	3.57x

(1)	Represents rent steps taken through June 2021.
(2)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the BX Industrial Portfolio Senior Fixed Rate Loan and approximately $58.283 million of the Cut-off Date balance of the BX Industrial Portfolio Floating Rate Loan (which is assumed to pay pro rata with the BX Industrial Portfolio Senior Fixed Rate Loan).
(3)	Based on the interest only debt service payments of the BX Industrial Portfolio Senior Fixed Rate Loan and on approximately $58.283 million of the Cut-off Date balance of the BX Industrial Portfolio Floating Rate Loan (which is assumed to pay pro rata with the BX Industrial Portfolio Senior Fixed Rate Loan). The interest rate on the BX Industrial Portfolio Floating Rate Loan is LIBOR plus a spread of 1.45000%. For purposes of the debt service coverage ratio calculations above and herein, LIBOR is assumed to be 0.50000%.

■	Appraisal. According to the appraisal, the BX Industrial Portfolio has an aggregate “as-is” appraised value of $960,750,000 as of an effective date ranging from July 10, 2019 to August 1, 2019.

■	Environmental Matters. The Phase I environmental reports dated from between July 19, 2019 and September 24, 2019 identified recognized environmental conditions at certain of the BX Industrial Portfolio Properties. Please see “Description of the Mortgage Pool-Environmental Considerations” in the Preliminary Prospectus for more information.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: BX INDUSTRIAL PORTFOLIO

■	Market Overview and Competition. The BX Industrial Portfolio Properties are located throughout 11 states which include the following top five states by SF, Virginia (25.1% of NRA; 28.7% of UW Base Rent), Illinois (23.2% of NRA; 22.8% of UW Base Rent), Kentucky (10.7% of NRA; 14.0% of UW Base Rent), Ohio (10.6% of NRA; 5.5% of UW Base Rent) and Pennsylvania (9.5% of NRA; 9.9% of UW Base Rent).

Geographic Summary(1)(2)
State	# of Properties	SF	% of Total	Occupancy	Allocated Loan Amount	% of Total	UW Base Rent	% of Total
VA	19	2,783,855	25.1%	88.6%	$162,083,920	25.0%	$14,178,600	28.7%
IL	14	2,579,841	23.2%	93.6%	$158,603,381	24.4%	$11,279,283	22.8%
KY	8	1,187,058	10.7%	99.4%	$67,870,509	10.5%	$6,921,518	14.0%
OH	6	1,174,650	10.6%	78.0%	$37,603,470	5.8%	$2,743,658	5.5%
PA	4	1,059,600	9.5%	100.0%	$53,914,230	8.3%	$4,898,077	9.9%
MN	7	735,645	6.6%	93.4%	$51,457,379	7.9%	$4,015,681	8.1%
NJ	3	659,117	5.9%	29.4%	$54,187,214	8.3%	$1,614,361	3.3%
TX	4	380,157	3.4%	100.0%	$38,490,666	5.9%	$2,212,521	4.5%
MD	1	314,590	2.8%	53.5%	$13,103,205	2.0%	$707,917	1.4%
KS	1	223,200	2.0%	100.0%	$9,622,666	1.5%	$906,192	1.8%
CA	1	NAP	0.0%	0.0%	$2,490,974	0.4%	$0	0.0%
Total	68	11,097,713	100.0%	87.3%	$649,427,615	100.0%	$49,477,809	100.0%

(1)	Based on the underwritten rent roll as of March 31, 2020.
(2)	The BX Industrial Portfolio includes five leased fee properties that are not included in square footage calculations and do not comprise any UW Base Rent. The leased fee properties account for 1.9% of the total allocated loan amount.

Market Summary(1)(2)
Market	# of Properties	SF	% of Total	Allocated Loan Amount	% of Total	UW Base Rent	Occupancy	Market Rent Per SF(2)	Market Vacancy(2)
South Virginia	19	2,783,855	25.1%	$162,083,920	25.0%	$14,178,600	88.6%	$7.42	3.6%
Chicago	14	2,579,841	23.2%	$158,603,381	24.4%	$11,279,283	93.6%	$7.37	6.1%
Cincinnati	14	2,361,708	21.3%	$105,473,979	16.2%	$9,665,176	88.8%	$5.32	5.2%
Northern NJ	3	659,117	5.9%	$54,187,214	8.3%	$1,614,361	29.4%	$10.12	4.1%
Eastern / Central PA	4	1,059,600	9.5%	$53,914,230	8.3%	$4,898,077	100.0%	$5.78	8.0%
Minneapolis	7	735,645	6.6%	$51,457,379	7.9%	$4,015,681	93.4%	$6.98	3.4%
Dallas/Fort Worth	4	380,157	3.4%	$38,490,666	5.9%	$2,212,521	100.0%	$6.77	6.3%
Washington DC	1	314,590	2.8%	$13,103,205	2.0%	$707,917	53.5%	$12.05	6.1%
Kansas City	1	223,200	2.0%	$9,622,666	1.5%	$906,192	100.0%	$5.43	4.9%
Bay Area	1	NAP	NAP	$2,490,974	0.4%	$0	NAP	NAP	NAP
Total	68	11,097,713	100.0%	$649,427,615	100.0%	$49,477,809	87.3%	$7.01	5.2%

(1)	Based on the underwritten rent roll as of March 31, 2020.
(2)	The BX Industrial Portfolio includes five leased fee properties that are not included in square footage calculations and do not comprise any UW Base Rent. The leased fee properties account for 1.9% of the total allocated loan amount. The Bay Area Market includes the 273 Industrial Way property which is a leased fee property with no attributable rent or SF.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: BX INDUSTRIAL PORTFOLIO

Top 20 Properties - Submarket Analysis(1)
Property Name	Allocated Loan Amount	% of Total	UW Base Rent	% of Total	Market(2)	Submarket(2)	Submarket Rent Per SF(2)	Submarket Vacancy(2)
Bridgewater Center 1	$44,155,072	6.8%	$28,567	0.1%	Northern NJ	Central New Jersey Warehouse/Distribution	$7.28	1.9%
401 E Laraway Rd	$28,867,999	4.4%	$1,824,886	7.5%	Chicago	Interstate 80 Corridor	$3.85	10.0%
Rochelle 1	$23,613,068	3.6%	$1,934,972	7.9%	Chicago	Interstate 39 Corridor	$3.08	4.9%
350A Salem Church Rd	$22,521,134	3.5%	$1,972,837	8.1%	Eastern / Central PA	I-81/I-78 Corridor	$4.82	6.8%
Romeoville Bldg 1	$20,542,004	3.2%	$985,726	4.0%	Chicago	Interstate 55	$4.72	9.7%
251 E Laraway Rd	$19,859,546	3.1%	$1,460,394	6.0%	Chicago	Interstate 80 Corridor	$3.85	10.0%
7940 Kentucky	$19,791,300	3.0%	$2,951,805	12.1%	Cincinnati	Florence/Richwood Industrial	$4.02	1.3%
Mountain Top Distribution Center 2	$16,447,253	2.5%	$1,792,000	7.3%	Eastern / Central PA	Mountain Top	$4.95	4.2%
Enterprise Parkway	$15,969,532	2.5%	$1,077,433	4.4%	South Virginia	Copeland	$6.64	1.9%
Cavalier I	$15,764,794	2.4%	$1,272,656	5.2%	South Virginia	Cavalier	$7.51	4.7%
1910 International	$14,195,139	2.2%	$1,125,000	4.6%	Cincinnati	Airport Industrial	$4.51	3.9%
Glen Dale	$13,103,205	2.0%	$707,917	2.9%	Washington DC	Suburban Maryland Industrial	$8.30	8.8%
Romeoville Bldg 2	$12,898,468	2.0%	$396,043	1.6%	Chicago	Interstate 55	$4.72	9.7%
Enterprise Distribution Center 1	$11,943,026	1.8%	$975,150	4.0%	Cincinnati	Florence/Richwood Industrial	$4.02	1.3%
2270 Woodale	$11,670,042	1.8%	$987,996	4.0%	Minneapolis	North Central	$6.69	4.2%
2950 Lexington Ave South	$11,465,305	1.8%	$880,314	3.6%	Minneapolis	South Central	$5.24	4.9%
Rivers Bend Center 1B	$11,397,059	1.8%	$890,195	3.6%	South Virginia	Southeast Richmond	$5.18	3.6%
DFW Logistics Center (Bldg 4)	$11,192,321	1.7%	$885,773	3.6%	Dallas/Fort Worth	DFW Airport Industrial	$4.63	4.4%
Rivers Bend Center 1C	$10,782,846	1.7%	$1,253,768	5.1%	South Virginia	Southeast Richmond	$5.18	3.6%
Territorial	$10,578,108	1.6%	$1,041,051	4.3%	Chicago	Interstate 55	$4.72	9.7%
Total	$346,757,221	53.4%	$24,444,483	100.0%

(1)	Based on the underwritten rent roll as of March 31, 2020.
(2)	Source: Appraisal.

■	The Borrowers. The borrowers, listed in Annex-A-1 to the Preliminary Prospectus, are each a single purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors in the organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the BX Industrial Portfolio Loan Combination. The borrower sponsor and nonrecourse carve-out guarantor is BREIT Industrial Holdings LLC, an affiliate of the Blackstone Group, L.P. The liability of the non-recourse carveout guarantor in the event of a bankruptcy action by or against the related borrowers or guarantor is limited to 10% of the then-outstanding principal balance of the BX Industrial Portfolio Loan Combination, plus the enforcement cost relating to such bankruptcy action. In addition, for so long as the borrowers maintain the environmental insurance policy required under the loan agreement, the non-recourse carveout guarantor will have no liability under the related environmental indemnity agreement, and such guarantor’s liability relating to the borrowers’ failure to maintain the environmental insurance policy is capped at the amount of coverage required for such policy.

The Blackstone Group, L.P. (NYSE: BX) is an investment firm with approximately $538 billion of assets under management as of March 31, 2020 across real estate funds, private equity funds, credit businesses and hedge fund solutions. Blackstone Group’s Real Estate group was founded in 1991 and has over $161 billion of real estate assets under management. The global team consists of over 550 Blackstone Real Estate professionals around the world, with both investments and people in North America, Europe, Asia, and Latin America.

The borrower sponsor is affiliated with the borrowers of the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as MGM Grand & Mandalay Bay, which has a Cut-off Date Balance of $80.0 million.

■	Escrows. At loan origination, the borrowers deposited approximately $4,048,428 into a rollover reserve account for existing tenant improvements and leasing costs.

On each payment date during the continuance of a Trigger Period (as defined below), the borrowers are required to deposit (i) 1/12 of the estimated annual real estate taxes payable during the next 12 months into a real estate tax reserve, (ii) 1/12 of the estimated annual insurance premiums into an insurance reserve, (iii) $0.15 per SF into a replacement reserve, subject to a cap of twelve times the monthly deposit amount, (iv) $0.35 per SF into a rollover reserve for tenant improvements and leasing commissions, subject to a cap of twelve times the monthly deposit amount and (v) the applicable ground rent amount required under the ground leases into a ground rent reserve.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: BX INDUSTRIAL PORTFOLIO

■	Lockbox and Cash Management. The BX Industrial Portfolio Loan Combination is structured with a hard lockbox and springing cash management. The borrowers are required to cause all rents to be deposited directly into a lender approved lockbox account. All funds received by such borrowers or the manager are required to be deposited in the lockbox account within two business days following receipt. During the continuance of a Trigger Period, all funds on deposit in the lockbox account are required to be swept not less than twice per week into a lender-controlled cash management account and applied on each payment date and disbursed in accordance with the loan agreement. Provided no Trigger Period is continuing, funds on deposit in the lockbox accounts will be disbursed to the borrowers’ operating account.

A “Trigger Period” means a period commencing upon the occurrence of: (i) an event of default under the BX Industrial Portfolio Loan Combination or (ii) a Low Debt Yield Period (as defined below).

A Trigger Period may be cured (a) with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default, and (b) with respect to clause (ii) above, the Low Debt Yield Period has been cured as set forth below.

A “Low Debt Yield Period” will commence upon (i) the debt yield of the BX Industrial Portfolio Loan Combination being less than 6.50% as of the last day of any calendar quarter during the period up to and including November 9, 2022 and (ii) the debt yield of the BX Industrial Portfolio Loan Combination being less than 6.75% as of the last day of two consecutive calendar quarters at any time after November 9, 2022 (collectively, the “Debt Yield Threshold”), and will end if (i) the BX Industrial Portfolio Loan Combination exceeds the applicable Debt Yield Threshold for two consecutive quarters or (ii) the borrowers make a prepayment such that the debt yield is at least equal to the Debt Yield Threshold in accordance with the terms of the loan agreement.

■	Property Management. The BX Industrial Portfolio Property is managed by Link Industrial Management LLC, an affiliate of the borrowers, and sub-managed by third party sub-managers.

■	Current Mezzanine or Subordinate Indebtedness. The BX Industrial Portfolio Subordinate Fixed Rate Loan is comprised of (i) the BX Industrial Portfolio B-Note in the amount of $72.6 million, the BX Industrial Portfolio C-Notes in the amount of $110.0 million and the BX Industrial Portfolio D-Note in the amount of $45.0 million. The BX Industrial Portfolio B-Note will accrue interest at a fixed rate of 3.55000% per annum. The BX Industrial Portfolio C-Notes will accrue interest at a fixed rate of 3.55000% per annum and were sold to an unaffiliated third party investor. The BX Industrial Portfolio D-Note will accrue interest at a fixed rate of 3.55000% per annum and was sold to an unaffiliated third party investor.

■	Permitted Future Mezzanine or Subordinate Indebtedness. None.

For additional information, see “Description of the Mortgage Pool—The Loan Combinations—The BX Industrial Portfolio Pari Passu-AB Loan Combination” in the Preliminary Prospectus.

Financial Information(1)
Tranche (Fixed Rate)	Cut-off Date Balance	Tranche (Floating Rate)	LTV Cut-off	U/W DSCR NCF	U/W Debt Yield NOI
Mortgage Loan	$85,000,000	$99,427,615 Floating Rate Debt
Pari Passu Notes	$237,400,000
Total Senior Fixed Rate Notes	$322,400,000		39.6%	3.57x	12.8%
B-Note	$72,600,000		48.5%	2.92x	10.5%
C-Notes	$110,000,000		62.1%	2.28x	8.2%
D-Note	$45,000,000		67.6%	2.09x	7.5%
Whole Loan	$649,427,615		67.6%	2.09x	7.5%

(1)	The financial information presented in the table above relating to the Senior Fixed Rate Notes reflects the BX Industrial Portfolio Senior Fixed Rate Loan and approximately $58.283 million of the Cut-off Date balance of the BX Industrial Portfolio Floating Rate Loan (which is assumed to pay pro rata with the BX Industrial Portfolio Senior Fixed Rate Loan). The financial information above related to the B-Note, C-Notes and D-Note calculations, include a pro-rata Cut-off Date Balance of the BX Industrial Portfolio Floating Rate Loan for each respective note. For purposes of the debt service coverage ratio calculations above, LIBOR is assumed to be 0.50000%.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: BX INDUSTRIAL PORTFOLIO

■	Release of Collateral. The borrowers are permitted to prepay a portion of the BX Industrial Portfolio Floating Rate Loan in an aggregate amount not to exceed $57,800,000 at any time without a spread maintenance payment. Any voluntary prepayment will first be allocated to the BX Industrial Portfolio Floating Rate Loan until it is prepaid in full and then to the BX Industrial Portfolio Fixed Rate Loan.

The borrowers may obtain the release of an individual property upon, among other terms and conditions outlined in the loan documents, (i) prepayment by the borrowers of the Adjusted Release Amount (as defined below) for the individual property to be released, (ii) no event of default is continuing; (iii) the debt yield with respect to the remaining properties following the release must be equal to or greater than the greater of (1) 7.5% and (2) the lesser of (a) the debt yield immediately prior to such release and (b) 8.5%, and (iv) satisfaction of REMIC related conditions. Any such prepayment allocable to the BX Industrial Portfolio Floating Rate Loan prior to October 9, 2020, will require a spread maintenance premium equal to the product of (x) 1.450%, (y) the amount prepaid and (z) a fraction, the numerator of which is the number of days from the date of prepayment to and including October 9, 2020, and the denominator of which is 360. Any such prepayment allocable to the BX Industrial Portfolio Fixed Rate Loan prior to March 9, 2026 will require a yield maintenance premium in an amount equal to the greater of (a) 1.00% of the amount prepaid and (b) a yield maintenance premium. In the event that there is an undrawn Revolving Advance on the BX Industrial Portfolio Floating Rate Loan that is available for borrowing at the time of the partial release, the borrowers may, in lieu of paying the Adjusted Release Amount, cause the available amount of such undrawn Revolving Advance to be reduced by an amount equal to the Adjusted Release Amount; provided that the borrowers have paid any spread maintenance payment then due. In addition, the borrowers are permitted to obtain the release of an individual BX Industrial Portfolio Property in order to (a) cure an event of default relating to such property or (b) for a ground leased BX Industrial Portfolio Property, cure an event of default relating to a default under such a ground lease. In each instance, satisfaction of the debt yield requirement above is not required to obtain such a release, and such a release will not trigger any prepayment or yield maintenance premiums. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus.

“Adjusted Release Amount” means for any individual BX Industrial Portfolio Property to be released, the sum of (a) the Amortized Release Amount for such property and (b) the applicable Release Price Premium for such property.

“Amortized Release Amount” means, for any individual BX Industrial Portfolio Property, the original allocated loan amount for such property, as such amount may be reduced by certain prepayments permitted under the loan documents.

“Release Price Premium” means, for each individual BX Industrial Portfolio Property, an amount equal to (a) 5% of the Amortized Release Amount for the applicable property until 30% of the original principal balance of the BX Industrial Portfolio Loan Combination has been prepaid in accordance with the loan documents and (b) thereafter, 10% of the Amortized Release Amount for the applicable property.

■	Terrorism Insurance. The borrowers are required to maintain terrorism insurance in an amount equal to the full replacement cost of the BX Industrial Portfolio, as well as 24 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. For so long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 or subsequent statute, reauthorization or extension thereof (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts, the lender is required to accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. In the event (A) TRIPRA is no longer in effect or (B) is modified resulting in a material increase in terrorism insurance premiums, or (C) there is a disruption in the terrorism insurance marketplace as the result of a terrorism event occurring which results in a material increase in terrorism insurance premiums, the borrower will not be required to pay insurance premiums in order to obtain terrorism coverage in excess of two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the Loan Combination documents (without giving effect to the cost of terrorism, flood, wind and earthquake components of such insurance) at the time that such terrorism coverage is excluded from the applicable insurance policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: COLEMAN HIGHLINE

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: COLEMAN HIGHLINE

MAP © 2020 CARTIFACT
DATA © OSM CONTRIBUTORS
Coleman Highline
1161, 1167 & 1173 Coleman Avenue
San Jose, CA 95110
SAN JOSE INTERNATIONAL AIRPORT (SJC)
Santa Clara
San Jose
Milpitas
Cupertino
Campbell
ALVISO
BERRYESSA
NORTH VALLEY
NORTH SAN JOSE
ROSE GARDEN
BURBANK
WEST SAN JOSE
WILLOW GLEN
CALTRAIN
VTA
AMTRAK
ACE
FUTURE BART RAIL
VTA LIGHT RAIL
Levi's Stadium
California's Great America
Mission College
Buck Shaw Stadium
Santa Clara University
Stephen Schott Stadium
Guadalupe Gardens
SJSU
Adobe
PWC
PG&E
O'Connor Hospital
Westfield Valley Fair
Santana Row
Santa Clara Valley Medical Center
San Jose City College
Kaiser Permanente-Santa Clara
Apple HQ
Apple (Future)
Paypal
Verizon
Intel
Ericsson
Applied Materials
Broadcom
KPMG
Cisco Campus
Samsung
SanDisk
Oracle
Google Campus
Ebay
Skyhigh Networks
Ameriprise Financial
Oakland
San Francisco
San Jose
PACIFIC OCEAN

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: COLEMAN HIGHLINE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GACC
Location (City/State)	San Jose, California	Cut-off Date Balance(3)	$85,000,000
Property Type	Office	Cut-off Date Balance per SF(2)	$406.88
Size (SF)	380,951	Percentage of Initial Pool Balance	7.7%
Total Occupancy as of 9/6/2020	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 9/6/2020	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2020 / NAP	Mortgage Rate	2.80000%
Appraised Value(1)	$305,100,000	Original Term to Maturity (Months)	120
Appraisal Date	10/1/2020	Original Amortization Term (Months)	NAP
Borrower Sponsor	LDH, LLC; Sansome Guarantor LLC	Original Interest Only Period (Months)	120
Property Management	Hunter Properties, Inc.	First Payment Date	10/6/2020
Maturity Date	9/6/2030

Underwritten Revenues	$21,806,104
Underwritten Expenses	$5,806,707	Escrows(4)
Underwritten Net Operating Income (NOI)	$15,999,397	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$15,999,397	Taxes	$814,077	$203,519
Cut-off Date LTV Ratio(1)(2)	50.8%	Insurance	$0	$0
Maturity Date LTV Ratio(1)(2)	50.8%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	3.64x / 3.64x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	10.3% / 10.3%	Other	$6,871,099	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$155,000,000	100.0%	Loan Payoff	$140,528,275	90.7%
Upfront Reserves	7,685,176	5.0
Closing Costs	4,456,905	2.9
Return of Equity	2,329,643	1.5
Total Sources	$155,000,000	100.0%	Total Uses	$155,000,000	100.0%

(1)	The appraised value represents the “As Stabilized” appraised value, which assumes free rent has burned off and rent commencement has begun. The sole tenant, Roku, has begun the buildout of its space and approximately $1.9 million was reserved upfront for tenant improvements and free rent. Based on the “As-Is” appraised value as of July 13, 2020 equal to $301.1 million, the Cut-off Date LTV Ratio and Balloon LTV Ratio are 51.5%. In addition, the appraisal concluded to a “Hypothetical Go Dark” appraised value of $242.9 million as of July 13, 2020. Based on the “Hypothetical Go Dark” appraised value, the Cut-off Date LTV and Balloon LTV are 63.8%.

(2)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Coleman Highline Loan Combination (as defined below).

(3)	The Cut-off Date Balance of $85,000,000 represents the controlling Note A-1 and non-controlling Note A-3 and Note A-5, and is part of the Coleman Highline Loan Combination, which is evidenced by six pari passu senior notes and has an aggregate outstanding principal balance as of the Cut-off Date of $155,000,000. See “—The Mortgage Loan” below.

(4)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Coleman Highline Loan”) is secured by a first mortgage encumbering the borrower’s fee simple interest in a newly constructed Class A office building located in San Jose, California (the “Coleman Highline Property”), and is part of a loan combination (the “Coleman Highline Loan Combination”) evidenced by six pari passu notes with an aggregate initial principal balance of $155,000,000. The Coleman Highline Loan is evidenced by the controlling Note A-1 and non-controlling Note A-3 and Note A-5, which have an aggregate outstanding principal balance as of the Cut-off Date of $85,000,000, and represents approximately 7.7% of the Initial Pool Balance.

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-4, A-5	$85,000,000	$85,000,000	Benchmark 2020-B19	Yes
A-2	$30,000,000	$30,000,000	DBJPM 2020-C9	No
A-3, A-6	$40,000,000	$40,000,000	DBRI(1)	No
Total	$155,000,000	$155,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

The Coleman Highline Loan Combination, which accrues interest at an interest rate of 2.80000% per annum, has an original principal balance and an outstanding principal balance as of the Cut-off Date of $155.0 million. The Coleman Highline Loan Combination had an initial term of 120 months, has a remaining term of 120 months and is interest only for the full term. The scheduled maturity date of the Coleman Highline Loan Combination is the due date in September 2030. Voluntary prepayment of the Coleman Highline Loan Combination is permitted on or after March 6, 2030 without a payment of any prepayment premium. Provided no event of default under the Coleman Highline Loan Combination documents is continuing, defeasance of the Coleman Highline Loan Combination with direct, non-callable obligations of the United States of America or other obligations, which are “government securities” permitted under the Coleman Highline Loan Combination documents is permitted at any time after the earlier of (a) the second anniversary of the closing date of the final securitization that holds any portion of the Coleman Highline Loan Combination and (b) August 7, 2023.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: COLEMAN HIGHLINE

■	The Mortgaged Property. The Coleman Highline Property is a newly developed three-building, 380,951 SF Class A office complex situated on an 8.82-acre site in San Jose, California. The Coleman Highline Property is the second phase of the greater Coleman Highline mixed-use development, which is expected to include on-site retail, a mix of restaurants, a public market, and a collection of food trucks and caterers. Built in 2020, the Coleman Highline Property features architecture with expansive glass line, large 32,000 SF floorplates and 14’ slab-to-slab heights. The Coleman Highline Property is comprised of Building 3 (194,790 SF; the “Building 3 Space”), Building 4 (163,272 SF; the “Building 4 Space”), and Building A2 (22,889 SF; the “Building A2 Space”), all of which are fully leased to Roku (as defined below). Buildings 3 and 4 are office buildings, and Building A2 is an amenities building which is expected to feature dining options, conference rooms and an auditorium. The Coleman Highline Property also includes a parking garage (the “Collateral Parking Structure”) with 1,219 parking spaces, for a parking ratio of approximately 3.2 parking spaces per 1,000 SF of NRA. The Collateral Parking Structure is subject to a Declaration of Covenants, Conditions and Restrictions (the “CCR”), pursuant to which: (i) all parking structures on the Coleman Highline Property and the neighboring phase of the development (“Phase I”) are to be utilized for shared parking among the Coleman Highline Property and Phase I and (ii) all parking structures throughout the Coleman Highline development are subject to various control rights of a “Declarant” which is an affiliate of the borrower sponsor. The Declarant has agreed that, notwithstanding anything to the contrary contained in the CCR: (i) the parking structure on the Coleman Highline Property will be insured in accordance with the terms of the Coleman Highline Loan Combination documents, (ii) any proceeds of the foregoing insurance will be held by the lender and made available for restoration, (iii) the Coleman Highline Property will always have access to sufficient parking to satisfy all legal requirements (including zoning requirements) as well as all requirements relating to parking set forth in the Roku lease at the Coleman Highline Property, and (iv) the Coleman Highline Property will always have access to no less than (x) 65 parking spaces in the parking structures and surface parking located on the Coleman Highline Property on an exclusive basis and (y) 1,116 parking spaces in the parking structures and surface parking located on the Coleman Highline Property and Phase I on a non-exclusive basis. As of September 6, 2020, the Coleman Highline Property was 100.0% leased to Roku as its United States headquarters location.

Roku, Inc. (“Roku”) (380,951 SF; 100.0% of NRA; 100.0% of UW Base Rent) was founded in 2002 and is a leading television streaming platform in the United States by base installed, representing 39% of the market share. Roku operates in two segments: Player and Platform, the first of which is a hardware-based purchase, the second of which is an ongoing paid subscription to platform access. Roku engages in “over the top” (OTT) television streaming with approximately 40 million global users as of March 2020. The platform offers approximately 5,000 domestic streaming channels and approximately 3,000 international streaming channels. Roku has expanded as a result of the increase in demand for streaming services and as of 2019, had 1,650 employees, doubling its employee count over the prior two years. The Coleman Highline Property is expected to serve as Roku’s United States headquarters, spread between the Coleman Highline Property and Coleman Highline Phase I, which includes two additional office buildings and an amenities building 100% leased to Roku. As of March 31, 2020, Roku had 39.8 million active accounts and streaming hours of 13.2 billion, increases over the prior year quarter of 37% and 49%, respectively, which helped increase revenues by 55% in the same quarter. Roku expects its new account growth, streaming hours, and employee headcount to accelerate as a result of the COVID-19 pandemic as demand for streaming content from home increases. As of December 31, 2019, Roku reported a net loss of $59.9 million and total revenue of $1.1 billion, representing an increase of 52.0% from December 31, 2018, with $515.5 million of cash and cash equivalents. In the second quarter of 2020, Roku reported a net loss of $43.1 million and added 3.2 million incremental active accounts to reach 43.0 million total accounts.

Roku recently signed a 10-year, seven-month NNN lease that will expire on September 30, 2030, with an initial annual base rent of $44.50 per SF. In addition, Roku received six months of free rent, and its official rent commencement date is October 1, 2020. Roku has a one-time option to extend its lease for seven years at 97.5% of fair market value with 15-18 months’ notice. Roku does not have any termination or contraction options.

As of March 2020, Building 3 is fully built out and Roku began moving employees into the space prior to the start of the COVID-19 pandemic. Building 4 is fully built out except for floor coverings and cubicles, which Roku is expected to hold off on installing in the near term as they evaluate the post-COVID work environment. The landlord has satisfied all of its tenant improvement obligations and provided Roku an $82.50 per SF tenant improvement allowance of which approximately $458,533 remained outstanding as of the origination date of the Coleman Highline Loan Combination. The borrower sponsor indicated that Roku intends to move roughly 30% of its workforce back into Building 3 by the end of 2020 assuming the current shelter in place order in Santa Clara County is lifted. The work remaining on Building 4 is expected to be completed and furnished by the end of 2020, with Roku taking occupancy by the end of the first quarter of 2021. We cannot assure you that Roku will take occupancy as expected or at all.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: COLEMAN HIGHLINE

COVID-19 Update. As of the September 6, 2020 underwritten rent roll, the Coleman Highline Property is 100.0% leased. The sole tenant is currently in a free rent period with rent commencing in October 2020 and has not requested any lease modifications. The first payment date of the Coleman Highline Loan Combination is October 6, 2020, based on the loan documents. As of September 6, 2020, the Coleman Highline Loan Combination is not subject to any modification or forbearance requests.

The following table presents certain information relating to the sole tenant at the Coleman Highline Property:

Sole Tenant Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Roku, Inc.(2)(3)	NR / NR / NR	380,951	100.0%	$16,950,792	100.0%	$44.50	9/30/2030	1, 7-year option
All Tenants		380,951	100.0%	$16,950,792	100.0%	$44.50
Vacant		0	0.0%	NAP	NAP	NAP
Total / Wtd. Avg. All Owned Tenants		380,951	100.0%	$16,950,792	100.0%	$44.50

(1)	Based on the rent roll dated September 6, 2020.

(2)	Roku has no termination or contraction options.

(3)	Roku is expected to take occupancy of Building 4 (163,272 SF) of the Coleman Highline Property in the first quarter of 2021. We cannot assure you that Roku will take occupancy as expected or at all.

The following table presents certain information relating to the lease rollover schedule at the Coleman Highline Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2020	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0%	0.0%	$0	0.0%	$0.00	0
2022	0	0.0%	0.0%	$0	0.0%	$0.00	0
2023	0	0.0%	0.0%	$0	0.0%	$0.00	0
2024	0	0.0%	0.0%	$0	0.0%	$0.00	0
2025	0	0.0%	0.0%	$0	0.0%	$0.00	0
2026	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	0	0.0%	0.0%	$0	0.0%	$0.00	0
2028	0	0.0%	0.0%	$0	0.0%	$0.00	0
2029	0	0.0%	0.0%	$0	0.0%	$0.00	0
2030	380,951	100.0%	100.0%	$16,950,792	100.0%	$44.50	1
2031 & Thereafter	0	0.0%	100.0%	$0	0.0%	$0.00	0
Vacant	0	0.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	380,951	100.0%		$16,950,792	100.0%	$44.50	1

(1)       Based on the underwritten rent roll dated September 6, 2020.

The following table presents certain information relating to historical leasing at the Coleman Highline Property:

Historical Leased %(1)

	2018	2019	As of 9/6/2020(2)
Owned Space	NAP	NAP	100.0%(1)

(1)	Historical information is not available because the property was recently built in 2020.
(2)	Based on the underwritten rent roll dated September 6, 2020.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: COLEMAN HIGHLINE

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Coleman Highline Property:

Cash Flow Analysis(1)

	Underwritten	Underwritten $ per SF
Base Rent	$16,950,792	$44.50
Rent Steps(2)	512,002	1.34
Reimbursements	5,491,000	14.41
Vacancy & Credit Loss(3)	(1,147,690)	(3.01)
Effective Gross Income	$21,806,104	$57.24

Real Estate Taxes	2,394,345	$6.29
Insurance	419,997	$1.10
Management Fee	654,183	$1.72
Other Operating Expenses	2,338,182	$6.14
Total Operating Expenses	$5,806,707	$15.24

Net Operating Income	$15,999,397	$42.00
TI/LC	0	0.00
Capital Expenditures	0	0.00
Net Cash Flow	$15,999,397	$42.00

Occupancy	100.0%
NOI Debt Yield(4)	10.3%
NCF DSCR(5)	3.64x

(1)	Historical financial information is not available because the Coleman Highline Property was recently built in 2020 with the sole tenant taking occupancy in March 2020

(2)	Represents 12 months of rent steps.

(3)	Represents an underwritten economic vacancy of 5.0%.

(4)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Coleman Highline Loan Combination.

(5)	Based on the interest only debt service payments of the Coleman Highline Loan Combination.

■	Appraisal. According to the appraisal, the Coleman Highline Property has an “as stabilized” appraised value of $305,100,000 as of an effective date of October 1, 2020, which assumes free rent has burned off and rent commencement has begun. The “as-is” appraised value is $301,100,000 as of July 13, 2020.

Appraisal Approach	“As Stabilized” Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$303,900,000	N/A	5.25%
Discounted Cash Flow Approach	$305,100,000	6.75%	5.75%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. The Phase I environmental report dated July 20, 2020 identified a recognized environmental condition at the Coleman Highline Property. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus for more information. In addition, an environmental indemnity agreement was entered into between the borrower, lender and related guarantors upon loan origination. See “—The Borrower” below.

■	Market Overview and Competition. The Coleman Highline Property is located within the San Jose Airport submarket, which is adjacent to the Mineta San Jose International Airport, and a 15-minute drive north of Downtown San Jose.

The Coleman Highline Property is positioned across a pedestrian bridge from the Santa Clara Caltrain station, the most widely used mode of public transit between San Francisco and San Jose. The Santa Clara station also serves as a “Baby Bullet” stop with transit times of roughly 60 and 15 minutes to San Francisco and Palo Alto, respectively. The Coleman Highline Property is the second phase of the greater Coleman Highline mixed-use development. Phase I includes two additional office buildings, both fully leased to Roku, with a total Roku SF at the Coleman Highline mixed-use development of 738,057 SF. A fourth phase of the greater Coleman Highline mixed-use development is scheduled to be completed by 2021 and is expected to feature additional office space that is 100% leased to Verizon. The Coleman Highline Property is located in an area with a concentration of major technology companies including Google, Apple, Netflix and Facebook. According to a third-party market research report, the estimated 2020 population within a one-, three-, and five-mile radius was projected to be 10,205, 176,399, and 642,978, respectively. The population within the same radii is expected to grow 0.37%, 2.31%, and 2.14%, respectively, over the next five years. The 2020 average household income within a one-, three-, and five-mile radius was $130,114, $135,262, and $140,271.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: COLEMAN HIGHLINE

According to the appraisal, as of the first quarter of 2020, the San Jose Airport submarket consisted of approximately 5.5 million SF of office space with an overall market vacancy of 8.6% and average asking rents of approximately $3.69 per SF.

The following chart displays six lease comparables for the Coleman Highline Property. Comparable buildings were built between 1984 and 2021 and range in size from 42,188 SF to 643,990 SF. Initial asking rents at the comparable properties ranged between $42.00 and $49.20 per SF (net leases) with a weighted average of approximately $46.71 per SF. The appraisal concluded a market rent at the Coleman Highline Property of $46.20 per SF. The Coleman Highline Property has an in-place rent of $44.50 per SF.

Summary of Comparable Office Leases(1)

Property Name	Tenant Name	Tenant Leased Space (SF)	Lease Sign Date	Lease Term (years)	Base Rent Per SF
Coleman Highline, San Jose, CA	Roku	380,951	Aug 2018(2)	10.6(2)	$44.50(2)
2390 Mission College Boulevard, Santa Clara, CA	InfoBlox, Inc.	42,188	May 2020	10.5	$42.00
4301-4401 Great America Parkway, Santa Clara, CA	Airbnb	301,163	Dec 2019	11.0	$45.00
6220 America Center Drive, San Jose, CA	Bill.com	232,253	Dec 2019	10.0	$45.00
Coleman Highline Phase 4, San Jose, CA	Verizon	643,990	Jul 2019	15.0	$49.20
675 Creekside Way, Campbell, CA	8x8, Inc.	177,815	Jul 2019	11.0	$44.40
3315 Scott Boulevard, Santa Clara, CA	Edelman Financial	157,205	Jul 2019	6.1	$46.20

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll.

■	The Borrower. The borrower is CAP OZ 34, LLC, a single purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors in the organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Coleman Highline Loan Combination. The borrower sponsor and nonrecourse carve-out guarantors are Sansome Guarantor LLC (an affiliate of Sansome Partners) and LDH, LLC (an affiliate of Hunter Properties), which are liable on a several basis, at 95% and 5%, respectively. Along with the borrower and related lender, Sansome Guarantor LLC and LDH, LLC entered into an environmental indemnity agreement upon loan origination; pursuant to such agreement, the indemnitee will not seek recourse for any indemnified matters against Sansome Guarantor LLC and LDH, LLC to the extent the applicable matters (the “Indemnified Obligations”) are either covered pursuant to the environmental insurance policy required pursuant to Coleman Highline Loan Combination documents (the “PLL Insurance”) or are the obligation of the former occupant at the Coleman Highline Property, and such former occupant is in compliance with the operative documents requiring its adherence to certain environmental covenants, obligations and restrictions applicable to the Coleman Highline Property (said covenants, obligations, and restrictions, the “Prior Owner Documents”). Notwithstanding the foregoing, Sansome Guarantor LLC and LDH, LLC will become fully liable for the foregoing Indemnified Obligations in the event that either: (a) Sansome Guarantor LLC and LDH, LLC fail to diligently pursue payment and satisfaction of the Indemnified Obligations under the PLL Insurance and/or the Prior Owner Documents (as applicable) or (b) the Indemnified Obligations are not paid and satisfied by the insurance company providing the PLL Insurance or the applicable party pursuant to the Prior Owner Documents, in either case for any reason whatsoever, within 180 days of the indemnitee making demand of Sansome Guarantor LLC and LDH, LLC for the applicable Indemnified Obligation(s).

Founded in 1997 by Sandy Dean, Sansome Partners is a San Francisco-based investment firm, with offices in Seattle, Boston, and New York, that makes long-term investments in businesses and assets. Sansome Partners is one of the main investment vehicles for the Fisher Family, the founders of both GAP and Banana Republic, and has deployed over $3.0 billion of private equity capital since inception. Additionally, Sansome Partners manages an over $1.0 billion long-only fund, targeting 10 positions in publicly-traded companies. Over the last 20 years, Hunter Properties, through the development arm Hunter Storm, LLC, has leveraged its multiple product-type development experience with its entitlement experience to complete several real estate projects. More recently, the firm has focused on transit-oriented development (TOD) and mixed-use development.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: COLEMAN HIGHLINE

■	Escrows. At loan origination of the Coleman Highline Loan Combination, the borrower funded reserves of (i) approximately $814,077 for real estate taxes (equivalent to 48 months of tax payments), (ii) approximately $5,000,000 for a debt service reserve, and (iii) approximately $1,871,099 related to the remaining free rent (in the amount of $1,412,566) and tenant improvement allowance (in the amount of $458,533) pursuant to the Roku lease.

On each due date, the borrower is required to deposit (i) 1/12 of an amount which would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to $203,519), (ii) 1/12 of the estimated annual insurance premiums into an insurance reserve, unless an acceptable blanket insurance policy is in place (an acceptable blanket policy is currently in place), (iii) solely to the extent the Single Tenant Condition (as defined below) fails to be satisfied as of the applicable due date, approximately $6,350 into a replacement reserve account for annual capital expenditures and (iv) solely to the extent the Single Tenant Condition fails to be satisfied as of the applicable due date, $47,620 into a rollover account for tenant improvements and leasing commissions that may be incurred.

A “Single Tenant Condition” means (i) a single tenant lease is in full force and effect and (ii) no Coleman Highline Trigger Period (as defined below) has occurred and is then continuing.

■	Lockbox and Cash Management. The Coleman Highline Loan Combination is structured with a hard lockbox and springing cash management. The borrower is required to cause tenants to deposit rents directly into a lender-approved lockbox account (the “Clearing Account”). In addition, the borrower and the property manager are required to deposit all rents and gross revenue from the Coleman Highline Property into the Clearing Account within one business day of receipt. Provided no Coleman Highline Trigger Period exists, funds deposited into the Clearing Account are required to be swept on a daily basis into the borrower’s operating account. Once a Coleman Highline Trigger Period occurs, such funds are required to be swept on a daily basis into the deposit account and applied and disbursed in accordance with the loan documents.

A “Coleman Highline Trigger Period” will commence upon the occurrence of (i) an event of default under the Coleman Highline Loan Combination, (ii) the debt yield is less than 8.0% on the last day of any calendar quarter, (iii) the commencement of a Lease Sweep Period (as defined below), or (iv) the disbursement of funds from the debt service reserve account; and will end if, (A) with respect to clause (i), the event of default under the Coleman Highline Loan Combination has been cured and such cure has been accepted by the lender (and no other event of default under the Coleman Highline Loan Combination is then continuing) or (B) with respect to clause (ii), the debt yield is at least 8.0% on the last day of any calendar quarter or (C) with respect to clause (iii), such Lease Sweep Period has ended pursuant to the terms thereof (and no other Lease Sweep Period is then continuing) or (D) with respect to clause (iv), the earliest to occur of (x) the satisfaction of all Debt Service Reserve Release Conditions (as defined below) and (y) the reimbursement of any portion of the debt service reserve funds that have been allocated to the monthly debt service payment.

A “Lease Sweep Period” will commence on the first monthly payment date following the occurrence of any of the following: (a) the earliest of (i) the date that is 12 months prior to the stated maturity date of the Coleman Highline Loan Combination, (ii) the date that is 15 months prior to the earliest stated expiration (including the stated expiration of any renewal term) of the Roku lease (or a replacement lease that covers all or any portion of the Roku premises) (a “Lease Sweep Lease”), provided, however, if the entirety of any “dark” portion is demised to a subtenant that is reasonably approved by the lender (which subtenant must be open and operating in the entirety of said space and must either (x) be of a credit quality and reputation that is not materially less as compared with the tenant pursuant to the applicable Lease Sweep Lease (as determined by the lender in its reasonable discretion) or (y) have an investment grade rating) pursuant to a sublease that is co-terminous with the applicable Lease Sweep Lease (the “Sublease Conditions”), the foregoing 15 month period will be extended to 24 months or (iii) the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) the date that a Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrower or the property manager of written notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease (or any material portion thereof prior to its then current expiration date); (c) the occurrence of a Go Dark Trigger (as defined below); (d) upon a monetary or material non-monetary default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period; or (e) the occurrence of a Lease Sweep Tenant (as defined below) insolvency proceeding.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: COLEMAN HIGHLINE

A Lease Sweep Period will end upon the first to occur of the following: (A) in the case of clauses (a), (b), and (c) above, (I) either (x) the entirety of the applicable premises, or applicable portion thereof, is leased pursuant to one or more qualified leases or (y) a portion of the applicable premises, or applicable portion thereof, is leased pursuant to one or more qualified leases so as to cause the Coleman Highline Property to achieve a debt yield of 8.0% and (II) sufficient funds have been accumulated (or otherwise deposited) in the lease sweep account (during the continuance of the subject Lease Sweep Period) to cover all anticipated leasing expenses, free rent periods, and/or rent abatement periods with respect to such qualified leases and any shortfalls in required payments under the loan documents or operating expenses as a result of any anticipated down time prior to the commencement of payments under such qualified leases; (B) in the case of clause (a) above, the date on which the applicable tenant (I) irrevocably exercises its renewal or extension option with respect to either (x) all of its premises or (y) a portion of the applicable premises, or applicable portion thereof, is leased pursuant to one or more qualified leases so as to cause the Coleman Highline Property to achieve a debt yield of 8.0%, and (II) sufficient funds have been accumulated (or deposited) in the lease sweep account (during the continuance of the subject Lease Sweep Period) to cover all anticipated leasing expenses, free rent periods and/or rent abatement periods with respect to such renewal or extension; (C) in the case of clause (d) above, the date on which the subject default has been cured, and no other monetary or material non-monetary default under the Lease Sweep Lease occurs for a period of six consecutive months following such cure; (D) in the case of clause (c) above, (x) Roku (or a replacement tenant that occupies all or any portion of the Roku premises) resumes operation of its business in the entirely of the applicable premises and continuously operates for at least 30 days or (y) the date on which the lease sweep funds in the lease sweep account in connection with the Go Dark Trigger (as defined below) pursuant to clause (c) above equals or exceeds the Lease Sweep Go Dark Deposit Amount (as defined below) or the borrower delivers a letter of credit (which satisfies the requirements set forth in the loan documents) in an amount equal to the Lease Sweep Go Dark Deposit Amount or (z) the date on which either the Sublease Conditions are satisfied, or the tenant achieves an investment grade rating; (E) in the case of clause (e) above, either (a) the applicable Lease Sweep Tenant insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (b) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender; and (F) in the case of clauses (a), (b), (d), and (e) above, the date on which (x) the funds in the lease sweep account collected with respect to the Lease Sweep Lease in question (including any lease termination payments with respect to such Lease Sweep Lease deposited into the lease sweep account) is equal to the Lease Sweep Deposit Amount (as defined below) applicable to such space, (y) the borrower delivers to the lender a letter of credit in the foregoing amount or (z) the borrower deposits an amount equal to the deficient amount for deposit into the lease sweep account, unless, in any such case, the applicable premises has been leased pursuant to one or more leases which, in the aggregate, (x) require the borrower to incur expenses, including the payment of brokerage commissions, completion of tenant improvements or payment of tenant allowances, and/or (y) provide for free rent periods and/or rent abatement periods with respect to rent amounts, which, in the lender’s determination, exceed the Lease Sweep Deposit Amount applicable to such premises (in which case the Lease Sweep Period in question will continue until the borrower satisfies clause (A) above).

A “Lease Sweep Go Dark Deposit Amount” means: (x) solely with respect to a Lease Sweep Period commencing upon the occurrence of a Go Dark Trigger prior to August 7, 2026, an amount equal to the portion of the rentable square feet of the applicable Lease Sweep Lease in which the applicable tenant has “gone dark” multiplied by $60.00 and (y) for the period from and after August 7, 2026, an amount equal to the total rentable square feet of the applicable Lease Sweep Lease multiplied by $60.00.

A “Lease Sweep Deposit Amount” means an amount equal to the total rentable square feet of the applicable Lease Sweep Lease multiplied by $60.00.

A “Lease Sweep Tenant” means a tenant under a Lease Sweep Lease or, if such tenant’s obligations are guaranteed by its direct or indirect parent company (if any), such parent company.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: COLEMAN HIGHLINE

A “Go Dark Trigger” will be deemed to occur on the date on which any Lease Sweep Tenant discontinues its business (i.e., “goes dark”) in more than 50% of its space at the Coleman Highline Property, not including the Building A2 Space, or gives notice that it intends to discontinue its business in greater than 50% of its applicable premises at the Coleman Highline Property, not including the Building A2 Space, provided, however, for so long as any such discontinuation of operations by a Lease Sweep Tenant satisfies any of the following conditions, no Go Dark Trigger will be deemed to occur in connection with any of the following (each a “Go Dark Exception”): (i) either: (A) such discontinuation is effectuated in order to comply with governmental restrictions which restrict the use or occupancy of the Coleman Highline Property in connection with the COVID-19 pandemic or any other pandemic or epidemic (a “SIP Order”), and the applicable Lease Sweep Tenant resumes operations in its space within 90 days after such SIP Order is lifted or (B) such discontinuation occurs prior to August 7, 2022 in connection with such Lease Sweep Tenant’s commercially reasonable safety protocols relating to the COVID-19 pandemic; provided further that the applicable Lease Sweep Tenant resumes operations in its applicable premises no later than August 7, 2022; (ii) such discontinuation is related to upgrades or renovations to the premises pursuant to the Lease Sweep Lease and lasts for a period of no longer than 180 days; (iii) such discontinuation is in connection with an ongoing restoration of the Coleman Highline Property following a casualty and lasts for a period of no longer than 12 months after receipt of all applicable governmental permits and approvals necessary to complete the applicable restoration; (iv) any cessation by the Lease Sweep Tenant of all or some of the applicable premises so long as during the period that such discontinuation of operations continues, such Lease Sweep Tenant (or any parent entity that has guaranteed all of such Lease Sweep Tenant’s obligations pursuant to the Lease Sweep Lease) maintains an investment grade rating; or (v) the Sublease Conditions are satisfied with respect to the applicable Lease Sweep Lease. In addition to the Go Dark Exceptions identified in the above, no Go Dark Trigger will have occurred with respect to Roku not yet having commenced operating in the Building B4 Space in connection with Roku performing the initial buildout and occupancy of its space (provided that the initial buildout and occupancy have completed and operations commence on or before the earlier to occur of (x) August 7, 2022 and (y) one year after the termination of any SIP Order in place as of the origination date).

A “Debt Service Reserve Release Conditions” will be met so long as each of the following conditions is satisfied after July 7, 2021: (i) no Coleman Highline Trigger Period is then continuing (other than pursuant to clause (iv) in the definition of Coleman Highline Trigger Period set forth above); (ii) each tenant under a Lease Sweep Lease has timely made all rental payments (including, without limitation, any payments of additional rent, common area maintenance expenses, tax assessments) due under any Lease Sweep Lease for the immediately preceding three full calendar month period; (iii) the debt service coverage ratio is equal to or exceeds 3.42x; and (iv) no portion of the debt service reserve funds has been allocated to the monthly debt service payment during the immediately preceding 11 full calendar month period.

■	Property Management. The Coleman Highline Property is managed by Hunter Properties, Inc., an affiliate of the borrower.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Coleman Highline Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 6-month extended period of indemnity following restoration. For so long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 or any replacement, reauthorization or extension thereof (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts, the lender is required to accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. In the event TRIPRA is no longer in effect, the borrower will not be required to pay any insurance premiums solely with respect to such terrorism coverage in excess of two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the Coleman Highline Loan Combination documents (without giving effect to the cost of terrorism and earthquake components of such insurance) at the time that such terrorism coverage is excluded from the applicable insurance policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: AMAZON INDUSTRIAL PORTFOLIO

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: AMAZON INDUSTRIAL PORTFOLIO

Platte City
Kearny
KANSAS CITY INTERNATIONAL AIRPORT
Richmond
North Kansas City
NS - KANSAS CITY INTERMODAL TERMINAL
Lexington
CHARLES B. WHEELER DOWNTOWN AIRPORT
UP - NEFF YARD INTERMODAL TERMINAL
Kansas City
Bonner Springs
UP - ARMOURDALE INTERMODAL TERMINAL
Odessa
Lawrence
Overland Park
LEE'S SUMMIT MUNICIPAL AIRPORT
Lee's Summit
Olathe
JACKSONVILLE INTERNATIONAL AIRPORT
JAXPORT CRUISE TERMINAL
ICTF RAIL TERMINAL
MAYPORT NAVAL STATION
CSX RAIL TERMINAL
NS RAIL TERMINAL
Jacksonville
CRAIG MUNICIPAL AIRPORT
HERLONG AIRPORT

Amazon Industrial Portfolio

	PROPERTY NAME	ADDRESS	CITY, STATE	ZIP CODE
1	6925 Riverview Avenue	6925 Riverview Avenue	Kansas City, KS	66102
2	12900 Pecan Park Road	12900 Pecan Park Road	Jacksonville, FL	32218

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: AMAZON INDUSTRIAL PORTFOLIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller	GSMC
Location (City/State)	Various / Various	Cut-off Date Principal Balance(3)	$80,000,000
Property Type	Industrial	Cut-off Date Principal Balance per SF(2)	$81.19
Size (SF)	1,713,210	Percentage of Initial Pool Balance	7.2%
Total Occupancy as of 9/1/2020	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 9/1/2020	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2017 / NAP	Mortgage Rate	3.25000%
Appraised Value(1)	$215,000,000	Original Term to Maturity (Months)	107
Appraisal Date	7/13/2020	Original Amortization Term (Months)	NAP
Borrower Sponsor	JDM Real Estate Funds, LLC	Original Interest Only Period (Months)	107
Property Management	CBRE, Inc.	First Payment Date	9/6/2020
Maturity Date	7/6/2029

Underwritten Revenues	$13,375,374
Underwritten Expenses	$2,281,427	Escrows(4)
Underwritten Net Operating Income (NOI)	$11,093,948	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$10,922,627	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	64.7%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	64.7%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	2.42x / 2.38x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	8.0% / 7.9%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$139,100,000	64.8%	Purchase Price	$214,000,000	99.7%
Principal’s New Cash Contribution	75,606,988	35.2	Closing Costs	706,988	0.3

Total Sources	$214,706,988	100.0%	Total Uses	$214,706,988	100.0%

(1)	The Appraised Value is based on an aggregate “as-is” value of the Amazon Industrial Portfolio Properties (as defined below).

(2)	Calculated based on the aggregate outstanding balance of the Amazon Industrial Portfolio Loan Combination (as defined below).

(3)	The Cut-off Date Principal Balance of $80,000,000 represents the controlling Note A-1 of the $139,100,000 Amazon Industrial Portfolio Loan Combination, which is evidenced by three pari passu notes. See “—The Mortgage Loan” below.

(4)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Amazon Industrial Portfolio Loan”) is part of a loan combination (the “Amazon Industrial Portfolio Loan Combination”) consisting of three pari passu notes with an outstanding aggregate principal balance of $139,100,000 and is secured by first mortgages encumbering the fee simple interests in a portfolio of two warehouse/distribution industrial properties located in Kansas City, Kansas (the “6925 Riverview Avenue Property”) and Jacksonville, Florida (the “12900 Pecan Park Road Property”, and together with the 6925 Riverview Avenue Property, each, individually, an “Amazon Industrial Portfolio Property”, and, collectively, the “Amazon Industrial Portfolio Properties”). The Amazon Industrial Portfolio Loan, evidenced by the controlling Note A-1, has an outstanding principal balance as of the Cut-off Date of $80,000,000 and represents approximately 7.2% of the Initial Pool Balance. The related pari passu companion loans are evidenced by the non-controlling Note A-2 (with an outstanding principal balance as of the Cut-off Date of $35,000,000) and the non-controlling Note A-3 (with an outstanding principal balance as of the Cut-off Date of $24,100,000). The Amazon Industrial Portfolio Loan Combination was originated by Goldman Sachs Bank USA on July 30, 2020. The Amazon Industrial Portfolio Loan Combination has an interest rate of 3.25000% per annum. The borrowers utilized the proceeds of the Amazon Industrial Portfolio Loan Combination to acquire the Amazon Industrial Portfolio Properties and pay origination costs.

The Amazon Industrial Portfolio Loan Combination had an initial term of 107 months and has a remaining term of 106 months as of the Cut-off Date. The Amazon Industrial Portfolio Loan Combination requires payments of interest only for the entire term of the Amazon Industrial Portfolio Loan Combination. The stated maturity date is the due date in July 2029. Voluntary prepayment of the Amazon Industrial Portfolio Loan Combination is prohibited prior to January 6, 2029. The borrowers have the option to defease the entire $139.1 million principal balance of the Amazon Industrial Portfolio Loan Combination in whole (but not in part) on or after the first payment date following the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) July 30, 2023.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: AMAZON INDUSTRIAL PORTFOLIO

The table below summarizes the promissory notes that comprise the Amazon Industrial Portfolio Loan Combination. The relationship between the holders of the Amazon Industrial Portfolio Loan Combination is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Loan Combinations—The Serviced Pari Passu Loan Combinations” in the Preliminary Prospectus.

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece

Note A-1	$80,000,000	$80,000,000	BMARK 2020-B19	Yes
Note A-2	35,000,000	35,000,000	DBJPM 2020-C9	No
Note A-3	24,100,000	24,100,000	GSBI(1)	No
Total Senior Notes	$139,100,000	$139,100,000

(1)	Expected to be contributed to one or more future securitization transactions.

■	The Mortgaged Properties. The Amazon Industrial Portfolio Properties consist of two, single-story single tenant industrial buildings totaling 1,713,210 SF located in Kansas City, Kansas and Jacksonville, Florida. As of September 1, 2020, the Amazon Industrial Portfolio Properties were 100.0% occupied by Amazon.com Services, LLC (“Amazon Services”). The Amazon Industrial Portfolio Properties were built-to-suit for Amazon Services and are each similar in nature.

The following table presents certain information relating to the Amazon Industrial Portfolio Properties:

Property Name	City	State	% of Allocated Loan Amount	Total GLA	Year Built	As-Is Appraised Value	UW Base Rent
6925 Riverview Avenue	Kansas City	Kansas	49.6%	856,605	2017	$107,000,000	$5,139,080
12900 Pecan Park Road	Jacksonville	Florida	50.4	856,605	2017	108,000,000	5,216,359
Total			100.0%	1,713,210		$215,000,000	$10,355,439

The 6925 Riverview Avenue Property is an 856,605 SF, Class A industrial warehouse/distribution property located on an approximately 126.95-acre site in Kansas City, Kansas. Interstate 70 provides access to the 6925 Riverview Avenue Property, which also provides access to the Kansas City metro area. Kansas City International Airport is located approximately 24 miles north of the 6925 Riverview Avenue Property. The 6925 Riverview Avenue Property was built-to- suit for Amazon Services in 2017 and serves as an automatic robotic sort facility. The 6925 Riverview Avenue Property includes 8.1% of office space and features 47 dock doors, two drive-in doors and 41-ft clear heights. The 6925 Riverview Avenue Property includes 200 trailer parking spaces and 2,500 car parking spaces for a total of 2,700 parking spaces, resulting in a parking ratio of approximately 3.2 spaces per 1,000 SF.

The 12900 Pecan Park Road Property is an 856,605 SF, Class A industrial warehouse/distribution property located on an approximately 180.56-acre site in Jacksonville, Florida. Interstate 95 and Interstate 295 provides access to the 12900 Pecan Park Road Property, which also provides access to the Jacksonville metro area. Jacksonville International Airport is located within 2.8 miles of the 12900 Pecan Park Road Property. The 12900 Pecan Park Road Property was built-to-suit for Amazon Services in 2017 and serves as an automatic robotic sort facility. The 12900 Pecan Park Road Property includes 8.0% of office space and features 47 dock doors, two drive-in doors and 41-ft clear heights. The 12900 Pecan Park Road Property includes 200 trailer parking spaces and 2,500 parking spaces for a total of 2,700 parking spaces, resulting in a parking ratio of approximately 3.2 spaces per 1,000 SF.

The 6925 Riverview Avenue Property is subject to an industrial revenue bond (the “IRB”) and PILOT lease structure. In July 2016, the previous owner of the 6925 Riverview Avenue Property, RELP Turner, LLC (“RELP”), and the Unified Government of Wyandotte County/Kansas City, Kansas (the “Municipality”) entered into a development agreement (the “Development Agreement”) pursuant to which the Municipality agreed to issue an IRB with a maximum principal amount of $138.01 million, maturing in December 1, 2027. RELP entered into a performance agreement, which granted RELP a 100% abatement of taxes on the 6925 Riverview Avenue Property for calendar years 2018-2027, provided that the IRB remains outstanding, provided that RELP pays $5,000 per year in lieu of taxes for the duration of the tax abatement. RELP leased the 6925 Riverview Avenue Property to the Municipality pursuant to a base lease (the “PILOT Base Lease”); the Municipality leased the 6925 Riverview Avenue Property to RELP pursuant to a lease (the “PILOT Lease” and together with the PILOT Base Lease, the “PILOT Leases”), and RELP subleased the 6925 Riverview Avenue Property to Amazon Services. JDM AMZN KC, LLC’s (the “Kansas Borrower”) sole rent obligations under the PILOT Lease are to pay principal and interest when due under the IRB. RELP purchased the IRB at issuance for $138.01 million and the proceeds were disbursed to RELP as reimbursement for the development costs of the 6925 Riverview Avenue Property. The Kansas Borrower acquired RELP’s interests in the IRB, the IRB bond indenture, the performance agreement, the PILOT Leases and the Development Agreement (collectively, the “PILOT Documents”).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: AMAZON INDUSTRIAL PORTFOLIO

Since the Kansas Borrower is the owner of the IRB, there are no cash payments due to any third party under the IRB. The Kansas Borrower has pledged the IRB to the lender as collateral, and a foreclosure on the IRB is subject to the procedures set forth in the PILOT Documents.

As successor-in-interest to RELP under the Development Agreement, the Kansas Borrower will be required to satisfy certain ongoing covenants in order to maintain the tax abatement, including: (1) Amazon Services is required to continuously operate and employ at least 1,000 full time employees until July 31, 2032 at the 6925 Riverview Avenue Property, subject to major casualty and condemnation; and (2) Amazon Services and the borrowers will be required to become dues paying members of the KCK Area Chamber of Commerce and the Wyandotte Econ Dev Corp. If there is a default under the Development Agreement that remains uncured following 90 days’ notice from the Municipality, then the Municipality will be entitled to: (1) receive $1.5 million of liquidated damages from the borrowers, (2) terminate the Development Agreement, and (3) recover the amount of any tax abatement previously received by RELP or the borrowers, including any sales tax exemptions received by RELP, the borrowers or Amazon Services in connection with the IRB (the Development Agreement provided that personal property and services purchased entirely with the proceeds of the IRB for the construction of the 6925 Riverview Avenue Property were exempt from Kansas’s 6.5% sales tax). Potential liability for defaults under the Development Agreement could exceed $30 million, and, following a foreclosure the lender would assume the Kansas Borrower’s obligations under the Development Agreement, as well as the Kansas Borrower’s interests under the PILOT Documents and in the IRB. However, under the Amazon Services lease for the 6925 Riverview Avenue Property (the “Kansas Amazon Lease”), Amazon Services agrees to perform those obligations of the Kansas Borrower under the Development Agreement that are under the tenant’s control, and Amazon Services indemnifies the Kansas Borrower for all liability arising from a default by the Kansas Borrower under the Development Agreement, except to the extent the same relates to a default by the landlord under the Amazon Lease. This indemnity is guaranteed by Amazon Services’ guarantor, Amazon.com, Inc.

Amazon.com Services, Inc. (1,713,210 SF; 100.0% of NRA; 100.0% of UW Base Rent). Incorporated in 2002 and based in Seattle, Washington, Amazon Services distributes consumer products, which are later sold by Amazon through its website. Amazon Services operates as a wholly owned subsidiary of Amazon.com (“Amazon”). Founded in 1994, Amazon is a multinational technology company focusing in e-commerce, cloud computing, and artificial intelligence, and is headquartered in Seattle, Washington. At the Amazon Industrial Portfolio Properties, Amazon Services leases in aggregate 1,713,210 SF under triple net leases (except for certain landlord obligations as set forth in the Amazon Industrial Portfolio Loan Combination documents) expiring on July 31, 2032. The Amazon Services leases are guaranteed by Amazon.com, Inc. and each has four, five-year renewal options remaining.

COVID-19 Update. As of September 1, 2020 the Amazon Industrial Portfolio Properties are open. For June, July, and August 2020, 100% of the UW Base Rent payments were collected. As of September 1, 2020, the Amazon Industrial Portfolio Loan Combination is not subject to any modification or forbearance requests.

The following table presents certain information relating to the tenants at the Amazon Industrial Portfolio Properties:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Amazon (Kansas City)	A+ / A2 / AA-	856,605	50.0%	$5,139,080	49.6%	$6.00	7/31/2032	4, 5-year options
Amazon (Jacksonville)	A+ / A2 / AA-	856,605	50.0	5,216,359	50.4	6.09	7/31/2032	4, 5-year options
Total Occupied		1,713,210	100.0%	$10,355,439	100.0%	$6.04
Vacant		0	0.0	0	0.0	0.00
Totals / Wtd. Avg.		1,713,210	100.0%	$10,355,439	100.0%	$6.04

(1)	Based on the underwritten rent roll dated as of September 1, 2020 with rent steps through September 2021.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: AMAZON INDUSTRIAL PORTFOLIO

The following table presents certain information relating to the lease rollover schedule for the Amazon Industrial Portfolio Properties based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$ 0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027	0	0.0	0.0%	0	0.0	0.00	0
2028	0	0.0	0.0%	0	0.0	0.00	0
2029	0	0.0	0.0%	0	0.0	0.00	0
2030	0	0.0	0.0%	0	0.0	0.00	0
2031 & Thereafter	1,713,210	100.0	100.0%	10,355,439	100.0	6.04	2
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total	1,713,210	100.0%		$10,355,439	100.0%	$6.04	2

(1)	Based on the underwritten rent roll dated as of September 1, 2020 with rent steps through September 2021.

The following table presents certain information relating to historical occupancy for the Amazon Industrial Portfolio Properties:

Historical Leased %(1)

2018	2019	As of 9/1/2020(2)
100.0%	100.0%	100.0%

(1)	As provided by the borrowers and reflects year-end occupancy for the indicated year ended December 31 unless specified otherwise.
(2)	Based on the underwritten rent roll dated as of September 1, 2020.

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow for the Amazon Industrial Portfolio Properties:

Cash Flow Analysis(1)(2)

	Underwritten(3)	Underwritten $ per SF
Base Rental Revenue	$10,355,439	$6.04
Contractual Rent Steps(4)	1,011,476	0.59
Reimbursement Revenue	2,281,427	1.33
Gross Revenue	$13,648,341	$7.97
Vacancy Loss	(272,967)	(0.16)
Effective Gross Revenue	$13,375,374	$7.81

Real Estate Taxes	$1,445,951	$0.84
Insurance	539,304	0.31
Management Fee	155,332	0.09
Other Operating Expenses	140,840	0.08
Total Operating Expenses	$2,281,427	$1.33

Net Operating Income	$11,093,948	$6.48
Replacement Reserves	171,321	0.10
TI/LC	0	0.00
Net Cash Flow	$10,922,627	$6.38

Occupancy	100.0%
NOI Debt Yield(5)	8.0%
NCF DSCR(5)	2.38x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Historical financials are unavailable as the Amazon Industrial Portfolio Properties were acquired at origination.

(3)	Underwritten cash flow is based on the underwritten rent roll dated September 1, 2020 inclusive of rent steps through September 2021.

(4)	Rent steps reflect the present value of rent steps through the entire lease term.

(5)	Calculated based on the aggregate outstanding balance of the Amazon Industrial Portfolio Loan Combination.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: AMAZON INDUSTRIAL PORTFOLIO

■	Appraisals. According to the appraisals, the Amazon Industrial Portfolio Properties had an aggregate “as-is” portfolio appraised value of $215,000,000 as of July 13, 2020.

■	Environmental Matters. According to the Phase I environmental reports dated as of July 21, 2020, there are no recognized environmental conditions or recommendations for further action at the Amazon Industrial Portfolio Properties.

■	Market Overview and Competition. The Amazon Industrial Portfolio Properties consist of two properties in two states.

Kansas City Industrial Market (49.6% of Portfolio Underwritten Base Rent): According to the appraisal, the 6925 Riverview Avenue Property is located within the Kansas City industrial market and the Kansas City, Kansas submarket. As of first quarter 2020, the Kansas City industrial market had approximately 312.1 million SF of industrial space with a vacancy rate of 4.7% and asking rent of approximately $5.66 per SF. As of first quarter 2020, the Kansas City industrial market reported positive absorption of 2.8 million SF, 6.6 million SF under construction and 434,000 SF completed. The Kansas City, Kansas submarket reported 1.8 million SF of space with a vacancy rate of 0.8% and asking rent of approximately $5.61 per SF, as of first quarter 2020. The Kansas City, Kansas submarket reported negative absorption of 14,500 SF, 406,000 under construction and no new completions.

Jacksonville Industrial Market (50.4% of Portfolio Underwritten Base Rent): According to the appraisal, the 12900 Pecan Park Road Property is located within the Jacksonville industrial market and the Northeast submarket. As of first quarter 2020, the Jacksonville industrial market had approximately 143.0 million SF of industrial space with a vacancy rate of 5.0% and asking rent of approximately $7.64 per SF. As of first quarter 2020, the Jacksonville industrial market reported positive absorption of 401,446 SF, 704,581 SF under construction and 1.4 million SF completed. The Northeast submarket reported 4.7 million SF of space with a vacancy rate of 6.2% and asking rent of approximately $5.90 per SF, as of first quarter 2020. The Northeast submarket reported positive absorption of 700 SF, no new construction and 279,000 SF completed.

6925 Riverview Avenue Comparable Industrial Leases(1)
Property Name / Location	Year Built	Tenant Name	Tenant Leased Space	Lease Date	Lease Term (years)	Base Rent per SF
6925 Riverview Avenue Kansas City, KS	2017	Amazon.com Services, LLC(2)	856,605(2)	Jul 17(2)	15.1(2)	$6.00(2)
14901 Andrews Road Kansas City, MO	2016	Honeywell International	275,193	Jun 20	5.0	$4.20
Inland Port V Gardner, KS	2016	Hostess	765,000	Dec 19	6.5	$3.92
I-35 Logistics Park Building C Olathe, KS	2018	IT Renew	315,000	Dec 19	12.0	$3.90
Lenexa Logistics Centre North 1 Lenexa, KS	2017	Turns5 Inc.	363,063	Aug 18	5.0	$3.87
ELHC VIII Edgerton, KS	2017	Hopkins Manufacturing	406,426	Jun 18	16.0	$3.72
I-35 Logistics Park Building C Olathe, KS	2018	KGP	251,873	Jan 18	7.0	$4.05
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated as of September 1, 2020. Base Rent per SF includes rent steps through September 2021.

12900 Pecan Park Road Comparable Industrial Leases(1)
Property Name / Location	Year Built	Tenant Name	Tenant Leased Space	Lease Date	Lease Term (years)	Base Rent per SF
12900 Pecan Park Road Jacksonville, FL	2017	Amazon.com Services, LLC(2)	856,605(2)	Aug 17(2)	15.0(2)	$6.09(2)
13483 103rd Street Jacksonville, FL	2019	Wayfair	1,012,570	Jan 20	10.3	$4.10
6282 Imeson Road – Bld 1 Jacksonville, FL	2019	Winsupply	272,480	Aug 19	10.3	$4.73
10501 Cold Storage Road – Building C Jacksonville, FL	2019	Larose Industrial	300,000	Jul 19	10.7	$4.75
Sears Logistics Services Jacksonville, FL	2008	GE Appliances	815,203	Jun 19	10.0	$4.24
11530 New Berlin Road Jacksonville, FL	2009	Gildan	305,000	Nov 18	5.0	$3.75
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated as of September 1, 2020. Base Rent per SF includes rent steps through September 2021.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: AMAZON INDUSTRIAL PORTFOLIO

■	The Borrowers. The borrowers are JDM AMZN KC, LLC and JDM AMZN JAX, LLC, each a Delaware limited liability company. Each borrower is structured to be a single purpose bankruptcy-remote entity, having two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Amazon Industrial Portfolio Loan Combination.

The borrower sponsor and non-recourse carveout guarantor is JDM Real Estate Funds, LLC (“JDM REF”), a real estate investment fund manager that primarily acquires and holds properties leased to credit tenants through triple-net leases throughout the United States. JDM REF focuses on real estate that is operated by a single tenant, and its diversified portfolio of triple-net leased assets includes corporate offices, data centers, and an industrial facility. JDM REF was founded and is controlled by Jerry Colangelo, David Eaton and Mel Shultz, who have led the business together for over 37 years and who collectively possess over 125 years of real estate, sports and entertainment, development and operational experience.

■	Escrows.

Tax Reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis during the continuance of an Amazon Industrial Portfolio Trigger Period, 1/12 of the estimated annual real estate taxes (initially estimated at $120,496), unless Amazon Services pays the real estate taxes directly as required by the Amazon Industrial Portfolio Loan Combination documents or reimburses the borrowers for the same. If such Amazon Industrial Portfolio Trigger Period is caused solely by an Amazon Industrial Portfolio Lease Sweep Period, then the borrowers will only be required to deposit the portion of taxes attributable to the Amazon Industrial Portfolio Properties or property causing such Amazon Industrial Portfolio Lease Sweep Period, and in each case, the amount required to be deposited with take into account the PILOT documents.

Insurance Reserve. The borrowers are required to deposit into an insurance reserve, on a monthly basis during the continuance of an Amazon Industrial Portfolio Trigger Period, 1/12 of estimated insurance premiums, unless Amazon Services has obtained the insurance policies required by the Amazon Industrial Portfolio Loan Combination documents and is paying the insurance premiums or reimbursing the borrowers for the same. If such Amazon Industrial Portfolio Trigger Period is caused solely by an Amazon Industrial Portfolio Lease Sweep Period, then the borrowers will only be required to deposit the portion of insurance premiums attributable to the Amazon Industrial Portfolio Properties or Property causing such Amazon Industrial Portfolio Lease Sweep Period.

TI/LC Reserve. The borrowers are required to deposit into a replacement reserve, on a monthly basis during the continuance of an Amazon Industrial Portfolio Trigger Period, an amount equal to approximately $71,383.75 in the aggregate for TI/LC reserves. If such Amazon Industrial Portfolio Trigger Period is caused solely by an Amazon Industrial Portfolio Lease Sweep Period, then the borrowers will only be required to deposit the portion of the TI/LC reserve attributable to the Amazon Industrial Portfolio Properties or Property causing such Amazon Industrial Portfolio Lease Sweep Period.

Capital Expenditure Reserve. The borrowers are required to deposit into a rollover reserve, on a monthly basis during the continuance of an Amazon Industrial Portfolio Trigger Period, an amount equal to approximately $14,276.75 in the aggregate for Capital Expenditure reserves. If such Amazon Industrial Portfolio Trigger Period is caused solely by an Amazon Industrial Portfolio Lease Sweep Period, then the borrowers will only be required to deposit the portion of the Capital Expenditure reserves attributable to the Amazon Industrial Portfolio Properties or Property causing such Amazon Industrial Portfolio Lease Sweep Period.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: AMAZON INDUSTRIAL PORTFOLIO

■	Lockbox and Cash Management. The Amazon Industrial Portfolio Loan Combination is structured with a hard lockbox and springing cash management. The borrowers were required to establish a lockbox account and deliver notices to each tenant within five business days following the opening of the lockbox account directing each tenant to remit all payments under the applicable lease directly to the lockbox account. On each business day during the continuance of an Amazon Industrial Portfolio Trigger Period (as defined below), all amounts in the deposit account are required to be remitted to a lender-controlled cash management account. Upon the occurrence and during the continuance of an Amazon Industrial Portfolio Trigger Period, all funds in the cash management account are to be applied and disbursed for payment of taxes, insurance premiums, operating expenses, debt service, reserves, and other amounts payable in accordance with the Amazon Industrial Portfolio Loan Combination documents, in each case, as and to the extent required by the terms of the Amazon Industrial Portfolio Loan Combination documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Amazon Industrial Portfolio Loan Combination documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Amazon Industrial Portfolio Loan Combination but may be subject to certain disbursements to the borrowers for tenant improvements and leasing commissions in accordance with the terms of the Amazon Industrial Portfolio Loan Combination documents. Upon the occurrence and during the continuance of an event of default under the Amazon Industrial Portfolio Loan Combination documents, the lender may apply funds to the debt in such priority as it may determine.

An “Amazon Industrial Portfolio Trigger Period” means any period during which (i) the debt yield for the Amazon Industrial Portfolio Properties falls below 6.22% as of the end of any fiscal quarter, until the debt yield exceeds 6.22% as of the end of two consecutive fiscal quarters thereafter; or (ii) an Amazon Industrial Portfolio Lease Sweep Period (as defined below) is continuing or (iii) a default is continuing under any new mezzanine loan. The borrowers will be permitted to avoid an Amazon Industrial Portfolio Trigger Period by releasing an Amazon Industrial Portfolio Property in connection with a partial defeasance of the Amazon Industrial Portfolio Loan Combination, in accordance with the conditions described in “—Release of Collateral” herein.

An “Amazon Industrial Portfolio Lease Sweep Period” means any period (x) commencing on the date (i) Amazon Services surrenders, cancels, terminates or materially modifies an applicable lease (other than pursuant to a unilateral right granted to it under such lease as of the origination date or an amendment to such lease in accordance with the Amazon Industrial Portfolio Loan Combination documents after the origination date); (ii) Amazon Services defaults in the payment of rent, property taxes or insurance premiums (after the expiration of any notice and cure periods) under an applicable lease; (iii) Amazon Services or its lease guarantor files or is the subject of, any bankruptcy or similar insolvency proceeding or has its assets made subject to the jurisdiction of a bankruptcy court; (iv) Amazon Services is no longer rated at least “BBB+” (or the equivalent) by at least one of S&P, Moody’s or Fitch; or (v) the borrowers receive a written notice of default under the PILOT Leases or any documents relating to the IRB that is also a PILOT document under the Amazon Industrial Portfolio Loan Combination documents, which default is not cured or waived within 30 days of such receipt, at any time during which Amazon Services has gone dark in all or substantially all of the space demised by the lease at the 6925 Riverview Avenue Property. An Amazon Industrial Portfolio Lease Sweep Period will not occur if Amazon Services continues to pay unabated rent, while vacant or dark in its leased premises, not operating in all or some of its leased premises, or subleasing or licensing any of the space demised within the applicable lease. An Amazon Industrial Portfolio Lease Sweep Period will end on the date (a) in the case of clause (i) above, the borrowers enter into one or more Qualified Replacement Leases (as defined below) for at least 90% of the applicable premises or for at least 90% of the net effective rent attributable to such premises; (b) in the case of clause (ii) above, either (x) such default has been cured and accepted by the borrowers or (y) the conditions described under clause (a) above are satisfied; (c) in the case of clause (iii) above, either (x) Amazon Services assumes the applicable lease or (y) the conditions described under clause (a) above are satisfied; (d) in the case of clause (iv) above, Amazon Services has a rating of at least “BBB+” or the equivalent from at least one of S&P, Moody’s or Fitch; and (e) in the case of clause (v) above, the default under the applicable PILOT lease or document relating to the IRB has been waived by the Municipality or cured by the borrowers or Amazon Services, or the borrowers or Amazon Services have paid all penalties and/or damages relating to such default.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: AMAZON INDUSTRIAL PORTFOLIO

“Qualified Replacement Lease” means a lease that (i) has a term of no less than 10 years; (ii) is entered into on an arms-length basis with a tenant unaffiliated with the borrowers that is either (x) rated at least “BBB-” by S&P or Fitch (or is guaranteed by an entity with such ratings), or (y) otherwise reasonably acceptable to the lender; (iii) contains economic terms that are not less favorable than market terms prevailing at the time such lease is entered into; (iv) does not contain an option or preferential right to purchase all or any portion of the applicable Amazon Industrial Portfolio Property, unless such option is subordinate to the mortgage as defined within the Amazon Industrial Portfolio Loan Combination documents. Provided that no event of default under the Amazon Industrial Portfolio Loan Combination documents is ongoing, any lease that does not cover more than 10% of the net rentable area at an Amazon Industrial Portfolio Property will not require the lender’s consent or approval so long as it complies with the requirements above (other than clause (ii)). Any lease that does not require the lender’s approval is required to be with a tenant whose identity and creditworthiness is appropriate for tenancy in a property of comparable quality as the applicable Amazon Industrial Portfolio Property (as reasonably determined by the borrowers).

■	Property Management. The Amazon Industrial Portfolio Properties are managed on behalf of the borrowers by CBRE, Inc.

■	Release of Collateral. At any time (x) on or after the first payment date following the earlier to occur of (i) July 30, 2023 and (ii) the second anniversary of the date on which the last note of the Amazon Industrial Portfolio Loan Combination is to be securitized and (y) prior to August 1, 2027, the borrowers are permitted to obtain the release of the 6925 Riverview Avenue Property from the lien of the mortgage upon, among other conditions, (a) payment of the applicable Release Price (as defined below), (b) no event of default under the Amazon Industrial Portfolio Loan Combination documents is continuing, (c) after giving effect to the release, the debt yield is no less than the greater of (x) the debt yield immediately prior to such release and (y) 7.44%, and (d) delivery of a customary REMIC opinion as and to the extent that the same is required pursuant to the terms of the Amazon Industrial Portfolio Loan Combination documents.

“Release Price” means an amount equal to the greater of (x) 110% of the allocated loan amount for the applicable Amazon Industrial Portfolio Property or (y) the portion of the net proceeds received by the applicable borrower in connection with the sale of such Amazon Industrial Portfolio Property that, when applied to the repayment of the Amazon Industrial Portfolio Loan Combination, would result in a loan-to-value ratio of no greater than 65% (based on a new appraisal).

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Indebtedness. None permitted.

■	Terrorism Insurance. The borrowers are required to maintain terrorism insurance in an amount equal to the full replacement cost of the Amazon Industrial Portfolio Properties, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrowers’ requirement will be capped at insurance premiums equal to two times the amount of insurance premiums payable in respect of the property and business interruption/rental loss insurance required under the related Amazon Industrial Portfolio Loan Combination documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: MGM GRAND & MANDALAY BAY

MGM
MGM GRAND

MGM GRAND
CONFERENCE CENTER

DELANO
MANDALAY BAY

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: MGM GRAND & MANDALAY BAY

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: MGM GRAND & MANDALAY BAY

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: MGM GRAND & MANDALAY BAY

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties(1)	2	Loan Seller(8)	CREFI/GACC
Location (City/State)	Las Vegas, Nevada	Cut-off Date Balance(6)	$80,000,000
Property Type	Hospitality	Cut-off Date Balance per Room(6)	$8,206.81
Size (Rooms)(2)	9,748	Percentage of Initial Pool Balance	7.2%
Total TTM Occupancy as of 6/30/2020(2)	87.5%	Number of Related Mortgage Loans(5)	2
Owned TTM Occupancy as of 6/30/2020(2)	87.5%	Type of Security	Fee Simple
Year Built / Latest Renovation(3)	Various / NAP	Mortgage Rate	3.55800%
Appraised Value(4)	$4,600,000,000	Original Term to Maturity (Months)(7)	120
Appraisal Date(4)	1/10/2020	Original Amortization Term (Months)	NAP
Borrower Sponsor(5)	BREIT Operating Partnership L.P.; MGM Growth Properties Operating Partnership LP	Original Interest Only Period (Months)	120
Property Management	Self-Managed	First Payment Date	4/5/2020
Anticipated Repayment Date(7)	3/5/2030
Final Maturity Date(7)	3/5/2032
Underwritten Revenues	$2,106,295,488
Underwritten Expenses	$1,586,215,135
Underwritten Net Operating Income (NOI)	$520,080,353	Escrows(9)
Underwritten Net Cash Flow (NCF)	$487,305,761	Upfront	Monthly
Cut-off Date LTV Ratio(4)(6)	35.5%	Taxes	$0	$0
Maturity Date LTV Ratio(4)(6)(7)	35.5%	Insurance	$0	$0
DSCR Based on Master Lease Rent(1)(6)	4.95x	Replacement Reserve	$0	$0
Debt Yield Based on Master Lease Rent(1)(6)	17.9%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$1,634,200,000	35.4%	Purchase Price	$4,600,000,000	99.6%
Subordinate Loan Amount	1,365,800,000	29.6	Closing Costs	17,792,163	0.4
Principal’s New Cash Contribution(10)	1,617,792,163	35.0

Total Sources	$4,617,792,163	100.0%	Total Uses	$4,617,792,163	100.0%

(1)	On January 14, 2020, MGM Growth Properties Operating Partnership LP (“MGP OP”), an affiliate of BREIT Operating Partnership L.P. (“BREIT OP”; and together with MGP OP, the “Sponsors”, or the “Borrower Sponsors”) and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) (the “Joint Venture”) to acquire the MGM Grand & Mandalay Bay Properties (as defined below) for a purchase price of $4.60 billion ($471,892 per room). Contemporaneously with the acquisition, the MGM Grand & Mandalay Bay Borrowers (as defined below), as landlord entered into a 30-year triple-net master/operating lease (the “MGM/Mandalay Lease” or “Master Lease”) with two, 10-year renewal options with MGM Lessee II, LLC (“MGM Tenant”), a wholly owned subsidiary of MGM Resorts International (“MGM”). Financial and other information presented in this Term Sheet is presented on a “look through” basis, based on the rents and receipts of the MGM Grand & Mandalay Bay Properties. For so long as the MGM/Mandalay Lease is in effect, the MGM Grand & Mandalay Bay Borrowers will be entitled only to the rent due under the MGM/Mandalay Lease and not to the underlying rent and other income from the MGM Grand & Mandalay Bay Properties. The Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Master Lease Rent, and Debt Yield Based on Master Lease Rent presented in the chart above are based on the initial MGM/Mandalay Lease annual rent of $292,000,000. The DSCR Based on NCF, and the Debt Yield based on NCF for the MGM Grand & Mandalay Bay A Notes (based on the U/W NCF of $487.3 million) are 8.27x and 29.8%, respectively. On May 1, 2020, MGM Resorts International reported that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, there were high levels of room and convention cancellation through the third quarter of 2020, and that, following the re-opening of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties), it expected weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM financials reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020 (although operations at the MGM Grand Property remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort remained suspended through June 24, 2020 and June 30, 2020, respectively). The adjusted June 2020 TTM EBITDAR of $381.2 million takes into account an adjustment for a combined net extraordinary loss add-back of approximately $82.4 million during the June 2020 TTM period (primarily comprised of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The Lender UW is based on 2019 financials, which reflects a full year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties. Please see the “Cash Flow Analysis” and “Historical Performance” tables herein, and the footnotes thereto, for more detailed underwritten cash flow information.

(2)	Size (Rooms) and Total TTM Occupancy as of 6/30/2020 and Owned TTM Occupancy as of 6/30/2020 are based solely on the hotel at the MGM Grand & Mandalay Bay Properties. As of the trailing 12 months ending June 30, 2020, approximately 29.5% of revenues were generated by rooms, 19.7% of revenues were from gaming, 28.4% from food & beverage and 22.4% from other sources.

(3)	The MGM Grand Property (as defined below) was built in 1993 and the Mandalay Bay Property (as defined below) was built in 1999. The MGM Grand Property has benefited from capital investment of approximately $480.0 million (approximately $96,000 per room) since 2010, $144.0 million of which was spent on a full rooms’ renovation from 2010 to 2013. Additionally, approximately $118.9 million was recently spent on an expansion and renovation of the convention center completed in December 2018, which is expected to expand the group business at the MGM Grand Property. The Mandalay Bay Property (including the Delano) underwent a substantial rooms’ renovation for approximately $159.7 million from 2012 to 2016 and, inclusive of the Four Seasons, has received a total of approximately $510.6 million (approximately $107,500 per room) of capital investment since 2010.

(4)	The Appraised Value of $4,600,000,000 as of January 10, 2020, set forth above is the appraised value solely with respect to real property at the MGM Grand & Mandalay Bay Properties, excluding personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties (the “Aggregate Real Property Appraised Value”). The appraisal also includes an “As Leased-Sale-Leaseback Appraised Value,” which is equal to the Aggregate Real Property Appraised Value. The appraised value of $7,352,600,000 (“Aggregate As-Is Appraised Value”) as of January 10, 2020, includes personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties. The personal property and intangible property relating to the MGM Grand & Mandalay Bay Properties is owned by the MGM Tenant or certain sublessees at the MGM Grand & Mandalay Bay Properties that are wholly owned subsidiaries of MGM (the “MGM/Mandalay Operating Subtenants”) (as more particularly provided in the Master Lease), which granted a security interest in certain property of the MGM Tenant and the MGM/Mandalay Operating Subtenants (with certain exclusions, including an exclusion for the intellectual property of MGM Tenant as more particularly described in the Master Lease); and provided that the FF&E is only transferred to the MGM Grand & Mandalay Bay Borrowers at no cost in the event of a termination of the Master Lease due to an event of default by the MGM Tenant thereunder) in favor of the MGM Grand & Mandalay Bay Borrowers, and such security interest was collaterally assigned by the MGM Grand & Mandalay Bay Borrowers to the mortgage lender. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Aggregate As-Is Appraised Value are 22.2% and 22.2%, respectively, based on the MGM Grand & Mandalay Bay Senior Loan (as defined below). The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Aggregate As-Is Appraised Value are 40.8% and 40.8%, respectively, based on the MGM Grand & Mandalay Bay Loan Combination (as defined below).

(5)	The Borrower Sponsors are affiliated with the borrowers of the mortgage loan identified on Annex A to the Preliminary Prospectus as BX Industrial Portfolio, which has a Cut-off Date Balance of $85.0 million.

(6)	The MGM Grand & Mandalay Bay Loan (as defined below) is part of the MGM Grand & Mandalay Bay Loan Combination (as defined below), which is comprised of (i) 24 pari passu senior promissory notes with an aggregate Cut-off Date balance of $1,634,200,000 (the “MGM Grand & Mandalay Bay Senior Notes,” and collectively, the “MGM Grand & Mandalay Bay Senior Loan”) and (ii) 24 promissory notes with an aggregate Cut-off Date balance of $1,365,800,000 consisting of multiple subordination levels, which are subordinate to the MGM Grand & Mandalay Bay Senior Notes (the “MGM Grand & Mandalay Bay Junior Notes”). The MGM Grand Property has an allocated mortgage loan amount (“ALA”) of $1,635,000,000 and the Mandalay Bay Property has an ALA equal to $1,365,000,000.

(7)	The MGM Grand & Mandalay Bay Loan Combination is structured with an Anticipated Repayment Date (“ARD”) of March 5, 2030 and a final maturity date of March 5, 2032. After the ARD, the following structure will apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.55800%, and (y) (1) the ARD Treasury Note Rate (as defined below) in effect on the ARD plus (2) 1.77000%, (ii) amounts in the Excess Cash Flow Reserve (as defined below) will be applied first to pay monthly additional interest amounts which, to the extent not paid (such amount not paid, together with accrued interest thereon at the Adjusted Interest Rate (as defined below), the “Accrued Interest”), will be deferred and added to the principal balance of the MGM Grand & Mandalay Bay Loan Combination, and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to the principal of the MGM Grand & Mandalay Bay Loan Combination. The metrics presented above are calculated based on the ARD.

(8)	The MGM Grand & Mandalay Bay Loan Combination was co-originated by Citi Real Estate Funding Inc. (“CREFI”), Barclays Capital Real Estate Inc. (“BCREI”), Deutsche Bank AG, acting through its New York Branch (“DBNY”) and Société Générale Financial Corporation (“SGFC”). CREFI will be contributing Note A-13-2 with an outstanding principal balance of $53,333,333 and GACC will be contributing Note A-15-3 with an outstanding principal balance of $26,666,667 to the Benchmark 2020-B19 securitization trust.

(9)	See “—Escrows” below.

(10)	Includes MGM’s approximately $80.0 million of retained equity interest in the MGM Grand & Mandalay Bay Properties after the sale-leaseback, by virtue of operating partnership units in MGP OP issued to MGM on the origination date of the MGM Grand & Mandalay Bay Loan Combination.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: MGM GRAND & MANDALAY BAY

■	The Mortgage Loan. The mortgage loan (the “The MGM Grand & Mandalay Bay Loan”) is part of a loan combination (the “The MGM Grand & Mandalay Bay Loan Combination”) in the aggregate original principal balance of $3,000,000,000. The MGM Grand & Mandalay Bay Loan Combination is secured by a first mortgage encumbering the borrowers’ fee simple interest in two full service luxury resort and casinos located in Las Vegas, Nevada (the “MGM Grand Property,” and the “Mandalay Bay Property,” and collectively “The MGM Grand & Mandalay Bay Properties”). The MGM Grand & Mandalay Bay Loan Combination was co-originated by CREFI, DBNY, BCREI, and SGFC on February 14, 2020. The MGM Grand & Mandalay Bay Loan Combination is comprised of (i) the MGM Grand & Mandalay Bay Senior Loan, comprised of 24 MGM Grand & Mandalay Bay Senior Notes with an aggregate principal balance of $1,634,200,000, and (ii) the MGM Grand & Mandalay Bay Junior Notes comprised of 24 notes of multiple subordination levels, which are subordinate to the MGM Grand & Mandalay Bay Senior Loan with an aggregate principal balance of $1,365,800,000, each as described in the table below. The MGM Grand & Mandalay Bay Junior Notes are subordinate to the MGM Grand & Mandalay Bay Senior Notes to the extent described in “Description of the Mortgage Pool–The Loan Combinations–The MGM Grand & Mandalay Bay Pari Passu-AB Loan Combination” in the Preliminary Prospectus. The MGM Grand & Mandalay Bay Loan, which is evidenced by the non-controlling notes A-13-2 and A-15-3, has an outstanding principal balance as of the Cut-off Date of $80,000,000 and represents approximately 7.2% of the Initial Pool Balance. Each note evidenced in the MGM Grand & Mandalay Bay Loan Combination has an interest rate of 3.55800% per annum. The borrowers utilized the proceeds of the MGM Grand & Mandalay Bay Loan Combination to acquire the MGM Grand & Mandalay Bay Properties and pay closing costs. The MGM Grand & Mandalay Bay Loan received a credit assessment of BBB+sf by Fitch and AA- by KBRA.

The MGM Grand & Mandalay Bay Loan Combination has a 10-year interest-only term through the ARD of March 5, 2030. After the ARD, through and including March 5, 2032 (the “Maturity Date”), the following structure would apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.55800%, and (y)(1) the ARD Treasury Note Rate in effect on the ARD (such new rate, the “Adjusted Interest Rate”) plus (2) 1.77000%, (ii) amounts in the Excess Cash Flow Reserve (as defined below) will be applied first to pay monthly additional interest amounts which, to the extent not paid, will be deferred (together with interest accrued thereon at the Adjusted Interest Rate) and added to the principal balance of the MGM Grand & Mandalay Bay Loan Combination, and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to principal of the MGM Grand & Mandalay Bay Loan Combination. For the period from the origination date through the ARD, the MGM Grand & Mandalay Bay Senior Notes and Junior Notes accrue at the rate of 3.55800% per annum. The MGM Grand & Mandalay Bay Loan Combination proceeds along with borrower sponsor equity were used to purchase the MGM Grand & Mandalay Bay Properties for $4.6 billion.

“ARD Treasury Note Rate” means the rate of interest per annum calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the business day ending immediately prior to the ARD, of “U.S. Government Securities/Treasury Constant Maturities” with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. In the event Federal Reserve Statistical Release H.15 Selected Interest Rates is no longer published or in the event Federal Reserve Statistical Release H.15 Selected Interest Rates no longer publishes “U.S. Government Securities/Treasury Constant Maturities”, the mortgage lender will select a comparable publication to determine such “U.S. Government Securities/Treasury Constant Maturities” and the applicable ARD Treasury Note Rate. The mortgage lender’s determination of the ARD Treasury Note Rate will be final absent manifest error.

The MGM Grand & Mandalay Bay Loan Combination had an initial term of 120 months and has a remaining term of 114 months as of the Cut-off Date. The MGM Grand & Mandalay Bay Loan Combination requires payments of interest only until the ARD in March 2030 or the final maturity date in March 2032. Voluntary prepayment of The MGM Grand & Mandalay Bay Loan Combination without payment of a yield maintenance premium is permitted on or after the due date in September 2029. Defeasance of the MGM Grand & Mandalay Bay Loan Combination with certain direct full faith and credit obligations of the United States of America is permitted under the MGM Grand & Mandalay Bay Loan Combination documents at any time after the earlier of (i) February 14, 2023 or (ii) the second anniversary of the securitization of the last note of the MGM Grand & Mandalay Bay Loan Combination.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: MGM GRAND & MANDALAY BAY

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-13-2, A-15-3	$80,000,000	$80,000,000	Benchmark 2020-B19(1)	No
A-13-1, A-15-1	$65,000,000	$65,000,000	Benchmark 2020-B18	No
A-15-2	$50,000,000	$50,000,000	DBJPM 2020-C9	No
A-1, A-2, A-3, A-4	$670,139	$670,139	BX 2020-VIVA	No
A-5, A-6, A-7, A-8	$794,861	$794,861	BX 2020-VIV2	No
A-9, A-13-3	$556,427,334	$556,427,334	CREFI(2)	No
A-10, A-14-1, A-14-2, A-14-3	$326,547,000	$326,547,000	Barclays Bank PLC(2)	No
A-11, A-15-4	$228,213,666	$228,213,666	DBRI(2)	No
A-12, A-16-1, A-16-2	$326,547,000	$326,547,000	SGFC(2)	No
Total Senior Notes	$1,634,200,000	$1,634,200,000
B-1-A, B-2-A, B-3-A, B-4-A, B-1-B, B-2-B, B-3-B, B-4-B(4)	$329,861	$329,861	BX 2020-VIVA	No
B-5-A, B-6-A, B-7-A, B-8-A, B-5-B, B-6-B, B-7-B, B-8-B(4)	$374,355,139	$374,355,139	BX 2020-VIV2	No
B-9-A(4)	$171,886,000	$171,886,000	CREFI(2)	No
B-10-A(4)	$85,943,000	$85,943,000	Barclays Bank PLC(2)	No
B-11-A(4)	$85,943,000	$85,943,000	DBRI(2)	No
B-12-A(4)	$85,943,000	$85,943,000	SGFC(2)	No
C-1, C-2, C-3, C-4(4)	$561,400,000	$561,400,000	BX 2020-VIVA	Yes(3)
Total	$3,000,000,000	$3,000,000,000

(1)	CREFI will be contributing Note A-13-2, which has an outstanding principal balance of $53,333,333 to the Benchmark 2020-B19 securitization trust. GACC will be contributing Note A-15-3, which has an outstanding principal balance of $26,666,667 to the Benchmark 2020-B19 securitization trust.

(2)	Expected to be contributed to one or more future securitization transactions.

(3)	The initial controlling note is Note C-1, so long as no related control appraisal period with respect to Note C-1 and the related pari passu C notes has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the controlling note will be as described under “Description of the Mortgage Pool—The Loan Combinations—The MGM Grand & Mandalay Bay Pari Passu-AB Loan Combination” in the Preliminary Prospectus.

(4)	The MGM Grand & Mandalay Bay Junior Notes are subordinate to the MGM Grand & Mandalay Bay Senior Notes.

■	The Mortgaged Properties.

MGM Grand (54.5% of Mortgage ALA and Master Lease Rent)

Built in 1993, the MGM Grand Property is a full-service luxury resort and casino property located on the Las Vegas Strip, situated between Tropicana Boulevard and Harmon Avenue. According to World Atlas, the MGM Grand Property is the third largest hotel in the world by room count. The MGM Grand Property is also a recipient of the AAA Four Diamond award. The MGM Grand Property covers approximately 101.9 acres and consists of 4,998 hotel rooms: 4,270 standard rooms, 554 suites, 88 luxury suites, 51 SKYLOFTS suites (excluding one additional office unit), 30 mansion villas (Mediterranean-themed villas targeted for high-end gamblers, celebrities and casino-invited guests on the strip) (the “Mansion Villas”) and four entourage rooms associated with the Mansion Villas. The MGM Grand Property contains approximately 177,268 square feet (“SF”) of casino space, featuring 1,553 slot machines and 128 gaming tables, over 748,000 SF of meeting space, 18 restaurants, an approximately 22,858 SF spa, four swimming pools and approximately 41,800 SF of rentable retail space (featuring 31 retailers). The MGM Grand Property is home to Cirque du Soleil’s “Kà”, an acrobatic theater production that has been in residence at the MGM Grand Property since October 2004. The MGM Grand Property also includes the David Copperfield Theatre, Hakkasan Nightclub and the MGM Grand Garden Arena, which has a seating capacity of over 16,000 and hosts premier concerts, award shows, sporting events including championship boxing, and other special events.

Room sizes range from 346 SF to 11,517 SF and the MGM Grand Property offers one to four bedroom rooms. Standard room amenities include air conditioning, in-room dining service, minibar, telephone, hair dryer, in-room safe, and high-speed internet. SKYLOFTS at MGM Grand, a AAA Four-Diamond, Forbes Five Star hotel, occupies the top two floors of the main building. The hotel has 51 lofts ranging from 1,401 to 6,040 SF per loft. SKYLOFTS is also a member of The Leading Hotels of the World. The Mansion at the MGM Grand Property contains 30 Mansion Villas ranging from 2,358 to 11,517 SF per villa and $5,000 to $35,000 per night.

Since 2010, the MGM Grand Property has benefited from total capital investment of approximately $480.0 million (approximately $96,036 per room). Notable capital expenditures from this time period include an approximately $144.0 million full rooms renovation from 2010 to 2013 and a recent $118.9 million expansion and renovation of the conference center, which was completed in December 2018.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: MGM GRAND & MANDALAY BAY

Mandalay Bay (45.5% of Mortgage ALA and Master Lease Rent)

Built in 1999, the Mandalay Bay Property is a full-service luxury resort and casino property located as the first major resort on the strip to greet visitors arriving by automobile from Southern California. The AAA Four Diamond award winning resort is a premier conference hotel in Las Vegas with approximately 2.2 million SF of convention, ballroom and meeting space, making it the fifth single largest event space in the United States. The Mandalay Bay Property is immediately across Interstate 15 from Allegiant Stadium, the new home stadium of the National Football League’s (“NFL”) Raiders, which was substantially completed on July 31, 2020 and is expected to start being utilized in September 2020. The Mandalay Bay Property covers approximately 124.1 acres and consists of 4,750 hotel rooms. Also included within the Mandalay Bay Property are: (i) the Delano, which is an all-suite hotel tower within the complex and (ii) a Four Seasons hotel, each of which has its own lobby, restaurants and pool and spa. In addition to the significant meeting space, the Mandalay Bay Property contains approximately 152,159 SF of casino space, featuring approximately 1,232 slot machines and 71 gaming tables, 27 total restaurants, an approximately 30,000 SF spa, ten swimming pools and approximately 54,000 SF of rentable retail space featuring 41 retailers. The Mandalay Bay Property is also the home to Cirque du Soleil’s Michael Jackson “ONE”, which has been in residence at the Mandalay Bay Property in an approximately 1,805-seat showroom since 2013, an approximately 12,000-seat special events arena, the House of Blues (which features an arena seating up to 2,500 people) and the Shark Reef Aquarium. Additionally, the Mandalay Bay Property’s expansive pool and beach area plays host to an array of evening open air concerts during the pool season, a large wave pool, and Moorea, a European-style “ultra” beach and Daylight Beach Club.

Room sizes range from 400 to 5,605 SF and the Mandalay Bay Property offers one- to four-bedroom rooms. Standard room amenities include air conditioning, in-room dining service, minibar, telephone, hair dryer, in-room safe, and high-speed internet. Floors 60–62 are designed as penthouse suites, with a penthouse lounge on level 62 for guests staying in the penthouses. Floors numbered 35–39 of the main hotel building are occupied by the five-star and AAA Four-Diamond Four Seasons Hotel Las Vegas. Located at the resort's 43-story second tower, the Delano Las Vegas is comprised of 45 rooms and 1,072 suites. Each suite at the Delano is at least 725 SF.

The Mandalay Bay Property (including the Delano) underwent a substantial rooms’ renovation of approximately $159.7 million (approximately $35,150 per room) from 2012 to 2016 and has received a total of approximately $510.6 million (approximately $107,485 per room) of capital investment since 2010.

Cirque du Soleil performances at the MGM Grand & Mandalay Bay Properties scheduled through September 30, 2020 have been cancelled. On June 29, 2020, Cirque du Soleil Entertainment Group (“Cirque”) announced that it and certain of its affiliated companies filed for protection from creditors under the Companies’ Creditors Arrangement Act in order to restructure its capital structure, which application was granted by the court. On July 16, 2020, Cirque announced that it entered into a new “stalking horse” purchase agreement with a group of existing first lien and second lien secured lenders pursuant to which such lenders would acquire substantially all of Cirque’s assets in settlement of Cirque’s first and second lien debt. Such purchase agreement was approved by the court on July 17, 2020, and served as the new “stalking horse” bid in a SISP supervised by the court and the court-appointed monitor. As of August 18, 2020, it was reported that the lenders’ bid was the highest bid, which requires court approval to take effect.

COVID-19 Update. According to a press release issued on March 15, 2020, MGM announced that it would suspend operations at all of its Las Vegas properties, including the MGM Grand & Mandalay Bay Properties, until further notice, effective as of March 17, 2020, and that casino operations would close on March 16, 2020, followed by hotel operations on March 17, 2020. MGM cited COVID-19 as a pandemic that had intensified in the United States, requiring major collective action to slow its progression. MGM stated that it cancelled all reservations at its Las Vegas properties prior to May 21, 2020. MGM further reported that it incurred substantial operating losses in March 2020 and did not expect to see a material improvement until more is known regarding the duration and severity of the pandemic, including when MGM’s properties can reopen to the public. On May 1, 2020, MGM reported that as a result of the government-mandated closure, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties and several properties which are not part of the collateral for the MGM Grand & Mandalay Bay Loan Combination) were effectively generating no revenue. In addition, MGM Resorts International reported high levels of room and convention cancellation across its domestic properties through the third quarter of 2020 with some tentative re-bookings in the fourth quarter and into 2021, and it indicated that when it is able to re-open its domestic properties, it expects weakened demand in light of continued domestic and international travel restrictions or warnings, consumer fears and reduced consumer discretionary spending and general economic uncertainty. As of June 4, 2020, the MGM Grand Property was reopened, with limited amenities and certain COVID-19 mitigation procedures. MGM reopened The Shoppes at Mandalay Bay Place on June 25, 2020 and the Mandalay Bay resort on July 1, 2020, both with limited amenities and certain COVID-19 mitigation procedures. On August 28, 2020, several news outlets reported that MGM is expected to lay off

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: MGM GRAND & MANDALAY BAY

approximately 18,000 furloughed workers in the United States, more than one-quarter of its pre-COVID-19 pandemic U.S. workforce, due to the continued impact of the COVID-19 pandemic on MGM’s business.

Revenue Streams. The MGM Grand & Mandalay Bay Properties benefit from a diverse set of revenue streams with a substantial contribution from non-gaming sources (only 18.0% of combined year-end (“YE”) December 2019 revenues derived from casino) and offer nearly 2.8 million SF of combined meeting and convention space.

As of YE December 2019, the MGM Grand Property generated 77.8% of net revenues from rooms, food and beverage, retail, entertainment and other operations. The gaming segment contributed 22.2% of net revenue (approximately $257.9 million), representing a decline from the 2018 level of 29.8% of net revenue (of approximately $365.7 million). A portion of the decline can be attributed to a renovation of the Mansion Villas in 2019, which serve as the MGM Grand Property’s main attractant to high-end gamblers. Nearly all departments at the MGM Grand Property (including rooms, F&B, retail and entertainment) experienced continued growth in the YE December 2019 period despite the decline in casino revenue.

The Mandalay Bay Property has a much smaller casino department as a percentage of total net revenue (12.9% as of YE December 2019) than most casinos on the Las Vegas strip. The Mandalay Bay Property revenues are primarily driven by (i) the focus on group and convention business (according to the appraisal, the Mandalay Bay Property had a 2019 penetration factor of 134.8% for group business) and (ii) the fact that two of the three room types are operated as non-casino focused third party franchises (the Delano and Four Seasons). As of YE December 2019, 64.1% of total revenues at the Mandalay Bay Property were derived from rooms’ revenue (34.1%) and food & beverage revenue (30.0%).

As of YE December 2019, the MGM Grand Property achieved occupancy, ADR and RevPAR of 91.4%, $190.29 and $173.85, respectively. As of YE December 2019, the Mandalay Bay Property achieved occupancy, ADR and RevPAR of 92.8%, $202.98 and $188.40, respectively.

Historical Performance
EBITDAR ($ Millions)(1)	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(1)	June 2020 TTM(1)	UW
MGM Grand	$329	$396	$271	$214	$163	$149	$181	$236	$255	$281	$332	$345	$372	$283	$263	$220	$283
Mandalay Bay	$282	$291	$251	$160	$125	$169	$147	$167	$176	$204	$237	$260	$246	$237	$224	$161	$237
Total Collateral	$611	$688	$522	$374	$288	$318	$327	$403	$431	$485	$569	$605	$617	$520	$487	$381	$520
Debt Yield(2)	20.4%	22.9%	17.4%	12.5%	9.6%	10.6%	10.9%	13.4%	14.4%	16.2%	19.0%	20.2%	20.6%	17.3%	16.2%	12.7%	17.3%
Rent Coverage(3)	2.1x	2.4x	1.8x	1.3x	1.0x	1.1x	1.1x	1.4x	1.5x	1.7x	1.9x	2.1x	2.1x	1.8x	1.7x	1.3x	1.8x

(1)	On May 1, 2020, MGM Resorts International reported in its first quarter Form 10-Q filing that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, and there were high levels of room and convention cancellation through the third quarter of 2020. The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively. The $487 million presented above represents the adjusted March 2020 TTM EBITDAR, which takes into account an adjustment for a combined net extraordinary loss of approximately $20.6 million during the March 2020 TTM period (reflecting primarily operating losses during closure comprised mainly of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The $381 million presented above represents the adjusted June 2020 TTM EBITDAR, which takes into account an adjustment for a combined net extraordinary loss of approximately $82.4 million during the June 2020 TTM period (reflecting primarily operating losses during closure comprised mainly of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The Lender UW presented above is based on 2019 financials, which reflects a full year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties. Please see “Cash Flow Analysis” herein, and the footnotes thereto, for more detailed underwritten cash flow information.

(2)	Debt Yield metrics presented above are based on the MGM Grand & Mandalay Bay Loan Combination Cut-off Date balance of $3.0 billion and the EBITDAR of each respective time period.

(3)	Rent Coverage ratios presented above are based on the initial Master Lease Rent of $292.0 million and the EBITDAR of each respective time period.

Historical Performance – MGM Grand(1)
	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(2)	June 2020 TTM(2)
RevPAR	$154	$162	$145	$112	$112	$128	$136	$138	$151	$155	$162	$167	$169	$174	$172	$161
Net Revenue ($ bns)	$1.19	$1.32	$1.22	$1.09	$1.03	$1.05	$1.07	$1.15	$1.21	$1.16	$1.15	$1.18	$1.23	$1.16	$1.10	$0.87
EBITDAR Margin	28%	30%	22%	20%	16%	14%	17%	21%	21%	24%	29%	29%	30%	24%	24%	25%
(1)	Any financial information contained in this Term Sheet for the MGM Grand Property which relates to any period prior to 2015 has not been recast to reflect the adoption of ASC 606 revenue recognition under GAAP and thus, any financial information provided for periods prior to 2015 may not be comparable to periods on or after 2015 with respect to which recasting has been applied.

(2)	The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand and Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively. The lender UW presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: MGM GRAND & MANDALAY BAY

Historical Performance – Mandalay Bay(1)
	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(2)	June 2020 TTM(2)
RevPAR	$199	$213	$193	$142	$142	$160	$162	$164	$176	$177	$185	$186	$184	$188	$188	$186
Net Revenue ($ bns)	$0.99	$1.02	$0.95	$0.79	$0.78	$0.84	$0.78	$0.86	$0.95	$0.94	$0.97	$0.98	$0.97	$0.94	$0.90	$0.67
EBITDAR Margin	29%	28%	26%	20%	16%	20%	19%	19%	19%	22%	24%	27%	25%	25%	25%	24%
(1)	Any financial information contained in this Term Sheet for the Mandalay Bay Property which relates to any period prior to 2015 has not been recast to reflect the adoption of ASC 606 revenue recognition under GAAP and thus, any financial information provided for periods prior to 2015 may not be comparable to periods on or after 2015 with respect to which recasting has been applied.

(2)	The March 2020 TTM financials presented above reflect the suspension of operations at the Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand and Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively. The lender UW presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

Master Lease.  The MGM Grand & Mandalay Bay Properties are master leased to MGM Lessee II, LLC (“MGM Tenant”), a wholly-owned subsidiary of MGM under a 30-year, triple-net master and operating lease with two, ten-year renewal options. In turn, the MGM Tenant has subleased a portion of the MGM Grand & Mandalay Bay Properties to each of MGM Grand Hotel, LLC, a Nevada limited liability company (“Grand Operating Subtenant”), Mandalay Bay, LLC, a Nevada limited liability company (“Mandalay Bay Subtenant”) and Mandalay Place, LLC, a Nevada limited liability company (“Mandalay Place Subtenant”; and, together with Grand Operating Subtenant and Mandalay Bay Subtenant, individually or collectively as the context may require, together with any person to whom all or any portion of a Property is sublet by MGM Tenant pursuant to a MGM/Mandalay Operating sublease pursuant to the express terms and conditions of the MGM/Mandalay Lease, each a “MGM/Mandalay Operating Subtenant”). Each MGM/Mandalay Operating Subtenant executed a joinder to the MGM/Mandalay Lease for the purpose of (x) agreeing to be bound by the terms and provisions of the MGM/Mandalay Lease regarding the disposition of any portion of the MGM Tenant’s Property owned by such MGM/Mandalay Operating Subtenant and (y) granting a security interest to the Borrowers in the portion of the MGM Tenant’s pledged property owned by such MGM/Mandalay Operating Subtenant and certain reserve funds under the MGM/Mandalay Lease. The MGM Tenant and each MGM/Mandalay Operating Subtenant is not a borrower or an obligor under the MGM Grand & Mandalay Bay Loan documents.

Under the Master Lease, the MGM Tenant is required to pay to the Borrowers an initial lease rent of $292.0 million per annum ($159.0 million allocated to the MGM Grand Property and $133.0 million allocated to the Mandalay Bay Property, the “Master Lease Rent”), subject to annual increases of (i) 2.0% in years 2 through 15 of the initial lease term, and (ii) thereafter, the greater of 2.0% or CPI (CPI capped at 3.0%) for the remainder of the initial lease term. Additionally, MGM will be required to continue to invest in the MGM Grand & Mandalay Bay Properties, with (x) a minimum aggregate capital investment requirement of 3.5% of actual net revenues every five years (the first such period beginning January 1, 2020 and expiring December 31, 2024, and the second such period beginning January 1, 2021 and expiring December 31, 2025, and each five-year period thereafter on a rolling basis) in the aggregate for the MGM Grand & Mandalay Bay Properties (such amount not to be less than 2.5% of the actual net revenue of any individual Property) (collectively, the “Required CapEx”) and (y) a monthly reserve equal to 1.5% of actual net revenues which may be used for FF&E and on qualifying capital expenditures in satisfaction of the Required CapEx spend. Upon early termination of the Master Lease due to an event of default by MGM Tenant thereunder, the FF&E will be transferred to the Borrowers at no cost.

Beginning with the first full calendar quarter after the origination date for the MGM Grand & Mandalay Bay Loan Combination and continuing thereafter, if either (a) (x) EBITDAR to Rent Ratio (as defined in the Master Lease) for the prior four fiscal quarters is less than 1.60x and (y) MGM’s market cap is less than $6.0 billion or (b) (x) MGM is no longer publicly traded and listed on NYSE, AMEX or NASDAQ and (y) the EBITDAR to Rent Ratio for the prior four fiscal quarters is less than 2.0x, then MGM Tenant will be required to provide one or more letters of credit or fund a cash escrow in an aggregate amount equal to the following year’s rent (taking into account the applicable escalations).

No intellectual property is licensed to the Borrowers and the Borrowers have no option to purchase upon expiration of the Master Lease. Upon the expiration of the Master Lease term or earlier termination of Master Lease, MGM Tenant will be obligated to provide up to 18 months of transition services to permit the continuous and uninterrupted operation of the Property.

MGM (NYSE: MGM, rated Ba3/BB-/BB- by Moody’s, Fitch and S&P) guarantees to the Borrowers the payment and performance of all monetary obligations and certain other obligations of the MGM Tenant under the Master Lease. In addition to the lease guaranty, MGM (in such capacity, “Shortfall Collection Guarantor”) has executed a shortfall guaranty for the benefit of the mortgage lenders for the MGM Grand & Mandalay Bay Loan, pursuant to which MGM has guaranteed to the mortgage lenders the unpaid portion of the initial principal amount of the MGM Grand & Mandalay

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: MGM GRAND & MANDALAY BAY

Bay Loan (without giving effect to any future amendments that may increase the principal balance) and all interest accrued and unpaid thereon. For the avoidance of doubt, the Shortfall Collection Guarantor does not guarantee any Accrued Interest or any additional principal as a result of an unpaid Accrued Interest after the ARD. Transfers of interests in MGM are not restricted under the MGM Grand & Mandalay Bay Loan documents and any bankruptcy or other adverse event with respect to the Shortfall Collection Guarantor does not constitute a default under the MGM Grand & Mandalay Bay Loan documents. Neither MGM nor its affiliates (including, without limitation, MGM Tenant) are considered an affiliate of the Borrowers for any purpose under the MGM Grand & Mandalay Bay Loan documents so long as such person does not control the Borrowers. There is no continuing net worth requirement with respect to MGM in connection with the shortfall guaranty. As of the origination of the MGM Grand & Mandalay Bay Loan, neither MGM nor MGM Tenant controlled the Borrowers.

As of December 31, 2019, MGM had a market capitalization of approximately $16.7 billion, full-year 2019 revenue of approximately $12.9 billion and consolidated, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) of approximately $3.0 billion. As of March 31, 2020, MGM reported revenue of approximately $2.3 billion for the first quarter of 2020. This represents a 29% decrease to the first quarter of 2019, which was primarily driven by MGM’s temporary suspension of its domestic and Macau casino operations related to the COVID-19 pandemic. MGM had $6.0 billion of cash and cash equivalents as of March 31, 2020, which included $1.8 billion at MGP and $381 million at MGM China. In addition, on April 23, 2020, MGM commenced a private offering of $750 million in aggregate principal amount of 6.75% coupon senior notes due in 2025, which further added to MGM’s cash position. As of June 30, 2020, MGM reported (i) revenue of approximately $290.0 million for the second quarter of 2020 (of which approximately $151.0 million was derived from MGM’s Las Vegas Strip resorts(1)), (ii) a total consolidated liquidity position of $8.1 billion (which includes MGM Resorts, MGM China and MGP and is comprised of cash and cash equivalents of approximately $4.8 billion and approximately $3.3 billion available under certain revolving credit facilities) and (iii) a market capitalization of approximately $8.3 billion. According to MGM’s second quarter 2020 earnings presentation, the Adjusted Property EBITDAR margin across all reopened MGM properties on the Las Vegas Strip (during the period the properties were operating through June 30, 2020) increased by approximately 450 basis points compared to the second quarter of 2019 (calculation methodology presented below)(2).

MGM Tenant is a casino owner-operator for 29 unique hotel offerings totaling over 44,000 rooms across Las Vegas, United States regional markets and Macau. MGM Tenant has managed the MGM Grand & Mandalay Bay Properties for more than 27 and 18 years, respectively.

(1)	Second quarter 2020 revenue of approximately $151.0 million for MGM’s Las Vegas Strip resorts reflects revenue from certain resorts which reopened during the second quarter of 2020 with limited amenities and certain COVID-19 mitigation procedures: the Bellagio (reopened on June 4, 2020), the MGM Grand (reopened on June 4, 2020), New York, New York (reopened on June 4, 2020), Excalibur (reopened on June 11, 2020) and Luxor (reopened on June 25, 2020). The Mandalay Bay, ARIA, Vdara, Mirage and Park MGM resorts were not open during the second quarter of 2020.

(2)	Second quarter 2020 Adjusted Property EBITDAR calculation methodology: Reflects MGM management's estimates of operating trends for the periods in which the properties were operating (commencing on each respective properties reopening date and calculated through June 30, 2020), compared to the same periods in 2019 using monthly property level financials and internally generated daily operating reports to calculate activity for partial monthly periods, based on the days in the second quarter of 2020 that such properties were opened prior to June 30, 2020, including activity for invitation only customer events prior to reopening to the general public.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: MGM GRAND & MANDALAY BAY

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at The MGM Grand & Mandalay Bay Properties:

Cash Flow Analysis(1)

	2015	2016	2017	2018	2019	TTM June 2020	Underwritten	Underwritten $ per Room(2)
Hotel Revenue	$576,193,751	$611,611,719	$621,671,255	$619,356,266	$635,408,160	$454,847,334	$635,408,160	$65,183
Casino Revenue	461,726,103	438,253,825	459,676,698	492,001,712	379,532,959	304,523,632	379,532,959	$38,934
F&B Revenue	578,021,518	598,992,505	608,876,978	604,859,218	629,566,379	438,092,332	629,566,379	$64,584
Other Revenue	480,778,051	465,818,022	471,735,234	475,323,334	461,787,990	345,071,444	461,787,990(3)	$47,373
Total Revenue	$2,096,719,423	$2,114,676,071	$2,161,960,165	$2,191,540,530	$2,106,295,488	$1,542,534,742	$2,106,295,488	$216,075

Hotel Expense	230,915,708	235,477,994	249,304,637	255,303,612	265,201,312	205,510,281	265,201,312	$27,206
Casino Expense	253,918,628	213,245,938	229,109,011	226,996,812	223,320,361	189,641,029	223,320,361	$22,909
F&B Expense	428,952,166	429,128,035	433,970,578	437,033,184	449,487,794	329,402,047	449,487,794	$46,111
Other Expense	349,547,741	323,328,025	322,504,168	316,078,620	304,747,043	225,847,118	304,747,043	$31,263
Total Departmental Expense	$1,263,334,243	$1,201,179,992	$1,234,888,394	$1,235,412,228	$1,242,756,510	$950,400,475	$1,242,756,510	$127,488
Total Undistributed Expense(4)	278,305,919	261,847,999	247,318,999	257,487,307	258,119,417	215,257,835	258,119,417	$26,479
Fixed Charges	69,781,283	82,874,666	74,715,564	81,271,729	85,339,208	160,474,389(5)	85,339,208	$8,755
Total Operating Expenses	$348,087,202	$344,722,665	$322,034,563	$338,759,036	$343,458,625	$375,732,224	$343,458,625	$35,234

EBITDAR	$485,297,978	$568,773,414	$605,037,208	$617,369,266	$520,080,353	$381,156,903(7)	$520,080,353	$53,353
FF&E(6)	0	0	0	0	0	0	32,774,592	3,362
Net Cash Flow	$485,297,978	$568,773,414	$605,037,208	$617,369,266	$520,080,353	$381,156,903(7)	$487,305,761	$49,990

Occupancy	92.5%	92.4%	91.0%	91.5%	92.1%	87.5%	92.1%
EBITDAR Debt Yield	16.2%	19.0%	20.2%	20.6%	17.3%	12.7%	17.3%
EBITDAR DSCR	1.66x	1.95x	2.07x	2.11x	1.78x	1.31x	1.78x

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Based on 9,748 guest rooms.

(3)	The most recent available breakout of the Signature Condo-Hotel revenue as a component of Other Revenue was from the November 2019 trailing 12-month period.

(4)	2018 property administration expense was adjusted for the Mandalay Bay Property to exclude $21.8 million of one-time business interruption proceeds related to the October 1, 2017 shooting at a country concert in Las Vegas.

(5)	Fixed Charges includes a net extraordinary loss add-back represents a net combined extraordinary loss from the MGM Grand & Mandalay Bay Properties of approximately $82.4 million during the TTM June 2020 period (primarily comprised of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The TTM June 2020 EBITDAR of approximately $381.2 million represents the combined adjusted EBITDAR as calculated per the Master Lease (after taking into account the extraordinary loss add-back for the TTM June 2020 period).

(6)	Underwritten FF&E is based on the 1.5% contractual FF&E reserve based on total net revenues (excluding net revenues associated with the Signature Condo-Hotel development at the MGM Grand Property for which FF&E is not reserved under the Master Lease). With respect to the Mandalay Bay Property, 5.0% FF&E Reserve was underwritten for the revenues associated with the closing date Four Seasons Management Agreement.

(7)	The TTM June 2020 financials presented above reflect the suspension of operations at the Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand and Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The TTM June 2020 financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively. The lender UW presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

■	Appraisal. The Appraised Value of $4,600,000,000 as of January 10, 2020, is the Aggregate Real Property Appraised Value solely with respect to real property at the MGM Grand & Mandalay Bay Properties, excluding personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties. The appraisal also includes an As Leased-Sale-Leaseback Appraised Value, which is equal to the Aggregate Real Property Appraised Value. The Aggregate As-Is Appraised Value of $7,352,600,000 as of January 10, 2020, includes personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties. The personal property and intangible property relating to the MGM Grand & Mandalay Bay Properties is owned by the MGM Tenant or the MGM/Mandalay Operating Subtenants (as more particularly provided in the Master Lease), which granted a security interest in certain property of the MGM Tenant and the MGM/Mandalay Operating Subtenants (with certain exclusions, including an exclusion for the intellectual property of MGM Tenant as more particularly described in the Master Lease) in favor of the MGM Grand & Mandalay Bay Borrowers and provided that the FF&E will be transferred to the MGM Grand & Mandalay Bay Borrowers at no cost in the event of a termination of the Master Lease due to an event of default by the MGM Tenant thereunder. Such security interest was collaterally assigned by the MGM Grand & Mandalay Bay Borrowers to the mortgage lenders.

■	Environmental. According to a Phase I environmental report, dated February 11, 2020, the environmental consultant identified underground storage tanks at the MGM Grand & Mandalay Bay Properties. Due to the presence of

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: MGM GRAND & MANDALAY BAY

underground storage tanks, the MGM Grand & Mandalay Bay Borrowers purchased, and are required to maintain under the MGM Grand & Mandalay Bay Loan agreement, an environmental insurance policy.

■	Market Overview and Competition. The MGM Grand & Mandalay Bay Properties are located on the Las Vegas Strip in the heart of Las Vegas, Nevada. Visitor volume and airport passenger traffic into the Las Vegas region have more than doubled from 1990 to 2019. In connection with the financial downturn in 2008 and 2009, the Las Vegas market generally experienced a contraction. During 2010, the market began to rebound and visitation has returned to or near peak levels. McCarran International Airport welcomed 51.5 million passengers in 2019 (surpassing the 2018 passenger count of approximately 49.6 million).

Since 2010, annual convention attendance in Las Vegas has grown by over 2 million people (4.0% CAGR). With an estimated local population of 2.3 million people as of 2019, an additional approximately 42.5 million tourists visiting the metropolitan Las Vegas area annually and recent investment in Las Vegas by major sports leagues, the amount of existing gaming activity has increased steadily since the 2009 trough. In Clark County, gaming revenue has increased approximately 17.2% through 2019 since the gaming revenue trough in 2009.

Market Overview(1)
Category	1990	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Visitor Volume (thousands)	20,954	36,351	37,335	38,929	39,727	39,668	41,127	42,312	42,936	42,214	42,117	42,524
YoY % Change	NAP	-3.0%	2.7%	4.3%	2.1%	-0.1%	3.7%	2.9%	1.5%	-1.7%	-0.2%	1.0%
Clark County Gaming Revenues ($mm)	$4,104	$8,838	$8,909	$9,223	$9,400	$9,674	$9,554	$9,618	$9,714	$9,979	$10,250	$10,355
YoY % Change	NAP	-9.8%	0.8%	3.5%	1.9%	2.9%	-1.2%	0.7%	1.0%	2.7%	2.7%	1.0%
Hotel / Motel Rooms Inventory	73,730	148,941	148,935	150,161	150,481	150,593	150,544	149,213	149,339	148,896	149,158	149,422
YoY % Change	NAP	6.0%	0.0%	0.8%	0.2%	0.1%	0.0%	-0.9%	0.1%	-0.3%	0.2%	0.2%
Airport Passenger Traffic (thousands)	19,090	40,469	39,757	41,481	41,668	41,857	42,885	45,319	47,368	48,430	49,645	51,538
YoY % Change	NAP	-8.2%	-1.8%	4.3%	0.4%	0.5%	2.5%	5.7%	4.5%	2.2%	2.5%	3.8%
Convention Attendance (thousands)	1,742	4,492	4,473	4,865	4,944	5,107	5,195	5,891	6,311	6,646	6,502	6,649
YoY % Change	NAP	-23.9%	-0.4%	8.8%	1.6%	3.3%	1.7%	13.4%	7.1%	5.3%	-2.2%	2.3%
(1)	Source: Las Vegas Convention and Visitors Authority.

The Las Vegas Strip hotel average occupancy has been approximately 90% over the last three years. The Las Vegas Strip average 2019 occupancy was 90.4% and average 2018 occupancy was 89.5%. The Las Vegas Strip average 2019 ADR of $143.31 increased 3.3% relative to the average 2018 ADR of $138.71.

Historical Occupancy, ADR, RevPAR – Competitive Set
	MGM Grand Resort(1)			Competitive Set(2)(3)			MGM Grand Penetration Factor(2)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
December 31, 2017	92.1%	$181.76	$167.36	92.0%	$181.95	$167.10	100.2%	100.0%	100.3%
December 31, 2018	92.7%	$182.10	$168.76	93.0%	$187.63	$173.66	100.1%	97.4%	97.6%
December 31, 2019	91.4%	$190.29	$173.85	94.0%	$193.23	$181.41	98.7%	98.6%	97.3%
(1)	Source: Historical operating statements.

(2)	Source: Appraisal.

(3)	Includes: The Mirage, New York New York, Luxor, Caesars, Planet Hollywood, and Venetian/Palazzo.

Historical Occupancy, ADR, RevPAR – Competitive Set
	Mandalay Bay Resort(1)			Competitive Set(2)(3)			Mandalay Bay Penetration Factor(2)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
December 31, 2017	90.0%	$206.28	$185.57	92.0%	$177.98	$164.06	98.0%	113.2%	110.9%
December 31, 2018	90.2%	$203.96	$183.96	93.0%	$183.94	$171.13	97.4%	109.2%	106.4%
December 31, 2019	92.8%	$202.98	$188.40	94.0%	$190.09	$178.15	96.6%	108.8%	105.1%
(1)	Source: Historical operating statements.

(2)	Source: Appraisal.

(3)	Includes: The Mirage, New York New York, Luxor, Caesars, Planet Hollywood, and Venetian/Palazzo.

Additional group business is expected to enter the market as a result of the delivery of Allegiant Stadium in August 2020 (across the street from the Mandalay Bay Property) which will serve as the home stadium for the Raiders NFL team. Non-gaming revenue in the Las Vegas market was approximately 65% of total revenue in 2019 compared to pre-recession levels of approximately 59% in 2007.

Each of the MGM Grand & Mandalay Bay Properties share the same competitive set. The primary competitive set for the MGM Grand & Mandalay Bay Properties consists of six hotels, which range in size from 2,024 to 7,117 rooms and collectively contain an aggregate 23,058 rooms. According to the appraisal, there are two mega resorts in the construction phase with planned delivery between 2021 and 2022. Resorts World Las Vegas is a 59-story Chinese-

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: MGM GRAND & MANDALAY BAY

themed mega resort under construction at the former Stardust Resort and Casino site on the northern Las Vegas Strip with scheduled delivery by summer of 2021 according to the appraisal. The Drew is a 735-foot tall, 75% completed mega casino resort scheduled to be delivered by 2022.

Comparable Properties(1)
Property Name	No. of Rooms	Year Opened	Meeting Space (sq. ft.)	Casino Space (sq. ft.)	Estimated 2019 Occ.	Estimated 2019 ADR	Estimated 2019 RevPAR
MGM Grand(2)	4,998	1993	748,325	177,268	91.4%	$190.29	$173.85
Mandalay Bay(2)	4,750	1999	2,100,000	152,159	92.8%	$202.98	$188.40
The Mirage	3,044	1989	170,000	94,000	94.6%	$178.00	$168.39
New York New York	2,024	1997	30,500	81,000	95.5%	$151.00	$144.21
Luxor	4,397	1993	20,000	120,000	95.0%	$119.00	$113.05
Caesar’s Palace	3,976	1966	300,000	124,200	93.0%	$221.00	$205.53
Planet Hollywood	2,500	2000	20,000	64,500	90.0%	$185.00	$166.50
Venetian/Palazzo	7,117	1999	450,000	335,878	94.6%	$237.00	$224.20
(1)	Source: Appraisal, unless otherwise indicated.

(2)	Source: Underwriting and Borrower Sponsor provided information.

■	The Borrowers. On January 14, 2020, MGM Growth Properties Operating Partnership LP (“MGP OP”), an affiliate of BREIT Operating Partnership L.P. (“BREIT OP” and together with MGP OP, the “Sponsors”, as more particularly referred to as the “Borrower Sponsors”), and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) (the “Joint Venture”) to acquire the MGM Grand & Mandalay Bay Properties in Las Vegas for a purchase price of $4.60 billion ($471,892 per room). The borrowers under the MGM Grand & Mandalay Bay Loan Combination are MGM Grand PropCo, LLC and Mandalay PropCo, LLC (individually, a “MGM Grand & Mandalay Bay Borrower” and, collectively, the “MGM Grand & Mandalay Bay Borrowers” or the “Borrowers”), which are subsidiaries of the Joint Venture. The MGM Grand & Mandalay Bay Borrowers are Delaware limited liability companies and single purpose entities with two independent directors. Blackstone Real Estate Income Trust, Inc. (“BREIT”) is a non-traded real estate investment trust focused on investing in commercial real estate properties diversified by sector with an emphasis on providing investors with access to Blackstone’s institutional real estate investment platform. BREIT seeks to directly own stabilized income-generating United States commercial real estate across the key property types, including multifamily, industrial, retail, hotel, healthcare and office. BREIT is managed by an external advisor, BX REIT Advisors L.L.C., which is an affiliate of The Blackstone Group Inc. (“Blackstone”). Blackstone’s real estate investor capital under management totals approximately $161.0 billion as of March 31, 2020 and includes prime assets such as the Bellagio, Cosmopolitan Las Vegas, Hotel Del Coronado, Grand Wailea, Arizona Biltmore, Ritz Carlton Kapalua, and Turtle Bay Resort.

The BREIT OP borrower sponsor is affiliated with the borrowers of the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as BX Industrial Portfolio, which has a Cut-off Date Balance of $85.0 million.

MGM Growth Properties LLC (“MGP”) is one of the leading publicly traded real estate investment trusts engaged in the acquisition, ownership and leasing of large-scale destination entertainment and leisure resorts. MGP currently owns a portfolio of properties, consisting of 12 premier destination resorts in Las Vegas and elsewhere across the United States, with over 27,400 rooms, as well as MGM Northfield Park in Northfield, OH, Empire Resort Casino in Yonkers, NY, and a retail and entertainment district, The Park, in Las Vegas.

MGP OP and BREIT OP (together, individually or collectively as the context may require, the “Guarantor”), are the non-recourse carveout guarantors on a several basis in proportion to each Guarantor’s Liability Percentage (as defined below). The Liability Percentage of each Guarantor will be automatically increased or decreased from time to time, as applicable, to the extent any direct and/or indirect equity interest in the Borrowers is transferred by one Guarantor (or its affiliates) to the other Guarantor (or its affiliates) with the transferring Guarantor’s Liability Percentage increasing by the amount of such transferred interests and the transferee Guarantor’s Liability Percentage decreasing by such amount. In no event will the Liability Percentage of the Guarantors in the aggregate be less than or greater than one hundred percent (100%). For the avoidance of doubt, transfers by a Guarantor (or its affiliates) to a third party that is not an affiliate of the other Guarantor will not result in an adjustment to the Liability Percentage of either Guarantor. For illustrative purposes, if BREIT OP transfers a twenty-five percent (25%) indirect equity interest in Borrower to a third party that is not an Affiliate of MGP OP and subsequently transfers a ten percent (10%) indirect equity interest in Borrower to MGP OP, the adjustments required to be made as a result of such transfers will be: (i) a decrease of ten percentage points to BREIT OP's Liability Percentage and (ii) an increase of ten percentage points to MGP OP's Liability Percentage.

The Guarantor’s liability for full recourse events is capped at an amount equal to 10% of the aggregate outstanding principal balance of the MGM Grand & Mandalay Bay Loan Combination as of the date of the event. In addition, only

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: MGM GRAND & MANDALAY BAY

the Borrowers are liable for breaches of environmental covenants; provided, however, that if the Borrowers fail to maintain an environmental insurance policy required under the MGM Grand & Mandalay Bay Loan Combination documents, the Guarantor is liable for losses other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan agreement and (y) for any amounts recovered under the environmental policy. In addition, recourse for transfers of the MGM Grand & Mandalay Bay Properties or controlling equity interests in the MGM Grand & Mandalay Bay Borrowers is loss recourse, rather than full recourse.

“Liability Percentage” means, initially, (x) with respect to BREIT OP, 49.9% and (y) with respect to MGP OP, 50.1%.

■	Escrows.

Under the Master Lease, the MGM Tenant is obligated to make monthly deposits of 1.50% of net revenues at an eligible institution to be used for FF&E and qualifying capital expenditures (the “OpCo FF&E Reserve Account”). MGM Tenant granted the Borrowers a security interest in the OpCo FF&E Reserve Account, and the Borrowers collaterally assigned the Borrowers’ security interest in the OpCo FF&E Reserve Account to the mortgage lender.

Real Estate Taxes Reserve: For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, no reserves for real estate taxes are required under the loan documents. If the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, solely if a MGM Grand & Mandalay Bay Trigger Period is in effect, the loan documents provide for ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months at least 30 days prior to their respective due dates. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any taxes paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the MGM Grand & Mandalay Bay Properties.

Insurance Reserve: For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, no reserves for insurance premiums are required under the loan documents. If the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, solely if a MGM Grand & Mandalay Bay Trigger Period is in effect, the loan documents provide for ongoing monthly reserves for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the insurance policies at least 30 days prior to the expiration thereof. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any insurance premiums paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the MGM Grand & Mandalay Bay Properties. In addition, such monthly reserves will not be required so long as (i) no event of default is continuing, and (ii) the insurance coverage for the MGM Grand & Mandalay Bay Properties are included in a blanket policy reasonably acceptable to the lender.

Replacement Reserve: For so long as the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, (i) on each Payment Date during a MGM Grand & Mandalay Bay Trigger Period, the Borrowers will be required to make a deposit equal to (a) 4.0% of net revenue from guest rooms and Borrower-managed food and beverage operations and (b) 0.5% of all other net revenue (other than non-recurring items), in each case for the calendar month that is two months prior to the calendar month in which the applicable deposit to the replacement reserve fund is to be made (the sum of (a) and (b), the “Replacement Reserve Monthly Deposit”), and (ii) if a MGM Grand & Mandalay Bay Trigger Period does not exist, on the first Payment Date of each calendar quarter, an amount equal to the lesser of (x) the Replacement Reserve Current Year Lookback Deficiency (as defined below) and (y) the Replacement Reserve Five Year Lookback Deficiency (as defined below) (the lesser of (x) and (y), the “Replacement Reserve Quarterly Deposit”), provided that for so long as any individual MGM Grand & Mandalay Bay Property is managed by (x) a brand manager pursuant to a brand management agreement and/or (y) a casino operator pursuant to a casino management agreement, the amounts required to be funded as a Replacement Reserve Monthly Deposit or a Replacement Reserve Quarterly Deposit will be reduced on a dollar-for-dollar basis by any amounts deposited into a manager account for replacements, PIP work or brand mandated work for the applicable calendar months as set forth in the annual budget and required pursuant to the terms of the brand management agreement and/or casino management agreement if the Borrowers deliver evidence reasonably satisfactory to the mortgage lender that such deposit has been made.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: MGM GRAND & MANDALAY BAY

A “Replacement Reserve Current Year Lookback Deficiency” means an amount equal to (x) the aggregate amount of Replacement Reserve Monthly Deposits which would have been funded from the beginning of the then calendar year to the date of determination had a MGM Grand & Mandalay Bay Trigger Period been in effect for the entirety of such period less (y) the sum of (1) the aggregate amount expended on replacements, PIP work and brand mandated work during such calendar year to date and (2) the aggregate amount funded into the Replacement Reserve during such calendar year to date; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Current Year Lookback Deficiency will be deemed to be zero.

A “Replacement Reserve Five Year Lookback Deficiency” means (i) zero, with respect to any period before December 31, 2024, and (ii) from and after January 1, 2025, an amount equal to (x) 4.0% of net revenue from guest rooms and Borrower-managed food and beverage operations and 0.5% of all other net revenues (other than non-recurring items) during the Replacement Reserve Five Year Lookback Period (as defined below) less (y) the sum of (1) the aggregate amount expended on replacements, PIP Work and brand mandated work during the Replacement Reserve Five Year Lookback Period (including amounts expended by MGM Tenant pursuant to the express terms and conditions of the Master Lease) and (2) the aggregate amounts funded into the Replacement Reserve during such Replacement Reserve Five Year Lookback Period; provided, if the foregoing calculation results in a negative number, the Replacement Reserve Five Year Lookback Deficiency will be deemed to be zero.

A “Replacement Reserve Five Year Lookback Period” means each five (5) year period (on a rolling basis) with the first period commencing on January 1, 2020 and expiring on December 31, 2024 and the second period commencing on January 1, 2021 and expiring on December 31, 2025.

■	Lockbox and Cash Management. The MGM Grand & Mandalay Bay Loan Combination is subject to a hard lockbox with springing cash management. Amounts on deposit in the lockbox account will be disbursed to the Borrower’s operating account in accordance with the clearing account agreement. After the occurrence and during the continuation of a MGM Grand & Mandalay Bay Trigger Period (as defined below), the Borrowers will establish a cash management account and, at least two times per week, the clearing account bank will sweep funds from the lockbox accounts into the cash management account in accordance with the clearing account agreement and the cash management bank will apply funds on deposit in the order of priority described in the MGM Grand & Mandalay Bay Loan Combination documents, with the remaining excess cash flow (“Excess Cash Flow Reserve”) to be held as additional collateral for the MGM Grand & Mandalay Bay Loan Combination (and, after the ARD, all amounts in the Excess Cash Flow Reserve account will be used to pay the monthly additional interest amount and applied to the principal of the MGM Grand & Mandalay Bay Loan Combination).

A “MGM Grand & Mandalay Bay Trigger Period” means a period (A) commencing upon the occurrence of any of the following: (i) the Debt Service Coverage Ratio (“DSCR”) falling below 2.50x (“DSCR Threshold”) for two consecutive quarters (“DSCR Trigger”), (ii) the MGM Tenant is subject to a bankruptcy action (“OpCo Bankruptcy”), (iii) an event of default under the MGM Grand & Mandalay Bay Loan Combination has occurred and is continuing (“EOD Trigger”), (iv) an OpCo Trigger Event (as defined below) or (v) the Borrowers fail to repay the MGM Grand & Mandalay Bay Loan Combination in full on or before the ARD and (B) terminating upon (i) in the event of a DSCR Trigger, either such time that the DSCR exceeds the DSCR Threshold for two consecutive quarters or the Borrowers make voluntary prepayments of the MGM Grand & Mandalay Bay Loan Combination in accordance with the terms of the MGM Grand & Mandalay Bay Loan Combination documents in amounts necessary to achieve a DSCR greater than or equal to the DSCR Threshold (without any obligation to wait two consecutive quarters), (ii) in the event of an OpCo Bankruptcy, the assumption of the Master Lease in such bankruptcy proceeding or the replacement of the MGM Tenant as provided in the MGM Grand & Mandalay Bay Loan Combination documents (or in the event the Master Lease is terminated and not replaced, the DSCR is equal to or greater than the DSCR Threshold or the Borrowers make voluntary prepayments of the MGM Grand & Mandalay Bay Loan Combination in accordance with the terms of the MGM Grand & Mandalay Bay Loan Combination documents in amounts necessary to achieve a DSCR greater than or equal to the DSCR Threshold (without any obligation to wait two consecutive quarters)), (iii) in the event of an OpCo Trigger Period, any OpCo Trigger Event Cure (as defined below) and (iv) in the event of an EOD Trigger, no other events of default exist and are continuing and the mortgage lender will have accepted a cure by the Borrowers of such event of default. For the avoidance of doubt, in no instance will a MGM Grand & Mandalay Bay Trigger Period caused by the failure of the Borrowers to repay the MGM Grand & Mandalay Bay Loan Combination in full on or before the ARD be capable of being cured or deemed to expire.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: MGM GRAND & MANDALAY BAY

An “OpCo Trigger Event” means the occurrence and continuance of all of the following conditions simultaneously: (i) an event of default under the Master Lease has occurred and is continuing; (ii) (x) the managing member of the Joint Venture is an affiliate of the Borrowers other than MGP or MGP OP that is controlled by MGP or MGP OP and (y) MGP OP is controlled by MGM and (iii) such managing member is permitted under the terms of the Joint Venture agreement to take any of the following actions without the consent of (x) BCORE Windmill Parent LLC (the member of the Joint Venture that is affiliated with BREIT OP) (a) granting any consent, approval or wavier or making any election under the Master Lease, Lease Guaranty or other related lease documents, (b) entering into any amendment, supplement or modification to the Master Lease, Lease Guaranty or other related lease documents, or (c) declaring an event of default under the Master Lease, Lease Guaranty or other related lease documents or (y) if applicable, a Qualified Transferee (as defined in the MGM Grand & Mandalay Bay Loan Combination documents) that is not an affiliate of MGM Tenant which owns a 15% or greater direct and/or indirect interest in the Borrowers.

A “Lease Guaranty” means that certain Guaranty of Lease Documents dated as of February 14, 2020, made by MGM in favor of the Borrowers.

An “OpCo Trigger Event Cure” means, as applicable, (i) the Borrowers have provided evidence to the mortgage lender of the cure of the event of default under the Master Lease, (ii) the Borrowers have waived the event of default under the Master Lease, provided that such waiver was approved by the mortgage lender, or (iii) in the event that the event of default results in the termination of the Master Lease, either (a) (I) the Borrowers and MGM Tenant have entered into a new lease on terms and conditions substantially similar to those contained in the Master Lease as of the origination of the MGM Grand & Mandalay Bay Loan Combination and (II) the Master Lease opinion delivery requirements have been satisfied, or (b) after giving effect to the termination of the Master Lease the DSCR is equal to or greater than 2.50x for two consecutive quarters or the Borrowers make voluntary prepayments in accordance with the terms of the MGM Grand & Mandalay Bay Loan Combination documents in an amount necessary to achieve a DSCR equal to or greater than 2.50x.

■	Property Management. The MGM Grand & Mandalay Bay Properties are currently managed by the MGM Tenant and/or the applicable MGM/Mandalay Operating Subtenant, and there are no management agreements currently in effect with the Borrowers and, other than the management agreement with respect to the Four Seasons hotel and the management agreement with respect to certain signature hotel units (which, for the avoidance of doubt, are not part of the MGM Grand & Mandalay Bay Properties), for which management fees related thereto are included as part of the collateral, there are no management agreements currently in effect with respect to the MGM Grand & Mandalay Bay Properties.

■	Current Mezzanine or Subordinate Indebtedness. In addition to the MGM Grand & Mandalay Bay Loan, the MGM Grand & Mandalay Bay Properties also secure the MGM Grand & Mandalay Bay Senior Notes not included in the Benchmark 2020-B19 securitization trust, which have an aggregate Cut-off Date principal balance of $1,554,200,000, and the MGM Grand & Mandalay Bay Junior Notes (which have an aggregate Cut-off Date principal balance of $1,365,800,000). The MGM Grand & Mandalay Bay Senior Notes not included in the Benchmark 2020-B19 trust and the MGM Grand & Mandalay Bay Junior Notes accrue interest at the same rate as the MGM Grand & Mandalay Bay Loan. The MGM Grand & Mandalay Bay Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the MGM Grand & Mandalay Bay Senior Notes not included in the Benchmark 2020-B19 securitization trust. The MGM Grand & Mandalay Bay Loan and the MGM Grand & Mandalay Bay Senior Notes not included in the Benchmark 2020-B19 securitization trust are generally senior to the MGM Grand & Mandalay Bay Junior Notes.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. The MGM Grand & Mandalay Bay Borrowers have a one-time right to borrow a mezzanine loan subordinate to the MGM Grand & Mandalay Bay Loan Combination (“Mezzanine Loan”), subject to credit and legal criteria specified in the MGM Grand & Mandalay Bay Loan Combination documents, including, without limitation: (i) a combined maximum loan to value ratio (based on appraisals ordered by the lender in connection with the closing of the Mezzanine Loan and calculated based on the outstanding principal balance of the MGM Grand & Mandalay Bay Loan Combination and the initial principal amount of the Mezzanine Loan) of 67.0%, (ii) a debt service coverage ratio at the closing of the Mezzanine Loan at least equal to 4.81x, in each case, inclusive of the additional mezzanine debt and (iii) an intercreditor agreement reasonably satisfactory to the lender. The lender’s receipt of a rating agency confirmation will not be required in connection with the Mezzanine Loan.

Notwithstanding the foregoing, (1) during a MGM Grand & Mandalay Bay Trigger Period (and for so long as no event of default has occurred and is continuing), in the event that the Mezzanine Loan (or any portion thereof) is directly or indirectly or beneficially owned by the MGM Grand & Mandalay Bay Borrowers, mezzanine borrower or a “broad affiliate” (as defined in the MGM Grand & Mandalay Loan Combination documents) of the Borrowers or mezzanine borrower (“Affiliated Mezzanine Lender”), in no instance will the Affiliated Mezzanine Lender be permitted to receive late

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: MGM GRAND & MANDALAY BAY

charges, principal (other than the pro rata prepayment of the Mezzanine Loan upon the release of an individual Property or prepayment of the MGM Grand & Mandalay Bay Loan Combination in accordance with the terms and conditions of the MGM Grand & Mandalay Bay Loan Combination documents and the Mezzanine Loan documents) or interest at the default rate, even if an event of default has occurred and is continuing under the Mezzanine Loan and such Affiliated Mezzanine Lender will only be permitted to receive interest at the non-default rate on a monthly basis, (2) during a MGM Grand & Mandalay Bay Trigger Period (and for so long as no event of default has occurred and is continuing under the MGM Grand & Mandalay Bay Loan Combination documents), for so long as the whole Mezzanine Loan is not directly or indirectly or beneficially owned by an Affiliated Mezzanine Lender, the mezzanine lender will receive on a monthly basis interest at the non-default rate and, if an event of default has occurred and is continuing under the Mezzanine Loan, funds sufficient to pay any other amounts then due under the Mezzanine Loan and the Mezzanine Loan documents (other than the payment of the outstanding principal amount of the Mezzanine Loan on the maturity date of the Mezzanine Loan whether on the scheduled date for such payment or earlier due to an acceleration of the Mezzanine Loan) and (3) after the ARD, in no instance will any mezzanine lender be permitted to receive any payments whatsoever.

■	Release of Collateral. So long as no event of default has occurred and is continuing (other than as set forth below), the Borrowers may at any time release an individual Property from the MGM Grand & Mandalay Bay Loan Combination by prepaying the applicable Release Percentage (as defined below) of the ALA of the subject individual Property (including any yield maintenance premium, if required), and subject to the terms and conditions in the MGM Grand & Mandalay Bay Loan Combination documents, including, without limitation: (i) the DSCR after giving effect to such release is at least equal to 4.81x; (ii) continued compliance with the single purpose entity requirements contained in the MGM Grand & Mandalay Bay Loan Combination documents; (iii) payment to an agent or servicer of the then current and customary fee by such persons for such releases in an amount not to exceed $2,000.00 and any reasonable legal fees or other out-of-pocket costs incurred by the lender to effect the release and any applicable prepayment premiums (provided the legal fees may not exceed $10,000.00); (iv) payment of all recording charges, filing fees, taxes or other similar expenses payable in connection therewith; (v) compliance with applicable REMIC requirements relating to the REMIC 125% LTV test for release which may be satisfied by delivery of any of the following if permitted by REMIC requirements: an existing or updated appraisal, a broker’s price opinion or other written determination of value using a commercially reasonable valuation method, in each case satisfactory to the lender, but will be based solely on the value of real property and will exclude personal property and going-concern value; and (vi) if the Property is subject to the Master Lease, the Borrowers removing the released individual Property from the Master Lease and entering into a new triple-net lease with respect to the remaining individual Property on substantially the same terms as the Master Lease (collectively, the “Release Conditions”).

A “Release Percentage” means, with respect to any individual Property, 105.0% until such time as the outstanding principal balance of the MGM Grand & Mandalay Bay Loan Combination is reduced to $2,250,000,000 (the “Release Percentage Threshold”), and 110.0% thereafter. In calculating the Release Amount for an individual Property, the Release Percentage may initially be one hundred and five percent (105%) until the application of a portion of such prepayment would reach the Release Percentage Threshold and with respect to any remaining prepayment for such individual Property, the Release Percentage would be one hundred and ten percent (110%).

Notwithstanding the foregoing, in the event that the DSCR following the release would not satisfy the DSCR requirement in clause (i) of the Release Conditions, and such release is in connection with an arms’ length transaction with an unrelated third party, the Borrowers will be permitted to release the subject Property and the amount that will be required to be prepaid (or defeased) in connection with such Release will equal the greater of (I) the Release Percentage of the ALA for such individual Property, together with, to the extent the release does not occur in connection with a partial defeasance, any yield maintenance premium required (if any) and (II) the lesser of (x) one hundred percent (100.0%) of the net sales proceeds for the sale of such individual Property (net of reasonable and customary closing costs associated with the sale of such individual Property) and (y) an amount necessary to, after giving effect to such release of the individual Property, achieve the DSCR requirement in the preceding paragraph.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: MGM GRAND & MANDALAY BAY

The Borrowers may release any defaulting individual Property, without the payment of any yield maintenance premium, in order to cure a default or an event of default related to such individual Property, subject to the satisfaction of other terms and conditions in the MGM Grand & Mandalay Bay Loan Combination documents (including, without limitation, Release Conditions (other than clause (i)) (“Default Release”). In addition, the Borrowers may release an individual Property (including to an affiliate) if the estimated net proceeds following any casualty or condemnation at such individual Property will be equal to or greater than (x) 25.0% of its ALA, or (y) 5.0% of its ALA (subject to the satisfaction of other terms and conditions in the MGM Grand & Mandalay Bay Loan Combination documents) upon satisfaction of clauses (iii), (iv) and (v) of the Release Conditions above and prepayment of the MGM Grand & Mandalay Bay Loan Combination in an amount equal to the net proceeds (up to an amount equal to the Release Percentage) for such individual Property (“Special Release”).

■	Terrorism Insurance. The MGM Grand & Mandalay Bay Loan Combination documents require that the “all risk” insurance policy required to be maintained by the MGM Grand & Mandalay Bay Borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the MGM Grand & Mandalay Bay Properties, and business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. So long as the MGM Grand & Mandalay Bay Properties is subject to the Master Lease, the MGM Grand & Mandalay Bay Borrowers are permitted to rely on terrorism insurance provided by the MGM Tenant. The permitted deductible for terrorism insurance for the MGM Grand & Mandalay Bay Borrowers under the MGM Grand & Mandalay Bay Loan Combination documents is $500,000 (provided, however, the MGM Grand & Mandalay Bay Borrowers are not required to maintain the coverages on the MGM Grand & Mandalay Bay Properties as required in the MGM Grand & Mandalay Bay Loan Combination documents for long as (A) the Master Lease is in full force and effect, (B) no default by MGM Tenant beyond any applicable notice and cure period has occurred and is continuing under the Master Lease and (C) MGM Tenant maintains insurance policies on each Property that satisfies the requirements set forth in the MGM Grand & Mandalay Bay Loan Combination documents (the “MGM/Mandalay Policies”) (except the lender acknowledged and agreed in the MGM Grand & Mandalay Bay Loan Combination documents that the MGM/Mandalay Policies are permitted to vary from MGM Grand & Mandalay Bay Loan Combination documents with respect to (x) the named storm sublimit which shall be no less than $700,000,000 per occurrence and (y) any property or terrorism deductible, which shall be no greater than $5,000,000) including without limitation, naming the lender as mortgagee/loss payee and additional insured, as applicable (collectively, conditions (A) through (C) are the “MGM/Mandalay Tenant Insurance Conditions”). If the MGM/Mandalay Tenant Insurance Conditions are not met and TRIPRA is no longer in effect, but terrorism insurance is commercially available, then the MGM Grand & Mandalay Bay Borrowers will be required to maintain terrorism insurance but will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium payable in respect of the MGM Grand & Mandalay Bay Properties and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of the terrorism, flood, earthquake and windstorm components of such casualty and business interruption/rental loss insurance) and if the cost of terrorism insurance exceeds such amount, Borrower shall purchase the maximum amount of terrorism insurance available with funds equal to such amount.

In addition, so long as the MGM/Mandalay Tenant Insurance Conditions are satisfied, terrorism insurance for the MGM Grand & Mandalay Bay Properties may be written by a non-rated captive insurer subject to certain conditions set forth in the Master Lease, including, among other things: (i) TRIPRA shall be in full force and effect; (ii) the terrorism policy issued by such captive insurer, together with any other qualified terrorism policies in-place, provide per occurrence limit in an amount not less than replacement cost and rent loss coverage as otherwise required; (iii) except with respect to deductibles permitted under the Master Lease, covered losses that are not reinsured by the federal government under TRIPRA and paid to the captive insurer shall be reinsured with a cut-through endorsement by an insurance company rated “A” by S&P and “A2” by Moody’s (to the extent Moody’s rates securities which represent an interest in the MGM Grand & Mandalay Bay Loan Combination and rates the applicable insurance company); (iv) all reinsurance agreements between the captive insurer and other reinsurance providers shall be subject to the reasonable approval of the lender; and (v) such captive insurer shall be licensed in the State of Nevada or other jurisdiction to the extent reasonably approved by the lender and qualified to issue the terrorism policy in accordance with applicable legal requirements. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: AGELLAN PORTFOLIO

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: AGELLAN PORTFOLIO

Milwaukee
Chicago
Detroit
Cleveland
Buffalo
New York
Philadelphia
Baltimore
Washington, D.C.
Pittsburgh
Columbus
Indianapolis
Cincinnati
Louisville
St. Louis
Kansas City
Des Moines
Omaha
Nashville
Memphis
Little Rock
Atlanta
Charlotte
Raleigh
Norfolk
Oklahoma City
Fort Worth
Dallas
Houston
San Antonio
Jackson
New Orleans
Tampa
Gulf of Mexico
Atlantic Ocean

Agellan Industrial Portfolio

	PROPERTY NAME	ADDRESS	CITY, STATE
1	Sarasota Distribution Hub	6100 McIntosh Road	Sarasota, FL
2	Southpark Business Park FOP	2130, 2150 & 2170 Woodward Street	Austin, TX
3	Supervalu	1201 John Burgess Drive	Fort Worth, TX
4	Plainfield Business Center IV	2151 Airwest Boulevard	Plainfield, IN
5	4405 Continental Dr	4405 Continental Drive	Flint, MI
6	Sandy Plains Business Park	1800 Sandy Plains Industrial Parkway	Marietta, GA
7	Silber Industrial Park	2055, 2105 & 2155 Silber Road	Houston, TX
8	Southpark Business Park M	4120 Freidrich Lane	Austin, TX
9	Coliseum Distribution Center #1	1143 AT&T Center Parkway	San Antonio, TX
10	West by Northwest Business Blvd	6100 & 6120 West by Northwest Boulevard	Houston, TX
11	Norcross Center	2100 & 2200 Norcross Parkway	Norcross, GA
12	Goshen Springs	5801 & 5901 Goshen Springs Road	Norcross, GA
13	Long Point Center	6500 & 6600 Long Point Road	Houston, TX
14	Corridor Park D	100 Michael Angelo Way	Austin, TX
15	Jameel	9001 & 9101 Jameel Road	Houston, TX
16	Southport 1-4	5975-6049 South Loop East	Houston, TX
17	Braker Center 4	2120 West Braker Lane	Austin, TX
18	Northgreen 1-4	1400-1412 North Sam Houston Parkway East	Houston, TX
19	Minimax	2301 Minimax Drive	Houston, TX
20	Southpark Business Park E	2100 East Saint Elmo Road	Austin, TX
21	9385 Washington Blvd	9385 Washington Boulevard	Laurel, MD
22	Rothway	6300, 6310 & 6320 Rothway Street	Houston, TX
23	2730 Pinnacle	2730 Pinnacle Drive	Elgin, IL
24	Columbus West - Interchange Rd	3671-3701 & 3707-3743 Interchange Road	Columbus, OH
25	1346 Oakbrook Drive	1346 Oakbrook Drive	Norcross, GA
26	1230-1236 Hardt Circle	1230-1236 Hardt Circle	Bartlett, IL
27	Pine Forest Business Park	232 & 302-350 West 38th Street	Houston, TX
28	1351 Oakbrook Drive	1351 Oakbrook Drive	Norcross, GA
29	1325 Oakbrook Drive	1325 Oakbrook Drive	Norcross, GA
30	490 Heartland Drive	490 North Heartland Drive	Sugar Grove, IL
31	1265 Oakbrook Drive	1265 Oakbrook Drive	Norcross, GA
32	Columbus West - Business Park	3949 Business Park Drive	Columbus, OH
33	1155 Bowes Road	1155 Bowes Road	Elgin, IL
34	1280 Oakbrook Drive	1280 Oakbrook Drive	Norcross, GA
35	Rittiman East Industrial Park #23 & 24	5032-5042 & 5100-5128 Service Center Drive	San Antonio, TX
36	2002 Bloomingdale	2002 Bloomingdale Road	Glendale Heights, IL
37	333 Charles Court	333 Charles Court	West Chicago, IL
38	483 Heartland Drive	483 North Heartland Drive	Sugar Grove, IL
39	Cox Business Center	1300, 1310, 1320 & 1330 Cox Avenue	Erlanger, KY
40	1256 Oakbrook Drive	1256 Oakbrook Drive	Norcross, GA
41	550 Heartland	550 North Heartland Drive	Sugar Grove, IL
42	Rittiman East Industrial Park #22	5008-5030 Service Center Drive	San Antonio, TX

Agellan Office Portfolio

	PROPERTY NAME	ADDRESS	CITY, STATE
1	Naperville Woods Office Center	1000 & 1100 East Warrenville Road	Naperville, IL
2	Beltway III	10900 Corporate Centre Drive	Houston, TX
3	Beltway IV	4920 Westway Park Boulevard	Houston, TX
4	Beltway II	11000 Corporate Centre Drive	Houston, TX

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: AGELLAN PORTFOLIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	46	Loan Seller	JPMCB
Location (City/State)	Various, Various	Cut-off Date Balance(7)	$60,000,000
Property Type	Various	Cut-off Date Balance per SF(7)	$37.91
Size (SF)(1)	6,094,177	Percentage of Initial Pool Balance	5.4%
Total Occupancy as of 6/1/2020(2)	90.4%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/1/2020(2)	90.4%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate	4.62820%
Appraised Value(3)	$551,000,000	Original Term to Maturity (Months)	60
Appraisal Date	Various	Original Amortization Term (Months)	NAP
Borrower Sponsor(4)	Elad Canada Realty Inc.	Original Interest Only Period (Months)	60
Property Management(5)	Various	First Payment Date	9/7/2020
Maturity Date	8/7/2025

Underwritten Revenues	$60,350,250
Underwritten Expenses	$24,159,826	Escrows(8)
Underwritten Net Operating Income (NOI)(6)	$36,190,424	Upfront	Monthly
Underwritten Net Cash Flow (NCF)(6)	$32,872,429	Taxes	$0	$0
Cut-off Date LTV Ratio(6)	41.9%	Insurance	$0	$0
Maturity Date LTV Ratio(6)	41.9%	Replacement Reserves	$0	$101,570
DSCR Based on Underwritten NOI / NCF(6)	3.34x / 3.03x	TI/LC	$6,410,963	$431,671
Debt Yield Based on Underwritten NOI / NCF(6)	15.7% / 14.2%	Other(9)	$5,157,316	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$403,000,000	92.4%	Loan Payoff(10)	$418,924,922	96.0%
Mezzanine Loan	31,000,000	7.1	Upfront Reserves	11,568,279	2.7%
Sponsor Equity	2,163,638	0.5	Closing Costs	5,670,436	1.3%

Total Sources	$436,163,638	100.0%	Total Uses	$436,163,638	100.0%

(1)	Size (SF) is exclusive of 344 SF associated with re-measurements.

(2)	Total Occupancy as of 6/1/2020 and Owned Occupancy as of 6/1/2020 are reflective of the exclusion of known vacancies and tenants that have gone dark at the Agellan Properties (as defined below). Occupancy inclusive of such tenant spaces is approximately 93.4%.

(3)	The Appraised Value is based on an aggregate “as is” value of the Agellan Properties and is inclusive of excess land value that is defined in each individual Agellan Property appraisal and serves as collateral for the Agellan Portfolio Loan Combination (as defined below). The excess vacant land parcels are associated with the Sarasota Distribution Hub and Supervalu properties may be released pursuant to satisfying conditions set forth in “—Partial Releases” below.

(4)	For a description of the Borrowers (as defined below) and the borrower sponsor, see “—The Borrowers” below.

(5)	For a description of Property Management (as defined below) see “—Property Management” below.

(6)	Underwritten Net Operating Income (NOI) and Underwritten Net Cash Flow (NCF) are inclusive of contractual rent steps taken through June 1, 2021 and includes the ALDI, Inc. expansion of approximately 24,597 SF and HCSC (as defined below) relocation at the Naperville Woods Office Center property. Underwritten Base Rent has been further adjusted to account for a 10.0% stress to tenants who missed full or partial rent payments in April, May and/or June or have requested rent relief during the COVID-19 pandemic. The total stress to Underwritten Base Rent is $223,074. An additional stress loss adjustment of 10.0% was applied to total reimbursements for any tenants that missed full rent payments in April, May and/or June. The total stress to reimbursements is $79,032. All Underwritten Base Rent figures herein are exclusive of rent attributable to vacant space.

(7)	The Cut-off Date Balance of $60,000,000 represents the non-controlling note A-3 and note A-4, and is part of the Agellan Portfolio Loan Combination, which is evidenced by seven pari passu Senior Notes (as defined below) and one Subordinate Note (as defined below), and has an aggregate outstanding principal balance as of the Cut-off Date of $403,000,000. See “—The Mortgage Loan” below.

(8)	For a full description of Escrows, please refer to “—Escrows” below.

(9)	The Upfront Other reserve consists of $2,985,266 for deferred maintenance, $2,000,000 for a working capital reserve and $172,050 for a gap rent reserve.

(10)	Represents the refinance of 42 of the Agellan Properties that were previously securitized in the MSC 2019-AGLN transaction and the balance sheet financing associated with the borrower sponsors’ recent acquisition of four of the Agellan Properties.

■	The Mortgage Loan. The mortgage loan (the “Agellan Portfolio Loan”) is part of a loan combination (the “Agellan Portfolio Loan Combination”) evidenced by seven pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $231,000,000 (the “Agellan Portfolio Senior Notes”) and a controlling subordinate fixed rate note with an aggregate outstanding principal balance as of the Cut-off Date of $172,000,000 (the “Agellan Portfolio Subordinate Note”). The aggregate outstanding principal balance as of the Cut-off Date of all notes evidencing the Agellan Portfolio Loan Combination is $403,000,000. The Agellan Portfolio Loan Combination encumbers the Borrowers’ fee simple interests in a 46-property portfolio of industrial and office properties in the aggregate comprising approximately 6,094,177 SF located throughout nine states (the “Agellan Portfolio” or the “Agellan Properties”). The Agellan Portfolio Loan, which is evidenced by non-controlling notes A-3 and A-4, has an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000 and represents approximately 5.4% of the Initial Pool Balance. The “Loan Combination Summary” table below summarizes the remaining promissory notes. The Agellan Portfolio Loan Combination has a 60-month interest-only term. The Agellan Portfolio Senior Notes accrue interest at a fixed rate of approximately 4.62820% per annum and the Agellan Portfolio Subordinate Note accrues interest at a fixed rate of approximately 4.40000% per annum. The proceeds of the Agellan Portfolio Loan Combination were used to pay off existing debt encumbering 46 of the Agellan Properties of approximately $418.9 million, pay origination costs of approximately $5.7 million and fund escrows of approximately $11.6 million. As of year-end 2019, the borrower sponsor had a cost basis of approximately $507.8 million. The borrower sponsor’s total cash equity in the Agellan Portfolio is approximately $185.5 million.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: AGELLAN PORTFOLIO

The lockout period of the Agellan Portfolio Loan Combination will be at least 25 payments beginning with and including the first payment date of September 7, 2020. The Borrowers have the option to defease the full $403.0 million Agellan Portfolio Loan Combination after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the first payment date occurring in September 2023. The lockout period of 25 payments is based on the expected Benchmark 2020-B19 transaction closing date occurring in September 2020. The actual lockout period may be longer.

Loan Combination Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$75,000,000	$75,000,000	Benchmark 2020-B18	No
Note A-2, A-6	61,000,000	61,000,000	DBJPM 2020-C9	No
Note A-3, A-4	60,000,000	60,000,000	Benchmark 2020-B19	No
Note A-5	25,000,000	25,000,000	JPMCB(1)	No
Note A-7	10,000,000	10,000,000	JPMCB(1)	No
Total Senior Notes	$231,000,000	$231,000,000
Note B(2)	172,000,000	172,000,000	Benchmark 2020-B18	Yes(3)
Loan Combination	$403,000,000	$403,000,000
Mezzanine Loan	$31,000,000	$31,000,000	Third Party	No
Total Debt	$434,000,000	$434,000,000

(1)	Expected to be contributed to one or more future securitizations.

(2)	The Agellan Portfolio Subordinate Note will be subordinate in right of payment to the Agellan Portfolio Senior Notes.

(3)	The initial controlling note is Note B, for so long as no control appraisal period with respect to Note B is continuing. See “Description of the Mortgage Pool—The Loan Combinations—The Agellan Portfolio Pari Passu-AB Loan Combination” in the Preliminary Prospectus. The Agellan Portfolio Loan Combination will be serviced under the pooling and servicing agreement for the Benchmark 2020-B18 transaction.

■	COVID-19 Update. As of August 26, 2020, the Agellan Properties have remained open; however, many office tenants have chosen to work remotely. Based on the underwritten rent rolls as of June 1, 2020, the Agellan Properties were approximately 93.4% occupied (inclusive of dark tenants and known vacates). For May, June, July and August of 2020, the borrower sponsor collected approximately 98.9%, 98.5%, 98.3% and 98.0% of underwritten base rent, respectively. The top ten tenants, representing 38.6% of NRA and 41.0% of underwritten rent, had no issues with rent payment. 32 tenants representing approximately 5.5% of the underwritten base rent and 5.4% of the Agellan Properties net rentable have requested rent relief or have partial or no collections for the months of May, June, July and August. The five largest tenants that have put in formal requests for relief in aggregate represent approximately 2.0% of NRA and approximately 1.8% of Underwritten Base Rent. As of August 2020, one of the tenants representing 0.1% of NRA and 0.1% of Underwritten Base Rent has been granted a two month rent deferral agreement to be paid back in six installments from September 2020 to February 2021. 24 tenants (totaling 5.3% of NRA) are in discussions with the Borrowers for rent relief.

■	The Mortgaged Properties. The Agellan Portfolio consists of the fee simple interests in a 46 property portfolio of industrial and office properties comprising approximately 6,094,177 SF in the aggregate located throughout nine states and 12 different markets. The Agellan Portfolio is comprised of 42 industrial properties (5,248,373 SF; 86.1% of NRA; 71.3% of Underwritten Base Rent) and four office properties (845,804 SF; 13.9% of NRA; 28.7% of Underwritten Base Rent). The tenancy spans a variety of industries including health care, food services, automotive parts, insurance, and technology.

As of June 1, 2020, the Agellan Portfolio is 93.4% leased (90.4% leased excluding dark tenants and known vacates) to 250 unique tenants with no single tenant accounting for more than 6.9% of Underwritten Base Rent. Four of the top ten tenants (Health Care Service Corp., General Motors LLC, Life Technologies Corporation and  Allstate Insurance Co.) have investment grade credit ratings by one or more of Moody’s, Fitch or S&P and account for approximately 12.4% and 18.2% of the Agellan Portfolio’s Total NRA and Underwritten Base Rent, respectively. The Agellan Properties have a weighted average remaining lease term of approximately 2.8 years.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: AGELLAN PORTFOLIO

Portfolio Summary

No.	Property Name	City, State	Property Type	Net Rentable Area	Allocated Loan Amount	% Allocated Loan Amount	Underwritten Base Rent(1)	% of Underwritten Base Rent	Appraised Value	% of Appraised Value
1	Sarasota Distribution Hub	Sarasota, FL	Industrial	906,449	$7,561,787	12.6%	$4,804,386	11.7%	$70,200,000	12.7%
2	Naperville Woods Office Center	Naperville, IL	Office	482,497	7,509,677	12.5%	$7,480,569	18.2%	68,800,000	12.5%
3	Southpark Business Park FOP	Austin, TX	Industrial	187,075	3,809,926	6.3%	$2,478,202	6.0%	34,900,000	6.3%
4	Supervalu	Fort Worth, TX	Industrial	253,800	2,874,938	4.8%	$1,573,560	3.8%	26,720,000	4.8%
5	Plainfield Business Center IV	Plainfield, IN	Industrial	434,354	2,630,769	4.4%	$1,385,853	3.4%	24,100,000	4.4%
6	Beltway III	Houston, TX	Office	130,566	2,194,541	3.7%	$2,347,444	5.7%	20,100,000	3.6%
7	4405 Continental Dr	Flint, MI	Industrial	400,000	2,047,146	3.4%	$2,097,244	5.1%	18,750,000	3.4%
8	Beltway IV	Houston, TX	Office	131,702	1,877,419	3.1%	$1,714,514	4.2%	17,200,000	3.1%
9	Sandy Plains Business Park	Marietta, GA	Industrial	167,329	1,735,980	2.9%	$1,141,184	2.8%	15,700,000	2.8%
10	Silber Industrial Park	Houston, TX	Industrial	198,970	1,539,454	2.6%	$882,818	2.2%	14,100,000	2.6%
11	Southpark Business Park M	Austin, TX	Industrial	72,550	1,429,280	2.4%	$958,626	2.3%	13,100,000	2.4%
12	Coliseum Distribution Center #1	San Antonio, TX	Industrial	208,000	1,713,648	2.9%	$942,656	2.3%	15,900,000	2.9%
13	West by Northwest Business Blvd	Houston, TX	Industrial	122,750	1,396,526	2.3%	$835,905	2.0%	12,800,000	2.3%
14	Norcross Center	Norcross, GA	Industrial	169,951	1,342,928	2.2%	$942,051	2.3%	12,300,000	2.2%
15	Goshen Springs	Norcross, GA	Industrial	152,319	1,167,246	1.9%	$718,035	1.7%	10,700,000	1.9%
16	Long Point Center	Houston, TX	Industrial	189,680	1,134,491	1.9%	$741,097	1.8%	10,400,000	1.9%
17	Corridor Park D	Austin, TX	Industrial	56,100	1,124,069	1.9%	$674,322	1.6%	10,300,000	1.9%
18	Southport 1-4	Houston, TX	Industrial	149,401	1,091,315	1.8%	$684,408	1.7%	10,000,000	1.8%
19	Jameel	Houston, TX	Industrial	94,900	1,091,315	1.8%	$664,060	1.6%	10,000,000	1.8%
20	Beltway II	Houston, TX	Office	101,039	1,058,561	1.8%	$214,432	0.5%	9,700,000	1.8%
21	Braker Center 4	Austin, TX	Industrial	45,913	1,025,806	1.7%	$579,872	1.4%	9,400,000	1.7%
22	Northgreen 1-4	Houston, TX	Industrial	118,736	937,965	1.6%	$474,118	1.2%	8,600,000	1.6%
23	Minimax	Houston, TX	Industrial	119,821	884,367	1.5%	$568,098	1.4%	8,100,000	1.5%
24	Southpark Business Park E	Austin, TX	Industrial	49,966	818,859	1.4%	$587,600	1.4%	7,500,000	1.4%
25	9385 Washington Blvd	Laurel, MD	Industrial	57,590	796,526	1.3%	$426,784	1.0%	7,300,000	1.3%
26	Rothway	Houston, TX	Industrial	75,460	786,104	1.3%	$297,597	0.7%	7,200,000	1.3%
27	2730 Pinnacle	Elgin, IL	Industrial	44,990	665,509	1.1%	$454,404	1.1%	6,100,000	1.1%
28	Columbus West - Interchange Rd	Columbus, OH	Industrial	91,200	616,377	1.0%	$404,218	1.0%	5,650,000	1.0%
29	1346 Oakbrook Drive	Norcross, GA	Industrial	71,591	589,578	1.0%	$441,662	1.1%	5,400,000	1.0%
30	1230-1236 Hardt Circle	Bartlett, IL	Industrial	60,080	567,246	0.9%	$287,187	0.7%	5,200,000	0.9%
31	Pine Forest Business Park	Houston, TX	Industrial	80,091	534,491	0.9%	$106,122	0.3%	4,900,000	0.9%
32	1351 Oakbrook Drive	Norcross, GA	Industrial	36,489	419,851	0.7%	$188,866	0.5%	3,850,000	0.7%
33	1325 Oakbrook Drive	Norcross, GA	Industrial	53,120	415,385	0.7%	$299,472	0.7%	3,800,000	0.7%
34	490 Heartland Drive	Sugar Grove, IL	Industrial	39,520	409,429	0.7%	$304,704	0.7%	3,750,000	0.7%
35	1265 Oakbrook Drive	Norcross, GA	Industrial	51,200	399,007	0.7%	$287,275	0.7%	3,650,000	0.7%
36	Columbus West - Business Park(2)	Columbus, OH	Industrial	92,618	382,630	0.6%	$0	0.0%	3,500,000	0.6%
37	1155 Bowes Road(3)	Elgin, IL	Industrial	34,400	376,675	0.6%	$0	0.0%	3,450,000	0.6%
38	1280 Oakbrook Drive	Norcross, GA	Industrial	46,400	370,720	0.6%	$261,118	0.6%	3,400,000	0.6%
39	Rittiman East Industrial Park #23 & 24	San Antonio, TX	Industrial	50,806	422,829	0.7%	$308,606	0.8%	3,870,000	0.7%
40	2002 Bloomingdale	Glendale Heights, IL	Industrial	31,919	333,499	0.6%	$194,877	0.5%	3,050,000	0.6%
41	333 Charles Court	West Chicago, IL	Industrial	36,623	327,543	0.5%	$277,441	0.7%	3,000,000	0.5%
42	483 Heartland Drive	Sugar Grove, IL	Industrial	36,426	327,543	0.5%	$172,234	0.4%	3,000,000	0.5%
43	Cox Business Center	Erlanger, KY	Industrial	52,040	366,253	0.6%	$247,686	0.6%	3,350,000	0.6%
44	1256 Oakbrook Drive	Norcross, GA	Industrial	40,392	321,588	0.5%	$191,411	0.5%	2,950,000	0.5%
45	550 Heartland	Sugar Grove, IL	Industrial	30,328	288,834	0.5%	$203,700	0.5%	2,650,000	0.5%
46	Rittiman East Industrial Park #22	San Antonio, TX	Industrial	37,026	284,367	0.5%	$184,961	0.5%	2,610,000	0.5%
	Total	6,094,177			$60,000,000	100.0%	$41,031,381	100.0%	$551,000,000	100.0%

(1)	Underwritten Base Rent has been further adjusted to account for a 10.0% stress to tenants who missed full or partial rent payments in April, May and/or June or have requested rent relief during the COVID-19 pandemic. The total stress to Underwritten Base Rent is $223,074. An additional stress loss adjustment of 10.0% was applied to reimbursements for any tenants that missed full rent payments in April, May and/or June. The total stress to reimbursements is $79,032.

(2)	The Columbus West – Business Park property is currently 100.0% vacant and has been underwritten as such.

(3)	The 1155 Bowes Road property is leased to a single tenant that is currently dark. The tenant is underwritten as vacant.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: AGELLAN PORTFOLIO

Portfolio Summary (continued)

No.	Property Name	Market	Property Type	Property Sub-Type	Net Rentable Area	Property Occupancy	Year Built	Year Renovated	Ceiling Height	Percent Office	Appraisal Cap Rate(1)
1	Sarasota Distribution Hub	Tampa	Industrial	Warehouse/Distribution	906,449	100.0%	1981	2007	28'	5.0%	6.75%
2	Naperville Woods Office Center	Chicago	Office	Suburban	482,497	95.4%	1981, 1988	2007	NAP	100.0%	8.25%
3	Southpark Business Park FOP	Austin	Industrial	Flex	187,075	100.0%	1982	NAP	16'	96.0%	6.25%
4	Supervalu	Dallas	Industrial	Warehouse/Distribution	253,800	100.0%	1996	NAP	32'	7.0%	6.50%
5	Plainfield Business Center IV	Indianapolis	Industrial	Warehouse/Distribution	434,354	100.0%	1999	NAP	30'	3.5%	5.75%
6	Beltway III	Houston	Office	CBD	130,566	100.0%	2005	NAP	NAP	100.0%	8.00%
7	4405 Continental Dr	Flint	Industrial	Warehouse/Distribution	400,000	100.0%	1999	2006	30'	2.0%	9.50%
8	Beltway IV	Houston	Office	CBD	131,702	72.6%	2006	NAP	NAP	100.0%	8.50%
9	Sandy Plains Business Park	Atlanta	Industrial	Flex	167,329	94.3%	1986	NAP	20'	40.0% - 95.0%	7.00%
10	Silber Industrial Park	Houston	Industrial	Warehouse/Distribution	198,970	90.4%	1978	NAP	21' - 24'	13.0%	6.50%
11	Southpark Business Park M	Austin	Industrial	Flex	72,550	100.0%	1983	NAP	16'	96.0%	6.75%
12	Coliseum Distribution Center #1	San Antonio	Industrial	Warehouse/Distribution	208,000	100.0%	1978	NAP	26.5'	5.0%	6.00%
13	West by Northwest Business Blvd	Houston	Industrial	Flex	122,750	91.5%	1983	NAP	19'	34.0%	7.00%
14	Norcross Center	Atlanta	Industrial	Flex	169,951	100.0%	1988	NAP	20'	33.0%	7.00%
15	Goshen Springs	Atlanta	Industrial	Flex	152,319	95.3%	1986	NAP	26'	33.0%	6.25% / 6.75%
16	Long Point Center	Houston	Industrial	Warehouse/Distribution	189,680	94.3%	1979	NAP	24'	11.0%	7.50% / 7.25%
17	Corridor Park D	Austin	Industrial	Flex	56,100	100.0%	1999	2016	24'	100.0%	6.50%
18	Southport 1-4	Houston	Industrial	Flex	149,401	77.7%	1980	NAP	16'	33.0%	8.00%
19	Jameel	Houston	Industrial	Flex	94,900	87.5%	1983	NAP	19'	50.0%	6.75%
20	Beltway II	Houston	Office	CBD	101,039	13.3%	2003	NAP	NAP	100.0%	9.00%
21	Braker Center 4	Austin	Industrial	Flex	45,913	90.3%	1984	1999	16'	95.0%	6.50%
22	Northgreen 1-4	Houston	Industrial	Flex	118,736	61.7%	1982	NAP	12’ - 18’	35.0%	8.00%
23	Minimax	Houston	Industrial	Warehouse/Distribution	119,821	100.0%	1967	NAP	20'	13.0%	6.50%
24	Southpark Business Park E	Austin	Industrial	Flex	49,966	100.0%	1982	1992	16'	100.0%	6.75%
25	9385 Washington Blvd	Baltimore	Industrial	Flex	57,590	92.2%	1988	2007	18'	20.0%	6.00%
26	Rothway	Houston	Industrial	Flex	75,460	43.8%	1983	NAP	14'	90.0%	7.00%
27	2730 Pinnacle	Chicago	Industrial	Warehouse/Distribution	44,990	100.0%	2005	2007	20'	45.0%	7.50%
28	Columbus West - Interchange Rd	Columbus	Industrial	Flex	91,200	89.5%	1974	NAP	22'	20.0%	8.00%
29	1346 Oakbrook Drive	Atlanta	Industrial	Flex	71,591	100.0%	1985	NAP	14'	85.0%	7.25%
30	1230-1236 Hardt Circle	Chicago	Industrial	Warehouse/Distribution	60,080	75.1%	2008	NAP	24'	10.0%	6.25%
31	Pine Forest Business Park	Houston	Industrial	Warehouse/Distribution	80,091	30.9%	1980	NAP	20' - 22'	14.0%	7.00%
32	1351 Oakbrook Drive	Atlanta	Industrial	Flex	36,489	68.5%	1985	NAP	12'	72.0%	7.00%
33	1325 Oakbrook Drive	Atlanta	Industrial	Flex	53,120	100.0%	1986	NAP	20'	21.0%	7.00%
34	490 Heartland Drive	Chicago	Industrial	Warehouse/Distribution	39,520	100.0%	2002	NAP	20'	20.0%	7.50%
35	1265 Oakbrook Drive	Atlanta	Industrial	Flex	51,200	100.0%	1985	NAP	18'	21.0%	7.00%
36	Columbus West - Business Park	Columbus	Industrial	Flex	92,618	0.0%	1996	2005	25'	20.0%	8.00%
37	1155 Bowes Road	Chicago	Industrial	Warehouse/Distribution	34,400	0.0%	2006	NAP	26'	20.0%	6.50%
38	1280 Oakbrook Drive	Atlanta	Industrial	Flex	46,400	100.0%	1986	NAP	19'	27.0%	7.25%
39	Rittiman East Industrial Park #23 & 24	San Antonio	Industrial	Flex	50,806	90.6%	1983	NAP	16’ - 18'	19.0%	7.50%
40	2002 Bloomingdale	Chicago	Industrial	Warehouse/Distribution	31,919	100.0%	1998	NAP	23'	15.0%	6.00%
41	333 Charles Court	Chicago	Industrial	Warehouse/Distribution	36,623	100.0%	2007	NAP	20'	20.0%	7.25%
42	483 Heartland Drive	Chicago	Industrial	Warehouse/Distribution	36,426	84.1%	2010	NAP	24'	10.0%	6.50%
43	Cox Business Center	Cincinnati	Industrial	Warehouse/Distribution	52,040	100.0%	1987	NAP	15' - 19'	10.0%	7.25%
44	1256 Oakbrook Drive	Atlanta	Industrial	Flex	40,392	87.5%	1985	NAP	20'	28.0%	7.00%
45	550 Heartland	Chicago	Industrial	Warehouse	30,328	100.0%	2000	2007	20'	15.0%	6.50%
46	Rittiman East Industrial Park #22	San Antonio	Industrial	Warehouse/Distribution	37,026	83.8%	1983	NAP	18'	14.0%	7.50%

(1)	The Naperville Woods Office Center, Goshen Springs and Long Point Center properties have multiple buildings that were appraised separately.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: AGELLAN PORTFOLIO

Property Distribution

Property Type	No. of Properties	Total SF	% of Total SF	Allocated Loan Amount	% Allocated Loan Amount	Underwritten Base Rent	% of Underwritten Base Rent	Appraised Value	% of Appraised Value
Industrial	42	5,248,373	86.1%	$47,359,801	78.9%	$29,274,423	71.3%	$435,200,000	79.0%
Warehouse / Distribution	18	3,164,189	51.9%	24,579,156	41.0%	15,225,330	37.1%	226,680,000	41.1%
Flex	23	2,053,856	33.7%	22,491,811	37.5%	13,845,394	33.7%	205,870,000	37.4%
Warehouse	1	30,328	0.5%	288,834	0.5%	203,700	0.5%	2,650,000	0.5%
Office	4	845,804	13.9%	$12,640,199	21.1%	$11,756,958	28.7%	115,800,000	21.0%
Suburban	1	482,497	7.9%	7,509,677	12.5%	7,480,569	18.2%	$68,800,000	12.5%
CBD	3	363,307	6.0%	5,130,521	8.6%	4,276,389	10.4%	$47,000,000	8.5%
Portfolio Total	46	6,094,177	100.0%	$60,000,000	100.0%	$41,031,381	100.0%	$551,000,000	100.0%

Since May 2019, the borrower sponsor has executed 38 new, renewal and expansion leases for approximately 470,218 SF Renewal leases totaled approximately 342,447 SF and had weighted average rent increases of approximately 8.7%. Renewal and expansion leases totaled approximately 43,983 SF and had weighted average rent increases of 16.1%. New leases accounted for approximately 78,344 SF and had weighted average rent increases of 8.3%.

Portfolio Leasing Spreads(1)

Lease Type	Expiring SF	Expiring Rent per SF	New SF	Rent per SF	Leasing Spread $	Leasing Spread %
Renew	342,447	$8.58	342,447	$9.32(2)	$0.75	8.7%
Renew & Expansion	28,284	$6.23	43,983	$7.24	$1.01	16.1%
Expansion	11,252	$6.00	5,444	$5.84	($0.16)(3)	(2.7%)(3)
New	109,848	$6.71	78,344	$7.27	$0.56	8.3%

(1)	Since May 2019.

(2)	The leasing spread for Dish Network Service LLC is calculated based a gross renewal rent of $8.70 PSF.

(3)	International Valve at the 483 Heartland Drive property expanded and took 5,444 SF of the 11,252 SF of vacated space. The expansion increased the tenant’s footprint to 11,032 SF and the rent for the NRA occupied prior to the expansion (5,588 SF) also increased $0.16 PSF or 2.4%.

Historical and Current Portfolio Occupancy(1)(2)(3)

	2013	2014	2015	2016	2017	2018	2019	Current(4)	Current With Dark Tenants(5)	Current With Dark Tenants and Known Vacates(6)
# of Assets(7)	21	21	28	31	40	42	42	46	46	46
Portfolio NRA SF (mns)	3,224	3,224	3,689	4,917	5,631	5,745	5,745	6,094	6,094	6,094
% Occupancy	91.8%	91.0%	94.4%	93.3%	94.7%	96.1%	96.2%	90.4%	92.1%	93.4%

(1)	Historical occupancy data for the four recent acquisitions is not available.

(2)	Historical occupancy for 2013 – 2019 is reflective of quarterly averages for each respective year.

(3)	Historical occupancy for 2013 – 2019 includes any applicable leased dark space.

(4)	Current occupancy is based on the underwritten rent roll and excludes dark, known vacate, and bankrupt tenants.

(5)	Current With Dark Tenants occupancy is inclusive of dark tenants.

(6)	Current With Dark Tenants and Known Vacates occupancy is inclusive of dark and known vacate tenants.

(7)	# of Assets may vary from the “Portfolio Operating History” below as certain properties have not provided occupancy history.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: AGELLAN PORTFOLIO

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant	Property Type	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent PSF(3)	Lease Expiration	Renewal / Extension Options
Health Care Service Corp.(4)	Office	A-/A3/AA-	177,114	2.9%	$2,833,824	6.9%	$16.00	11/30/2025	1, 5-year option
United Natural Foods Inc.	Industrial	NR/B2/B	463,172	7.6%	2,621,553	6.4%	$5.66	7/31/2022	1, 5-year option
ALDI, Inc.(4)	Office	NR/NR/NR	137,986	2.3%	2,220,074	5.4%	$16.09	12/31/2028	1, 5-year option
General Motors LLC	Industrial	BBB-/Baa3/BBB	400,000	6.6%	2,097,244	5.1%	$5.24	8/31/2021	2, 5-year options
Moran Foods LLC	Industrial	NR/NR/B-	253,800	4.2%	1,573,560	3.8%	$6.20	9/30/2025	2, 7-year options
Life Technologies Corporation	Industrial	BBB/Baa1/BBB+	103,645	1.7%	1,347,385	3.3%	$13.00	6/30/2025	1, 5-year option
Allstate Insurance Co.	Office	A+/Aa3/AA-	75,623	1.2%	1,209,968	2.9%	$16.00	5/31/2024	2, 5-year options
Ceva Freight LLC	Industrial	NR/B1/B+	333,397	5.5%	1,028,844	2.5%	$3.09	8/31/2022	2, 5-year options
Beall's, Inc. (5)	Industrial	NR/NR/NR	200,000	3.3%	960,000	2.3%	$4.80	9/30/2021	1, 3-year option
VTech Communications, Inc.	Industrial	NR/NR/NR	208,000	3.4%	942,656	2.3%	$4.53	7/31/2022	1, 5-year option
Ten Largest Owned Tenants			2,352,737	38.6%	$16,835,110	41.0%	$7.16
Remaining Owned Tenants			3,156,625	51.8%	24,196,272	59.0%	$7.67
Vacant			584,815	9.6%	0	0.0%	$0.00
Total / Wtd. Avg.			6,094,177	100.0%	$41,031,381	100.0%	$7.45

(1)	Based on the underwritten rent roll.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent PSF is inclusive of contractual rent steps taken through June 1, 2021.

(4)	ALDI, Inc. reflects an expansion option for 24,597 SF that was exercised in February 2020. The expansion space is currently occupied by Health Care Services Corp. (“HCSC”). HCSC will be relocated within the Naperville Wood Office Center property as part of the ALDI, Inc. expansion, which will allow HCSC to have all of its office space in one building. Additionally, HCSC’s overall footprint will increase slightly with the relocation space from 175,080 SF to 177,114 SF. The expansion and relocation are estimated to occur in June/July 2021.

(5)	In May 2018 Beall’s Inc. vacated and subleased its space to United Natural Foods Inc.

Lease Expiration Schedule(1)(2)

Year Ending December 31	# of Leases Expiring	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% Total UW Base Rent	UW Base Rent $ per SF(3)
2020 & MTM	43	460,033	7.5%	7.5%	$2,699,461	6.6%	$5.87
2021(4)	61	1,264,748	20.8%	28.3%	7,900,783	19.3%	$6.25
2022(5)	45	1,523,829	25.0%	53.3%	8,589,113	20.9%	$5.64
2023	38	470,932	7.7%	61.0%	4,123,559	10.0%	$8.76
2024	33	633,520	10.4%	71.4%	4,505,835	11.0%	$7.11
2025	18	786,447	12.9%	84.3%	7,935,153	19.3%	$10.09
2026	3	50,301	0.8%	85.2%	453,559	1.1%	$9.02
2027	5	112,643	1.8%	87.0%	1,750,362	4.3%	$15.54
2028	3	202,643	3.3%	90.3%	2,958,461	7.2%	$14.60
2029	0	0	0.0%	90.3%	$0	0.0%	$0.00
2030 & Thereafter	1	4,266	0.1%	90.4%	115,097	0.3%	$26.98
Vacant	NAP	584,815	9.6%	100.0%	NAP	NAP	NAP
Total / Wtd. Avg.	250	6,094,177	100.0%		$41,031,381	100.0%	$7.45

(1)	Based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	UW Base Rent and UW Base Rent $ per SF are inclusive of (i) contractual rent steps taken through June 1, 2021 and includes the ALDI, Inc. expansion of approximately 24,597 SF and the HCSC relocation at the Naperville Woods Office Center property. UW Base Rent has been further adjusted to account for a 10.0% stress to tenants who missed full or partial April, May and/or June rent payments and/or have requested rent relief during the COVID-19 pandemic. The total stress to UW Base Rent is $223,074.

(4)	General Motors, LLC leases will expire in 2021 and has two, five-year renewal options at the greater of market rent or 90% of the then-current base rent. General Motors, LLC has occupied the property since 1998. General Motors has expressed interest to renew and is expecting to receive a formal proposal with renewal terms from the borrower sponsor.

(5)	Both United Natural Foods, Inc. and Ceva Freight LLC leases will expire in 2022. United Natural Foods, Inc. has one, five-year renewal option at market rent. Ceva Freight LLC has two, five-year renewal options at market rent. United Natural Foods Inc. and Ceva Freight have both engaged the borrower sponsor about potentially expanding at expiration if any space were to become vacant at the respective properties.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: AGELLAN PORTFOLIO

Major Tenants. The top five tenants occupying the Agellan Properties by Underwritten Base Rent are Health Care Service Corp. (177,114 SF; 2.9% of NRA; 6.9% of Underwritten Base Rent), United Natural Foods, Inc. (463,172 SF; 7.6% of NRA; 6.4% of Underwritten Base Rent), ALDI, Inc. (137,986 SF; 2.3% of NRA; 5.4% of Underwritten Base Rent), General Motors LLC (400,000 SF; 6.6% of NRA; 5.1% of Underwritten Base Rent) and Moran Foods LLC (253,800 SF; 4.2% of NRA; 3.8% of Underwritten Base Rent).

Health Care Service Corp. (177,114 SF; 2.9% of NRA; 6.9% of Underwritten Base Rent). Health Care Service Corp. (“HCSC”) is an independent licensee of the Blue Cross and Blue Shield Association. HCSC is the largest customer-owned health insurer in the United States and fifth largest overall. Health Care Service Corp operates through Blue Cross and Blue Shield Plans in Illinois, Montana, New Mexico, Oklahoma and Texas. HCSC affiliates and subsidiaries such as Dearborn National, Medecision and Dental Network of America offer group life, disability and dental solutions, as well as a range of other individual solutions. The company, founded in 1936, serves more than 16 million members across five states and employs more than 23,000 people in over 60 local offices. A portion of the space occupied by HCSC is expected to be relocated within the Naperville Wood Office Center property in conjunction with the ALDI, Inc. expansion, which will allow HCSC to have all of its office space in one building. Additionally, HCSC’s overall footprint will increase slightly with the relocation space from 175,080 SF to 177,114 SF. The expansion and relocation are estimated to occur in June/July 2021. Health Care Service Corp. has one, five-year renewal option at market rent.

United Natural Foods, Inc. (463,172 SF; 7.6% of NRA; 6.4% of Underwritten Base Rent). United Natural Foods, Inc. engages in the distribution of natural, organic, and specialty foods and non-food products. The company is headquartered in Providence, Rhode Island. United Natural Foods, Inc. has one, five-year renewal option at market rent.

ALDI, Inc. (137,986 SF; 2.3% of NRA; 5.4% of Underwritten Base Rent). ALDI, Inc. owns and operates grocery stores throughout the United States. ALDI, Inc. offers grocery, meat, fresh produce, wine and beer, beverages, and other home products. ALDI, Inc. is located in Batavia, Illinois. ALDI, Inc. has approximately 3,000 total employees across all of its locations and generates approximately $4.32 billion in sales annually. ALDI, Inc. operated more than 1,900 stores across 36 states. In February 2020, ALDI, Inc. exercised an expansion option for an additional 24,597 SF. ALDI, Inc. has one, five-year renewal option at market rent.

General Motors LLC (400,000 SF; 6.6% of NRA; 5.1% of Underwritten Base Rent). General Motors LLC is the fourth largest automaker globally and the largest in the United States with approximately $246.6 billion in total assets as of March 31, 2020. Headquartered in Detroit, Michigan, General Motors LLC’s brands include Chevrolet, Buick, GMC and Cadillac. General Motors LLC has two, five-year renewal options at the greater of market rent or 90% of the then-current base rent.

Moran Foods LLC (253,800 SF; 4.2% of NRA; 3.8% of Underwritten Base Rent). Moran Foods LLC is the parent company of Save-A-Lot Holdings, LLC (“Save-A-Lot”). Save-A-Lot is an American discount grocery store chain with approximately 1,300 stores across 36 states with over $4.0 billion in annual sales. Headquartered in St. Louis, Missouri, Save-A-Lot’s stores carry most grocery products, including an assortment of fresh, canned and frozen produce as well as meat, meal products, household items and everyday groceries. Moran Foods LLC has two, seven-year renewal options at $6.75 PSF and market rent, respectively.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: AGELLAN PORTFOLIO

■	Operating History and Underwritten Net Cash Flow.

Portfolio Operating History

	2015	2016	2017	2018	2019	2020 Budget
2015 Reporting Assets
Number of Properties	27	27	27	27	27	27
Effective Gross Revenue	$40,377,590	$41,938,945	$40,607,440	$42,687,111	$43,265,751	$44,216,063
Operating Expenses	$15,493,935	$15,426,605	$15,832,843	$16,065,442	$16,124,634	$16,800,898
Net Operating Income	$24,883,655	$26,512,341	$24,774,596	$26,621,670	$27,141,118	$27,415,165
Year-over-Year Change	-	6.5%	-6.6%	7.5%	2.0%	1.0%

2016 Reporting Assets
Number of Properties		31	31	31	31	31
Effective Gross Revenue		$43,483,706	$50,440,354	$52,850,050	$54,478,273	$55,355,348
Operating Expenses		$15,881,067	$19,253,268	$19,685,230	$20,636,890	$20,967,544
Net Operating Income		$27,602,639	$31,187,086	$33,164,820	$33,841,384	$34,387,804
Year-over-Year Change		-	13.0%	6.3%	2.0%	1.6%

2017 Reporting Assets
Number of Properties			41	41	41	41
Effective Gross Revenue			$53,679,748	$58,304,052	$60,181,340	$61,115,986
Operating Expenses			$19,917,149	$20,981,732	$22,007,429	$22,423,094
Net Operating Income			$33,762,598	$37,322,320	$38,173,911	$38,692,892
Year-over-Year Change			-	10.5%	2.3%	1.4%

2018 Reporting Assets
Number of Properties				46	46	46
Effective Gross Revenue				$60,700,041	$63,486,372	$64,626,262
Operating Expenses				$21,738,754	$23,013,221	$23,452,522
Net Operating Income				$38,961,287	$40,473,151	$41,173,740
Year-over-Year Change				-	3.9%	1.7%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: AGELLAN PORTFOLIO

Cash Flow Analysis

	2016	2017	2018	2019(1)	Underwritten(1)(2)	Underwritten PSF
Agellan Properties Included	31	41	46	46	46

Base Rent	$30,444,923	$36,778,978	$40,209,368	$42,047,666	$41,031,381	$6.73
Vacant Income(3)	0	0	0	0	5,221,640	$0.86
Total Reimbursements Revenue(4)	12,782,653	16,793,058	19,551,436	21,118,949	20,640,034	$3.39
Gross Revenue	$43,227,576	$53,572,036	$59,760,803	$63,166,615	$66,893,055	$10.98
Vacancy & Credit Loss(5)	(53,002)	(16,561)	(50,095)	(101,504)	(7,113,805)	($1.17)
Other Income	309,133	124,273	989,333	421,261	571,000	$0.09
Effective Gross Income	$43,483,706	$53,679,748	$60,700,041	$63,486,372	$60,350,250	$9.90
Real Estate Taxes	$6,527,446	$7,914,494	$9,096,417	$9,395,160	$10,132,966	$1.66
Insurance	$804,315	$1,067,025	$1,051,392	$1,083,269	$1,517,682	$0.25
Management Fee	$949,089	$1,149,678	$1,278,484	$1,389,804	$1,810,508	$0.30
Other Operating Expenses	$7,600,216	$9,785,953	$10,312,461	$11,144,988	$10,698,670	$1.76
Total Operating Expenses	$15,881,067	$19,917,149	$21,738,754	$23,013,221	$24,159,826	$3.96

Net Operating Income	$27,602,639	$33,762,598	$38,961,287	$40,473,151	$36,190,424	$5.94
TI/LC	0	0	0	0	2,623,997	$0.43
Capital Expenditures	0	0	0	0	693,998	$0.11
Net Cash Flow	$27,602,639	$33,762,598	$38,961,287	$40,473,151	$32,872,429	$5.39

(1)	The change from 2019 Net Operating Income to Underwritten Net Operating Income is largely attributable to adjustments made in relation to dark and known to be vacating tenants.

(2)	Underwritten Base Rent is inclusive of contractual rent steps taken through June 1, 2021 and includes the ALDI, Inc. expansion of approximately 24,597 SF and HCSC relocation at the Naperville Woods Office Center property. Underwritten Base Rent has been further adjusted to account for a 10.0% stress to tenants who missed full or partial rent payments in April, May and/or June or have requested rent relief during the COVID-19 pandemic. The total stress to Underwritten Base Rent is $223,074.

(3)	Vacant Income includes all applicable dark tenants as well as known vacates.

(4)	Total Reimbursements Revenue includes reimbursements to lease terms of each tenant. An additional stress loss adjustment of 10.0% was applied to any tenants that missed full rent payments in April, May and/or June. The total stress to reimbursements is $79,032.

(5)	Vacancy is underwritten to 10.6%, which represents the sum of economic vacancy of the Agellan Portfolio, inclusive of a minimum vacancy of 5.0% for all Agellan Properties.

■	Appraisal. According to the appraisal, the appraised value is based on an aggregate “as is” value of the Agellan Properties and is inclusive of excess land value that is defined in each individual Agellan Property appraisal and serves as collateral for the Agellan Portfolio Loan Combination. The excess vacant land parcels associated with the Sarasota Distribution Hub and Supervalu properties may be released pursuant to satisfying conditions set forth in “—Partial Releases” below.

■	Environmental Matters. The Phase I environmental reports provided prior to loan origination identified certain environmental conditions, including, among other conditions, groundwater contamination from the release of chlorinated solvents, and recommended follow-up actions. For additional information with respect to environmental conditions, please see “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

■	Market Overview and Conditions. The Agellan Portfolio includes properties located across nine states. The top five states by UW Base Rent are Texas (46.7% of allocated loan amount (“ALA”); 43.4% of UW Base Rent), Illinois (18.0% of ALA; 22.8% of UW Base Rent), Florida (12.6% of ALA; 11.7% of UW Base Rent), Georgia (11.3% of ALA; 10.9% of UW Base Rent) and Michigan (3.4% of ALA; 5.1% of UW Base Rent).

Geographic Distribution

State	Number of Properties	Total SF	% of Total SF	Allocated Loan Amount	(%) Allocated Loan Amount	UW Base Rent	% of UW Base Rent	Appraised Value	% of Appraised Value
Texas	21	2,474,352	40.6%	$28,030,273	46.7%	$17,819,019	43.4%	$257,400,000	46.7%
Illinois	9	796,783	13.1%	10,805,955	18.0%	9,375,116	22.8%	99,000,000	18.0%
Florida	1	906,449	14.9%	7,561,787	12.6%	4,804,386	11.7%	70,200,000	12.7%
Georgia	9	788,791	12.9%	6,762,283	11.3%	4,471,074	10.9%	61,750,000	11.2%
Michigan	1	400,000	6.6%	2,047,146	3.4%	2,097,244	5.1%	18,750,000	3.4%
Indiana	1	434,354	7.1%	2,630,769	4.4%	1,385,853	3.4%	24,100,000	4.4%
Ohio	2	183,818	3.0%	999,007	1.7%	404,218	1.0%	9,150,000	1.7%
Maryland	1	57,590	0.9%	796,526	1.3%	426,784	1.0%	7,300,000	1.3%
Kentucky	1	52,040	0.9%	366,253	0.6%	247,686	0.6%	3,350,000	0.6%
Portfolio Total	46	6,094,177	100.0%	$60,000,000	100.0%	$41,031,381	100.0%	$551,000,000	100.0%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: AGELLAN PORTFOLIO

The Agellan Portfolio is located across 12 U.S. markets. The top five markets by UW Base Rent are Houston (24.2% of ALA; 23.2% of UW Base Rent), Chicago (18.0% of; 22.8% of UW Base Rent), Austin (13.7% of ALA; 12.9% of UW Base Rent), Tampa (12.6% of ALA; 11.7% of UW Base Rent) and Atlanta (11.3% of ALA; 10.9% of UW Base Rent).

Market Overview

Market	Number of Properties	Total SF	% of Total SF	Allocated Loan Amount	% Allocated Loan Amount	UW Base Rent	% of UW Base Rent	Appraised Value	% of Appraised Value
Houston	12	1,513,116	24.8%	$14,526,551	24.2%	$9,530,614	23.2%	$133,100,000	24.2%
Chicago	9	796,783	13.1%	10,805,955	18.0%	9,375,116	22.8%	99,000,000	18.0%
Austin	5	411,604	6.8%	8,207,940	13.7%	5,278,622	12.9%	75,200,000	13.6%
Tampa	1	906,449	14.9%	7,561,787	12.6%	4,804,386	11.7%	70,200,000	12.7%
Atlanta	9	788,791	12.9%	6,762,283	11.3%	4,471,074	10.9%	61,750,000	11.2%
Flint	1	400,000	6.6%	2,047,146	3.4%	2,097,244	5.1%	18,750,000	3.4%
Dallas	1	253,800	4.2%	2,874,938	4.8%	1,573,560	3.8%	26,720,000	4.8%
San Antonio	3	295,832	4.9%	2,420,844	4.0%	1,436,224	3.5%	22,380,000	4.1%
Indianapolis	1	434,354	7.1%	2,630,769	4.4%	1,385,853	3.4%	24,100,000	4.4%
Baltimore	1	57,590	0.9%	796,526	1.3%	426,784	1.0%	7,300,000	1.3%
Columbus	2	183,818	3.0%	999,007	1.7%	404,218	1.0%	9,150,000	1.7%
Cincinnati	1	52,040	0.9%	366,253	0.6%	247,686	0.6%	3,350,000	0.6%
Portfolio Total	46	6,094,177	100.0%	$60,000,000	100.0%	$41,031,381	100.0%	$551,000,000	100.0%

Major Markets.

Houston. According to a third party report, the Houston Industrial market ended the first quarter 2020 with a vacancy rate of 7.6%. The reported market vacancy rates for logistics and flex properties were 8.4% and 10.0%, respectively. The existing market inventory is made up of 74.6% logistics properties and 8.1% flex properties based on total SF. Rental rates ended the first quarter of 2020 at $7.42 PSF The average quoted rates for logistics and flex properties were $6.91 PSF and $10.61 PSF, respectively. The 12-month net absorption ending in the first quarter 2020 was 8,621,259 SF for logistics properties and -49,931 SF for flex properties.

According to a third party report, the Houston Office market ended the first quarter 2020 with a vacancy rate of 16.8%. The reported vacancy rates for Class A and Class B buildings were 19.6% and 17.1%, respectively. The existing market inventory is comprised of 44.5% Class A, 42.8% Class B, and 12.6% Class C based on total SF. The average quoted rental rate in the first quarter 2020 for all classes was $28.36 PSF. The average quoted rental rate for Class A and B was $34.07 PSF and $24.25 PSF, respectively. The 12-month net absorption ending in the first quarter 2020 for Class A & B in the market was 1,251,779 SF and -1,448,622 SF, respectively.

Historical Market Occupancy – Industrial(1)

2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
93.9%	93.1%	93.7%	94.3%	95.0%	94.5%	95.1%	94.9%	94.6%	94.8%	94.3%	93.3%

(1)	Source: Third party report.

Historical Market Occupancy – Office(1)

2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
88.4%	86.7%	86.9%	87.2%	88.4%	88.6%	89.4%	87.1%	85.5%	84.0%	83.8%	83.4%

(1)	Source: Third party report.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: AGELLAN PORTFOLIO

Chicago. According to a third party report, the Chicago Industrial market ended the first quarter 2020 with a vacancy rate of 6.2%. The reported market vacancy rates for logistics and flex properties were 7.1% and 7.6%, respectively. The existing market inventory is made up of 66.1% logistics properties and 5.8% flex properties based on total SF. Rental rates ended the first quarter of 2020 at $7.36 PSF. The average quoted rates for logistics and flex properties were $6.87 PSF and $12.24 PSF, respectively. The 12-month net absorption ending in the first quarter 2020 was 535,853 SF for flex properties and 14,631,591 SF for logistics properties.

According to a third party report, the Chicago Office market ended the first quarter 2020 with a vacancy rate of 12.2%. The reported vacancy rates for Class A and Class B buildings were 15.2% and 11.7%, respectively. The existing market inventory is comprised of 39.0% Class A, 44.2% Class B, and 16.7% Class C based on total SF. The average quoted rental rate in the first quarter 2020 for all classes was $29.44 PSF. The average quoted rental rate for Class A and B was $37.39 PSF and $25.20 PSF, respectively. The 12-month net absorption ending in the first quarter 2020 for Class A and B in the market was 3,566,358 SF and -457,122 SF, respectively.

Historical Market Occupancy – Industrial(1)

2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
89.8%	88.1%	88.2%	89.1%	90.6%	91.3%	92.6%	93.2%	93.8%	93.7%	94.2%	94.1%

(1)	Source: Third party report.

Historical Market Occupancy – Office(1)

2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
87.4%	85.0%	85.2%	85.6%	86.1%	86.6%	87.3%	88.0%	87.7%	88.0%	88.4%	87.9%

(1)	Source: Third party report.

Austin. According to a third party report, the market vacancy rates for logistics and flex properties were 9.8% and 7.3%, respectively. The existing market inventory is made up of 60.5% logistics properties and 20.9% flex properties based on total SF. Rental rates ended the first quarter of 2020 at $11.30 PSF. The average quoted rates for logistics and flex properties were $9.93 PSF and $14.31 PSF, respectively. The 12-month net absorption ending in the first quarter 2020 was 1,113,224 SF for logistics properties and 744,867 SF for flex properties. According to a third party report, Austin is expected to outperform the state of Texas and nation in 2020, with a high number of technology companies and housing at the forefront. Long term, Austin is viewed as a market with a well-educated labor force, high concentration of technology businesses and a relatively low cost of living compared to other high technology based industries which is anticipated to fuel a high population growth for the market.

Historical Market Occupancy – Industrial(1)

2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
90.2%	87.8%	88.5%	89.6%	91.3%	93.5%	93.5%	95.6%	95.6%	93.6%	93.6%	92.8%

(1)	Source: Third party report.

Tampa. According to a third party report, the Tampa Bay Industrial market ended the first quarter 2020 with a vacancy rate of 5.0%. The reported market vacancy rates for logistics properties was 5.4%. The existing market inventory is made up of 66.3% logistics properties based on total SF. Rental rates ended the first quarter at $7.72 PSF. The average quoted rates for logistics properties was $7.11 PSF. The 12-month net absorption ending in the first quarter 2020 for logistics properties was 2,025,279 SF. According to a third party report, as of year-end 2019, Tampa’s industrial sector outpaced the industrial sectors in the state of Florida in relation to demand growth at approximately 2.8 million SF of absorbed space. Tampa was the only market in the state that saw improved growth from approximately 2.7 million SF of positive net absorption year over year.

Historical Market Occupancy – Industrial(1)

2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
92.3%	89.4%	89.3%	89.8%	90.2%	91.6%	92.3%	93.8%	95.0%	95.1%	95.3%	95.1%

(1)	Source: Third party report.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: AGELLAN PORTFOLIO

Atlanta. According to a third party report, the Atlanta Industrial market ended the first quarter 2020 with a vacancy rate of 6.1%. The reported market vacancy rates for logistics and flex properties were 6.7% and 5.5%, respectively. The existing market inventory is made up of 77.4% logistics properties and 9.1% flex properties based on total SF. Rental rates ended the first quarter at $6.17 PSF. The average quoted rates for logistics and flex properties were $5.52 PSF and $11.03 PSF, respectively. The 12-month net absorption ending in the first quarter 2020 was 11,337,139 SF for logistics properties and -202,543 SF for flex properties. According to a third party report, the Atlanta market is seen as Georgia’s main growth engine and one of the strongest economies in the nation. Job growth, in the Atlanta market outsize business services and has averaged approximately 2.0% as of year-end 2019, which has been one of the best in the nation for nine consecutive years.

Historical Market Occupancy – Industrial(1)

2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
87.5%	86.4%	85.6%	86.9%	87.5%	88.7%	91.5%	93.1%	93.0%	94.1%	94.6%	94.4%

(1)	Source: Third party report.

■	The Borrowers. The borrowers are Chicago Industrial Properties 1 LP, a Delaware limited partnership, Corridor Park LP, a Delaware limited partnership, Norcross Springs LP, a Delaware limited partnership, 6100 McIntosh LP, a Delaware limited partnership, 6100 McIntosh Vacant LP, a Delaware limited partnership, Agellan Commercial REIT U.S. L.P., a Delaware limited partnership, Continental Drive LP, a Delaware limited partnership, 9385 Washington Blvd. L.P., a Delaware limited partnership, Agellan Warrenville L.P., a Delaware limited partnership, 1300 Cox Avenue LP, a Delaware limited partnership, and San Antonio Industrial One LP, a Delaware limited partnership each structured to be a bankruptcy-remote entity with two independent directors in its organizational structure (collectively, the “Borrowers”). Legal counsel to the Borrowers delivered a non-consolidation opinion in connection with the origination of the Agellan Portfolio Loan Combination. The Borrowers are owned and controlled by Elad Canada Realty Inc. (“Elad Canada”), a privately held, commercial real estate company specializing in the acquisition and development of commercial and residential properties. ELAD Canada was founded in 1997 and is based in Toronto, Canada. The firm operates as a subsidiary of Elad US Holding, Inc. ELAD Canada has focused its business in central Canada, acquiring income producing properties, as well as development sites. As of 2020, ELAD Canada has 7.4 million SF of income producing space, as well as 4.4 million SF of construction in the pipeline and over 6,000 residential units under development. Under the terms of the Agellan Loan Combination documents, Elad Genesis Limited Partnership, a subsidiary of the borrower sponsor, is the non-recourse carveout guarantor for the Agellan Portfolio Loan Combination and is required to maintain a minimum net worth of $100 million during the term of the loan. ELAD Canada is a part of the ELAD Group. Founded in 1992, ELAD Group is a real estate conglomerate with development projects in North America, Europe and Israel. ELAD Group has developed successful condominiums, hotels and mixed-use projects making its mark as a significant developer of ultra-luxury properties in New York City, like the Plaza Hotel. ELAD Group is focused on the acquisition, development and conversion of architecturally significant residential and commercial properties in key markets throughout North America.

The aggregate liability of the Guarantor with respect to the matters that constitute full recourse carveouts (each, a “Full Recourse Event”) under the Agellan Portfolio Loan Combination documents may not exceed an amount equal to (x) 20% of the outstanding principal balance of the Agellan Portfolio Loan Combination as of the first occurrence of a Full Recourse Event plus (y) any and all reasonable third-party costs incurred by the lender (including reasonable and out-of-pocket attorney’s fees and costs) in connection with the enforcement of the Full Recourse Event thereunder and the collection of amounts due thereunder.

The borrower sponsor has notified JPMCB that, Elad Canada Operations Inc., the controlling shareholder of the entities that own ELAD Canada, has entered into a binding offer letter to sell 100% of ELAD Canada, reflecting holdings of ELAD Canada’s properties, including, among other properties, the Agellan Properties, but excluding certain assets of ELAD Canada (the “Excluded Properties”), to Rester Management Group (“Rester”). Rester is expected to pay approximately CAD 508 million, which, in addition to the value allotted to the Excluded Properties of approximately CAD 275 million, results in the total value of ELAD Canada of approximately CAD 783 million. By contrast, ELAD Canada’s equity value according to its financial statements as of the end of the first quarter was CAD 605 million. The transaction is still under negotiation, but the parties are expected to sign a binding acquisition agreement in September, and the transaction is expected to close within 45 days following the execution of such acquisition agreement. In the event the transaction moves forward, Rester is expected to continue to employ ELAD Canada’s current senior officers and key personnel. Rester Management is a Canadian family-owned real estate company that was established in early 1900s and owns, develops and manages office, retail and residential properties primarily in the greater Montreal area. Rester Management’s current portfolio includes residential, office, retail and industrial properties in Eastern Canada and the United States.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: AGELLAN PORTFOLIO

See “Risk Factors—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” in the Preliminary Prospectus.

■	Escrows. At loan origination, the Borrowers deposited (i) $6,410,963 for outstanding TI/LC obligations and free rent, (ii) $2,985,266 into the required repair reserve for deferred maintenance, (iii) $2,000,000 into a working capital reserve for shortfalls in debt service and operating expenses and the payment of any replacements, leasing costs, taxes, other charges and/or insurance premiums and (iv) $172,050 into the gap rent reserve.

Tax Reserve. The Borrowers are required to deposit into a tax reserve, on a monthly basis, 1/12 of the estimated (a) annual real estate taxes, and (b) during a Cash Sweep Period, annual maintenance charges, impositions and any other charges levied or assessed against the Agellan Portfolio Properties, unless the Borrowers deliver evidence reasonably acceptable to lender that such amounts required for real estate taxes and maintenance charges, impositions and any other charges have or will be paid directly by a tenant. As of the origination date, the requirement for the payment of monthly real estate taxes for tenants have been paid directly by the Borrowers, with the exception of a small portion of the Supervalu property which was paid directly by the tenant.

Insurance Reserve. The Borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums. In the event the borrowers obtain and maintain a blanket insurance policy that complies with the requirements of the Agellan Portfolio Loan Combination documents, the requirement for monthly deposits into the insurance reserve will be waived. As of the origination date, an acceptable blanket policy was in place.

Replacement Reserve. The Borrowers are required to deposit into the replacement reserve, on a monthly basis, approximately $101,570 (1/12 of $0.20 PSF), subject to a cap of the amount equal to 36 times the required monthly deposit (approximately $3.7 million).

TI/LC Reserve. The Borrowers are required to deposit into the TI/LC reserve, on a monthly basis, approximately $431,671 (1/12 of $0.85 PSF), subject to a cap of the amount equal to 36 times the required monthly deposit (approximately $15.5 million).

Working Capital Reserve. Provided no event of default exists, the lender will make disbursements from the working capital reserve for (i) the payment of shortfalls in the payment of debt service of mezzanine debt service, (ii) the payment of shortfalls for any documented operating expenses, (iii) the payment of any replacements at any Agellan Portfolio Property, (iv) the payment of any leasing costs at any Agellan Portfolio Property to the extent amounts in the TI/LC reserve are insufficient to pay such amounts and (v) the payment of taxes, other charges and insurance premiums at any Agellan Portfolio Property to the extent amounts in the taxes and insurance reserves are insufficient to pay such amounts.

Common Charges Funds Reserve. During the continuance of a Cash Sweep Period, the Borrowers are required to deposit into the common charges reserve, on a monthly basis, an amount equal to 1/12 of the fees, dues, charges and assessments payable under the condominium documents (the “Common Charges”) that the lender estimates will be payable during the next ensuing 12 months in order to accumulate sufficient funds to pay all such Common Charges at least 30 days prior to their respective due dates.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: AGELLAN PORTFOLIO

■	Lockbox and Cash Management. The Agellan Portfolio Loan Combination documents require a hard lockbox and in-place cash management. At loan origination, the Borrowers were required to deliver tenant direction letters within 30 days following the loan origination date to the existing tenants at the Agellan Portfolio Properties, directing each tenant to remit its rent checks directly to the lender-controlled lockbox. All funds in the lockbox account are required to be swept to a lender-controlled cash management account every business day. Provided no Cash Sweep Period (as defined below) is continuing, all funds in the cash management account will be transferred into the Borrowers’ operating account. During a Cash Sweep Period, all excess cash in the cash management account after payment of debt service, required reserves, operating expenses, approved extraordinary expenses and mezzanine debt service will be retained by the lender as additional collateral for the Agellan Portfolio Loan Combination and disbursed to the Borrowers for payment of certain permitted amounts, including the payment of shortfalls in debt service and mezzanine debt service and payment of capital expenditure work.

A “Cash Sweep Period” will commence upon the occurrence of (i) an event of default under the Agellan Portfolio Loan Combination documents, (ii) a bankruptcy action of any individual Borrower or any general partner or managing member, as applicable, of an individual Borrower, (iii) the date that is 30 days following any bankruptcy action of any property manager (unless as of such date the manager has been replaced in accordance with the Agellan Portfolio Loan Combination documents), (iv) the debt service coverage ratio for any calendar quarter (based upon Agellan Portfolio Loan Combination and Agellan Portfolio Mezzanine Loan (as defined below) assuming a 30-year amortization on the trailing three-month period immediately preceding the end of such calendar quarter) being less than 1.15x, or (v) an event of default under the Agellan Portfolio Mezzanine Loan documents.

A Cash Sweep Period will cease to exist upon the following events (each, a “Cash Sweep Event Cure”): with respect to (a) clause (i) or (v) above, a cure of such event of default, (b) clause (iii) above, the replacement of the property manager with a qualified manager under a replacement management agreement in accordance with the Agellan Portfolio Loan Combination documents, or (c) clause (iv) above, the achievement of a debt service coverage ratio of 1.15x or greater for any calendar quarter based upon a 30-year amortization on the trailing three-month period immediately preceding the end of such calendar quarter; provided (1) no other event of default is continuing under any Agellan Portfolio Loan Combination documents or Agellan Portfolio Mezzanine Loan documents, and (2) the Borrowers will have paid all of the lender’s reasonable and actual out-of-pocket costs and expenses and the mezzanine borrowers will have paid all of the Mezzanine Lender’s (as defined below) reasonable and actual out-of-pocket costs and expenses, in each case, incurred by the lender or Mezzanine Lender, as applicable, in connection with such Cash Sweep Event Cure including, reasonable and actual out-of-pocket attorney’s fees and expenses.

■	Property Management. The Agellan Portfolio is managed by 11 individual managers including Agellan Management LP, Colliers International Management - Atlanta, LLC, Adena Commercial LLC d/b/a Colliers International Greater Columbus Region, PCR Property Services, LLC d/b/a NAI Partners, Jones Lang LaSalle Americas, Inc., NAI Hiffman Asset Management, LLC, Stream Realty Partners-Austin, L.P., Stream Realty Partners-Houston, L.P., Stream Realty-Illinois, L.L.C., Hiffman Asset Management, LLC d/b/a Hiffman National, LLC, and Stream Realty Partners - Central TX, L.P.

■	Current Mezzanine or Secured Subordinate Indebtedness. Concurrently with the funding of the Agellan Portfolio Loan Combination, the lender (in such capacity, the “Mezzanine Lender”) also funded a mezzanine loan in the amount of $31.0 million (the “Agellan Portfolio Mezzanine Loan”). The Agellan Portfolio Mezzanine Loan is secured by the pledge of the direct or indirect equity interest in the Borrowers and is coterminous with the Agellan Portfolio Loan Combination. The Agellan Portfolio Mezzanine Loan accrues interest at a rate of 9.00000% per annum. Based on the Agellan Portfolio Loan Combination and the Agellan Portfolio Mezzanine Loan, the cumulative Cut-off Date LTV is 78.8%, the cumulative UW NCF DSCR is 1.54x and the cumulative UW NOI Debt Yield is 8.3%. The rights of the Mezzanine Lender under the Agellan Portfolio Mezzanine Loan are further described under “Description of the Mortgage Pool—Additional Indebtedness—Existing Mezzanine Debt” in the Preliminary Prospectus.

■	Future Mezzanine or Subordinate Indebtedness Permitted. None.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: AGELLAN PORTFOLIO

■	Other Indebtedness. Each of Agellan Commercial REIT U.S. L.P., 9385 Washington Blvd LP, 6100 McIntosh LP, Agellan Warrenville LP, Continental Drive LP, Norcross Springs LP, Corridor Park LP and Chicago Industrial Properties 1 LP (collectively, the “Intercompany Loan Lenders”) is a lender under a intercompany loan (each, an “Intercompany Loan”) to Piper Commercial Holdings LLC, an indirect parent company of the Intercompany Loan Lenders. The Intercompany Loans are fully funded, non-interest bearing, and collectively have an aggregate outstanding amount of $152,880,751. Each Intercompany Loan is unsecured and subject and subordinate to the Agellan Portfolio Loan in all respects. The borrower under each Intercompany Loan has agreed that so long as the Agellan Portfolio Loan remains outstanding, it will not (i) commence any legal or equitable proceedings against an Intercompany Loan Lender or otherwise in connection with such Intercompany Loan or (ii) assert any claims or demands whatsoever under applicable law against the Intercompany Loan Lender. See “Description of the Mortgage Pool—Additional Indebtedness—Preferred Equity and Preferred Return Arrangements” in the Preliminary Prospectus.

■	Partial Releases. Under the Agellan Portfolio Loan Combination documents, the Borrowers have the right to the release an individual Agellan Portfolio Property (each, an “Individual Property”) from the lien of the mortgage, provided that the Borrowers satisfy certain terms and conditions set forth in the Agellan Portfolio Loan Combination documents, including among other things (i) no event of default under the Agellan Portfolio Loan Combination documents has occurred and is continuing (other than an event of default that would be cured by the release of such individual Agellan Portfolio Property); (ii) the applicable individual Borrower (each such Borrower, an “Individual Borrower”) will make a voluntary prepayment of the Agellan Portfolio Loan Combination in an amount equal to the Release Price (as defined below) for the Individual Property; (iii) after giving effect to the release of the applicable Individual Property (including the portion of the Agellan Portfolio Loan Combination prepaid pursuant to the terms of the Agellan Portfolio Loan Combination documents), the debt service coverage ratio for the Agellan Portfolio Properties then remaining subject to the liens of the mortgages (excluding the Individual Property requested to be released) based on the trailing 12-month period immediately preceding the release of the applicable Individual Property will be equal to or greater than the greater of (A) the Release Debt Service Coverage Ratio (as defined below), and (B) the debt service coverage ratio for all of the Agellan Portfolio Properties then remaining subject to the liens of the mortgages (including the Individual Property requested to be released) immediately preceding the release of the applicable Individual Property based on the trailing 12 month period immediately preceding the release of the applicable Individual Property (such greater amount, the “Required Release DSCR”), provided that the Borrowers will have the right to do any one or a combination of the following to achieve the Required Release DSCR in accordance with the Agellan Portfolio Loan Combination documents make a prepayment of the Agellan Portfolio Loan Combination, deliver a letter of credit or deposit cash collateral with the lender; and (iv) subsequent to such release, each Individual Borrower will continue to be a special purpose entity. The Agellan Portfolio Loan Combination documents also provide that if the loan-to-value ratio exceeds or would exceed 125% immediately after the release, no release will be permitted unless the principal balance of the Agellan Portfolio Loan Combination is prepaid by an amount set forth in the Agellan Portfolio Loan Combination documents or the borrower delivers a REMIC opinion.

“Release Debt Service Coverage Ratio” means the debt service coverage of 1.70x.

“Release Price” means, with respect to any Individual Property being released, (i) until an amount equal to $60,450,000 has been prepaid in connection with Partial Releases in accordance with the Agellan Portfolio Loan Combination documents, 110% of the Agellan Portfolio Loan Combination amount allocated to such Individual Property and (ii) thereafter, 115% of the Agellan Portfolio Loan Combination amount allocated to such Individual Property.

■	Outparcel Release. In addition, the Agellan Portfolio Loan Combination documents provide that the Borrowers may release certain non-income producing parcels comprising a portion of Sarasota Distribution Hub, Supervalu and Naperville Woods Office Center properties upon satisfaction of certain conditions set forth in the Agellan Portfolio Loan Combination documents, including, without limitation, the payment of a release price set forth herein.

■	Condominium Structure. One of the Agellan Properties, owned by Chicago Industrial Properties 1 LP (the “Chicago Industrial Borrower”), is subject to a condominium declaration. The Chicago Industrial Borrower has an approximately 81.15% ownership in common elements, and controls the condominium association’s board of directors. Please see “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Condominium Interests and Other Shared Interests” in the Preliminary Prospectus for additional information.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

(THIS PAGE INTENTIONALLY LEFT BLANK)

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: MOFFETT PLACE - BUILDING 6

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: MOFFETT PLACE - BUILDING 6

Moffett Place - Building 6
1195 Borregas Avenue
Sunnyvale, CA 94089
San Francisco Bay
Lucile Packard Children's Hospital
FAIR MEADOW
Intuit
Shoreline Golf Links
Google Headquarters
Microsoft
NASA
MOFFETT FEDERAL AIRFIELD
Yahoo!
MOFFETT PARK
Net App
Sunnyvale Baylands County Park
Dell Marvel
ALVISO
Ericsson
Santa Clara Golf Club
Alviso Natural Area
CALTRAIN
CHARLESTON GARDENS
San Antonio Center
CENTRAL EXPY
CALIFORNIA ST
W MIDDLEFIELD RD
Whisman Park
Symantec
WHISMAN STATION
VTA
Citrix
Levi's Stadium
Lakewood Park
Fairwood Park
California's Great America
Mission College
Broadcom
Oracle
AMTRAK
ACE
LAFAYETTE ST
Mountain View
Columbia Park
N MATHILDA AVE
Fair Oaks Park
Trimble Navigation
AMD
GREAT AMERICA PKY
Intel
Ericsson
Walmart.com
Sylvan Park
Northrup Grumman
SCOTT BLVD
Applied Materials
Broadcom KPMG
Intel
Nvidia HQ
Renasas Roche
SAN TOMAS EXPY
W EL CAMINO REAL
Sunnyvale Town Center
CALTRAIN
Sunnyvale
N SAN ANTONIO RD
MIRAMONTE AVE
Cuesta Park
El Camino Hospital
FOOTHILL EXPY
Santa Clara
Heritage Oaks Park
Los Altos
W FREMONT AVE
Los Altos Golf & Country Club
HOLLENBECK AVE
SUNNYVALE SARATOGA RD
S MARY AVE
EL CAMINO REAL
LAWRENCE EXPY
KIELY BLVD
SAN TOMAS EXPY
SCOTT BLVD
S WOLFE RD
Ortega Park
Central Park
E HOMESTEAD RD
Apple Park
Kaiser Permanente-Santa Clara
Apple Infinite Loop
Cupertino
Vallco Shopping Mall
Agilent Technologies Headquarters
STEVENS CREEK BLVD
De Anza College
Seagate Technologies
Villa Shopping Center
Saratoga Square
WEST SAN JOSE
BOLLINGER RD
WILLIAMS RD
S DE ANZA BLVD
Calabazas Park
Rainbow Park
Oakland
San Francisco
Berkeley
Alameda
Daly City
San Leandro
Hayward
Union City
Fremont
San Mateo
Newark
Redwood City
Palo Alto
Mountain View
Sunnyvale
Santa Clara
San Jose
Milpitas
Cupertino
Campbell
Saratoga
Los Gatos
Dublin
Pleasanton
San Ramon
Danville
Walnut Creek
PACIFIC OCEAN
MAP © 2020 CARTIFACT
DATA © OSM CONTRIBUTORS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: MOFFETT PLACE - BUILDING 6

Mortgaged Property Information	Mortgage Loan Information

Number of Mortgaged Properties	1	Loan Seller	GACC/JPMCB
Location (City/State)	Sunnyvale, California	Cut-off Date Balance(3)	$57,750,000
Property Type	Office	Cut-off Date Balance per SF(2)	$423.41
Size (SF)	314,352	Percentage of Initial Pool Balance	5.2%
Total Occupancy as of 9/6/2019	100.0%	Number of Related Mortgage Loans	2
Owned Occupancy as of 9/6/2019	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2020 / NAP	Mortgage Rate	3.369279%
Appraised Value(1)	$359,200,000	Original Term to Maturity (Months)	120
Appraisal Date	May 1, 2021	Original Amortization Term (Months)	NAP
Borrower Sponsor	Jay Paul	Original Interest Only Period (Months)	120
Property Management	Paul Holdings, Inc.	First Payment Date	9/6/2020
Maturity Date	8/6/2030

Underwritten Revenues	$18,990,159
Underwritten Expenses	$2,692,414	Escrows(4)
Underwritten Net Operating Income (NOI)	$16,297,746	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$15,910,023	Taxes	$0	$85,000
Cut-off Date LTV Ratio(1)(2)	37.1%	Insurance	$0	$0
Maturity Date LTV Ratio(1)(2)	37.1%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	3.58x / 3.50x	TI/LC	$2,728,059	$0
Debt Yield Based on Underwritten NOI / NCF(2)	12.2% / 12.0%	Other	$14,559,592	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$133,100,000	53.5%	Loan Payoff	$164,454,172	66.0%
Junior Loan Amount	66,900,000	26.9	Principal Equity Distribution	57,161,746	23.0
Mezzanine Loan	49,000,000	19.7	Reserves	17,287,652	6.9
Closing Costs	10,096,430	4.1
Total Sources	$249,000,000	100.0%	Total Uses	$249,000,000	100.0%

(1)	The appraised value represents the “Prospective Market Value Upon Stabilization” as of May 1, 2021. The appraiser also concluded an “As-Is” appraised value of $333,000,000 as of August 1, 2020, which results in a Cut-off Date LTV and Maturity Date LTV of 40.0% for the Moffett Place – Building 6 Senior Notes (as defined below), 60.1% for the Moffett Place – Building 6 Loan Combination (as defined below) and 74.8% for the Moffett Place – Building 6 Total Debt (as defined below).

(2)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Moffett Place - Building 6 Senior Notes and excludes the Moffett Place - Building 6 Junior Notes (as defined below).

(3)	The Cut-off Date Balance of $57,750,000 represents the non-controlling Note A-1-C5-1 and Note A-2-C, and is part of the Moffett Place - Building 6 Loan Combination (as defined below), which is evidenced by nine pari passu senior notes and two junior notes, and has an aggregate outstanding principal balance as of the Cut-off Date of $200,000,000. See “—The Mortgage Loan” below. GACC will contribute Note A-1-C5-1 in the amount of $31,230,000 and JPMCB will contribute Note A-2-C in the amount of $26,520,000.

(4)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Moffett Place - Building 6 Loan”) is secured by a first mortgage encumbering the borrower’s fee simple interest in a newly constructed Class A office building located in Sunnyvale, California (the “Moffett Place - Building 6 Property”), and is part of a loan combination (the “Moffett Place - Building 6 Loan Combination”) evidenced by nine pari passu senior notes with an aggregate initial principal balance of $133,100,000 (collectively the “Moffett Place - Building 6 Senior Notes”) and two junior notes with an aggregate initial principal balance of $66,900,000 (collectively the “Moffett Place - Building 6 Junior Notes”). A portion of the Moffett Place - Building 6 Senior Notes, with an aggregate balance of $0.5 million and the Moffett Place - Building 6 Junior Notes were contributed to the MOFT 2020-B6 securitization trust. The Moffett Place - Building 6 Loan is evidenced by the non-controlling Note A-1-C5-1 and Note A-2-C, which has an aggregate outstanding principal balance as of the Cut-off Date of $57,750,000 and represents approximately 5.2% of the Initial Pool Balance. The remaining Moffett Place - Building 6 Senior Notes are currently held by DBRI, as presented in the chart below, and are expected to be contributed to one or more future commercial mortgage securitization transactions.

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-S, A-2-S	$500,000	$500,000	MOFT 2020-B6	No(1)
A-1-C5-1, A-2-C	$57,750,000	$57,750,000	Benchmark 2019-B19	No
A-1-C1, A-1-C2, A-1-C3, A-1-C4, A-1-C5-2	$74,850,000	$74,850,000	DBRI(2)	No
B-1, B-2	$66,900,000	$66,900,000	MOFT 2020-B6	Yes(1)
Total	$200,000,000	$200,000,000

(1)	The initial controlling notes are Note B-1 and B-2, so long as no Moffett Place – Building 6 control appraisal period has occurred and is continuing. If and for so long as a Moffett Place – Building 6 control appraisal period has occurred and is continuing, then the controlling note will be the Note A-1-S and A-2-S. See “Description of the Mortgage Pool—The Loan Combinations—The Moffett Place – Building 6 Pari Passu-AB Loan Combination” in the Preliminary Prospectus. The Moffett Place - Building 6 Loan Combination is being serviced pursuant to the MOFT 2020-B6 trust and servicing agreement. For so long as no Moffett Place – Building 6 control appraisal period has occurred and is continuing, the control rights of the Moffett Place - Building 6 Junior Notes will be exercisable by the controlling class under the MOFT 2020-B6 trust and servicing agreement.

(2)	Expected to be contributed to one or more future securitization transactions.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: MOFFETT PLACE - BUILDING 6

The Moffett Place - Building 6 Senior Notes have an interest rate of 3.369279% per annum and the Moffett Place - Building 6 Junior Notes have an interest rate of 3.369279% per annum, resulting in a weighted average interest rate of 3.369279% per annum with respect to the Moffett Place - Building 6 Loan Combination. The proceeds of the Moffett Place - Building 6 Loan Combination were primarily used to refinance the existing debt, return equity to the borrower sponsor, fund upfront reserves and pay origination costs.

The Moffett Place - Building 6 Loan Combination had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires monthly payments of interest only for the term of the Moffett Place - Building 6 Loan Combination. The scheduled maturity date of the Moffett Place - Building 6 Loan Combination is August 6, 2030. On and after the payment date in September 2022, the Moffett Place - Building 6 Loan Combination may be voluntarily prepaid in whole (but not in part) with a prepayment fee equal to the greater of the yield maintenance amount or 1% of the unpaid principal balance as of the prepayment date. The Moffett Place - Building 6 Loan Combination is voluntarily prepayable, in whole but not in part, without penalty on or after the payment date in February 2030. In addition, the Moffett Place - Building 6 Loan Combination may be defeased in whole (but not in part) on or after the earlier of (i) two years after the date on which the entire Moffett Place - Building 6 Loan Combination has been securitized or (ii) three years after the origination date of the Moffett Place - Building 6 Loan Combination.

■	The Mortgaged Property. The Moffett Place - Building 6 Property is a newly-constructed eight-story, Class A LEED Gold Certified, office building totaling 314,352 SF located in Sunnyvale, California. The Moffett Place - Building 6 Property is part of a larger six building, 55 acre campus known as Moffett Place (the “Moffett Campus”), which in the aggregate (including the Moffett Place - Building 6 Property) includes approximately 1.9 million SF of Class A office space that is 100.0% leased to Google, an approximately 52,500 SF amenities building including a conference center, a swimming pool, an outdoor common area space, a café and three separate parking structures and surface parking. The overall parking ratio is 3.3 spaces per 1,000 SF of net rentable area. The rooftop level (level 3) on one of the parking structures is improved with the landlord's "High Garden" concept as a project amenity. The "High Garden" features walking and running trails, outdoor volleyball, bocce ball courts and other recreational features.

To govern access to the non-collateral common areas, conference facility and parking structures (the “Common Area Spaces”), the Moffett Place - Building 6 Property is subject to a declaration of covenants, conditions and restrictions (the “Moffett Place CCR”) with Moffett Place LLC (an affiliate of the borrower sponsor and an affiliate of the owner of the non-collateral buildings at Moffett Place). The Moffett Place CCR grants the borrower non-exclusive easement rights over the Common Area Spaces. Ownership of the Common Area Spaces governed by the Moffett Place CCR is held by Moffett Place Association LLC (the “Association”).

The Moffett Place - Building 6 Property is 100.0% leased to Google (Google’s parent company, Alphabet Inc. (NASDAQ: GOOG) is rated Aa2/AA+ by Moody’s/S&P) pursuant to a new 8.7-year triple net lease through January 2029, with two, seven-year extension options and no early termination rights. Google has an in place base rent of $49.56 PSF with approximately 2.2% annual rent escalations. The Google lease commenced May 21, 2020 and Google has fully accepted its space with no outs or remaining landlord work. Google is in the process of building out its space with an expected occupancy date by September/October of 2021. Google was provided $55.10 PSF in tenant improvements and approximately 12 months of free rent. At loan origination, approximately $2.7 million was reserved for the remaining outstanding tenant obligations and approximately $12.1 million for free rent.

Under the Google lease, so long as the landlord owns the Moffett Place - Building 6 Property, Google has a right of first offer to purchase all or any portion of the six building Moffett Campus which the landlord has determined in its sole discretion to sell. Such right excludes an offer to sell one or more buildings in the Moffett Campus to an affiliate of the landlord or to an entity or person that becomes the owner of the Moffett Place – Building 6 Property or the Moffett Campus through a foreclosure by trustee’s power of sale, judicially or otherwise, or as a purchaser at a foreclosure sale.

COVID-19 Update. On July 27, 2020, due to the COVID-19 pandemic, Google announced that it would extend its global voluntary work-from-home option through June of 2021 for roles of employees that are not needed in the office. Google had originally told employees to expect to return to the office in January of 2021. As of September 6, 2020, Google has not made any requests for rent relief. Google is in a free rent period through May 2021. As of September 6, 2020, the Moffett Place – Building 6 Loan Combination is not subject to any modification or forbearance requests related to the COVID-19 pandemic. The Moffett Place – Building 6 Loan Combination is current as of the September 2020 payment date.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: MOFFETT PLACE - BUILDING 6

The following table presents certain information relating to the sole tenant at the Moffett Place - Building 6 Property:

Sole Tenant Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Google	NR / Aa2 / AA+	314,352	100.0%	$15,579,285	100.0%	$49.56	1/31/2029	2, 7-year options
All Tenants		314,352	100.0%	$15,579,285	100.0%	$49.56
Vacant		0	0.0%	0	0.0%	$0.00
Total / Wtd. Avg. All Owned Tenants		314,352	100.0%	$15,579,285	100.0%	$49.56

(1)	Based on the rent roll as of September 6, 2020.

(2)	Credit Ratings are those of the parent company. The tenant is the sole obligor with respect to the lease obligation.

The following table presents certain information relating to the lease rollover schedule at the Moffett Place - Building 6 Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2020	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0%	0.0%	$0	0.0%	$0.00	0
2022	0	0.0%	0.0%	$0	0.0%	$0.00	0
2023	0	0.0%	0.0%	$0	0.0%	$0.00	0
2024	0	0.0%	0.0%	$0	0.0%	$0.00	0
2025	0	0.0%	0.0%	$0	0.0%	$0.00	0
2026	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	0	0.0%	0.0%	$0	0.0%	$0.00	0
2028	0	0.0%	0.0%	$0	0.0%	$0.00	0
2029	314,352	100.0%	100.0%	$15,579,285	100.0%	$49.56	1
2030	0	0.0%	100.0%	$0	0.0%	$0.00	0
2031 & Thereafter	0	0.0%	100.0%	$0	0.0%	$0.00	0
Vacant	0	0.0%	100.0%	$0	0.0%	$0.00	0
Total / Wtd. Avg.	314,352	100.0%		$15,579,285	100.0%	$49.56	1

(1)     Based on the rent roll as of September 6, 2020.

The following table presents certain information relating to historical leasing at the Moffett Place - Building 6 Property:

Historical Leased %(1)

	2017	2018	2019	As of 9/6/2020(2)
Owned Space	NAP	NAP	NAP	100.0%

(1)	Historical information is not available due the recent construction of the Moffett Place – Building 6 Property.
(2)	Based on the rent roll as of September 6, 2020.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: MOFFETT PLACE - BUILDING 6

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Moffett Place - Building 6 Property:

Cash Flow Analysis

	Underwritten	Underwritten $ per SF
Base Rent	$15,579,285	$49.56
Straight Line Rent Credit(1)	1,297,970	4.13
Amenities Rent	469,779	1.49
Reimbursements	2,642,608	8.41
Vacancy & Credit Loss(2)	(999,482)	(3.18)
Effective Gross Income	$18,990,159	$60.41

Real Estate Taxes	$592,541	$1.88
Insurance	221,528	0.70
Management Fee	168,773	0.54
Other Operating Expenses	1,709,572	5.44
Total Operating Expenses	$2,692,414	$8.56

Net Operating Income	$16,297,746	$51.85
TI/LC	323,102	1.03
Capital Expenditures	64,620	0.21
Net Cash Flow	$15,910,023	$50.61

Occupancy	100.0%
NOI Debt Yield(3)	12.2%
NCF DSCR(3)(4)	3.50x

(1)	Straight Line Rent Credit is given to Google through the lease term.

(2)	Represents an underwritten economic vacancy of 5.0%.

(3)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Moffett Place - Building 6 Senior Notes and excluding the Moffett Place – Building 6 Junior Notes.

(4)	Based on the interest only debt service payments of the Moffett Place - Building 6 Senior Notes.

■	Appraisal. According to the appraisal, the Moffett Place - Building 6 Property has a “Prospective Market Value Upon Stabilization” appraised value of $359,200,000 as of an effective date of May 1, 2021. The “As-Is” appraised value is $333,000,000 as of August 1, 2020. In addition, the appraisal concluded to a “Hypothetical As If Vacant” appraised value (“Go Dark” Value) equal to $289,100,000 as of August 1, 2020.

Appraisal Approach	“Prospective Market Value Upon Stabilization” Appraised Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$359,200,000	N/A	5.00%
Discounted Cash Flow Approach	$359,200,000	6.00%	5.75%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to a Phase I environmental report, dated July 24, 2020, the environmental consultant did not identify evidence of any recognized environmental conditions.

■	Market Overview and Competition. The Moffett Place – Building 6 Property is located in Moffett Park, a submarket of Sunnyvale in Silicon Valley, California. Moffett Park comprises 519 acres which has undergone significant redevelopment over the past 15 years. The area has grown into one of the San Francisco Bay Area’s technology hubs, with firms such as Amazon, Google, Facebook, Comcast, and Verizon (Yahoo!) leasing significant space. Moffett Park is located adjacent to State Highway 237, Interstate 680, Interstate 280, and U.S. Highway 101 and has access from both the northern peninsula and areas in San Jose and the East Bay, making it a convenient location for corporate users.

Regional commuter service is indirectly provided for Moffett Park. Shuttles from Downtown Sunnyvale Caltrain station and the Altamont Commuter Express Great America station provide morning and evening services to the park. Future indirect regional access may be provided by the Bay Area Rapid Transit (BART) to San Jose extension. The BART extension would provide service potential from East Bay cities to downtown San Jose where additional shuttle or VTA light rail connections would be necessary to serve Moffett Park.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: MOFFETT PLACE - BUILDING 6

The VTA light rail Borregas Station is located within a half mile of the Moffett Place – Building 6 Property along Java Drive, while the Java / Borregas bus stop is a five minute walk away. Access to major highways 101 and 237 is within a mile of the Moffett Place – Building 6 Property and the downtown Sunnyvale Caltrain station is approximately three miles to the south. The San Jose International Airport is located about nine miles from the Moffett Place – Building 6 Property.

According to the appraisal, the Moffett Park office submarket had a vacancy rate of 0.6% with an average asking rent of $69.60 PSF.

The following chart summarizes comparable office leases that range in base rent from $50.40 to $60.00 PSF.:

Summary of Comparable Office Leases(1)

Property	Tenant Name	Lease Start Date	Term (mos.)	Lease Type	Tenant Size (SF)	Base Rent PSF	Free Rent (mos.)	TI PSF
Moffett Place - Building 6	Google	May-20	105	NNN	314,352(2)	$49.56(2)	12	$55.10
Moffett Towers II - Building III	Facebook	Jan-20	180	NNN	1,087,689	$52.20	7	$60.00
520 Almanor Ave	Nokia, Inc	Apr-19	150	NNN	231,000	$50.40	6	$80.00
Grove 221	23 and Me	May-19	144	NNN	154,987	$60.00	9	$83.71
1001 North Shoreline	Google	Apr-18	144	NNN	132,960	$60.00	3	$50.00
Pathline Park	Synopsys	Nov-19	144	NNN	360,100	$51.00	0	$70.00
620 National View	Google	Dec-18	120	NNN	151,065	$59.40	0	$80.00
Total / Wtd. Avg.(3)			161		2,117,801	$53.37	5	$66.42

(1)	Source: Appraisal.
(2)	Based on the rent roll as of September 6, 2020.
(3)	Total / Wtd. Avg. excludes the Moffett Place - Building 6 Property.

Summary of Comparable Office Sales (1)

Property	City, State	NRA	Year Built / Renovated	Occupancy	Transaction Date	Sales Price	Sales Price PSF	Cap Rate
Moffett Place - Building 6	Sunnyvale, CA	314,352	2020	100.0%	NAP	NAP	NAP	NAP
620 National View	Mountain View, CA	151,065	2017	100.0%	Sep -19	$190,000,000	$1,258	4.8%
Grove 221	Sunnyvale, CA	154,987	2018	100.0%	Mar-19	$183,000,000	$1,181	5.1%
Shoreline Technology	Mountain View, CA	795,663	1985 / 2000	92.0%	Nov-18	$1,000,000,000	$1,257	3.5%
1001 North Shoreline	Mountain View, CA	132,960	2017	100.0%	Mar-18	$169,000,000	$1,158	4.4%
Menlo Gateway	Menlo Park, CA	772,983	2019	100.0%	Nov-17	$850,000,000	$1,100	5.0%
Total / Wtd. Avg.(2)		2,007,658		96.8%		$763,194,608	$1,184	4.4%

(1)	Source: Appraisal.

(2)	Total / Wtd. Avg. excludes the Moffett Place - Building 6 Property.

■	The Borrower. The borrower is MP B6 LLC, a single-purpose, single-asset entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Moffett Place - Building 6 Loan Combination. The borrower sponsor is Joseph K. Paul, also known as Jay Paul, and the non-recourse carveout guarantor is Paul Guarantor LLC.

The borrower sponsor is affiliated with the borrower of the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as Moffett Towers Buildings A, B & C, which has a Cut-off Date Balance of $53.1 million.

Jay Paul is the founder of Jay Paul Company, which is a privately-held real estate firm based in San Francisco, California that concentrates on the acquisition, development and management of commercial properties throughout California with a specific focus on creating projects for technology firms. Jay Paul Company has developed over 13.0 million square feet of institutional quality space including projects for Apple, Amazon, Facebook, Google, Microsoft, HP, Rambus, Nokia, Tencent and DreamWorks. Jay Paul Company owns over 25 office buildings in Moffett Park, totaling nearly 7.2 million SF including Moffett Place, Moffett Gateway, Technology Corner, Moffett Towers, Moffett Towers II and Moffett Towers Buildings A, B & C.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: MOFFETT PLACE - BUILDING 6

■	Escrows. At loan origination, the borrower was required to deposit the following into upfront reserves: (i) $2,728,059 into a TI/LC reserve for outstanding tenant obligations, (ii) $2,496,716 into a debt service reserve (equal to three months of Moffett Place – Building 6 Total Debt debt service payments) and (iii) $12,062,876 into a free rent reserve.

On each due date, the borrower is required to fund the following reserves with respect to the Moffett Place – Building 6 Loan Combination: (i) a tax reserve in an amount equal to 1/12 of the amount that the lender estimates is necessary to pay taxes over the then succeeding 12-month period (initially estimated to be $85,000 per month), (ii) if an acceptable blanket policy is no longer in place, an insurance reserve in an amount equal to 1/12 of the amount of the annual insurance premiums, (iii) if a Lease Sweep Period (as defined below) has occurred and is continuing, (a) the Required Minimum Monthly Lease Sweep Deposit Amount (as defined below) and (b) all excess cash remaining after payment of debt service, required reserves and budgeted operating expenses to a lease sweep reserve until amounts on deposit equal the Lease Sweep Reserve Cap (as defined below).

A “Lease Sweep Period” will commence upon the earliest to occur of any of the following: (i) Google (or “Lease Sweep Tenant Party”) fails to give notice of its intent to renew or extend the Google lease by May 31, 2027, which is 20 months prior to the lease expiration date until Google has exercised a renewal or an extension under the Lease Sweep Lease (as defined below) or a replacement tenant acceptable to lender executes a replacement lease covering the Requisite Lease Sweep Space (as defined below) or the total amount swept into the lease sweep reserve equals the applicable Lease Sweep Reserve Cap (as defined below); (ii) the date on which (a) a Lease Sweep Tenant Party cancels or terminates its Lease Sweep Lease with respect to all or at least 41,000 SF of the Lease Sweep Space prior to the then current expiration date or (b) a Lease Sweep Tenant Party delivers to borrower or manager a notice to terminate its Lease Sweep Lease with respect to all or at least 41,000 SF of the Lease Sweep Space until either a renewal or retenanting occurs or the total amount swept into the lease sweep reserve equals the applicable Lease Sweep Reserve Cap; (iii) the Lease Sweep Tenant Party ceases operating its business in 20.0% or more of the space in a building subject to its leases (the “Dark Space”) (unless such tenant ceasing to operate (a) is Google, (b) one or more investment grade entities until a replacement tenant acceptable to lender executes a replacement lease covering the Requisite Lease Sweep Space or the total amount swept into the lease sweep reserve equals the applicable Lease Sweep Reserve Cap (clauses (i) through (iv) collectively, a “Lease Sweep Trigger”); (iv) upon the occurrence of default under the lease by the Lease Sweep Tenant Party until either such default is cured and no other default occurs for three consecutive months or the total amount swept into the lease sweep reserve equals the applicable Lease Sweep Reserve Cap; (v) a bankruptcy of Google or any parent entity under the applicable lease until the related bankruptcy proceedings have terminated and the applicable lease has been affirmed, assumed or assigned in a manner satisfactory to the lender; and (vi) with respect to the Google lease, the date on which neither Google nor its parent company is an investment grade entity (a “Google Downgrade Event”) until one of (a) such tenant (or its parent company) becomes an investment grade entity again, (b) a renewal or re-tenanting occurs or (c) the total amount swept into the lease sweep reserve equals the applicable Lease Sweep Reserve Cap.

A “Lease Sweep Tenant Party” means any tenant under a Lease Sweep Lease or its direct or indirect parent company.

A “Lease Sweep Lease” means (i) the Google lease or (ii) any lease which is entered into by the borrower in replacement of any Google lease, and that, either individually, or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such replacement lease, demises Lease Sweep Space equal to or greater than the Requisite Lease Sweep Space.

The “Lease Sweep Space” means the space demised under a Lease Sweep Lease.

The “Requisite Lease Sweep Space” means 75% or more of the rentable SF demised under the applicable Lease Sweep Lease.

A “Required Minimum Monthly Lease Sweep Deposit Amount” means on each monthly payment date during the continuance of a Lease Sweep Period, an amount equal to: (i) from the payment date in September 2020 through October 2021, $475,000, (ii) from the payment date in November 2021 through October 2022, $505,000, (iii) from the payment date in November 2022 through October 2023, $535,000, (iv) from the payment date in November 2023 through October 2024, $555,000, (v) from the payment date in November 2024 through October 2025, $585,000, (vi) from the payment date in November 2025 through October 2026, $615,000 and (vii) from the payment date in November 2026 and thereafter, $628,700; provided that with respect to a Lease Sweep Period pursuant to clause (v) of the definition of Lease Sweep Period, such amount will be $0.00 on the date that funds then on deposit in the lease sweep reserve equal or exceed $15,717,600.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: MOFFETT PLACE - BUILDING 6

A “Lease Sweep Reserve Cap” means:

(i) with respect to a Lease Sweep Period continuing solely pursuant to clause (i) of the defined term “Lease Sweep Period”, an amount equal to $40.00 per rentable square foot that is leased pursuant to the Lease Sweep Lease in question;

(ii) with respect to a Lease Sweep Period continuing solely pursuant to clause (iv) of the defined term “Lease Sweep Period”, $35.00 per rentable square foot that is leased pursuant to the Lease Sweep Lease in question;

(iii) with respect to a Lease Sweep Period continuing solely pursuant to clause (ii) of the defined term “Lease Sweep Period”, $40.00 per rentable square foot of the terminated space;

(iv) with respect to a Lease Sweep Period continuing pursuant to a Dark Period Event (clause (iii) of the defined term “Lease Sweep Period”), whether or not a Lease Sweep Trigger pursuant to clauses (i), (ii) and/or (iv) of the defined term “Lease Sweep Period” is concurrently continuing, $50.00 per rentable square foot of Dark Space;

(v) with respect to a Lease Sweep Period continuing pursuant to a Google Downgrade Event (clause (iv) of the defined term “Lease Sweep Period”), whether or not a Lease Sweep Trigger pursuant to clauses (i), (ii), (iii) and/or (iv) of the defined term “Lease Sweep Period” is concurrently continuing, $15,717,600 (i.e., $50.00 per rentable square foot that is leased pursuant to the Lease Sweep Lease in question)

■	Lockbox and Cash Management. The Moffett Place – Building 6 Loan Combination is structured with a hard lockbox and in place cash management. The borrower is required to direct all existing tenants of the Moffett Place – Building 6 Property to directly deposit all rents into a deposit account controlled by the lender. Funds in the deposit account are required to be applied and disbursed in accordance with the Moffett Place – Building 6 Loan Combination documents. During a Trigger Period (as defined below), all excess cash after payment of the monthly debt service on the Moffett Place – Building 6 Loan Combination, all required reserves and budgeted operating expenses, and certain other items in the payment waterfall described in the Moffett Place – Building 6 Loan Combination documents will be reserved (i) if a Lease Sweep Period is continuing, into the lease sweep reserve until the aggregate amount of funds transferred into such reserve during the Lease Sweep Period in question equal the applicable Lease Sweep Reserve Cap, if any, (ii) if a DS Reimbursement Period is continuing, into the debt service reserve account, and (iii) if no DS Reimbursement Period (as defined below) is continuing, into a cash collateral account as additional collateral for the Moffett Place – Building 6 Loan Combination.

A “Trigger Period” will commence upon (i) the occurrence of an event of default under the Moffett Place – Building 6 Loan Combination until cured, (ii) (A) the Moffett Place – Building 6 Property is not fully leased to either Google or an investment grade entity and (B) the debt service coverage ratio is less than (a) 2.19x based on the Moffett Place – Building 6 Loan Combination and (b) 1.50x based on the Moffett Place – Building 6 Total Debt (a “Low DSCR Period”) until the debt service coverage ratio based on the Moffett Place – Building 6 Loan Combination is equal to or greater than 2.19x and the debt service coverage ratio based on the Moffett Place – Building 6 Total Debt is equal to or greater than 1.50x, in each case, for one calendar quarter or (y) funds on deposit in the cash collateral account equal $15,717,600, (iii) the commencement of a Lease Sweep Period until such Lease Sweep Period is cured, (iv) the occurrence of a mezzanine loan default until the mezzanine lender notifies the lender that such mezzanine loan default has been cured or waived or (v) the commencement of a DS Reimbursement Period until such DS Reimbursement Period has ended.

A “DS Reimbursement Period” will commence upon (i) the allocation of any debt service reserve funds to any required debt service amounts pursuant to the Moffett Place – Building 6 Loan Combination documents and will end upon the earlier to occur of (a) the satisfaction of all DS Reserve Release Conditions (as defined below) and (b) all DS Reimbursement Obligations (as defined below) has been satisfied.

The “DS Reserve Release Conditions” means each of the following requirements has been satisfied: (i) no Trigger Period has occurred and is continuing (unless the Trigger Period is solely ongoing in connection with an ongoing DS Reimbursement Period) and (ii) with respect to the Google lease, the borrower has delivered evidence reasonably satisfactory to the lender that all contingencies under the Google lease have been satisfied and Google has actually commenced the payment of full contractual rent and any initial free rent period or period of partial rent abatements has expired.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: MOFFETT PLACE - BUILDING 6

The “DS Reimbursement Obligations” means the obligation of the borrower to reimburse to the lender all amounts disbursed from the lender-controlled debt service reserve.

■	Property Management. The Moffett Place - Building 6 Property is managed by Paul Holdings, Inc., an affiliate of the borrower.

■	Current Mezzanine or Subordinate Indebtedness. The Moffett Place - Building 6 Loan Combination consists of nine pari passu senior notes with an aggregate initial principal balance of $133,100,000 and two junior notes, with an aggregate initial principal balance of $66,900,000. In conjunction with the Moffett Place – Building 6 Loan Combination, on August 6, 2020, Security Benefit Life Insurance Company funded a $49.0 million mezzanine loan (and together with the Moffett Place – Building 6 Loan Combination, the “Moffett Place – Building 6 Total Debt”). The mezzanine loan has a fixed interest rate per annum of 6.3500% and maturity date of August 6, 2030. The Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NCF and Debt Yield Based on Underwritten NOI for the Moffett Place – Building 6 Total Debt are set forth below:

Financial Information

	Senior Notes	Loan Combination	Total Debt
Cut-off Date Balance	$133,100,000	$200,000,000	$249,000,000
Cut-off Date LTV Ratio	37.1%	55.7%	69.3%
Maturity Date LTV Ratio	37.1%	55.7%	69.3%
DSCR Based on Underwritten NCF	3.50x	2.33x	1.59x
Debt Yield Based on Underwritten NOI	12.2%	8.1%	6.5%

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Common Area Subdivision. The borrower, together with certain affiliates, may seek to reconfigure and reduce the Common Area Spaces and transfer a portion of the Common Area Spaces to an affiliate of the borrower or the Association to allow for the construction of one or more office buildings and associated common area improvements, to be owned in fee by an affiliate of borrower or of the Association (the “Common Area Subdivision and Release”). In connection with such transfer, the borrower and other members of the Association intend to amend the terms of the Moffett Place CCR to allow such Common Area Subdivision and Release. The Moffett Place – Building 6 Loan Combination documents permit the borrower to effectuate a Common Area Subdivision and Release subject to the satisfaction of certain terms and conditions, including, among others: (a) such subdivision and release (i) will not materially adversely interfere with any tenant’s use of its leased premises upon the Moffett Place - Building 6 Property pursuant to the terms of its lease, (ii) will not materially adversely affect the Moffett Place - Building 6 Property or its use or operation, (iii) does not violate the terms of any document or instrument relating to the Moffett Place - Building 6 Property or Common Area Spaces, including any lease, reciprocal easement agreement or the Moffett Place CCR, (iv) will not cause any portion of the Moffett Place - Building 6 Property and/or the reduced common area to be in violation of any legal requirements (including with respect to zoning and parking), and (v) does not create any liens on the Moffett Place - Building 6 Property or Common Area Spaces and (b) not less than 20 days prior to the date of the commencement of such Common Area Subdivision and Release, the borrower submits to the lender copies of all plans, specifications, permits and approvals (as well as drafts of any shared facilities, access, infrastructure or parking easements to be entered into in connection with such Common Area Subdivision and Release), each as reasonably requested by the lender. Notwithstanding the foregoing, no such Common Area Subdivision and Release will be permitted if at the time of the effectuation of such Common Area Subdivision and Release, and after giving effect thereto, in the lender’s good faith discretion, the ratio of the unpaid principal balance of the Moffett Place Building 6 Loan Combination to the value of the remaining Moffett Place - Building 6 Property is greater than 125%.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Moffett Place – Building 6 Property, as well as 24 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. For so long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 or any replacement, reauthorization or extension thereof (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts, the lender is required to accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: MOFFETT TOWERS BUILDINGS A, B & C

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: MOFFETT TOWERS BUILDINGS A, B & C

Moffett Towers Buildings A, B & C
1000 Enterprise Way, 1020 Enterprise Way,
and 1050 Enterprise Way
Sunnyvale, CA 94089
MOFFETT FEDERAL AIRFIELD
NASA
MOFFETT PARK
Yahoo!
Net App
Google Campus
Google Headquarters
Microsoft
Intuit
FAIR MEADOW
CHARLESTON GARDENS
Lucile Packard Children's Hospital
CALTRAIN
VTA
AMTRAK
ACE
ALVISO
Ericsson
Citrix
Levi's Stadium
California's Great America
Mission College
Broadcom
Oracle
Intel
Applied Materials
Nvidia HQ
Renesas Roche
KPMG
AMD
Trimble Navigation
Walmart.com
Northrup Grumman
Sunnyvale Town Center
Symantec
WHISMAN STATION
San Antonio Center
Mountain View
Sunnyvale
Santa Clara
Los Altos
Cupertino
El Camino Hospital
Apple Future HQ
Apple Current HQ
Kaiser Permanente-Santa Clara
Agilent Technologies Headquarters
Vallco Shopping Mall
Seagate Technologies
De Anza College
Valley Fair Shopping Center
Saratoga Square
WEST SAN JOSE
EL CAMINO REAL
W EL CAMINO REAL
SCOTT BLVD
E HOMESTEAD RD
STEVENS CREEK BLVD
BOLLINGER RD
W FREMONT AVE
101
85
237
280
San Francisco
Oakland
San Jose
Mountain View
Sunnyvale
Santa Clara
Cupertino
Palo Alto
Fremont
Hayward
MAP © 2020 CARTIFACT
DATA © OSM CONTRIBUTORS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: MOFFETT TOWERS BUILDINGS A, B & C

Mortgaged Property Information	Mortgage Loan Information

Number of Mortgaged Properties	3	Loan Seller	GSMC
Location (City/State)	Sunnyvale, California	Cut-off Date Principal Balance(3)	$53,100,000
Property Type	Office	Cut-off Date Principal Balance per SF(3)	$465.58
Size (SF)	951,498	Percentage of Initial Pool Balance	4.8%
Total Occupancy as of 1/1/2021	100.0%	Number of Related Mortgage Loans	2
Owned Occupancy as of 1/1/2021	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2008 / NAP	Mortgage Rate	3.49000%
Appraised Value(1)(2)	$1,145,000,000	Original Term to Maturity (Months)	120
Borrower Sponsor	Jay Paul	Original Amortization Term (Months)	NAP
Property Management	Paul Holdings, Inc. d/b/a Jay Paul Company	Original Interest Only Period (Months)	120
First Payment Date	3/6/2020
Maturity Date	2/6/2030
Underwritten Revenues	$69,255,640
Underwritten Expenses	$11,194,319	Escrows(4)
Underwritten Net Operating Income (NOI)(2)	$58,061,321	Upfront	Monthly
Underwritten Net Cash Flow (NCF)(2)	$56,850,031	Taxes	$0	$282,271
Cut-off Date LTV Ratio(1)(2)(3)	38.7%	Insurance	$0	$0
Maturity Date LTV Ratio(1)(2)(3)	38.7%	Replacement Reserves	$0	$15,858
DSCR Based on Underwritten NOI / NCF(2)(3)	3.70x / 3.63x	TI/LC	$53,688,909	$0
Debt Yield Based on Underwritten NOI / NCF(2)(3)	13.1% / 12.8%	Other(5)	$34,016,766	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$443,000,000	57.5%	Loan Payoff	$364,012,737	47.3%
Subordinate Loan Amount	327,000,000	42.5	Principal Equity Distribution	314,083,651	40.8
Reserves	87,705,675	11.4
Origination Costs	2,715,794	0.4
Leasing Commissions	1,482,143	0.2

Total Sources	$770,000,000	100.0%	Total Uses	$770,000,000	100.0%

(1)	Based on the “As Stabilized” portfolio value of $1,145,000,000 as of October 1, 2021. The “As Stabilized” value assumes that both Google and Comcast accept delivery at the Moffett Towers Buildings A, B & C Property (as defined below) and are paying unabated rent as of October 1, 2021. The appraisal also concluded an “As Is” portfolio appraised value of $995,000,000, which results in an LTV ratio of 44.5% for the Moffett Towers Buildings A, B & C Senior Loans (as defined below). We cannot assure you that Google and Comcast will accept delivery and commence paying rent as expected or at all.
(2)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the Moffett Towers Buildings A, B &C Loan Combination (as defined below) was underwritten, based on such prior information. See “Risk Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(3)	The Moffett Towers Buildings A, B & C Loan (as defined below) is part of the Moffett Towers Buildings A, B & C Loan Combination evidenced by 21 senior pari passu notes and three subordinate notes, with an aggregate outstanding principal balance as of the Cut-off Date of $770.0 million. Calculated based on the aggregate outstanding principal balance of the Moffett Towers Buildings A, B & C Senior Loans and excludes Moffett Towers Buildings A, B & C Subordinate Loan (as defined below) unless otherwise specified. See “—The Mortgage Loan” below.
(4)	See “—Escrows” below.
(5)	Other reserves represent a free rent reserve ($11,268,221) and a gap rent reserve ($22,748,545).

■	The Mortgage Loan. The mortgage loan (the “Moffett Towers Buildings A, B & C Loan”) is part of a loan combination (the “Moffett Towers Buildings A, B & C Loan Combination”) with an aggregate outstanding principal balance as of the Cut-off Date of $770.0 million, which is secured by the borrower’s fee simple interest in three, eight-story Class A office buildings located in Sunnyvale, California (collectively, the “Moffett Towers Buildings A, B & C Property”). The Moffett Towers Buildings A, B & C Loan Combination is comprised of (i) a senior loan, comprised of 21 senior pari passu notes with an aggregate principal balance as of the Cut-off Date of $443.0 million (the “Moffett Towers Buildings A, B & C Senior Loans”), three of which (notes A-1-C-3, A-1-C-7, and A-1-C-10) with an aggregate outstanding principal balance as of the Cut-off Date of $53.1 million are being contributed to the Benchmark 2020-B19 trust and constitute the Moffett Towers Buildings A, B & C Loan, and (ii) three subordinate notes with an outstanding principal balance as of the Cut-off Date of $327.0 million (collectively, the “Moffett Towers Buildings A, B & C Subordinate Loans”) as detailed in the “Loan Combination” table below. The Moffett Towers Buildings A, B & C Loan Combination was co-originated by Goldman Sachs Bank USA (“GSBI”), JPMorgan Chase Bank, National Association (“JPMCB”), and DBR Investments Co. Limited (“DBRI”). The Moffett Towers Buildings A, B & C Loan Combination has a 10-year term and will be interest-only for its entire term.

The Moffett Towers Buildings A, B & C Loan represents approximately 4.8% of the Initial Pool Balance. The Moffett Towers Buildings A, B & C Loan Combination had an initial term of 120 months and has a remaining term of 113 months as of the Cut-off Date. The scheduled maturity date of the Moffett Towers Buildings A, B & C Loan Combination is February 6, 2030. The borrower has the option to defease the $770.0 million Moffett Towers Buildings A, B & C Loan Combination in whole (and not in part) after two years after the closing date of the Benchmark 2020-B19 securitization trust. In addition, on and after the due date in March 2022, the Moffett Towers Buildings A, B & C Loan Combination may be voluntarily prepaid with a prepayment fee equal to the greater of the yield maintenance amount or 1% of the unpaid principal balance as of the prepayment date.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: MOFFETT TOWERS BUILDINGS A, B & C

The Moffett Towers Buildings A, B & C Loan Combination proceeds were used to refinance the existing debt on the Moffett Towers Buildings A, B & C Property, return equity to the borrower sponsor, pay leasing commissions, fund upfront reserves and pay origination costs.

The table below summarizes the promissory notes that comprise the Moffett Towers Buildings A, B & C Loan Combination. The relationship between the holders of the Moffett Towers Buildings A, B & C Loan Combination is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Loan Combinations—The Moffett Towers Buildings A, B & C Pari Passu-AB Loan Combination” in the Preliminary Prospectus.

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece

A-1-C-1	60,000,000	60,000,000	GSMS 2020-GC47	No
A-1-C-2	50,000,000	50,000,000	BMARK 2020-B18	No
A-1-C-3	40,000,000	40,000,000	BMARK 2020-B19	No
A-1-C-4	30,000,000	30,000,000	BMARK 2020-IG3	No
A-1-C-5	20,000,000	20,000,000	JPMDB 2020-COR7	No
A-1-C-6	20,000,000	20,000,000	BMARK 2020-B18	No
A-1-C-7	10,000,000	10,000,000	BMARK 2020-B19	No
A-1-C-8	5,000,000	5,000,000	GSMS 2020-GC47	No
A-1-C-9	5,000,000	5,000,000	BMARK 2020-B18	No
A-1-C-10	3,100,000	3,100,000	BMARK 2020-B19	No
A-1-S-1	550,000	550,000	MOFT 2020-ABC	No
A-2-C-1	50,000,000	50,000,000	BMARK 2020-IG3	No
A-2-C-2	30,000,000	30,000,000	BMARK 2020-IG2	No
A-2-C-3	10,000,000	10,000,000	BMARK 2020-B17	No
A-2-C-4	9,450,000	9,450,000	BMARK 2020-B17	No
A-2-S-1	225,000	225,000	MOFT 2020-ABC	No
A-3-C-1	50,000,000	50,000,000	BMARK 2020-B17	No
A-3-C-2	30,000,000	30,000,000	BMARK 2020-IG2	No
A-3-C-3	10,000,000	10,000,000	BMARK 2020-B17	No
A-3-C-4	9,450,000	9,450,000	BMARK 2020-IG2	No
A-3-S-1	225,000	225,000	MOFT 2020-ABC	No
Total Senior Notes	$443,000,000	$443,000,000
B-1, B-2 and B-3	327,000,000	327,000,000	MOFT 2020-ABC	Yes(1)
Total	$770,000,000	$770,000,000

(1)	The initial controlling notes are Notes B-1, B-2 and B-3, so long as no Moffett Towers Buildings A, B & C control appraisal period has occurred and is continuing. If and for so long as a Moffett Towers Buildings A, B & C control appraisal period has occurred and is continuing, then the controlling note will be the Note A-1-C-1. See “Description of the Mortgage Pool—The Loan Combinations—The Moffett Towers Buildings A, B & C Pari Passu – AB Loan Combination”. The Moffett Towers Buildings A, B & C Loan Combination will be serviced pursuant to the MOFT 2020-ABC trust and servicing agreement. For so long as no Moffett Towers Buildings A, B & C control appraisal period has occurred and is continuing, the control rights of the Moffett Towers Buildings A, B & C Subordinate Companion Notes will be exercisable by the controlling class under the MOFT 2020-ABC trust and servicing agreement.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: MOFFETT TOWERS BUILDINGS A, B & C

The capital structure for the Moffett Towers Buildings A, B & C Loan Combination is shown below:

Moffett Towers Buildings A, B & C Total Debt Capital Structure

Cumulative Cut-off Date Balance	Interest Rate(1)	Cumulative Cut-off Date Balance Per SF(2)	Cumulative Cut-off Date LTV(3)	Cumulative UW NOI / NCF Debt Yield(4)	Cumulative UW NOI / NCF DSCR(4)
Moffett Towers Buildings A, B & C Loan Combination – Moffett Towers Buildings A, B & C Senior Loans	Moffett Towers Buildings A, B & C Loan $53,100,000 Benchmark 2020-B19 *Notes A-1-C-3, A-1-C-7, and A-1-C-10* Moffett Towers Buildings A, B & C Pari Passu Companion Loans $389,900,000	$443,000,000	3.49000%	$465.58	38.7%	13.1% / 12.8%	3.70x / 3.63x
Moffett Towers Buildings A, B & C Loan Combination – Moffett Towers Buildings A, B & C Subordinate Loans	Moffett Towers Buildings A, B & C Subordinate Loans $327,000,000 MOFT 2020-ABC *Notes B-1, B-2, and B-3*	$770,000,000	3.49000%	$809.25	67.2%	7.5% / 7.4%	2.13x / 2.09x
	Implied Borrower Sponsor Equity(5) $375,000,000	$1,145,000,000		$1,203.37

(1)	The Moffett Towers Buildings A, B & C Loan Combination weighted average interest rate is 3.49000%.
(2)	Based on collateral square footage of the office components of 951,498 SF.
(3)	Based upon the “As Stabilized” portfolio value of $1.145 billion as determined by the appraisal as of October 1, 2021. The appraisal concluded an “As Is” value of $995.0 million as of January 3, 2020, which results in an LTV of 44.5%.
(4)	Cumulative UW NOI/NCF Debt Yield and Cumulative UW NOI/NCF DSCR are calculated based on an UW NOI and UW NCF of $58,061,321 and $56,850,031, respectively. See “—Operating History and Underwritten Cash Flow Analysis” below.
(5)	Based on the “As Stabilized” value of $1.145 billion, the Implied Borrower Sponsor Equity is $375.0 million.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: MOFFETT TOWERS BUILDINGS A, B & C

■	The Mortgaged Property. The Moffett Towers Buildings A, B & C Property consists of three, eight-story office buildings totaling 951,498 SF of Class A office space located in Sunnyvale, California. The buildings were built by the borrower sponsor in 2008. As of January 1, 2021, the Moffett Towers Buildings A, B & C Property is expected to have an UW occupancy of 100.0% and according to a third party market research report as of year-end 2019, has maintained an average historical occupancy of approximately 98.1% since 2014. The Moffett Towers Buildings A, B & C Property is a part of a larger seven-building campus known as Moffett Towers (the “Moffett Towers Campus”) which includes approximately 2.0 million SF of Class A office space, an approximately 48,207 SF amenities facility, a swimming pool, a café, an outdoor common area space and two parking structures.

The Moffett Towers Campus is 100.0% leased as of February 6, 2020 with Google leasing the entirety of Building A and Building B, four tenants leasing Building C (including Google), and Amazon leasing Buildings D, E, F and G, which are not part of the collateral. The Moffett Towers Buildings A, B & C Property features access to the amenities facility and the enclosed parking structure (the “Moffett Towers Common Area Spaces”). Use of and access to the Moffett Towers Common Area Spaces is governed by certain declaration of covenants, conditions, restrictions, easements and charges agreements (the “Moffett Towers Lot 1 CCR&Es”) made by the borrower as the sole member of the Moffett Towers Lot I Association LLC and a certain declaration of covenants, conditions, restrictions, easements and charges agreement (the “Moffett Towers Amenities Parcel CCR&E” and together with the Lot 1 CCR&E, collectively, the “Moffett Towers CCR&E”) made by the then-current members of the Moffett Towers Building H & Amenities Parcel Association LLC (each a “Moffett Towers Association” and collectively, the “Moffett Towers Associations”). The borrower is the sole member of the Moffett Towers Lot I Association LLC and the borrower and the owners of the non-collateral buildings at the Moffett Towers Campus are the members of the Moffett Towers Building H & Amenities Parcel Association LLC.

The Moffett Towers CCR&Es grant the borrower non-exclusive easement rights over the Moffett Towers Common Area Spaces. The Moffett Towers Associations are obligated to maintain insurance coverage over the Moffett Towers Common Area Spaces and are also responsible for maintenance of the Moffett Towers Common Area Spaces, subject to the terms of the leases. The Moffett Towers CCR&Es delineate shares of the voting interests in the Moffett Towers Associations based on the number of buildings at the Moffett Towers Campus, with each completed building entitled to a proportionate share of the voting interest. In the Moffett Towers Building H & Amenities Parcel Association LLC, the Moffett Towers Buildings A, B & C Property (collectively among all three buildings) is entitled to a 47.595% share of the voting interest in the applicable Moffett Towers Association as of the origination date. In the Moffett Towers Lot I Association LLC, each building is entitled to one-third share of the voting interest in the applicable Moffett Towers Association as of the loan origination date.

The largest tenant, Google (815,528 SF; 85.7% of NRA; 84.8% of Underwritten Base Rent) leases a total of 815,528 SF at the Moffett Towers Buildings A, B & C Property via three separate leases with a weighted average remaining lease term of 8.3 years as of the origination date. Google originally leased a portion of Building A via a subsidiary in 2012 and Google has since expanded, now leasing the entirety of Buildings A & B, and 57.1% of Building C. Each of Google’s leases is triple-net, features a seven-year extension option and does not include any early termination rights.

Google has executed a lease for Building B but has not yet accepted delivery or begun paying rent. Google is expected to take possession of Building B in January 2021. Additionally, the ongoing COVID-19 pandemic may delay the delivery of the remaining space that Google is expected to take in Building B, which would impact and/or delay the rent commencement date for such space. We cannot assure you if or when the space will be delivered or when Google will begin paying rent on their delivered space.

Google took possession of the initial phase of their space in Building C (96,282 SF of the total 181,196) on March 1, 2020 and took possession of the remaining space in Building C (84,914 SF of the total 181,196) on July 1, 2020.

Google, through an affiliate, has occupied the Moffett Towers Buildings A, B & C Property in some capacity since 2012 and is currently in the process of its third expansion. The Moffett Towers Buildings A, B & C Property is located just four miles east of Google’s world headquarters in Mountain View, California. Further, the Moffett Towers Buildings A, B & C Property is located across the street from the NASA-owned Moffett Naval Airfield. In 2014, Google entered into a 60-year lease of Moffett Naval Airfield, an approximate total obligation of more than $1.1 billion. Google reportedly is in the process of investing more than $200 million to renovate the airfield, including major renovations to the three hangars, and has expressed that it plans to use the facility for research, development, assembly and testing in various emerging technologies. Google also uses the facility as a private airport for its corporate planes for the founders and top executives.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: MOFFETT TOWERS BUILDINGS A, B & C

The second largest tenant, Comcast (111,707 SF; 11.7% of NRA; 12.5% of Underwritten Base Rent) leases 111,707 SF through October 31, 2027. Comcast’s lease is triple-net, includes 3.0% annual rent increases and features one five-year extension option and no early termination rights. Comcast began leasing space at the Moffett Towers Buildings A, B & C Property in 2011 via an affiliate (Plaxo, Inc.). Comcast has executed a lease extension and relocation for a total of 111,707 SF and has not yet accepted delivery or begun paying rent on the 40,296 SF of relocation space. Comcast is expected to begin paying rent on both the existing space and relocation premises in March 2021. We cannot assure you that Comcast will take occupancy and commence paying rent as expected or at all.

COVID-19 Update. As of August 13, 2020, the Moffett Towers Buildings A, B & C Property is open, however most, if not all, tenants are working remotely. On July 27, 2020, due to the COVID-19 pandemic, Google announced that it would extend its global voluntary work-from-home option through June of 2021 for roles of employees that are not needed in the office. Based on the underwritten rent roll, there are a total of 6 tenant leases at the Moffett Towers Buildings A, B & C Mortgaged Property and 4 of those tenant leases, owed rent for August 2020. Of those 4 tenant leases, 1 tenant lease, representing approximately 4% of the expected August 2020 rent collection, did not pay. Two tenants, Google and Comcast, have executed leases but had no rent due under those leases for August 2020. Google has accepted additional leased premises and Comcast is scheduled to relocate at the Moffett Towers Buildings A, B & C Mortgaged Property. Google has executed leases for Buildings B and C, representing approximately 56% of UW Base Rent. Google is expected to take possession of Building B in January 2021. Google has taken possession of its premises in Building C in 2 phases: 96,282 SF in March 2020 and 84,914 SF in July 2020. Google is expected to begin paying rent for Building B, Building C (Phase I) and Building C (Phase II) in October 2021, September 2020 and February 2021, respectively. Comcast has executed a lease extension and relocation for Building C and is expected to take possession of the relocation space in November 2020 and begin paying rent on both the existing space and relocation space in March 2021, representing approximately 13% of UW Base Rent. Approximately 98.3% of the occupied SF paid rent for August 2020, representing 96.3% of the UW Base Rent. As of August 13, 2020, the Moffett Towers Buildings A, B & C Loan Combination is not subject to any modification or forbearance requests related to the COVID-19 pandemic.

The following table presents certain information relating to the tenants at the Moffett Towers Buildings A, B & C Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA(3)	% of GLA	UW Base Rent(4)	% of Total UW Base Rent(4)	UW Base Rent $ per SF(4)	Lease Expiration	Renewal / Extension Options
Google (Building B)(5)	NR / Aa2 / AA+	317,166	33.3%	$19,029,960	35.5%	$60.00	12/31/2030	1, 7-year option
Google (Building A)	NR / Aa2 / AA+	317,166	33.3	15,723,273	29.3	$49.57	6/30/2026	1, 7-year option
Google (Building C)(6)	NR / Aa2 / AA+	181,196	19.0	10,763,043	20.1	$59.40	9/30/2027	1, 7-year option
Comcast(7)	A- / A3 / A-	111,707	11.7	6,702,420	12.5	$60.00	10/31/2027	1, 5-year option
Level 10 Construction	NR / NR / NR	12,944	1.4	719,945	1.3	$55.62	2/29/2024	None
Acuitus, Inc	NR / NR / NR	11,319	1.2	720,500	1.3	$63.65	8/31/2024	None
Total / Wtd. Avg.		951,498	100.0%	$53,659,141	100.0%	$56.39
Vacant		0	0.0	0
Totals / Wtd. Avg. All Owned Tenants		951,498	100.0%	$53,659,141

(1)	Based on the underwritten rent roll dated as of January 1, 2021.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Tenant GLA does not include each tenant’s pro-rata share of the amenities facility. The Moffett Towers Buildings A, B & C Property is part of the Moffett Towers Campus. The Moffett Towers Campus includes a certain common area amenities parcel, which is owned by the Moffett Towers Building H & Amenities Parcel Association LLC. The Moffett Towers Campus also includes a Lot 1 common area, which is owned by the Moffett Towers Lot 1 Association LLC. Building owners within the Moffett Towers Campus are members of the associations and share the right to use these areas by virtue of such membership. There is no allocation of the common area amenities to any particular building, and the common areas are not included in the collateral.
(4)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF excludes the base rent payable on each tenant’s pro-rata share of the amenities facility, with rent steps through February 28, 2021.
(5)	Google has executed a lease for Building B but has not yet accepted delivery or begun paying rent. Google is expected to take possession of Building B in January 2021. Additionally, the ongoing COVID-19 pandemic may delay the delivery of the space that Google is expected to take in Building B, which would impact and/or delay the rent commencement date for the remaining space. We cannot assure you if or when Google will begin paying rent on their delivered space.
(6)	Google took possession of the initial phase of their space in Building C (96,282 SF of the total 181,196) on March 1, 2020 and took possession of the remaining space in Building C (84,914 SF of the total 181,196) on July 1, 2020. Google is expected to begin paying rent for Building C (Phase I) and Building C (Phase II) in September 2020 and February 2021, respectively.
(7)	Comcast has executed a lease extension and relocation for 111,707 SF. The relocation space consists of 40,296 SF and Comcast is expected to take possession of the relocation space in November 2020 and begin paying rent on both the existing space and relocation space in March 2021. We cannot assure you that the tenant will execute a lease or occupy its space as expected or at all.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: MOFFETT TOWERS BUILDINGS A, B & C

The following table presents certain information relating to the lease rollover schedule at the Moffett Towers Buildings A, B & C Property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA(3)(4)	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(4)(5)	% of Total UW Base Rent(5)	UW Base Rent $ per SF(4)(5)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	24,263	2.5	2.5%	1,440,445	2.7	$59.37	2
2025	0	0.0	2.5%	0	0.0	$0.00	0
2026	317,166	33.3	35.9%	15,723,273	29.3	$49.57	1
2027	292,903	30.8	66.7%	17,465,463	32.5	$59.63	2
2028	0	0.0	66.7%	0	0.0	$0.00	0
2029	0	0.0	66.7%	0	0.0	$0.00	0
2030	317,166	33.3	100.0%	19,029,960	35.5	$60.00	1
2031 & Thereafter	0	0.0	100.0%	0	0.0	$0.00	0
Vacant	0	0.0	100.0%	0	NAP	NAP	NAP
Total / Wtd. Avg.	951,498	100.0%		$53,659,141	100.0%	$56.39	6

(1)	Calculated based on approximate square footage occupied by the tenants.
(2)	Based on the underwritten rent roll dated January 1, 2021.
(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.
(4)	Expiring Owned GLA does not include each tenant’s pro-rata share of the amenities facility. The Moffett Towers Campus includes a certain common area amenities parcel, which is owned by the Moffett Towers Building H & Amenities Parcel Association LLC. The Moffett Towers Campus also includes a Lot 1 common area, which is owned by the Moffett Towers Lot 1 Association LLC. Building owners within the Moffett Towers Campus are members of the associations and share the right to use these areas by virtue of such membership. There is no allocation of the common area amenities to any particular building, and the common areas are not included in the collateral.
(5)	Includes rent steps through February 28, 2021.

The following table presents certain information relating to historical occupancy at the Moffett Towers Buildings A, B & C Property:

Historical Leased %(1)

2017	2018	2019	As of 1/1/2021(2)
100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.
(2)	Based on the underwritten rent roll dated January 1, 2021.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Moffett Towers Buildings A, B & C Property:

Cash Flow Analysis(1)

	2017	2018	2019	UW(2)	UW PSF
Base Rent(3)	$31,760,276	$37,874,365	$37,993,927	$58,967,821	$61.97
Total Reimbursement Revenue	11,793,732	11,467,503	12,298,701	11,126,970	11.69
Total Other Income	0	0	0	1,302,777	1.37
Gross Revenue	$43,554,008	$49,341,867	$50,292,627	$71,397,567	$75.04
Vacancy Loss	0	0	0	(2,141,927)	(2.25)
Effective Gross Revenue	$43,554,008	$49,341,867	$50,292,627	$69,255,640	$72.79
Total Operating Expenses	12,008,858	11,771,512	12,255,535	11,194,319	11.76
Net Operating Income(4)	$31,545,149	$37,570,355	$38,037,092	$58,061,321	$61.02
Tenant Improvements	0	0	0	510,495	0.54
Leasing Commissions	0	0	0	510,495	0.54
Replacement Reserves	0	0	0	190,300	0.20
Net Cash Flow	$31,545,149	$37,570,355	$38,037,092	$56,850,031	$59.75

Occupancy	100.0%	100.0%	100.0%	100.0%
NOI Debt Yield	7.1%	8.5%	8.6%	13.1%
NCF DSCR	2.01x	2.40x	2.43x	3.63x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	UW cash flow based on annualized in-place rents as of January 1, 2021, with rent steps through February 28, 2021.
(3)	Base Rent includes $5,182,847 of straight line office rent steps over the lease term for investment grade tenants (Google and Comcast) and $125,834 of straight line amenities facility rent steps through February 28, 2021.
(4)	The increase in UW Net Operating Income is primarily attributable to the signing of four new leases since August 2019 and includes the straight line average of contractual rent step increments over the lease term for investment grade tenants.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: MOFFETT TOWERS BUILDINGS A, B & C

■	Appraisal. According to the appraisal, the Moffett Towers Buildings A, B & C Property has an “As Stabilized” appraised value of $1,145,000,000 as of October 1, 2021. The “As Stabilized” value assumes that both Google and Comcast accept delivery at the Moffett Towers Buildings A, B & C Property and are paying unabated rent as of October 1, 2021. The appraisal also concluded an “As Is” portfolio appraised value of $995,000,000, which results in a loan-to-value ratio of 44.5%. We cannot assure you that Google and Comcast will accept delivery and commence paying rent as expected or at all.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$1,155,000,000	N/A	4.75%
Discounted Cash Flow Approach	$1,145,000,000	6.00%	5.75%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to the Phase I environmental report dated January 14, 2020, there are no recognized environmental conditions or recommendations for further action at the Moffett Towers Buildings A, B & C Property.
■	Market Overview and Competition. The Moffett Towers Buildings A, B & C Property is located in Moffett Park, in Sunnyvale, California, which is located in Silicon Valley. Moffett Park is an approximately 519-acre area comprised of office spaces and research and development buildings. Notable technology firms currently in Moffett Park include Google, Hewlett Packard, Juniper Networks, Amazon, Lockheed-Martin, Microsoft, NetApp and Rambus. The Moffett Towers Buildings A, B & C Property is north of State Highway 237, which forms the southern border of the Moffett Park area and provides access from Interstate 680 and Interstate 280 to the northeast and U.S. Highway 101 in Sunnyvale to the southwest. U.S. Highway 101 runs northward through San Francisco and southward through San Jose, terminating in the city of Los Angeles. The Santa Clara County Transit System station is located within approximately one mile from the Moffett Towers Campus and services the surrounding residential communities.

Per the appraisal, the Moffett Park office submarket contains 11.2 million SF and recorded an average asking rent of $67.80 PSF annually as of January 7, 2020. The submarket’s vacancy rate was noted at 3.4% and has not exceeded 7.1% since 2012. Per the appraisal, Moffett Park contains approximately 9.0 million SF of four- and five-star office properties which recorded an average asking rent of $71.64 PSF annually as of January 7, 2020. The Class A segment of the submarket features a vacancy rate of just 1.5%.

The appraisal identified five comparable office leases that had NNN base rents ranging from $50.40 to $72.00 PSF with a weighted average of $60.24 PSF. The appraisal concluded to a NNN market rent of $60.00 PSF.

The following table presents certain information relating to the primary office competition for the Moffett Towers Buildings A, B & C Property:

Competitive Set – Comparable Office Leases(1)

Location	Year Built	Stories	Tenant Name	Tenant Lease Space	Lease Date	Lease Term (Years)	Base Rent PSF
Moffett Towers Buildings A, B & C	2008	8	Various	951,498(2)	Various	Various	$56.39(2)
190 & 200 Mathilda Pl Sunnyvale, CA	2002	5	Uber Technologies, Inc.	290,926	June-20	10.5	$72.00
620 National Ave Mountain View, CA	2016	4	Google, Inc.	151,998	Dec-18	10.0	$59.40
625 N Mary Ave Sunnyvale, CA	2020	3	Proofpoint, Inc.	242,400	Nov-18	10.6	$57.60
520 Almanor Ave Sunnyvale, CA	2019	4	Nokia, Inc.	231,000	Sep-18	12.5	$50.40
221 N Mathilda Ave Sunnyvale, CA	2019	3	23andMe, Inc.	154,987	Jun-18	12.0	$60.00

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated January 1, 2021, with rent steps through February 28, 2021.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: MOFFETT TOWERS BUILDINGS A, B & C

■	The Borrower. The borrower is MT1 ABC LLC, a Delaware limited liability company and single purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Moffett Towers Buildings A, B & C Loan Combination.

The borrower sponsor is Jay Paul and the non-recourse carveout guarantor is Paul Guarantor LLC. Founded in 1975, Jay Paul Company is a privately-held real estate firm based in San Francisco, California that concentrates on the acquisition, development and management of commercial properties throughout California with a specific focus on creating projects for technology firms. Jay Paul Company has developed over 13.0 million SF of institutional quality space including projects for Apple, Amazon, Facebook, Google, Microsoft, HP, Rambus, Nokia, Tencent and DreamWorks. Jay Paul Company owns 25 office buildings in Moffett Park, totaling nearly 7.2 million SF including Moffett Place, Moffett Gateway, Technology Corner, Moffett Towers and Moffett Towers II.

The borrower sponsor is affiliated with the borrowers of the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as Moffett Place – Building 6, which has a Cut-off Date Balance of $57.75 million.

■	Escrows. At loan origination, the borrower deposited approximately (i) $53,688,909 into a tenant improvement allowances and leasing commissions reserve, (ii) $11,268,221 for free rent, and (iii) $22,748,545 for gap rent.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes (initially estimated at $282,271).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums, unless an acceptable blanket policy is in effect. As of the origination date, an acceptable blanket policy was in place.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $15,858 for replacement reserves.

Lease Sweep Reserve – During a Lease Sweep Period, all excess cash flow after payment of debt service, required reserves and budgeted operating expenses is required to be deposited into a lease sweep reserve until amounts on deposit equal the Lease Sweep Cap Amount. In the event that excess cash flow is not sufficient to meet the Required Minimum Monthly Lease Sweep Deposit Amount, the borrower is required to deposit such minimum required amount.

A “Required Minimum Monthly Lease Sweep Deposit Amount” means, during a Lease Sweep Period, an amount equal to (i) with respect to a Lease Sweep Period continuing due to a lease sweep trigger caused by the Google lease (Building A), $875,044.76, (ii) with respect to a Lease Sweep Period continuing due to a lease sweep trigger caused by the Google lease (Building B), $875,044.76 and (iii) with respect to a Lease Sweep Period continuing due to a lease sweep trigger caused by the Google lease (Building C), $499,910.49; provided, that, if a Lease Sweep Period is continuing due to a lease sweep trigger caused by more than one Google lease, such amounts set forth above are aggregated based on all Google leases then in a Lease Sweep Period on the due date in question (i.e., if, on a due date, one or more Lease Sweep Periods are continuing which affect all Google leases, the Required Minimum Monthly Lease Sweep Deposit Amount for such due date is $2,250,000.01).

Additionally, during the continuance of a Moffett Trigger Period other than a Lease Sweep Period, all amounts in excess of the monthly debt service payment, required reserves and budgeted operating expenses are required to be reserved in a cash collateral reserve, capped, if such Moffett Trigger Period was caused by a Low DSCR Event, at $47,574,900.

A “Moffett Trigger Period” will be continuing (i) upon an event of default under the Moffett Towers Buildings A, B & C Loan Combination until cured, (ii) upon the debt service coverage ratio as calculated in the Moffett Towers Buildings A, B & C Loan Combination documents being less than 1.15x (assuming amortization) (a “Low DSCR Event”) until the earlier of the date (a) the Moffett Towers Buildings A, B & C Property achieves a debt service coverage ratio of at least 1.15x (assuming amortization) for one calendar quarter or (b) amounts on deposit in the cash collateral reserve equal $47,574,900, or (iii) during the continuance of a Lease Sweep Period.

A “Lease Sweep Period” will be in effect upon the earliest to occur (a) of October 1, 2025 with respect to Building A or the date that is nine months prior to the date any Google Tenant (or any replacement tenant of space leased by the Google Tenant) lease expires with respect to Building B and Building C and Google Tenant (or any replacement tenant of space leased by the Google Tenant) has not given notice of its intent to renew until either the Reserve Requirement is met or a Renewal or Re-tenanting occurs, (b) the date on which the Google Tenant (or any replacement tenant of 75% or more of the space leased by the Google Tenant) surrenders, cancels or terminates or gives notice of its intent to surrender, cancel or terminate any of its leases at the Moffett Towers Buildings A, B & C Property unless a replacement lease to one or more entities (or subsidiary of such entity) that is rated investment grade by at least two of Moody’s, S&P or Fitch (an “Investment Grade Tenant”) has been entered into until either the Reserve Requirement is

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: MOFFETT TOWERS BUILDINGS A, B & C

met or a Renewal or Re-tenanting occurs, (c) the date on which the Google Tenant (or any replacement tenant of 75% or more of the space leased by the Google Tenant) ceases operating its business in 20.0% or more of the space in a building subject to its leases (the “Dark Space”) (unless such tenant ceasing to operate (1) is the Google Tenant, (2) is an Investment Grade Tenant or (3) has subleased such space to one or more Investment Grade Tenants who has accepted delivery of such space, and is paying unabated rent at a contract rate no less than the contract rate required under the applicable lease until either the Reserve Requirement is met or a Renewal or Re-tenanting occurs), (d) upon the occurrence of a default under any lease by the Google Tenant (or any replacement tenant of 75% or more of the space leased by the Google Tenant) until either such default is cured and no other default occurs for three consecutive months or the Reserve Requirement is met, (e) a bankruptcy of the Google Tenant or any parent entity under the applicable lease until the related bankruptcy proceedings have terminated and the applicable lease has been affirmed, assumed or assigned in a manner satisfactory to the lender, and (f) the date on which the Google Tenant (or any replacement tenant of space leased by the Google Tenant) is no longer an Investment Grade Tenant until one of (1) such tenant becomes an Investment Grade Tenant again, (2) the Reserve Requirement is met or (3) a Renewal or Re-tenanting occurs.

The “Google Tenant” means the Google entity that is the tenant under the leases existing on the origination date.

A “Renewal or Re-tenanting” means the Google Tenant irrevocably renews its lease or at least 75% of the space demised under such lease has been re-tenanted pursuant to one or more leases meeting certain requirements under the mortgage loan agreement, as applicable.

A “Reserve Requirement” means funds equal to the applicable Lease Sweep Cap Amount have been deposited into the lease sweep reserve or the borrower has delivered an acceptable letter of credit in such applicable amount to the lender for such amount.

A “Lease Sweep Cap Amount” means the largest amount applicable to the Lease Sweep Periods then occurring as follows: with respect to a Lease Sweep Period continuing solely pursuant to clause (a) or (b), $45.00 per rentable square foot under the applicable lease (or if Building B has been released in accordance with the terms of the Moffett Towers Buildings A, B & C Loan Combination documents, $45.00 per rentable square foot that is leased pursuant to the applicable lease and every other lease existing at the Moffett Towers Buildings A, B & C Property with the same tenant or its affiliates, until such time as one of the remaining Google leases have been renewed or replaced, at which time, the Lease Sweep Cap Amount will revert back to $45.00 per rentable square foot under the applicable lease); with respect to a Lease Sweep Period continuing solely pursuant to clause (d), an amount equal to $35.00 per rentable square foot under the applicable lease); with respect to a Lease Sweep Period continuing pursuant to clause (c), whether or not a Lease Sweep Period pursuant to any other clause is concurrently continuing, $50.00 per rentable square foot of the dark space demised under the applicable lease; and with respect to a Lease Sweep Period continuing pursuant to a clause (f), whether or not a Lease Sweep Period pursuant to any other clause is concurrently continuing, an amount equal to $50.00 per rentable square foot under all leases with such downgraded tenant.

■	Lockbox and Cash Management. The Moffett Towers Buildings A, B & C Loan Combination is structured with a hard lockbox and in-place cash management. The borrower is required to direct all existing tenants of the Moffett Towers Buildings A, B & C Property to directly deposit all rents into an account controlled by the lender. Funds in the deposit account are required to be applied and disbursed in accordance with the Moffett Towers Buildings A, B & C Loan Combination documents. During a Moffett Trigger Period, all excess cash after payment of the monthly debt service on the Moffett Towers Buildings A, B & C Loan Combination, all required reserves and budgeted operating expenses, and certain other items in the payment waterfall described in the Moffett Towers Buildings A, B & C Loan Combination documents will be reserved as additional collateral for the Moffett Towers Buildings A, B & C Loan Combination.
■	Property Management. The Moffett Towers Buildings A, B & C Property is managed by Paul Holdings, Inc. d/b/a Jay Paul Company, the borrower sponsor, pursuant to a management agreement. Under the Moffett Towers Buildings A, B & C Loan Combination documents, the lender may require the borrower to terminate any management agreement and replace the applicable property manager if: (i) an event of default under the Moffett Towers Buildings A, B & C Loan Combination documents exists, (ii) there exists a material default by the property manager under the management agreement beyond all applicable notice and cure periods, (iii) the property manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding or (iv) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds. Provided that no event of default is occurring under the Moffett Towers Buildings A, B & C Loan Combination documents, the borrower may, without the lender’s approval and without a Rating Agency Confirmation, terminate the management agreement and replace the manager with certain managers as set forth in the Moffett Towers Buildings A, B & C Loan Combination documents.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: MOFFETT TOWERS BUILDINGS A, B & C

■	Current Mezzanine or Subordinate Secured Indebtedness. The Moffett Towers Buildings A, B & C Subordinate Loans have an aggregate outstanding principal balance as of the Cut-off Date of $327.0 million, and accrue interest at a fixed rate of 3.49000% per annum. The Moffett Towers Buildings A, B & C Companion Loans have a 10-year term and are interest-only for the full term. For additional information, see “Description of the Mortgage Pool—The Loan Combinations—The Moffett Towers Buildings A, B & C - Pari Passu AB Loan Combination” in the Preliminary Prospectus.
■	Permitted Future Mezzanine or Subordinate Indebtedness. None.
■	Release of Collateral. At any time on or after the due date in March 2022, the borrower is permitted to obtain the release of up to two (but not more than two) individual buildings that comprise the Moffett Towers Buildings A, B & C Property from the lien of the mortgage in connection with a bona fide third-party sale of such building or a transfer of such building to an affiliate for purposes of refinancing such building upon, among other conditions, (a) payment of the applicable Release Price, (b) no event of default under the Moffett Towers Buildings A, B & C Loan Combination documents is continuing, (c) after giving effect to the release, the debt service coverage ratio is no less than the greater of the debt service coverage ratio immediately prior to such release and 1.44x, (d) after giving effect to the release, the debt yield is no less than the greater of the debt yield immediately preceding such release and 7.75%, (e) after giving effect to the release, the loan to value ratio is not more than the lesser of the loan to value ratio immediately preceding such release and 70.0% and (f) delivery of customary REMIC opinions.

“Release Price” means an amount equal to (a) with respect to the release of Building A or Building C, the greater of (1) 100% of the net sales proceeds of a sale or refinance of such parcel and (2) 115% of the allocated loan amount and (b) with respect to the release of Building B, the greater of (1) 100% of the net sales proceeds of a sale or refinance of such parcel and (2) 125% of the allocated loan amount, in each case together with the payment of any accrued and unpaid interest and any applicable prepayment fee.

■	Common Area Subdivision. The borrower has the right to cause the Moffett Towers Lot I Association LLC to subdivide and release a portion of the Lot 1 Common Area in connection with the construction of another office building that may be no more than nine stories tall and contain no more than 326,666 rentable square feet so long as, among other conditions in the Moffett Towers Buildings A, B & C Loan Combination documents, such subdivision and release will not materially adversely affect the Moffett Towers Buildings A, B & C Property or its use or operation and is in compliance with the terms of other material documents related to the Moffett Towers Buildings A, B & C Property such as any leases or reciprocal easement agreements. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Condominium Interests and Other Shared Interests” in the Preliminary Prospectus.

The “Lot 1 Common Area” comprises all of the Moffett Towers Buildings A, B & C Property that makes up lot 1 of the Moffett Towers Campus, other than the three buildings that comprise the collateral for the Moffett Towers Buildings A, B & C Loan Combination. The Lot 1 Common Area includes two parking structures and certain surface parking spaces in lot 1 of the Moffett Towers Campus, together with the landscaping, sidewalks, driveways and roadways within lot 1 of the Moffett Towers Campus.

■	Terrorism Insurance. The Moffett Towers Buildings A, B & C Loan Combination documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Moffett Towers Buildings A, B & C Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the Moffett Towers Buildings A, B & C Property until the completion of restoration or the expiration of 24 months, with a 12-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no greater than $50,000. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: 333 SOUTH WABASH

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: 333 SOUTH WABASH

333 South Wabash
333 South Wabash Avenue
Chicago, IL 60604
CENTRAL LOOP
WEST LOOP
EAST LOOP
SOUTH LOOP
Chicago

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: 333 SOUTH WABASH

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Chicago, Illinois	Cut-off Date Balance(3)	$50,000,000
Property Type	Office	Cut-off Date Balance per SF(2)	$198.78
Size (SF)	1,207,380	Percentage of Initial Pool Balance	4.5%
Total Occupancy as of 8/1/2020	90.5%	Number of Related Mortgage Loans	2
Owned Occupancy as of 8/1/2020	90.5%	Type of Security	Fee Simple
Year Built / Latest Renovation	1972 / 2019	Mortgage Rate	3.53000%
Appraised Value(1)	$382,000,000	Original Term to Maturity (Months)	96
Appraisal Date	7/1/2020	Original Amortization Term (Months)	NAP
Borrower Sponsor	Michael Shvo and Deutsche Finance America LLC	Original Interest Only Period (Months)	96
Property Management	SHVO Property Management LLC and	First Payment Date	10/1/2020
Jones Lang LaSalle Americas (Illinois), L.P.	Maturity Date	9/1/2028

Underwritten Revenues	$41,578,718
Underwritten Expenses	$17,347,570	Escrows(4)
Underwritten Net Operating Income (NOI)	$24,231,148	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$23,327,488	Taxes	$1,582,185	$527,395
Cut-off Date LTV Ratio(2)	62.8%	Insurance	$94,591	$47,296
Maturity Date LTV Ratio(2)	62.8%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	2.86x / 2.75x	TI/LC	$8,513,554	$0
Debt Yield Based on Underwritten NOI / NCF(2)	10.1% / 9.7%	Other(5)	$23,921,811	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$240,000,000	57.2%	Purchase Price(6)	$376,000,000	89.6%
Borrower Sponsor Equity	179,786,770	42.8	Upfront Reserves	34,112,141	8.1
Closing Costs	9,674,629	2.3
Total Sources	$419,786,770	100.0%	Total Uses	$419,786,770	100.0%

(1)	The Appraised Value is based on an “as-is” appraised value of $382,000,000 as of July 1, 2020.
(2)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the 333 South Wabash Loan Combination (as defined below).
(3)	The Cut-off Date Balance of $50,000,000 represents the non-controlling note Tranche A-2-A, and is part of the 333 South Wabash Loan Combination (as defined below), which is evidenced by nine pari passu notes, and has an aggregate outstanding principal balance as of the Cut-off Date of $240,000,000. See “—The Mortgage Loan” below.
(4)	See “—Escrows” below.
(5)	At origination, the borrower reserved approximately $23.2 million for gap rent and rent concessions associated with Chicago Housing Authority, Akuna Capital LLC, Bright Horizons, The Northern Trust Company and Millhouse. Additionally, the borrower reserved $750,000 to be utilized in the re-tenanting of the 55 E. Jackson sublease space.
(6)	The Purchase Price includes seller credits totaling approximately $34.1 million, which was escrowed at origination, for outstanding obligations, including tenant improvements and leasing commissions, gap rent, rent concessions, and sublease rent.

■	The Mortgage Loan. The mortgage loan (the “333 South Wabash Loan”) is part of a loan combination (the “333 South Wabash Loan Combination”) consisting of nine pari passu promissory notes with an aggregate original principal balance of $240,000,000 and secured by a first mortgage encumbering the borrower’s fee simple interest in an approximately 1.2 million SF office tower located in downtown Chicago, Illinois (the “333 South Wabash Property”).

The 333 South Wabash Loan is evidenced by the controlling note Tranche A-2-B and has an outstanding principal balance as of the Cut-off Date of $50,000,000, representing approximately 4.5% of the Initial Pool Balance. However, American International Group, Inc. (“AIG”) has been appointed as the controlling noteholder so long as certain AIG affiliates continue to hold notes aggregating at least $75,000,000 in outstanding principal balance of the 333 South Wabash Loan Combination and, accordingly, AIG will exercise control and consultation rights on behalf of the directing holder for the 333 South Wabash Loan Combination. The related pari passu companion loans, evidenced by the non-controlling notes A-1 (AGL), A-1 (AGL-Fortitude), A-1 (VALIC), A-1 (NUFI-Fortitude), A-1 (AHAC), A-1 (AHAC-Fortitude) (the “Tranche A-1 Notes”), Tranche A-2-A and Tranche A-2-C (together with Tranche A-2-B, the “Tranche A-2 Notes”), have an aggregate outstanding principal balance as of the Cut-off Date of $190,000,000.

The 333 South Wabash Loan Combination was co-originated by Goldman Sachs Bank USA, American General Life Insurance Company, The Variable Annuity Life Insurance Company, National Union Fire Insurance Company of Pittsburgh, PA., and American Home Assurance Company on August 12, 2020. Each note of the 333 South Wabash Loan Combination has an interest rate per annum of 3.53000%. The borrower utilized the proceeds of the 333 South Wabash Loan Combination to finance the acquisition of the 333 South Wabash Property, fund reserves and pay closing costs.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: 333 SOUTH WABASH

The 333 South Wabash Loan Combination had an initial term of 96 months and has a remaining term of 96 months as of the Cut-Off Date. The 333 South Wabash Loan Combination requires interest-only payments during its term; provided that, under the terms of the 333 South Wabash Loan Combination documents, principal and interest payments based on a 30-year amortization schedule may be triggered, commencing on the August 2026 payment date and the August payment date of each subsequent year, in the event that (i) net operating income (as calculated under the loan documents) for the preceding 12 calendar months does not exceed $21.0 million or (ii) the amount of aggregate SF of the 333 South Wabash Property that is subject to leases expiring in the following 36 month period exceeds 241,348 SF (an “Amortization Trigger Event”). The borrower can prevent the occurrence of an Amortization Trigger Event for 12 months by depositing cash or letter of credit in an amount equal to $4,582,500. The scheduled maturity date of the 333 South Wabash Loan Combination is September 1, 2028.

The borrower may obtain the release of the 333 South Wabash Property on or after the due date in September 2024 by defeasing the Tranche A-2 Notes and prepaying the Tranche A-1 Notes. Any such release prior to the due date in April 2028 requires a (i) prepayment of the Tranche A-1 Notes together with a premium payment equal to the greater of (x) 1% of the aggregate outstanding balance as of the prepayment date of the Tranche A-1 Notes and (y) the present value of the remaining 333 South Wabash Loan Combination debt service payments, less the aggregate outstanding balance of the Tranche A-1 Notes, each as of the prepayment date, and (ii) defeasance of the Tranche A-2 Notes with certain direct full faith and credit obligations of the United States of America of the entire outstanding balance of the Tranche A-2 Notes in accordance with the 333 South Wabash Loan Combination documents.

The table below summarizes the promissory notes that comprise the 333 South Wabash Loan Combination. The relationship between the holders of the 333 South Wabash Loan Combination is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Loan Combinations—The Outside Serviced Loan Combinations” in the Preliminary Prospectus.

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Tranche AGL	$75,600,000	$75,600,000	AGL(1)	No
Tranche AGL-Fortitude	$15,400,000	$15,400,000	AGL(1)	No
Tranche VALIC	$35,000,000	$35,000,000	VALIC(1)	No
Tranche A-2-A	$30,000,000	$30,000,000	GSBI(1)	No
Tranche A-2-B	$50,000,000	$50,000,000	BMARK 2020-B19	Yes(2)
Tranche A-2-C	$20,000,000	$20,000,000	DBJPM 2020-C9	No
Tranche AHAC	$8,400,000	$8,400,000	AHAC(1)	No
Tranche AHAC-Fortitude	$2,800,000	$2,800,000	AHAC(1)	No
Tranche NUFI-Fortitude	$2,800,000	$2,800,000	NUFI(1)	No
Total	$240,000,000	$240,000,000

(1)	Expected to be contributed to one or more future securitizations.
(2)	The controlling note is the 333 South Wabash note A-2-B; however, so long as certain AIG affiliates continue to hold notes aggregating at least $75,000,000 in outstanding principal balance of the 333 South Wabash Loan Combination, an AIG affiliate has been irrevocably appointed as the controlling note holder representative entitled to exercise all control rights.

■	The Mortgaged Property. The 333 South Wabash Property consists of a 45-story central business district office building totaling 1,207,380 SF located in Chicago, Illinois. The 333 South Wabash Property was built in 1972 on a 0.94-acre site, located at the intersection of South Wabash Avenue and East Van Buren Street in Chicago’s East Loop office submarket. In 2019, the prior owner completed a $167.5 million renovation and opened a new food hall, Hayden Hall, including eight quick-service restaurants plus two full-service dining experiences. Based on the underwritten rent roll dated August 1, 2020, the 333 South Wabash Property is currently 90.5% leased.

The Northern Trust Company (547,719 SF; 45.4% of NRA; 48.9% of Underwritten Base Rent) is the largest office tenant based on NRA at the 333 South Wabash Property, executing its lease in July 2017 to relocate its headquarters to the 333 South Wabash Property from the existing headquarters location at 50 South LaSalle Street, approximately a half mile west of the 333 South Wabash Property. The lease commenced on September 1, 2020 with The Northern Trust Company (“Northern Trust”) taking early occupancy of its space in phases beginning in February 2020 with an additional 56,932 SF expected to commence on two floors in 2023. Founded in Chicago in 1889, Northern Trust is a provider of wealth management, asset servicing, and banking to corporations, institutions, affluent families, and individuals. Northern Trust has a global presence with offices in 21 US states and Washington, DC, and across 22 locations in Canada, Europe, the Middle East, and the Asia-Pacific.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: 333 SOUTH WABASH

Chicago Housing Authority (222,141 SF; 18.4% of NRA; 17.0% of Underwritten Base Rent) is the second largest office tenant based on NRA at the 333 South Wabash Property and has occupied space in the 333 South Wabash Property since December 2006. The Chicago Housing Authority (“CHA”) is the third largest public housing agency in the nation in terms of households served and provides housing opportunities across Chicago. Through the provision of public housing apartments and the management of Housing Choice Vouchers, CHA serves more than 63,000 low-income families and individuals.

Continental Casualty Company (56,638 SF; 4.7% of NRA; 4.3% of Underwritten Base Rent) is the third largest office tenant based on NRA at the 333 South Wabash Property with the 333 South Wabash Property serving as the company’s headquarters from 1972 to 2018. Continental Casualty Company (“CNA”) is one of the largest commercial property and casualty insurance companies in the United States. CNA provides a range of standard and specialized property and casualty insurance products for businesses and professionals in the United States, Canada, and Europe.

COVID-19 Update. As of September 3, 2020, the 333 South Wabash Property is open, however most tenants have implemented a work from home policy for their employees, with a small group of employees coming to the 333 South Wabash Property daily. For July and August 2020, 98.3% and 98.3% of the occupied SF, and 97.6% and 97.6%, of the Underwritten Base Rent, respectively, were collected. As of September 3, 2020, the 333 South Wabash Loan Combination was not subject to any modification or forbearance requests.

The following table presents certain information relating to the tenants at the 333 South Wabash Property:

Ten Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Northern Trust(3)	A+ / A2 / A+	547,719	45.4%	$11,520,244	48.9%	$21.03	8/31/2035	2, 5-10-year options
CHA(4)	NR / NR / NR	222,141	18.4	3,998,538	17.0	18.00	12/31/2037	1, 5-year option
Akuna Capital LLC(5)	NR / NR / NR	56,382	4.7	1,552,261	6.6	27.53	Various	1, 4-year option
CNA(6)	NR / NR / NR	56,638	4.7	1,020,072	4.3	18.01	11/30/2024	1, 5-year option
Hayden Hall	NR / NR / NR	26,137	2.2	1,000,000	4.2	38.26	8/31/2030	2, 5-year options
Hellmuth, Obata & Kassabaum	NR / NR / NR	27,034	2.2	875,902	3.7	32.40	1/31/2025	1, 5-year option
United Way of Metro Chicago(7)	NR / NR / NR	28,892	2.4	872,875	3.7	30.21	4/30/2028	1, 5-year option
IFF	NR / NR / NR	27,928	2.3	830,858	3.5	29.75	9/30/2030	1, 5-year option
Milhouse Engineering & Construction, Inc.(8)	NR / NR / NR	28,466	2.4	794,147	3.4	27.90	6/30/2030	1, 5-year option
Signature Office Centers, LLC(9)	NR / NR / NR	18,927	1.6	567,810	2.4	30.00	6/30/2030	1, 5-year option
Ten Largest Tenants		1,040,264	86.2%	$23,032,706	97.7%	$22.14
Remaining Tenants(10)		52,325	4.3	543,134	2.3	10.38
Vacant Space		114,791	9.5	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		1,207,380	100.0%	$23,575,841	100.0%	$21.58

(1)	Based on the underwritten rent roll dated August 1, 2020.
(2)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Northern Trust includes 56,932 SF on floors 20 and 21, commencing July 1, 2023. Northern Trust lease provides for contraction options effective on August 31, 2027, August 31, 2030, and August 31, 2032, allowing for the contraction of up to two full floors on either the bottom of the high-rise portion or any of its floors within the mid-rise portion of the 333 South Wabash Property. Each contraction option requires (i) (a) 12 months’ notice with respect to the options exercisable in 2027 and 2032 and (b) 18 months’ notice with respect to the option exercisable in 2030, and (ii) payment of a termination fee equal to the product of (x) any unamortized leasing costs, multiplied by (y) a fraction, the numerator of which is the Rentable Area of the applicable contraction space, the denominator of which is the Rentable Area of the premises, amortized at a rate of 8.0% per annum. Northern Trust has two extension options for periods of not less than five and not more than 10 years.
(4)	CHA has a one-time right to terminate its lease with respect to the entire premises effective December 31, 2031, with 18 months’ prior notice and payment of a termination fee. In addition, CHA has a free rent period until December 31, 2020 that is offset by distributions from the rent concessions reserve.
(5)	Akuna Capital LLC (“Akuna”) has 27,916 SF expiring on December 31, 2025 and 28,466 SF expiring on December 31, 2029. Akuna has a one-time right to terminate its lease with respect to the entire premises effective December 31, 2027, with prior notice on or before December 31, 2026 and payment of a termination fee. In addition, Akuna has a free rent period until December 31, 2020 that is offset by distributions from the rent concessions reserve. Akuna has one option to extend the lease on the 27,916 SF space for four years.
(6)	CNA has a one-time right to terminate its lease with respect to suite 400 (28,172 SF) effective May 31, 2023, with prior notice on or before May 31, 2022 and payment of a termination fee.
(7)	United Way of Metro Chicago has the right to terminate its lease beginning on April 30, 2023 with 12 months’ prior notice and payment of a termination fee.
(8)	Solely in the event that The Northern Trust exercises its expansion rights, the borrower has the right to terminate the lease of Milhouse Engineering & Construction, Inc. effective December 31, 2024, with prior notice on or before July 31, 2023.
(9)	Signature Office Centers, LLC has the option to terminate its lease effective June 30, 2027, with 12 months’ prior notice and payment of a termination fee.
(10)	Remaining Tenants is inclusive of 33,746 SF used as amenity space and 238 SF used as mechanical space, which has no attributable underwritten base rent.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: 333 SOUTH WABASH

The following table presents certain information relating to the lease rollover schedule at the 333 South Wabash Property, based on the initial lease expiration date:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	1,662	0.1%	0.1%	$44,043	0.2%	$26.50	1
2020	0	0.0	0.1%	0	0.0	0.00	0
2021	0	0.0	0.1%	0	0.0	0.00	0
2022	0	0.0	0.1%	0	0.0	0.00	0
2023	0	0.0	0.1%	0	0.0	0.00	0
2024	56,638	4.7	4.8%	1,020,072	4.3	18.01	2
2025	54,950	4.6	9.4%	1,713,382	7.3	31.18	2
2026	7,299	0.6	10.0%	217,691	0.9	29.82	2
2027	0	0.0	10.0%	0	0.0	0.00	0
2028	28,892	2.4	12.4%	872,875	3.7	30.21	2
2029	28,466	2.4	14.7%	714,781	3.0	25.11	1
2030	110,838	9.2	23.9%	3,474,215	14.7	31.34	6
2031 & Thereafter(3)	803,844	66.6	90.5%	15,518,782	65.8	19.31	9
Vacant	114,791	9.5	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	1,207,380	100.0%		$23,575,841	100.0%	$21.58	25

(1)	Certain tenants may have termination or contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this rollover schedule.
(2)	Based on the underwritten rent roll dated August 1, 2020.
(3)	2031 & Thereafter is inclusive of 33,746 SF used as amenity space and 238 SF used as mechanical space, which has no attributable underwritten base rent. This space was excluded from the # of Expiring Leases.

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 333 South Wabash Property:

Cash Flow Analysis(1)

	2017	2018(2)	2019(2)	T-12 5/31/2020(2)	Underwritten(2)	Underwritten $ per SF
Base Rent(3)	$19,249,428	$14,262,067	$9,974,877	$8,526,667	$26,666,957	$22.09
Vacant Income	0	0	0	0	3,760,230	3.11
Reimbursements(4)	12,025,122	7,114,143	1,811,531	1,531,946	13,229,336	10.96
Vacancy & Credit Loss	0	0	0	0	(3,760,230)	(3.11)
Other Income(5)	1,477,249	622,862	137,677	190,143	1,682,425	1.39
Effective Gross Revenue	$32,751,800	$21,999,071	$11,924,085	$10,248,756	$41,578,718	$34.44
Total Operating Expenses	17,917,991	18,059,960	13,207,574	15,122,901	17,347,570	14.37
Net Operating Income	$14,833,810	$3,939,112	($1,283,489)	($4,874,145)	$24,231,148	$20.07
TI/LC	0	0	0	0	662,184	0.55
Capital Expenditures	0	0	0	0	241,476	0.20
Net Cash Flow	$14,833,810	$3,939,112	($1,283,489)	($4,874,145)	$23,327,488	$19.32

Occupancy	92.1%	69.2%	38.3%	90.5%(6)(7)	90.5%(6)
NOI Debt Yield	6.2%	1.6%	-0.5%	-2.0%	10.1%
NCF DSCR	1.75x	0.46x	-0.15x	-0.58x	2.75x

(1)	Certain items such as FASB13, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	The decrease from 2018 Net Operating Income and Net Cash Flow to 2019 Net Operating Income and Net Cash Flow was due to the 2019 renovation and CNA vacating at the 333 South Wabash Property. The renovation included a new tenant build out for Northern Trust, which now occupies 45.4% of the net rentable SF. Northern Trust began to occupy their space in February of 2020. The increase in Underwritten Net Operating Income and Net Cash Flow from T-12 5/31/2020 Net Operating Income and Net Cash Flow is due to the recently completed $167.5 million renovation and execution of a new lease with Northern Trust Company at the 333 South Wabash Property. The 333 South Wabash Property is 90.5% leased as of August 1, 2020, compared to 38.3% leased as of December 31, 2019.
(3)	Underwritten Base Rent is based on the underwritten rent roll dated as of August 1, 2020 inclusive of the rent steps through August 2021 for investment grade tenants (CHA, CNA, and Northern Trust) through the lease term, utilizing a 7.0% discount rate ($3,091,117).
(4)	Underwritten Reimbursements include afterhours HVAC billing.
(5)	Underwritten Other Income includes parking revenue, tenant service income, telecom and storage income excluded from rent, and amenity income.
(6)	Based on the underwritten rent roll dated August 1, 2020.
(7)	The increase in occupancy between 2019 and T-12 5/31/2020 is primarily due to the new lease executed with Northern Trust.

■	Appraisal. According to the appraisal, the 333 South Wabash Property had an “as-is” appraised value of $382,000,000 as of July 1, 2020.

■	Environmental Matters. According to a Phase I environmental report, dated July 2, 2020, there are no recognized environmental conditions or recommendations for further action at the 333 South Wabash Property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: 333 SOUTH WABASH

■	Market Overview and Competition. The 333 South Wabash Property is located at 333 South Wabash Avenue in Chicago, Illinois. According to a third party market research report, the 333 South Wabash Property is located within Chicago’s Loop/central business district where there is a significant corporate and governmental presence. The 333 South Wabash Property is considered a Class A Office Building in this market whereas, the bulk of traditional office development in the subject neighborhood is Class C.

The 333 South Wabash Property is located in the East Loop submarket. During the first quarter of 2020, asking rents in the East Loop submarket declined by 0.3% to an average of $35.22, higher than eight of the metro area’s thirteen submarkets. Since the same reporting period last year, asking rents have increased by 1.7%, up from $34.63. The East Loop submarket's current asking rent levels are higher than the metro area average of $32.38, while asking rent growth in the first quarter compares unfavorably to the metro area average of 0.7%. Effective rents, which exclude the value of concessions offered to prospective tenants, declined by 0.2% during the first quarter to an average of $26.38.

A comprehensive overview of the Chicago office market suggests that the primary concentrations of competitive office space are located in the West Loop submarket, amounting to 46.4 million SF and 18.1% of the metropolitan inventory, followed by West, with a 15.7% share, and Northwest Suburbs with 15.1%. Since the beginning of the second quarter of 2010, the fastest growing area has been the West Loop submarket, adding 3.5 million SF over that period, or 29.7% of total metropolitan office completions. The East Loop submarket, one of thirteen distinct geographic concentrations within Chicago, contains 20.0 million market rate rental SF, or 7.8% of the metro area’s total inventory of office space.

The following table presents certain information relating to the primary office competition for the 333 South Wabash Property:

Competitive Set (1)

Property Name	Submarket	Building SF	Number of Stories	Year Built / Renovated	Occupancy
333 South Wabash	East Loop	1,207,380	45	1972 / 2019	90.5%
The Rookery	Central Loop	310,484	12	1888 / 2017	99.0%
161 North Clark	Central Loop	1,038,585	53	1992 / NAP	85.0%
Board of Trade	Central Loop	1,392,875	44	1930 / 2013	89.0%
180 North LaSalle Street	Central Loop	781,670	38	1971 / 1999	89.0%
AON Center	East Loop	2,737,902	83	1972 / NAP	98.0%
200 North LaSalle Street	Central Loop	629,040	30	1984 / NAP	88.0%

(1)	Source: Appraisal.

■	The Borrower. The borrower is DF 333 Wabash PropCo LLC, a Delaware limited liability company and single purpose entity with two independent directors (the “333 South Wabash Borrower”). Legal counsel to the 333 South Wabash Borrower delivered a non-consolidation opinion in connection with the origination of the 333 South Wabash Loan Combination.

The borrower sponsors and non-recourse carveout guarantors are Michael Shvo and Deutsche Finance America LLC (“DFA”). The non-recourse carveout guarantors have provided a limited non-recourse carveout guaranty that covers only certain existing litigation in which the borrower, the related borrower sponsors and several entities in the borrower’s ownership structure are defendants (the “Existing Litigation”) and, among other things, any voluntary bankruptcy as a result of such Existing Litigation. See “Description of the Mortgage Pool—Litigation and Other Legal Considerations” in the Preliminary Prospectus. Michael Shvo is the founder, chairman, and CEO of SHVO, a New York-based commercial real estate development firm with a portfolio valued at over $7 billion. DFA is the US real estate private equity platform of the Munich-based Deutsche Finance Group, a global investment management firm active since 2005 with over €6.5 billion of assets under management and investments across 49 markets as of September 2020. The partnership between SHVO and DFA has acquired seven other assets located in New York, Miami Beach, and Beverly Hills.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: 333 SOUTH WABASH

■	Escrows.

Tax Reserve – At origination, the borrower deposited into a real estate tax reserve approximately $1,582,185, representing 1/12 of the estimated annual real estate taxes multiplied by the number of whole or partial months that elapsed since the date one month prior to the most recent due date for the Property’s real estate taxes. On each payment date thereafter, the borrower is required to deposit into a real estate tax reserve an amount equal to 1/12 of the estimated annual real estate taxes.

Insurance Reserve – At origination, the borrower deposited into an insurance reserve $94,591, representing 1/12 of the estimated annual insurance premiums multiplied by the number of whole or partial months that elapsed since the date one month prior to the most recent policy anniversary date for each of Borrower’s insurance policies. On each payment date thereafter, the borrower is required to deposit into an insurance reserve 1/12 of estimated annual insurance premiums.

55 E. Jackson Sublease Reserve – At origination, the borrower deposited $750,000 for the purpose of re-tenanting certain space the borrower leases at a neighboring property.

Tenant Improvement Costs / Leasing Commissions Reserve – At origination, the borrower deposited $8,513,554 into a tenant improvement and leasing commissions reserve related to certain outstanding tenant improvements and leasing commissions for certain tenants, including The Northern Trust Company, Chicago Housing Authority, Akuna Capital LLC and Milhouse Engineering & Construction, Inc..

Rent Concession Reserve – At origination, the borrower deposited $23,171,811 into a rent concession reserve in connection with certain outstanding free rent, rent abatements or other rent concessions.

Cash Collateral Reserve – On each payment date following the occurrence of a Litigation Trigger Event and until the aggregate funds held by the lender in the cash collateral reserve (the “Cash Collateral Reserve Funds”) exceed $3,000,000 (the “Maximum Cash Collateral Reserve Amount”), the borrower is required to deposit the lesser of (x) $125,000 and (y) the Litigation Trigger Event Excess Cash Flow. In the event that the Litigation Trigger Event Excess Cash Flow is less than $125,000, then, on each such payment date, the borrower is required to deposit an amount equal to the excess of (a) $125,000 over (b) the amount of the Litigation Trigger Event Excess Cash Flow available to be paid to the Cash Collateral Reserve account on such payment date.

A “Litigation Trigger Event” means if a final settlement of the Existing Litigation including, among other things, either (x) a dismissal with prejudice of the Existing Litigation as it pertains to any borrower-related parties or (y) a final settlement and release of the Existing Litigation as it pertains to any borrower-related parties with the payment and performance in full of all settlement obligations is, in each instance, not received on or prior to February 12, 2022.

“Litigation Trigger Event Excess Cash Flow” all cash flow not in excess of $125,000 remaining after all prior reserve and other payments required under the loan agreement for the Loan have been paid.

Material Tenant Rollover Reserve – On each payment date following the occurrence of a Material Tenant Trigger Event, the borrower is required to deposit with the lender all Material Tenant Trigger Event Excess Cash Flow.

A “Material Tenant Trigger Event” means, among other things, (i) if a tenant leasing either individually, or with an affiliate, 20,000 or more square feet of space at the 333 South Wabash Property (a “Material Tenant”) gives written notice to the borrower of its intention to terminate or cancel its lease (a “Material Lease”) or not to extend or renew a Material Lease; (ii) if, on or prior to the date that is twelve (12) months prior to the then applicable stated expiration date under a Material Lease, a Material Tenant does not extend or renew such Material Tenant Lease on terms and conditions reasonably acceptable to the lender unless such Material Lease is a lease satisfying certain safe harbor requirements under the 333 South Wabash Loan Combination documents; (iii) if, on or prior to the date by which a Material Tenant is required under its Material Tenant Lease to notify the borrower of its election to extend or renew such Material Tenant Lease, such Material Tenant does not give such notice; (iv) subject to clause (v) below, if an event of default under a Material Tenant Lease occurs and continues beyond any applicable notice and/or cure period; (v) if a Material Tenant or any lease guarantor with respect to a Material Tenant Lease becomes a debtor under the Title 11 of the United States Code entitled “Bankruptcy,” or any other bankruptcy law, or files any other petition under applicable state or federal laws seeking protection from its creditors, or to liquidate, dissolve or take other similar action, due to insolvency; or (vi) if a Material Tenant Lease is terminated or is no longer in full force and effect.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: 333 SOUTH WABASH

A “Material Tenant Trigger Event Cure” means the aggregate amount of Material Tenant Trigger Event Cure Funds in the Material Tenant Rollover Reserve equals or exceeds $50.00 per SF of applicable Material Tenant space in respect of each Material Tenant for which a Material Tenant Trigger Event has occurred and is continuing.

“Material Tenant Trigger Event Cure Funds” means the aggregate amount of all funds held by Lender in the Material Tenant Rollover Reserve account collectively with all Material Tenant Trigger Event Excess Cash Flow and any interest actually earned on thereon.

■	Lockbox and Cash Management. The 333 South Wabash Loan Combination is structured with a hard lockbox and springing cash management. Under the 333 South Wabash Loan Combination documents, the borrower was required to establish and maintain a clearing account at an eligible institution in trust for the benefit of the lender, into which the borrower is required to deposit or cause to be deposited all revenues of the 333 South Wabash Property. The borrower was also required to deliver tenant direction letters instructing all tenants to deposit rents into the lender-controlled lockbox account. Funds on deposit in the clearing account are required to (x) during any Cash Management Period, be swept on a daily basis into the lender-controlled cash management account and applied and disbursed in accordance with the 333 South Wabash Loan Combination documents, first to pay servicing fees required to be paid by the borrower, tax and insurance reserves, and operating expenses in accordance with the annual budget (which is required to be reasonably approved by the lender, and is subject to certain deemed approval procedures, and subject to certain permitted operating expense deviations), in that order, then to pay amounts due under the 333 South Wabash Loan Combination, then to pay operating expense shortfalls funded by the borrower, then, during the continuance of a Material Tenant Trigger Event, the remaining amount to the Material Tenant Rollover Reserve as described above under “Escrows” (the “Material Tenant Trigger Event Excess Cash Flow”), then, during the continuance of a Litigation Trigger Event, the remaining amount (or a portion of the remaining amount not to exceed $125,000) to the Cash Collateral Reserve as described above under “Escrows” (the “Litigation Trigger Excess Cash Flow”) and finally the balance, if any, to the excess cash flow account to be held as additional collateral for the 333 South Wabash Loan Combination during the continuance of such Cash Management Period and (y) while no Cash Management Period is continuing, be swept on a daily basis into the borrower’s operating account.

A “Cash Management Period” means any period following the occurrence of a Cash Management Event and prior to the occurrence of a Return Event.

A “Cash Management Event” means each period (i) commencing upon the occurrence of an event of default under the 333 South Wabash Loan Combination documents until cured, (ii) commencing upon the occurrence of a DSCR Cash Management Event until the occurrence of a DSCR Return Event, (iii) commencing upon the occurrence of a Material Tenant Trigger Event until the occurrence of a Material Tenant Trigger Event Cure, or (iv) commencing upon the occurrence of a Litigation Trigger Event until the occurrence of a Litigation Trigger Event Cure.

A “DSCR Cash Management Event” means that, as of any date of determination from and after September 1, 2021, (i) the debt service coverage ratio on the 333 South Wabash Loan Combination is less than 1.20x (ii) (or the lender determines in its reasonable discretion, that the debt service coverage ratio will be less than 1.20x within the next twelve months based on projected net operating income).

A “DSCR Return Event” means that, as of any date of determination, (A) (i) the debt service coverage ratio is greater than or equal to 1.25x for each of the two immediately preceding consecutive calendar quarters and (ii) the lender has received reasonably satisfactory evidence that such debt service coverage ratio will be maintained for the succeeding twelve consecutive calendar months or (B) if a Cash Management Event is caused solely by a DSCR Cash Management Event, the borrower has delivered to the lender a cash deposit (a “DSCR Cash Deposit”) in an amount equal to $2,600,000 (to be released to the borrower upon request if the debt service coverage ratio is at least 1.25x for two consecutive calendar quarters). The borrower is required to continue making the DSCR Cash Deposit on each twelve month anniversary of the date the borrower first received written notice that a DSCR Cash Management Event solely in respect of clause (ii) of the definition of “DSCR Cash Management Event” has occurred until the occurrence of a DSCR Return Event.

A “Return Event” means no event of default is then continuing and there is a Default Return Event, DSCR Return Event, Material Tenant Trigger Event Cure, or Litigation Trigger Event Cure with respect to any Cash Management Event that has occurred; provided that, no “Return Event” may occur (i) with respect to any Cash Management Event caused by an event of default (subject to waiver by the lender of such event of default in its sole and absolute discretion), or (ii) if, during the applicable Cash Management Period, any additional Cash Management Event has occurred and is continuing, or (iii) if a Cash Management Period has commenced an aggregate of three times (excluding a Cash Management Period triggered solely by a Litigation Trigger Event).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: 333 SOUTH WABASH

A “Default Return Event” means that the 333 South Wabash Borrower shall have cured the outstanding event of default or all of the outstanding events of default (which cure lender may accept in its sole and absolute discretion) that gave rise to the applicable Cash Management Event.

A “Litigation Trigger Event Cure” means the aggregate amount of Cash Collateral Reserve Funds in the Cash Collateral Reserve equals or exceeds the Maximum Cash Collateral Reserve Amount.

■	Property Management. The 333 South Wabash Property is currently managed by SHVO Property Management LLC, an affiliate of Michael Shvo, one of the related borrower sponsors, and sub-managed by Jones Lang LaSalle Americas (Illinois), L.P. The 333 South Wabash Property is required to be managed by a property manager and if applicable, a sub-manager, pursuant to a property management agreement, in each case approved by the lender, such approval not to be unreasonably withheld, conditioned or delayed so long as no monetary default, material non-monetary default or event of default under the 333 South Wabash Loan Combination documents then exists. The lender pre-approved (i) SHVO Property Management LLC as the initial property manager, so long as Jones Lang LaSalle America Inc. or a replacement sub-manager appointed and approved in accordance with the terms of the 333 South Wabash Loan Combination documents, is the sub-manager, and (ii) DFA or an affiliate of DFA, as a substitute or replacement property manager, if the borrower elects to replace SHVO Property Management LLC as the property manager, so long as Jones Lang LaSalle America Inc., or a substitute or replacement sub-manager appointed and approved in accordance with the terms of the 333 South Wabash Loan Combination documents, is the sub-manager. Any substitute or replacement property manager or any other change in property manager are subject to, among other things, (a) the prior written approval of the lender, not to be unreasonably withheld, conditioned or delayed so long as no monetary default, material non-monetary default or event of default under the 333 South Wabash Loan Combination documents then exists, (b) receipt by the lender of a rating agency confirmation from each applicable rating agency with respect to the replacement property manager and its replacement property management agreement, and (c) if such property manager is an affiliate of the borrower, the borrower delivers a new non-consolidation opinion with respect to such property manager and the related property management agreement reasonably acceptable to the lender.

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the 333 South Wabash Property, plus rental loss and/or business interruption coverage, for the longer of (a) 18 months or (b) the period of time it would take to rebuild the 333 South Wabash Property and a 6-month extended period of indemnity. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: 1633 Broadway

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: 1633 Broadway

Vacant

Floor	Tenant
48	New Mountain Capital, LLC
47	New Mountain Capital, LLC
46	Allianz Asset Management of America L.P.
45	Allianz Asset Management of America L.P.
44	Allianz Asset Management of America L.P.
43	Allianz Asset Management of America L.P.
42	Allianz Asset Management of America L.P.
41	Allianz Asset Management of America L.P.
40	Charter Communications Holding
39	Charter Communications Holding
38	MongoDB, Inc
37	MongoDB, Inc
36	Travel Leaders Group, LLC
35	Travel Leaders Group, LLC
34	Mechanical
33	Morgan Stanley & Co
32	Sullivan & Worcester LLP
31	Vedder Price PC
30	Morgan Stanley & Co
29	Morgan Stanley & Co
28	Industrial and Commercial Bank of China
27	Morgan Stanley & Co
26	Morgan Stanley & Co
25	Gannett Co., Inc.
24	Assured Guaranty Municipal
23	Assured Guaranty Municipal
22	Kasowitz Benson Torres
21	Kasowitz Benson Torres
20	Kasowitz Benson Torres
19	Kasowitz Benson Torres
18	Paramount Group, Inc. Industrial and Commercial Bank of China
17	Showtime Networks Inc.
16	Showtime Networks Inc.
15	Showtime Networks Inc.
14	Showtime Networks Inc.
13	Showtime Networks Inc.
12	Mechanical
11	WMG Acquisition Corp
10	WMG Acquisition Corp
9	WMG Acquisition Corp
8	WMG Acquisition Corp
7	WMG Acquisition Corp
6	Extreme Reach Inc
5	Extreme Reach Inc
4	WMG Acquisition Corp
3	Bleacher Report
2	Bleacher Report
Ground	Princi Bakery TD Bank Azalea Restaurant Equinox Gateway News Property Management Office
Concourse Theater	U T Associates Thespian Theatre Inc.
Storage	
Parking

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: 1633 Broadway

1633 Broadway
1633 Broadway
New York, NY 10019
New York
MANHATTAN
BROOKLYN
MIDTOWN
TIMES SQUARE
W 58TH STREET
W 57TH STREET
W 56TH STREET
W 55TH STREET
W 54TH STREET
W 53RD STREET
W 52ND STREET
W 51ST STREET
W 50TH STREET
W 49TH STREET
W 48TH STREET
W 47TH STREET
W 46TH STREET
W 45TH STREET
W 44TH STREET
W 43RD STREET
NINTH AVENUE
EIGHTH AVENUE
BROADWAY
SEVENTH AVENUE
SIXTH AVENUE
Hearst Tower
Carnegie Hall
Symphony House
1745 Broadway
250 W 55th
Metropolitan Transportation Authority
Manhattan School
Gershwin Theatre
Capitol Apts
Winter Garden Theatre
One Worldwide Plaza
Two Worldwide Plaza
745 Seventh
750 Seventh
1251 Sixth
RCA Building
Radio City Music Hall
Time & Life Building
787 Seventh
Equitable Life Assurance Society
Sperry Rand Building
CBS Building
Calyon Building
Sheraton New York Hotel & Towers
New York Hilton Hotel
McGraw-Hill Building
Celanese Building
Morgan Stanley
Marriott Marquis
PlayStation Theater
Paramount Building
229 W 43rd
Hippodrome Building
Intercontinental
Museum of Modern Art (MOMA)
Polyclinic Apartments
Amsterdam Court
Ambassador Theatre
Alvin Theatre
Times Square Church
1675 Broadway
810 Seventh
1700 Broadway
1710 Broadway
1345 Sixth
City Spire
Carnegie House
Hemisphere Tower
Squibb Building
1370 Sixth
1230 Sixth
1166 Sixth
1180 Sixth
1133 Sixth
1530 Broadway
1540 Broadway
1500 Broadway

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: 1633 Broadway

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC, GACC
Location (City/State)	New York, New York	Cut-off Date Principal Balance(3)		$45,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(2)		$390.78
Size (SF)	2,561,512	Percentage of Initial Pool Balance		4.1%
Total Occupancy as of 10/31/2019(1)	98.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 10/31/2019(1)	98.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	1972 / 2013	Mortgage Rate		2.99000%
Appraised Value(1)	$2,400,000,000	Original Term to Maturity (Months)		120
Borrower Sponsor	Paramount Group Operating Partnership LP	Original Amortization Term (Months)		NAP
Property Management	Paramount Group Property-Asset Management LLC	Original Interest Only Period (Months)		120
		First Payment Date		1/6/2020
		Maturity Date		12/6/2029
Underwritten Revenues	$190,585,947
Underwritten Expenses	$71,435,784	Escrows(4)
Underwritten Net Operating Income (NOI) (1)	$119,150,163		Upfront	Monthly
Underwritten Net Cash Flow (NCF) (1)	$116,677,727	Taxes	$0	$0
Cut-off Date LTV Ratio(1)(2)	41.7%	Insurance	$0	$0
Maturity Date LTV Ratio(1)(2)	41.7%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(1) (2)	3.93x / 3.84x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1) (2)	11.9% / 11.7%	Other(5)	$36,389,727	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$1,001,000,000	80.1%	Loan Payoff	$1,052,884,467	84.2%
Subordinate Loan Amount	249,000,000	19.9	Principal Equity Distribution	139,885,652	11.2
			Reserves	36,389,727	2.9
			Closing Costs	20,840,154	1.7

Total Sources	$1,250,000,000	100.0%	Total Uses	$1,250,000,000	100.0%

(1)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the 1633 Broadway Loan Combination was underwritten, based on such prior information. See “Risk Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(2)	Calculated based on the aggregate outstanding principal balance of the 1633 Broadway Senior Loans (as defined below) and excludes the 1633 Broadway Subordinate Loans (as defined below) unless otherwise specified. See “—The Mortgage Loan” below.
(3)	The 1633 Broadway Loan consists of the senior pari passu non-controlling notes A-1-C-4-A and A-2-C-4-B, and is part of the 1633 Broadway Loan Combination, evidenced by 40 senior pari passu notes and four subordinate notes, with an aggregate outstanding principal balance as of the Cut-Off Date of $1,250,000,000. For additional information, see “—The Mortgage Loan” below.
(4)	See “—Escrows” below.
(5)	Other reserve represents unfunded obligations related to multiple tenants. See “—Escrows” below

■	The Mortgage Loan. The mortgage loan (the “1633 Broadway Loan”) is part of a loan combination (the “1633 Broadway Loan Combination”) consisting of 40 senior pari passu promissory notes with an aggregate original and outstanding principal balance of $1,001,000,000 as of the Cut-off Date (the “1633 Broadway Senior Loans”) and four subordinate pari passu notes with an aggregate original and outstanding principal balance of $249,000,000 as of the Cut-off Date (the “1633 Broadway Subordinate Loans”). The 1633 Broadway Loan Combination has an aggregate original and outstanding principal balance of $1,250,000,000 as of the Cut-off Date and is secured by a first mortgage encumbering the borrowers’ fee simple interest in an office building in New York, New York (the “1633 Broadway Property”). The 1633 Broadway Loan, which will be included in the Benchmark 2020-B19 trust, is evidenced by the senior pari passu non-controlling notes A-1-C-4-A and A-2-C-4-B, and has an aggregate outstanding principal balance as of the Cut-off Date of $45,000,000 and represents approximately 4.1% of the Initial Pool Balance.

The 1633 Broadway Loan Combination was co-originated by Goldman Sachs Bank USA (“GSBI”), JPMorgan Chase Bank, National Association (“JPMCB”), DBR Investments Co. Limited (“DBRI”) and Wells Fargo Bank, National Association (“WFB”) on November 25, 2019. The 1633 Broadway Loan Combination has an interest rate of 2.99000% per annum. The borrowers utilized the proceeds of the 1633 Broadway Loan Combination to refinance existing debt on the 1633 Broadway Property, fund reserves, pay origination costs and return equity to the borrower sponsor.

The 1633 Broadway Loan Combination had an initial term of 120 months and has a remaining term of 111 months as of the Cut-off Date. The 1633 Broadway Loan Combination requires interest-only payments during its term. The scheduled maturity date of the 1633 Broadway Loan Combination is the due date in December 2029. Voluntary prepayment of the 1633 Broadway Loan is permitted on or after the due date in June 2029. At any time after the earlier to occur of (i) November 25, 2022 and (ii) the second anniversary of the closing date of the securitization into which the last note of the 1633 Broadway Loan Combination is deposited, the 1633 Broadway Loan Combination may be defeased in whole (or in part) with direct, non-callable obligations of the United States of America.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: 1633 Broadway

The table below summarizes the promissory notes that comprise the 1633 Broadway Loan Combination. The relationship between the holders of the 1633 Broadway Loan Combination is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Loan Combinations—The 1633 Broadway Pari-Passu AB Loan Combination” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
A-1-S-1	$250,000	$250,000	BWAY 2019-1633 (GSBI)	No
A-1-C-1	50,000,000	50,000,000	CGCMT 2020-GC46 (GSBI)	No(1)
A-1-C-2	45,000,000	45,000,000	GSMS 2020-GC45 (GSBI)	No
A-1-C-3	45,000,000	45,000,000	GSMS 2020-GC47 (GSBI)	No
A-1-C-4-A	30,000,000	30,000,000	BMARK 2020-B19 (GSBI)	No
A-1-C-4-B	10,000,000	10,000,000	JPMDB 2020-COR7 (GSBI)	No
A-1-C-5	32,500,000	32,500,000	CGCMT 2020-GC46 (GSBI)	No
A-1-C-6	20,000,000	20,000,000	GSMS 2020-GC47 (GSBI)	No
A-1-C-7	17,500,000	17,500,000	BMARK 2020-IG3 (GSBI)	No
A-2-S-1	250,000	250,000	BWAY 2019-1633 (DBRI)	No
A-2-C-1-A	27,500,000	27,500,000	CGCMT 2020-GC46 (DBRI)	No
A-2-C-1-B	22,500,000	22,500,000	BMARK 2020-B16 (DBRI)	No
A-2-C-2-A	30,000,000	30,000,000	BMARK 2020-IG2 (DBRI)	No
A-2-C-2-B	20,000,000	20,000,000	JPMDB 2020-COR7 (DBRI)	No
A-2-C-3-A	20,000,000	20,000,000	DBJPM 2020-C9 (DBRI)	No
A-2-C-3-B	15,000,000	15,000,000	BMARK 2020-IG1 (DBRI)	No
A-2-C-4-A	10,000,000	10,000,000	BMARK 2020-IG3 (DBRI)	No
A-2-C-4-B	15,000,000	15,000,000	BMARK 2020-B19 (DBRI)	No
A-2-C-4-C	10,000,000	10,000,000	DBJPM 2020-C9 (DBRI)	No
A-2-C-4-D	10,000,000	10,000,000	DBJPM 2020-C9 (DBRI)	No
A-2-C-5	15,000,000	15,000,000	GSMS 2020-GC45 (DBRI)	No
A-2-C-6	35,000,000	35,000,000	BMARK 2020-B18 (DBRI)	No
A-2-C-7	20,000,000	20,000,000	BMARK 2020-IG3 (DBRI)	No
A-3-S-1	250,000	250,000	BWAY 2019-1633 (JPMCB)	No
A-3-C-1-A	27,850,000	27,850,000	BMARK 2020-B18 (JPMCB)	No
A-3-C-1-B	22,500,000	22,500,000	BMARK 2020-B16 (JPMCB)	No
A-3-C-2	49,650,000	49,650,000	BMARK 2020-IG1 (JPMCB)	No
A-3-C-3	40,000,000	40,000,000	BMARK 2020-IG2 (JPMCB)	No
A-3-C-4	32,500,000	32,500,000	BMARK 2020-IG3 (JPMCB)	No
A-3-C-5	30,000,000	30,000,000	BMARK 2020-B17 (JPMCB)	No
A-3-C-6	20,000,000	20,000,000	BMARK 2020-B17 (JPMCB)	No
A-3-C-7	27,500,000	27,500,000	JPMDB 2020-COR7 (JPMCB)	No
A-4-S-1	250,000	250,000	BWAY 2019-1633 (WFB)	No
A-4-C-1	50,000,000	50,000,000	BANK 2020-BNK25 (WFB)	No
A-4-C-2	50,000,000	50,000,000	BANK 2020-BNK25 (WFB)	No
A-4-C-3	40,000,000	40,000,000	BANK 2020-BNK27 (WFB)	No
A-4-C-4	40,000,000	40,000,000	WFCM 2020-C55 (WFB)	No
A-4-C-5	30,000,000	30,000,000	WFCM 2020-C55 (WFB)	No
A-4-C-6	20,000,000	20,000,000	BANK 2020-BNK26 (WFB)	No
Total Senior Notes	$1,001,000,000	$1,001,000,000
B-1	62,250,000	62,250,000	BWAY 2019-1633	Yes(1)
B-2	62,250,000	62,250,000	BWAY 2019-1633	Yes(1)
B-3	62,250,000	62,250,000	BWAY 2019-1633	Yes(1)
B-4	62,250,000	62,250,000	BWAY 2019-1633	Yes(1)
Total	$1,250,000,000	$1,250,000,000

(1)	During the continuance of a control shift event relating to the BWAY 2019-1633 securitization transaction (i.e., when the most senior class of certificates in such transaction have been control appraised out), Note A-1-C-1 will be the controlling note. See “Description of the Mortgage Pool—The Loan Combinations—The 1633 Broadway Pari-Passu AB Loan Combination” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: 1633 Broadway

The capital structure for the 1633 Broadway Loan Combination is shown below:

1633 Broadway Loan Combination Capital Structure

(1)	The 1633 Broadway Loan Combination interest rate is 2.99000%.
(2)	Based on the appraised value of $2.40 billion.
(3)	Cumulative UW NOI Debt Yield and Cumulative UW NCF DSCR are calculated based on an UW NOI and UW NCF of $119,150,163 and $116,677,727, respectively. See “Cash Flow Analysis” below.
(4)	Based on the appraised value of $2.40 billion, the Implied Borrower Sponsor Equity is $1.15 billion.

■	The Mortgaged Property. The 1633 Broadway Property is an approximately 2.6 million SF, 48-story office tower that is situated with a full block of Broadway frontage between 50th and 51st Streets in Midtown Manhattan. The 1633 Broadway Property contains views of the Hudson River, Central Park, and Midtown from above the 36th floor. In addition to the office space, the 1633 Broadway Property includes retail space (anchored by Equinox), a parking garage across three levels below grade, two theaters comprising a total of 145,192 SF (the Gershwin Theatre and Circle in the Square Theatre) and storage space comprising 18,384 SF.

The 1633 Broadway Property is located on a 90,400 SF parcel comprising the entire western block front of Broadway between West 50th and West 51st Streets within the Westside office submarket of Midtown. The 1633 Broadway Property was constructed in 1972 and was most recently renovated in 2013. Since 2010, the borrower sponsor has invested a total of approximately $41.6 million in lobby renovations, plaza redevelopment, and retail renovations. In addition, the borrower sponsor has invested approximately $230 million in tenant improvements and leasing commissions since 2010. Going forward, the borrower sponsor provided a 10-year renovation budget which totals approximately $55.98 million; the renovation budget is anticipated to be utilized for items including a roof replacement, structural upgrades, fire alarm system upgrades, Gershwin Theatre upgrades, completion of the terrace on the 47th and 48th floors, and development of the Retail Cube. Such renovations are not required by the 1633 Broadway Loan Combination documents, and have not been reserved for. We cannot assure you that such renovation will proceed as expected or at all.

The 1633 Broadway Property comprises 2,561,512 SF and was 98.4% leased as of October 31, 2019. The 1633 Broadway Property office component is currently 100.0% leased to 18 tenants. The retail space within the 1633 Broadway Property totals approximately 80,000 SF of net rentable area and is anchored by Equinox (25,458 SF) through February 2040. Approximately 94.3% of the underwritten rent is from office tenants.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: 1633 Broadway

The largest tenant based on underwritten base rent, Allianz Asset Management of America L.P. (“Allianz”) (12.5% of NRA; 15.7% of underwritten base rent), occupies 320,911 SF. Allianz occupies six suites with leases expiring in January 2031. Allianz is an asset manager with over 800 investment professionals in 25 offices worldwide and manages assets for individuals, families and institutions. The 1633 Broadway Property serves as the United States headquarters for Allianz.

The second largest tenant based on underwritten base rent, Morgan Stanley & Co (“Morgan Stanley”) (10.2% of NRA; 11.1% of underwritten base rent), occupies 260,829 SF of office space. Morgan Stanley occupies five suites with leases expiring in March 2032. Morgan Stanley, a financial holding company, provides various financial products and services to corporations, governments, financial institutions and individuals in the Americas, Europe, the Middle East, Africa and Asia. Morgan Stanley operates through three segments: Institutional Securities, Wealth Management and Investment Management.

The third largest tenant based on underwritten base rent, WMG Acquisition Corp (“Warner Music Group”) (11.5% of NRA; 10.4% of underwritten base rent), occupies 293,888 SF of office space. Warner Music Group is an American multinational entertainment and record label conglomerate. It is one of the “Big Three” recording companies and the third largest in the global music industry, next to Universal Music Group and Sony Music Entertainment. Warner Music Group is headquartered at the 1633 Broadway Property.

The 1633 Broadway Property features two theatres that comprise 5.7% of the total net rentable area and account for 1.2% of the underwritten rental revenue. The larger of the two theatres is the U. T. Associates of the Gershwin Theatre (“Gershwin Theatre”), which is notable for hosting Wicked since 2003. The Gershwin theatre contains three, five-year renewal options that could potentially extend the term through May 2042. The 1633 Broadway Property contains an additional theatre, where Thespian Theatre, Inc. is the tenant, known as the Circle in the Square, which comprises approximately 800 seats and 34,570 SF and currently hosts the show OKLAHOMA! The 1633 Broadway Property also houses the Circle in the Square Theatre School, the only accredited training conservatory associated with a Broadway theatre, which offers two, two-year training programs, in acting and musical theatre. Thespian Theatre, Inc. currently pays a total contract rent of $864,250, or $25.00 per SF through September 2021.

The parking component within the 1633 Broadway Property consists of 250-space parking garage across three levels below grade and comprises 64,158 SF. The space is currently leased to ABM Parking Services, Inc., a parking garage operator, which has leased the space through July 2026. The operator is responsible for a contract rent of approximately $2.39 million, or $9,560 per space, which is anticipated to increase by 1.50% per annum throughout the remainder of the lease.

COVID-19 Update. As of August 28, 2020, the 1633 Broadway Property is open, however all retail tenants and the two theaters are closed and most, if not all, office tenants are working remotely. For July and August 2020, 89.5% and 89.5% of the occupied SF, respectively, and 93.6% and 93.6%, of the Underwritten Base Rent, respectively, were collected. One of those tenants, representing approximately 8% of underwritten base rent, paid reduced rent and has signed an amendment for reduced rent through year end 2020. The difference between the underwritten contractual rent per the original lease and the reduced rent pursuant to the signed amendment is required to be repaid over a 36-month period beginning on January 1, 2021 at an imputed interest rate of 3.75% (from April 1, 2020) on the amount of rent deferred. As of August 28, 2020, the 1633 Broadway Loan Combination is not subject to any modification or forbearance requests.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: 1633 Broadway

The following table presents certain information relating to the tenants at the 1633 Broadway Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA(2)	% of GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
Allianz(3)	AA- / Aa3 / AA	320,911	12.5%	$26,527,064	15.7%	$82.66	1/31/2031	5 or 10-year terms; 15 years max in aggregate
Morgan Stanley(4)	A / A3 / BBB+	260,829	10.2	18,677,050	11.1	$71.61	3/31/2032	2, 5-year or 1, 10-year option
WMG Acquisition Corp(5)	NR / NR / NR	293,888	11.5	17,520,179	10.4	$59.62	7/31/2029	1, 5 or 10-year option
Showtime Networks Inc	BBB / Baa2 / BBB	261,196	10.2	14,438,861	8.6	$55.28	1/31/2026	1, 5 or 10-year option
Kasowitz Benson Torres(6)	NR / NR / NR	203,394	7.9	13,830,452	8.2	$68.00	3/31/2037	2, 5-year options
New Mountain Capital, LLC(7)	NR / NR / NR	108,374	4.2	9,320,164	5.5	$86.00	10/15/2035	1, 5-year option
Charter Communications Holding	NR / Ba2 / BB+	106,176	4.1	8,918,784	5.3	$84.00	12/15/2025	None
MongoDB, Inc.	NR / NR / NR	106,230	4.1	8,073,480	4.8	$76.00	12/31/2029	1, 5-year option
Travel Leaders Group, LLC	NR / NR / B+	107,205	4.2	7,994,846	4.7	$74.58	12/31/2033	1, 5-year option
Assured Guaranty Municipal	NR / NR / A	103,838	4.1	7,256,550	4.3	$69.88	2/28/2032	1, 5-year option
Total / Wtd. Avg.		1,872,041	73.1%	$132,557,430	78.5%	$70.81
Remaining Owned Tenants		649,710	25.4	36,213,171	21.5	$55.74
Vacant Spaces (Owned Space)		39,761	1.6	NAP	NAP	NAP
Totals / Wtd. Avg. All Owned Tenants		2,561,512	100.0%	$168,770,601	100.0%	$66.93

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Borrowers’ owned space. Does not include non-owned anchors or outparcels.
(3)	Allianz subleases 20,600 SF of suite 4600 (totaling 54,118 SF) to Triumph Hospitality at a base rent of $46.80 PSF through December 30, 2030. Triumph Hospitality further subleases 3,000 SF of suite 4600 to Stein Adler Dabah & Zelkowitz at a base rent of $41.33 per SF through July 31, 2022. Underwritten base rent is based on the contractual rent under the prime lease.
(4)	Morgan Stanley has the option to terminate its lease as to all or any portion (but not less than one full floor) of its space at any time after April 1, 2027, upon 18 months’ notice and payment of a termination fee.
(5)	WMG Acquisition Corp subleases 3,815 SF of suite 0400 (totaling 36,854 SF) to Cooper Investment Partners LLC at a base rent of $58.37 per SF on a month-to-month basis. Underwritten base rent is based on the contractual rent under the prime lease.
(6)	Kasowitz Benson Torres subleases a collective 32,487 SF of Suite 2200 (totaling 50,718 SF) to three tenants. Delcath Systems, Inc. subleases 6,877 SF and pays a rent of $68.50 per SF through February 28, 2021; Avalonbay Communities subleases 12,145 SF through October 31, 2026 and pays a current rent of $74.00 per SF; Cresa New York subleases 13,195 SF and pays a rent of $65.00 per SF through April 30, 2021. Kasowitz Benson Torres has the right to terminate all or any portion of one full floor of the premises located on the uppermost or lowermost floors, effective as of March 31, 2024, upon notice by March 31, 2023. Underwritten base rent is based on the contractual rent under the prime lease.
(7)	New Mountain Capital, LLC has executed a lease but has not yet taken occupancy or begun paying rent. New Mountain Capital, LLC is expected to take occupancy in the second quarter of 2020 and is expected to begin paying rent in October 2020. We cannot assure you that it will take occupancy or begin paying rent as expected or at all.

The following table presents certain information relating to the lease rollover schedule at the 1633 Broadway Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	9,482	0.4%	0.4%	$638,145	0.4%	$67.30	10
2020	960	0.0	0.4%	28,800	0.0	$30.00	2
2021	34,570	1.3	1.8%	864,250	0.5	$25.00	2
2022	116,337	4.5	6.3%	2,813,374	1.7	$24.18	4
2023	38,550	1.5	7.8%	1,299,854	0.8	$33.72	2
2024	51,276	2.0	9.8%	4,666,116	2.8	$91.00	1
2025	106,176	4.1	14.0%	8,918,784	5.3	$84.00	1
2026	435,474	17.0	31.0%	24,289,491	14.4	$55.78	4
2027	55,247	2.2	33.1%	4,584,436	2.7	$82.98	2
2028	90,001	3.5	36.6%	6,043,229	3.6	$67.15	2
2029	399,717	15.6	52.2%	25,579,624	15.2	$63.99	3
2030	0	0.0	52.2%	0	0.0	$0.00	0
2031 & Thereafter	1,183,961	46.2	98.4%	89,044,498	52.8	$75.21	10
Vacant	39,761	1.6	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	2,561,512	100.0%		$168,770,601	100.0%	$66.93	43

(1)	Calculated based on approximate square footage occupied by the tenants.
(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF reflect the contractual base rent as of October 31, 2019.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: 1633 Broadway

The following table presents certain information relating to historical occupancy at the 1633 Broadway Property:

Historical Leased %(1)

2016	2017	2018	As of 10/31/2019(2)
86.3%	95.4%	95.4%	98.4%

(1)	As provided by the borrowers and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.
(2)	Based on the underwritten rent roll dated October 31, 2019.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 1633 Broadway Property:

Cash Flow Analysis(1)

	2016		2017		2018		TTM 9/30/2019		TTM 5/31/2020		Underwritten		Underwritten $ per SF
Base Rent(2)	$141,156,682		$143,219,431		$160,621,035		$161,646,240		$164,097,000		$168,770,601		$65.89
Credit Tenant Rent Steps(3)	0		0		0		0		0		7,558,579		2.95
Potential Income from Vacant Space	0		0		0		0		0		2,879,875		1.12
Reimbursements	9,150,315		11,228,307		13,952,510		16,874,074		17,589,000		15,267,588		5.96
Gross Potential Rent	$150,306,997		$154,447,738		$174,573,545		$178,520,314		$181,686,000		$194,476,643		$75.92
Other Income(4)	5,692,549		5,017,065		4,645,691		4,240,034		2,761,000		4,279,853		1.67
Concessions	0		0		0		0		0		0		0.00
Vacancy & Credit Loss	(309,756)		0		0		0		0		(8,170,549)		(3.19)
Effective Gross Income	$155,689,790		$159,464,803		$179,219,236		$182,760,348		$184,447,000		$190,585,947		$74.40

Real Estate Taxes	$35,413,254		$38,391,946		$41,366,170		$43,693,114		$45,484,000		$45,478,153		$17.75
Insurance	1,061,417		908,564		1,009,544		1,082,131		1,170,000		1,069,190		0.42
Management Fee	2,507,162		2,981,306		3,149,432		3,287,347		3,413,000		1,000,000		0.39
Other Operating Expenses	22,886,571		22,992,980		24,595,640		23,888,441		23,554,000		23,888,441		9.33
Total Operating Expenses	$61,868,404		$65,274,796		$70,120,786		$71,951,033		$73,621,000		$71,435,784		$27.89

Net Operating Income	$93,821,386		$94,190,007		$109,098,450		$110,809,315		$110,826,000		$119,150,163		$46.52
TI/LC	0		0		0		0		0		2,011,364		0.79
Capital Expenditures	0		0		0		0		0		461,072		0.18
Net Cash Flow	$93,821,386		$94,190,007		$109,098,450		$110,809,315		$110,826,000		$116,677,727		$45.55

Occupancy	86.3%		95.4%		95.4%		98.4%		98.4%		98.4%
NOI Debt Yield	9.4%		9.4%		10.9%		11.1%		11.1%		11.9%
NCF DSCR	3.09	x	3.10	x	3.60	x	3.65	x	3.65	x	3.84	x

(1)	Non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten Base Rent reflects annualized in-place rents as of October 31, 2019 ($167,497,806), with contractual rent steps through November 30, 2020 ($1,272,795).
(3)	Reflects the net present value of contractual rent step increments over the lease term using a discount rate of 7.0% (for investment grade tenants).
(4)	Other Income consists of overage rent, storage income, parking income, lease termination income, tenant work order income and other miscellaneous income.

■	Appraisal. According to the appraisal, the 1633 Broadway Property had an “as-is” appraised value of $2,400,000,000 as of October 24, 2019.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$2,450,000,000	N/A	4.50%
Discounted Cash Flow Approach	$2,400,000,000	5.75%	4.75%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to a Phase I environmental report, dated October 30, 2019, there are no recognized environmental conditions or recommendations for further action at the 1633 Broadway Property, other than the development and implementation of an asbestos operations and maintenance program.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: 1633 Broadway

■	Market Overview and Competition. The 1633 Broadway Property is located in the Times Square neighborhood of Midtown Manhattan, a commercial corridor that produces approximately 15% of New York City’s economic output. The neighborhood is bounded by 41st Street to the south and 52nd Street to the north between Avenue of the Americas and Eighth Avenue. The 1633 Broadway Property is located within one block of the 50th Street/Broadway, 50th Street and 49th Street subway stations, which serve the 1, 2, C, E, N, R and W lines.

According to the appraisal, the 1633 Broadway Property is located within the Westside office submarket of Midtown within the Manhattan market. Historically, the submarket has benefitted from the office space located around the boundaries of Central Park along major corridors such as West 57th Street, Broadway and Seventh Avenue, which consist primarily of Class A office product that take advantage of protected Central Park views. The area’s proximity to these locations has assisted with the historically low vacancy and availability rates exhibited by this submarket since 2010. As of the third quarter of 2019, the Westside office submarket had an existing inventory of approximately 25.7 million SF, a vacancy rate of 5.4% and an average asking rent of $66.21 PSF. As of the third quarter of 2019, the Manhattan office market had an existing inventory of approximately 456.1 million SF, a vacancy rate of 5.9% and an average asking rent of $79.25 PSF.

The following table presents certain information relating to the primary office competition for the 1633 Broadway Property:

Competitive Set – Comparable Office Leases(1)

Location	Total GLA (SF)	Tenant Name	Lease Date / Term	Lease Area (SF)	Monthly Base Rent per SF	Lease Type
1633 Broadway New York, NY	2,561,512
1155 Avenue of the Americas New York, NY	752,996	BKD, LLC	September 2019 / 162 Mos.	20,899	$77.00	MG
1 Rockefeller Plaza New York, NY	603,397	Veteran Advisers, Inc.	September 2019 / 92 Mos.	2,552	$83.50	MG
1675 Broadway New York, NY	878,321	Davis & Gilbert LLP	August 2019 / 192 Mos.	85,852	$72.00	MG
142 West 57th Street New York, NY	255,586	Wedbush Securities Inc.	August 2019 / 130 Mos.	15,626	$65.00	MG
1251 Avenue of the Americas New York, NY	2,364,000	IHI Americas, Inc	July 2019 / 124 Mos.	9,438	$70.50	MG
1345 Avenue of the Americas New York, NY	1,998,994	Global Infrastructure Partners	June 2019 / 204 Mos.	84,856	$89.50	MG
810 Seventh Avenue New York, NY	765,000	Colonial Consulting LLC	May 2019 / 150 Mos.	17,320	$71.00	MG
1271 Avenue of the Americas New York, NY	2,100,000	Greenhill & Company	May 2019 / 183 Mos.	77,622	$91.00	MG
1271 Avenue of the Americas New York, NY	2,100,000	AIG - American International Group, Inc.	April 2019 / 198 Mos.	320,237	$97.13	MG
1700 Broadway New York, NY	625,000	Excel Sports Management, LLC	April 2019 / 91 Mos.	17,078	$79.00	MG
1325 Avenue of the Americas New York, NY	808,998	Dominus Capital, L.P.	March 2019 / 126 Mos.	9,361	$75.00	MG
1290 Avenue of the Americas New York, NY	2,113,000	Linklaters, LLP	March 2019 / 193 Mos.	90,508	$84.00	MG
1177 Avenue of the Americas New York, NY	1,000,000	Mill Point Capital	January 2019 / 126 Mos.	11,644	$87.00	MG
1700 Broadway New York, NY	625,000	M. Arthur Gensler, Jr. & Associates, Inc.	January 2019 / 119 Mos.	13,237	$71.00	MG
114 West 47th Street New York, NY	658,000	IFM Investments	October 2018 / 180 Mos.	18,000	$68.00	MG

(1)	Source: Appraisal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: 1633 Broadway

The following table presents certain information relating to the primary retail competition for the 1633 Broadway Property:

Competitive Set – Comparable Retail Leases(1)

Location	Tenant Name	Lease Date / Term	Lease Area (SF)	Monthly Base Rent per SF	Lease Type
1633 Broadway New York, NY
1740 Broadway New York, NY	Sweetgreen	Q2 2019 / 127 Mos.	2,706	$215.00	MG
1700 Broadway New York, NY	Confidential Restaurant	Q1 2019 / 150 Mos.	1,914	$235.11	MG
1290 Sixth Avenue New York, NY	Just Salad	Q1 2019 / 120 Mos.	1,795	$255.00	MG
1865 Broadway New York, NY	Target	Q4 2018 / 134 Mos.	Grd. Fl. 1,546 LL 20,125 Sub LL 13,930	$735.16 $100.00 $50.00	MG
1619 Broadway New York, NY	CVS	Q4 2018 / 186 Mos.	Grd. Fl. 4,299 LL 2,577 2nd Fl. 12,164	$531.80 $75.00 $125.00	MG
129 West 52nd New York, NY	Bulldozer Restaurant Group	Q4 2018 / 180 Mos.	5,200	$150.00	MG
120 West 55th New York, NY	Quality Branded	Q4 2018 / 120 Mos.	Grd. Fl. 6,500 LL 2,500	$175.00 $25.00	MG
850 Eighth Avenue New York, NY	Dunkin Donuts	Q2 2018 / 120 Mos.	Grd. Fl. 850 LL 250	$411.18 $30.00	MG
1674 Broadway New York, NY	Flash Dancers	Q2 2018 / 120 Mos.	1,800	$375.00	MG
1360 Avenue of the Americas New York, NY	Bank of America	Q1 2018 / 120 Mos.	1,346	$350.00	MG
1695 Broadway New York, NY	Hen Penny Chicken	Q4 2017 / 120 Mos.	Grd. Fl. 1,250 LL 1,000	$297.00 $25.00	MG
787 Seventh Avenue New York, NY	Citibank	Q3 2017 / 120 Mos.	3,874	$283.94	MG

(1)	Source: Appraisal.

■	The Borrowers. At the time of origination of the 1633 Broadway Loan Combination, PGREF I 1633 Broadway Land, L.P. owned the 1633 Broadway Property entirely in fee and also ground leased the 1633 Broadway Property to PGREF I 1633 Broadway Tower, L.P. (i.e., both landlord and tenant interests in the ground lease were pledged as collateral, in addition to the fee interest in the 1633 Broadway Property); however, effective May 26, 2020, such ground lease was eliminated (such that collateral for the 1633 Broadway Loan Combination consists entirely of the fee interest in the 1633 Broadway Property) and PGREF I 1633 Broadway Land, L.P. transferred undivided tenant-in-common interests in the 1633 Broadway Property to each of the additional tenant-in-common borrowers. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 1633 Broadway Loan Combination. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 1633 Broadway Loan Combination.

The borrower sponsor is Paramount Group Operating Partnership LP, which indirectly owns and controls the borrowers. Paramount Group, Inc. (NYSE: PGRE), an approximately 91.0% general partner of the borrower sponsor, is a real estate investment trust that owns and/or manages a 13.4 million SF portfolio of 18 Class A office and retail buildings in New York, Washington, D.C., and San Francisco as of December 31, 2019. Paramount Group, Inc. has a New York portfolio that includes: 1633 Broadway, 1301 Avenue of the Americas, 1325 Avenue of the Americas, 31 West 52nd Street, 900 Third Avenue, 712 Fifth Avenue, 60 Wall Street, 745 Fifth Avenue, 718 Fifth Avenue, and 0 Bond Street.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: 1633 Broadway

■	Escrows. On the loan origination date, the borrowers provided a guaranty from Paramount Group Operating Partnership LP of up to $4,000,000 and funded a reserve of approximately $36,389,727 with respect to unfunded tenant improvements, tenant allowance and leasing commissions and free rent obligations consisting of (a) $24,105,228 for certain outstanding tenant improvements, (b) $804,393 for certain outstanding leasing commissions and (c) $15,480,107 for certain outstanding free rent. Subsequently, the borrowers substituted a letter of credit for the cash on reserve in such reserve account. The current letter of credit has been reduced to $10,203,088.

On each due date during the continuance of a 1633 Broadway Trigger Period, the borrowers are required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the taxes and insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months, unless in the case of insurance premiums, the borrowers are maintaining a blanket policy in accordance with the related 1633 Broadway Loan Combination documents; (ii) a tenant improvement and leasing commission reserve in an amount equal to $213,459.33 (capped at $5,123,024); and (iii) a capital expenditure reserve in an amount equal to $42,691.87 (capped at $1,024,604.80).

A “1633 Broadway Trigger Period” will be continuing (i) commencing when the debt yield (as calculated under the 1633 Broadway Loan Combination documents), determined as of the last day of each of two consecutive fiscal quarters, is less than 5.75%, until the debt yield (as calculated under the loan documents), determined as of the last day of each of two consecutive fiscal quarters thereafter, is at least 5.75%, and (ii) commencing upon the borrowers’ failure to deliver annual, quarterly or monthly financial reports as and when required under the 1633 Broadway Loan Combination documents and concluding when such reports are delivered and indicate that no other 1633 Broadway Trigger Period is ongoing.

Provided no 1633 Broadway Loan Combination event of default is continuing, the borrowers have the right to avoid the commencement, or terminate the continuance, of a 1633 Broadway Trigger Period by delivering to the lender additional collateral in the form of a guaranty, letter of credit and/or cash that is reasonably acceptable to the lender and that would, when subtracted from the then-outstanding principal balance of the 1633 Broadway Loan Combination, result in a debt yield (as calculated under the 1633 Broadway Loan Combination documents) equal to or greater than 5.75%.

■	Lockbox and Cash Management. The 1633 Broadway Loan Combination is structured with a hard lockbox and springing cash management. The borrowers are required to direct each tenant at the 1633 Broadway Property to deposit rents directly into a lender-controlled lockbox account. In addition, the borrowers are required to cause all cash revenues relating to the 1633 Broadway Property and all other money received by the borrowers or the property manager with respect to the 1633 Broadway Property (other than tenant security deposits) to be deposited into the lockbox account or a lender-controlled cash management account within one business day of receipt. On each business day during the continuance of a 1633 Broadway Trigger Period or an event of default under the 1633 Broadway Loan Combination, all amounts in the lockbox account are required to be remitted to the cash management account. On each business day that no 1633 Broadway Trigger Period or event of default under the 1633 Broadway Loan Combination is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account.

On each due date during the continuance of a 1633 Broadway Trigger Period or, at the lender’s discretion, during an event of default under the 1633 Broadway Loan Combination, all funds on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be reserved as additional collateral for the 1633 Broadway Loan Combination.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: 1633 Broadway

■	Property Management. The 1633 Broadway Property is currently managed by Paramount Group Property-Asset Management LLC pursuant to a management agreement. Under the 1633 Broadway Loan Combination documents, the 1633 Broadway Property is required to be managed by (i) Paramount Group Property-Asset Management LLC or Paramount Group Property-Asset Management TRS LLC, (ii) any management company that is an affiliate of the borrower sponsor, (iii) any reputable management company that has, for at least five years prior to its engagement as property manager, managed at least five Class A office properties, and at the time of its engagement as property manager, manages at least 7,500,000 leasable square feet of Class A office space, and is not the subject of a bankruptcy or similar event, or (iv) any other management company reasonably approved by the lender and with respect to which a rating agency confirmation has been delivered. The lender has the right to replace, or require the borrowers to replace, the property manager with a property manager selected by the borrowers (or selected by the lender in the event of an event of default under the 1633 Broadway Loan Combination or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction), subject to the lender’s reasonable approval (i) during the continuance of an event of default under the 1633 Broadway Loan Combination, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a petition in bankruptcy, or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. On or after November 25, 2020, the owner of the direct or indirect equity interests of the borrowers is permitted to incur mezzanine debt secured by a pledge of direct or indirect equity interests in the borrowers, provided that certain conditions set forth in the 1633 Broadway Loan Combination documents are satisfied, including, without limitation: (i) the loan-to-value ratio (as calculated under the 1633 Broadway Loan Combination documents and taking into account the mezzanine loan and the 1633 Broadway Loan Combination) is no greater than 52.08%, (ii) the debt service coverage ratio (as calculated under the 1633 Broadway Loan Combination documents and taking into account the mezzanine loan and the 1633 Broadway Loan Combination) is at least 3.08x, (iii) the debt yield (as calculated under the 1633 Broadway Loan Combination documents and taking into account the mezzanine loan and the 1633 Broadway Loan Combination) is at least 9.35%, (iv) the execution of a subordination and intercreditor agreement that is reasonably acceptable to the lender, and (v) receipt of a rating agency confirmation. The 1633 Broadway permitted mezzanine loan may bear a floating rate of interest (subject to an interest rate cap agreement with a “reasonable strike price”), and may alternately take the form of debt-like preferred equity.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrowers are required to maintain terrorism insurance in an amount equal to the full replacement cost of the 1633 Broadway Property, as well as 24 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrowers’ requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the 1633 Broadway Property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

(THIS PAGE INTENTIONALLY LEFT BLANK)

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: USAA PLANO

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: USAA PLANO

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: USAA PLANO

MAP © 2020 CARTIFACT
DATA © OSM CONTRIBUTORS
Collin Community College-Frisco
Plantation Golf Club
Baylor Scott & White Medical Center - Centennial
121
Omni Hotel Frisco
Baylor Scott & White Medical Center - Frisco
The Centre At Preston Ridge
DNT
South Frisco Village
Embassy Suites Dallas Frisco Hotel Conv. Center
MCDERMOTT RD
Stonebriar Country Club
Frisco
Stonebriar Centre
Plano Crossing
Preston Village
Russell Creek Park
The Westin Stonebriar Hotel & Golf Club
Hilton Dallas Plano Granite Park
Preston Creek
Liberty Mutual Insurance
Fannie Mae
Headquarters Village
Heritage Yards
The Colony
FedEx Office
JP Morgan Chase
Font A Center
Mcafee
HEDGCOXE RD
121
Legacy West
Intuit
Toyota Motor Corp.
JcPenney
Alliance Data
PepsiCo
Capital One
nThrive
Children's Medical Center Plano
Bank of America
The Shops at Legacy
Keurig Dr Pepper Group
Plano
Frito-Lay
Yum!
Ericsson
LEGACY DR
Hewlett Packard
USAA Plano
5543 Legacy Drive
Plano, TX 75024
Carpenter Park Recreation Center
121
Castle Hills Marketplace
DALLAS/FORT WORTH INTERNATIONAL AIRPORT
W SPRING CREEK PKWY
Cinemark
Texas Health Presbyterian Hospital
PARKER RD
Lakes At Castle Hills
The Clubs Of Prestonwood - The Hills
PARKER RD
Gleneagles Queen Course
The Shops At Willow Bend
Park West Plaza
W PARK BLVD
UPS Corp
DNT
Securus Technologies
The Medical Center Of Plano
Steeplechase Park
PGBT
Baylor Scott & White Medical Center - Plano
PGBT
The Arbors On Preston Road
Frankford Crossing
Preston Plaza
DNT
University of Texas At Dallas
Preston Trail Golf Club
Denton
Mckinney
Lewisville
Allen
Plano
Richardson
Garland
Irving
Sunnyvale
Fort Worth
Dallas
Mesquite
Grand Prairie
Arlington

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: USAA PLANO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Plano, Texas	Cut-off Date Principal Balance(2)	$38,600,000
Property Type	Office	Cut-off Date Principal Balance per SF(3)	$275.78
Size (SF)	230,621	Percentage of Initial Pool Balance	3.5%
Total Occupancy as of 9/1/2020(1)	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 9/1/2020(1)	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2012 / NAP	Mortgage Rate	3.62400%
Appraised Value(1)	$119,900,000	Original Term to Maturity (Months)	120
Borrower Sponsor	USRA Institutional Net Lease Fund III, LLC	Original Amortization Term (Months)	NAP
Property Management	Tenant Managed	Original Interest Only Period (Months)	120
First Payment Date	10/6/2020
Final ARD	9/6/2030
Final Maturity Date	8/6/2031
Underwritten Revenues	$ 6,908,279
Underwritten Expenses	$209,748	Escrows(4)
Underwritten Net Operating Income (NOI)	$6,698,530	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$6,643,181	Taxes	$0	$0
Cut-off Date LTV Ratio(1) (2)	53.0%	Insurance	$0	$0
ARD LTV Ratio(1) (2)	53.0%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(3)	2.87x / 2.84x	TI/LC	$8,187,045.50	$0
Debt Yield Based on Underwritten NOI / NCF(3)	10.5% / 10.4%	Other(5)	$1,223,318.45	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$63,600,000	54.5%	Purchase Price	$107,000,000	91.7%
Principal New Cash Contribution	53,139,754	45.5%	Upfront Reserves	9,410,364	8.1
Origination Costs	329,390	0.3
Total Sources	$116,739,754	100.0%	Total Uses	$116,739,754	100.0%

(1)	Based on the “Hypothetical Market Value - Accelerated Occupancy” value of $119,900,000 as of August 2, 2020. The “Hypothetical Market Value - Accelerated Occupancy” valuation assumes the contractual occupancy of USAA of the entire USAA Plano Property occurs as of the date of the valuation in August 2020, which is contrary to the actual lease terms as described under “—The Mortgaged Property” below. Thus, this premise reflects a hypothetical condition. The appraisal also concluded an “As Is” appraised value of $99,200,000, which results in a Cut-off Date LTV Ratio of 64.1% and an ARD LTV Ratio of 64.1%. We cannot assure you that USAA will take occupancy and commence paying rent as expected or at all. See “—Appraisal” below.
(2)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the USAA Plano Loan Combination (as defined below).
(3)	The Cut-off Date Principal Balance of $38,600,000 represents the controlling note A-1 of the $63,600,000 USAA Plano Loan Combination, which is evidenced by two pari passu notes. See “—The Mortgage Loan” below.
(4)	See “—Escrows” below.
(5)	Other reserves represent a free rent reserve ($266,667.67) and a gap rent reserve ($956,650.78).

■	The Mortgage Loan. The mortgage loan (the “USAA Plano Loan”) is part of a loan combination (the “USAA Plano Loan Combination”) consisting of two pari passu notes with an outstanding aggregate principal balance of $63,600,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a 230,621 SF office building located in Plano, Texas (the “USAA Plano Property”). The USAA Plano Loan has an outstanding principal balance as of the Cut-off Date of $38,600,000 and represents approximately 3.5% of the Initial Pool Balance. Pursuant to an executed lease, the USAA Plano Property is expected to be 100.0% occupied by United Services Automobile Association (“USAA” or the “Tenant”) from January 2022. The USAA Plano Loan is structured with an Anticipated Repayment Date (“ARD”) of 120 months from closing and a final maturity date of August 6, 2031. After the ARD, the coupon will increase (i) by 300 basis points, (ii) to 6.45% or (iii) the 1-year Swap Rate as of the ARD, plus 292 basis points (whichever of (i) through (iii) is greater)), and all excess cash flow will be applied to repayment of the outstanding principal balance of the USAA Plano Loan.

The USAA Plano Loan was originated by Goldman Sachs Bank USA on August 31, 2020. The USAA Plano Loan Combination has an interest rate per annum of (i) prior to the ARD, 3.62400% (the “Initial Interest Rate”) and (ii) from and after the ARD (the “ARD Period”), the greater of (1) the sum of (a) the Initial Interest Rate and (b) 300 basis points, (2) 6.45%, and (3) the sum of (x) the rate for U.S. dollar swaps with a 1-year maturity as of the ARD and (y) 292 basis points. The borrower utilized the proceeds of the USAA Plano Loan along with seller credits and borrower sponsor equity to finance the borrower sponsor’s acquisition of the USAA Plano Property, fund upfront reserves and pay closing costs. The loan amount represents 59.4% of the borrower sponsor’s net purchase price of $107.0 million. Seller credits are provided to bridge to 100.0% occupancy by USAA.

The USAA Plano Loan had an initial term of 120 months to the ARD and has a remaining term of 120 months as of the Cut-off Date. The stated maturity date is the due date in August 2031 (the “USAA Plano Stated Maturity Date”). The USAA Plano Loan requires interest-only payments during its term until the ARD. During the ARD Period, all cash flow in excess of the monthly debt service payment, required reserves and budgeted operating expenses will be required to be applied to the prepayment of the outstanding principal balance of the USAA Plano Loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: USAA PLANO

The USAA Plano Loan may be voluntarily prepaid in whole (but not in part) on or after the due date in September 2021. Any voluntary prepayments prior to the due date in June 2030 require a yield maintenance premium, which may be no less than 1% of the amount prepaid.

The table below summarizes the promissory notes that comprise the USAA Plano Loan Combination. The relationship between the holders of the USAA Plano Loan Combination is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Loan Combinations—The Serviced Pari Passu Loan Combinations” in the Preliminary Prospectus.

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
Note A-1	$38,600,000	$38,600,000	BMARK 2020 B19	Yes
Note A-2	25,000,000	25,000,000	GSBI[1]	No
Total Senior Notes	$63,600,000	$63,600,000

(1)	Expected to be contributed to one or more future securitization transactions.
■	The Mortgaged Property. The USAA Plano Property is a 230,621 SF four story office space located in Plano, Texas approximately 20 miles from downtown Dallas. The USAA Plano Property features an on-site conference center, cafeteria and dining area, fitness center with a basketball and tennis court, car charging stations, mini-golf course, and Class A finishes throughout. As of August 2, 2020, the USAA Plano Property is leased to two tenants, USAA (125,000 SF / 54.2% NRA) and nThrive (105,621 SF / 45.8% NRA). nThrive is expected to vacate the USAA Plano Property in full by the end of 2021. Additionally, USAA has executed a lease for 105,621 SF that is currently occupied by nThrive at the USAA Plano Property. USAA has executed a lease (the “USAA Lease”) for 100.0% of the USAA Plano Property, commencing in phases. The Phase I space (floors 2 and 3) of 125,000 SF had a commencement date of January 2020. This space was subject to a nine-month free rent period, and USAA is expected to commence paying rent on this space in October 2020. USAA is expected to take occupancy of the Phase II (floor 1) and Phase III (floor 4) space in July and September 2021. We cannot assure you that USAA will execute take possession of or begin paying rent on its space as expected or at all.

USAA was founded in 1922 and is a financial services and insurance provider based in Texas with subsidiaries offering banking, investing, and insurance to people and families that serve, or served, in the United States military. With over 35,000 employees and 13.0 million members, USAA posted a profit of $2.4 billion in 2019 and entered the Fortune 100.

nThrive, previously known as MedAssets, is a revenue cycle management company that acts as a comprehensive Patient-to-Payment resource in health care. nThrive has approximately 3,000 employees.

The following table presents certain information relating to USAA, which is the sole tenant at the USAA Plano Property:

Sole Tenant Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
USAA(3)	NR / Aa1 / AA	230,621	100.0%	$6,021,976	100.0%	$26.11	7/31/2031	2, 5-year options
Totals / Wtd. Avg.		230,621	100.0%	$6,021,976	100.0%	$26.11

(1)	Based on the underwritten rent roll dated September 1, 2020.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	USAA currently occupies 125,000 SF of the USAA Plano Property (Phase I space - floors 2 and 3) of 125,000 SF had a commencement date of January 2020. This space was subject to a nine-month free rent period, and USAA is expected to commence paying rent on this space in October 2020. USAA is expected to take occupancy of the Phase II (floor 1) and Phase III (floor 4) spaces in July and September 2021, respectively, and is expected to commence paying rent for the Phase II and Phase III space in January 2022. We cannot assure you that USAA will take possession of or begin paying rent on its space as expected or at all.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: USAA PLANO

The following table presents certain information relating to the lease rollover schedule at the USAA Plano Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2020	0	0.0	0.0	0	0.0	0.00	0
2021	0	0.0	0.0	0	0.0	0.00	0
2022	0	0.0	0.0	0	0.0	0.00	0
2023	0	0.0	0.0	0	0.0	0.00	0
2024	0	0.0	0.0	0	0.0	0.00	0
2025	0	0.0	0.0	0	0.0	0.00	0
2026	0	0.0	0.0	0	0.0	0.00	0
2027	0	0.0	0.0	0	0.0	0.00	0
2028	0	0.0	0.0	0	0.0	0.00	0
2029	0	0.0	0.0	0	0.0	0.00	0
2030 & Thereafter	230,621	100.0	100.0	6,021,976	100.0	26.11	1
Vacant	0	0.0	100.0	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	230,621	100.0%	100.0%	$6,021,976	100.0%	$26.11	1

(1)	Calculated based on approximate square footage occupied by the sole tenant; assumes the contractual occupancy of USAA of the entire USAA Plano Property occurs as of the date of the underwritten rent roll, September 1, 2020, which is contrary to the actual lease terms as described under “—The Mortgaged Property” above.

The following table presents certain information relating to historical occupancy at the USAA Plano Property:

Historical Leased %(1)

As of 9/1/2020(2)
100.0%

(1)	Historical leasing information is not available as the USAA Plano Property was recently acquired at origination.
(2)	Based on the underwritten rent roll dated September 1, 2020.

■	Underwritten Net Cash Flow. The following table presents certain information relating to the performance and the Underwritten Net Cash Flow at the USAA Plano Property:

Cash Flow Analysis(1)

	Underwritten(2)		Underwritten $ per SF
Base Rental Revenue	$6,021,976		$26.11
Contractual Rent Steps	856,190		3.71
Total Reimbursement Revenue	207,248		0.90
Gross Revenue	7,085,414		30.72
Vacancy Loss	177,135		0.77
Effective Gross Revenue	$6,908,279		$29.96

Total Operating Expenses	$209,748		$0.91
Net Operating Income	$6,698,530		$29.05

Replacement Reserves	55,349		0.24
Net Cash Flow	$6,643,181		$28.81

Occupancy(3)	100.0%
NOI Debt Yield	10.5%
NCF DSCR	2.84	x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten cash flows are treated with USAA as the sole tenant based on contractual rents as of September 1, 2020 and contractual rent steps through September 30, 2021.

(3)	Accelerated occupancy as of September 1, 2020 per the underwritten rent roll and appraisal as described under “—Appraisal” below.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: USAA PLANO

■	Appraisal. According to the appraisal, the USAA Plano Property had an “As-Is” appraised value of $99,200,000 as of August 2, 2020. The appraisal also provided a “Prospective Market Value Upon Stabilization” of $119,900,000 as of January 1, 2022, which value assumes that (i) the USAA occupies 100.0% of the USAA Plano Property, (ii) all tenant improvements have been completed and (iii) USAA pays full rent. The appraisal also provided a “Hypothetical Market Value - Accelerated Occupancy” of $119,900,000 as of August 2, 2020, which value assumes the contractual occupancy of USAA of the entire USAA Plano Property occurs as of the date of the valuation in August 2020, which is contrary to the actual lease terms as described under “—The Mortgage Property” above. Thus, this premise reflects a hypothetical condition. The appraisal also provided a “Hypothetical Market Value Go Dark” of $67,200,000 as of August 2, 2020, which results in an loan-to-value ratio of 94.6%.
Location	Appraisal Approach	Value[1]	Discount Rate	Capitalization Rate[2]
Plano, Texas	Direct Capitalization Approach	$117,000,000	N/A	5.25%

(1)	Represents the rounded as-stabilized value derived from the direct capitalization method.
(2)	Represents the terminal cap rate derived from the direct capitalization method.

■	Environmental Matters. According to a Phase I environmental report, dated August 10, 2020, there are no recognized environmental conditions or recommendations for further action at the USAA Plano Property.
■	COVID-19 Update. As of September 1, 2020 the USAA Plano Property is open and 98% of USAA’s employees across the company are working from home. USAA has executed a lease for 100.0% of the USAA Plano Property, commencing in phases. The Phase I space (floors 2 and 3) of 125,000 SF had a commencement date of January 2020. This space is subject to a 9-month free rent period, and USAA is expected to commence paying rent on this space in October 2020. USAA is expected to take occupancy of the Phase II (floor 1) and Phase III (floor 4) space in July and September 2021. We cannot assure you that USAA will execute take possession of or begin paying rent on its space as expected or at all. As of September 1, 2020, USAA Plano Loan is not subject to any modification or forbearance requests.
■	Market Overview and Competition. The USAA Plano Property is located in the Upper Tollway/West Plano submarket and approximately 20 miles north of downtown Dallas, Texas. According to residential development projections by the city’s planning department, population is projected to grow to 310,000 by 2040. According to the U.S. Census Bureau, the median household income of Plano is $88,578. The four largest job industries are management and business, sales and office, and service industries. The unemployment rate in Plano for fiscal year 2019 remained at 3.0%. Upper Tollway/West Plano serves as a corporate hub for Toyota's North American headquarters and is a regional location for Liberty Mutual, AmerisourceBergen, JPMorgan Chase, and USAA. Companies located here have access to a deep and well-educated labor pool. According to the U.S. Census Bureau, 58% of Plano residents have a bachelor’s degree or higher.

■	The Borrower. The borrower is US2A Property LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the USAA Plano Loan. The non-recourse carveout guarantor under the USAA Plano Loan is USRA Net Lease III Capital Corp., provided that it is controlled by USRA Institutional Net Lease Fund III, LLC (“USRA”).

The borrower sponsor is USRA, which was founded in 1989 and is a single-tenant real estate and asset management firm. As of August 2020, USRA’s current portfolio exceeds $3 billion of investments, including assets for USRA’s own account, institutional investors, corporate clients, and private families. USRA’s principals have acquired more than $3 billion of single-tenant assets ranging from individual properties to large portfolios involving numerous properties leased to a single tenant. USRA owns or manages over 1,500 net leased properties across almost every state. As of March 31, 2020, USRA Net Lease III Capital Corp had a net worth of approximately $167.8 million, and liquidity of approximately $175.9 million, inclusive of approximately $168.0 million of uncalled capital. Total capital commitments to the fund (called plus uncalled) equal $348.6 million. The fund is closed-end, and the fundraising period ended in 2017.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: USAA PLANO

■	Escrows. At origination, the borrower funded (i) an unfunded obligations reserve, covering gap rent, free rent and tenant improvements in connection with the USAA Lease, in an amount equal to $9,410,364 and (ii) an nThrive lease letter of credit, covering the aggregate amount of all rent remaining due under the nThrive lease, in an amount equal to $3,983,876.

Provided no USAA Plano Loan Combination event of default is continuing, on each due date, the borrower is required to fund a tax and insurance reserve in an amount equal to one-twelfth of the taxes and insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months, unless (i) in the case of taxes, the USAA is paying or contesting the taxes, and (ii) in the case of insurance premiums, the USAA, the borrower or the guarantor is paying the insurance premiums.

On each due date during a USAA Plano Trigger Period (as defined below), the borrower is required to fund (i) a tenant improvement and leasing commission reserve in an amount equal to $28,827.63 and (ii) a capital expenditure reserve in the amount equal to $4,804.60.

“USAA Plano Trigger Period” means, at any time prior to the ARD, (a) any period during the continuance of (i) an event of default by the borrower under the USAA Lease beyond any applicable grace or cure period, which (in the lender’s reasonable opinion) is reasonably expected to lead to the termination of the USAA Lease in its entirety, (ii) a bankruptcy or similar insolvency proceeding of USAA, unless the USAA Lease has been affirmed in such proceeding, or (iii) a USAA Plano Tenant Vacancy Period (as defined below), (b) the period commencing on July 31, 2030 if the USAA has not delivered written notice to exercise its renewal option under its lease prior to such date and (c) each period commencing when the net operating income (as calculated under the USAA Plano Loan Combination documents and excluding any net operating income attributable to the nThrive lease), determined as of the first day of any fiscal quarter, is less than $5,084,962.65, and ending when the net operating income (as calculated under the loan documents and excluding any net operating income attributable to the nThrive lease), determined as of the first day of each of two consecutive fiscal quarters, is at least $5,084,962.65, or (d) each period commencing upon the borrower’s failure to deliver required annual, quarterly or monthly financial reports and ending when such reports are delivered and indicate that no other USAA Plano Trigger Period is ongoing.

“USAA Plano Tenant Vacancy Period” means any period (a) during the continuance of which (i) 50% or more of the leasable square footage at the USAA Plano Property is vacant or is no longer occupied by USAA or (ii) 50% or more of the leasable square footage is not in regular ongoing use pursuant to the USAA Lease, as reasonably determined by the lender, in each case under clauses (i) and (ii), for more than (x) 90 consecutive days or (y) 150 days in any 12 month period (other than (A) a temporary vacancy for permitted repair, restorations or alterations (including initial tenant improvements to be performed by the USAA pursuant to the terms of the USAA Lease), (B) space that is subleased to an investment grade tenant that is in occupancy and open for business, subject to each of (A) and (D) of this clause, (C) on or before January 2022, space demised under the nThrive lease that becomes vacant or that is no longer in regular ongoing use in the ordinary course prior to the occupancy of such space by USAA, or (D) a temporary vacancy occurring prior to January 2022 as a result of closures mandated in connection with the COVID-19 pandemic) and (b)(i) during the continuance of which USAA is downgraded to below investment grade by at least two of Moody’s, Fitch and S&P (or one of those rating agencies if USAA is only rated by one or two of those rating agencies), or (ii) if USAA is not rated by Moody’s, Fitch or S&P, commencing when the ratio of USAA’s total debt to EBITDA (as calculated under the loan documents), determined as of the first day of any fiscal quarter, is greater than 4.0 to 1, and ending when USAA’s total debt to EBITDA (as calculated under the loan documents), determined as of the first day of each of two consecutive fiscal quarters, is 4.0 to 1 or less.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: USAA PLANO

■	Lockbox and Cash Management. The USAA Plano Loan Combination is structured with a hard lockbox and in place cash management. The borrower was required to deliver a tenant direction letter instructing the USAA and nThrive to deposit rents into a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the USAA Plano Property and all other money received by the borrower or the property manager with respect to the USAA Plano Property (other than tenant security deposits) to be deposited into such lockbox account or a lender-controlled cash management account within one business day following receipt. On each business day, all funds in the lockbox account are required to be swept into the cash management account.

For so long as no USAA Plano Trigger Period, ARD Period or event of default under the USAA Plano Loan Combination documents is continuing, all amounts in the cash management account in excess of the aggregate amount required to be paid to or reserved with the lender on the next monthly due date are required to be swept into a borrower- controlled operating account on each business day. During the continuance of a USAA Plano Trigger Period or, at the lender’s discretion, during an event of default under the USAA Plano Loan Combination documents, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to (i) be remitted into the borrower-controlled operating account (and the borrower will be entitled to distribute the same to its equityholders) if (a) no event of default under the USAA Plano Loan Combination documents is continuing, (b) USAA Plano Trigger Period is continuing solely as a result of a USAA Plano Tenant Vacancy Period, (c) USAA is timely paying all rent under its lease, and (d) the amount in the tenant improvement and leasing commission reserve and the excess cash flow reserve is equal to or greater than an amount equal to (x) $30.00 multiplied by (y) the number of square feet demised under the USAA Lease that is no longer in regular use, has been vacated or for which USAA ceases to occupy, or (ii) otherwise, be reserved as additional collateral for the USAA Plano Loan Combination documents. Additionally, during the continuance of an event of default under the USAA Plano Loan Combination, the lender may apply funds on deposit in the cash management account in such order of priority as it may determine.

During the ARD Period, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses will be required to be applied to the prepayment of the outstanding principal balance of the USAA Plano Loan.

■	Property Management. The USAA Plano Property is currently managed by USAA. Under the USAA Plano Loan documents, the USAA Plano Property is required to be managed by USAA, any other management company approved by the lender or a property manager engaged by USAA pursuant to its lease. The lender has the right to replace, or to require the borrower to replace, the property manager with a property manager selected by the borrower (or selected by the lender in the event of an event of default under the USAA Plano Loan or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction), subject to the lender’s reasonable approval (i) during the continuance of an event of default under the USAA Plano Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under any management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.
■	Current Mezzanine or Subordinate Secured Indebtedness. None.
■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.
■	Release of Collateral. Not permitted.
■	Terrorism Insurance. The borrower, the guarantor or USAA is required to maintain terrorism insurance in an amount equal to the full replacement cost of the USAA Plano Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #11: PROSPER PORTFOLIO

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties		13	Loan Seller		GACC
Location (City/State)(1)		Various / Various	Cut-off Date Balance		$37,300,000
Property Type(1)		Office	Cut-off Date Balance per SF(5)		$196.64
Size (SF)		189,683	Percentage of Initial Pool Balance		3.4%
Total Occupancy(2)		100.0%	Number of Related Mortgage Loans		None
Owned Occupancy(2)		100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation(1)		Various / Various	Mortgage Rate		3.44400%
Appraised Value(1)(3)		$62,343,750	Original Term to Maturity (Months)		120
Appraisal Date(3)		7/15/2020	Original Amortization Term (Months)		NAP
Borrower Sponsors(4)		Jay B. Levy and Rex K. Reynolds	Original Interest Only Period (Months)		120
Property Management		L & R Property Management, LLC	First Payment Date		10/6/2020
			Maturity Date		9/6/2030

Underwritten Revenues		$4,141,728
Underwritten Expenses		$654,896	Escrows
Underwritten Net Operating Income (NOI)		$3,486,832		Upfront	Monthly
Underwritten Net Cash Flow (NCF)		$3,261,109	Taxes(6)	$59,843	$22,546
Cut-off Date LTV Ratio(5)		59.8%	Insurance	$0	$0
Maturity Date LTV Ratio(5)		59.8%	Replacement(7)	$0	$3,003
DSCR Based on Underwritten NOI / NCF(5)		2.68x / 2.50x	TI/LC(8)	$0	$15,807
Debt Yield Based on Underwritten NOI / NCF(5)		9.3% / 8.7%	Other(9)	$88,562	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination	$37,300,000	100.0%	Loan Payoff	$29,948,832	80.3%
			Acquisition Price	5,833,989	15.6
			Closing Costs	1,222,009	3.3
			Reserves	148,406	0.4
			Return of Equity	146,764	0.4
Total Sources	$37,300,000	100.0%	Total Uses	$37,300,000	100.0%

(1)	See the “Prosper Portfolio Summary” chart below for the Location (City/State), Property Type, Year Built / Latest Renovation and Appraised Values of the individual Prosper Portfolio properties.

(2)	Total Occupancy and Owned Occupancy are as of September 6, 2020 and August 12, 2020.

(3)	On a portfolio basis, the Prosper Portfolio properties have an aggregate "as portfolio" appraised value of $62,343,750. On a stand-alone basis, the 13 Prosper Portfolio properties have an aggregate "As Is" appraised value of $59,375,000. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio based on the aggregate stand-alone "As Is" appraised value of $59,375,000 are 62.8% and 62.8%, respectively.

(4)	The guarantors for the Prosper Portfolio loan combination are Jay B. Levy and Rex K. Reynolds.

(5)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Prosper Portfolio loan combination.

(6)	The borrowers are not required to make monthly payments to the tax reserve with respect to the tenants paying taxes directly to the taxing authority.

(7)	The Replacement reserve is required to be funded monthly at the amount of $0.19/SF per annum.

(8)	The TI/LC reserve cap ($570,000) is subject to a minimum debt yield of 8.0%. The ongoing reserve is equal to $1.00/SF per annum.

(9)	Other Upfront reserves consists of $77,187.50 for immediate repairs and $11,374.89 for common charges account.

The following table presents certain information relating to the individual Prosper Portfolio properties:

Prosper Portfolio Summary

Property Name	City	State	Property Type	Year Built/ Renovated	Net Rentable Area (SF)	Occupancy	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Appraised Value(1)	% of UW Rent
2400 Freeman Mill Road	Greensboro	North Carolina	Office	2003/NAP	36,939	100.0%	$4,114,779	11.0%	$6,550,000	11.8%
3135 Springbank Lane	Charlotte	North Carolina	Office	2000/NAP	16,117	100.0%	3,423,747	9.2%	5,450,000	9.9%
1084 Vinehaven Drive Northeast	Concord	North Carolina	Office	2005/NAP	15,036	100.0%	3,046,821	8.2%	4,850,000	8.1%
3700 Northwest Cary Parkway	Cary	North Carolina	Office	1999/2012	17,330	100.0%	4,774,400	12.8%	7,600,000	12.6%
822 Broad Street	Kingsport	Tennessee	Office	1985/NAP	8,615	100.0%	1,225,011	3.3%	1,950,000	3.5%
3812 North Elm Street	Greensboro	North Carolina	Office	2002/NAP	17,156	100.0%	6,250,695	16.8%	9,950,000	15.8%
2915 Lyndhurst Avenue	Winston-Salem	North Carolina	Office	1980/NAP	8,187	100.0%	1,287,832	3.5%	2,050,000	3.5%
1795 Devinney Road	York	South Carolina	Office	2008/2016	5,280	100.0%	1,319,242	3.5%	2,100,000	3.9%
8757 Red Oak Boulevard	Charlotte	North Carolina	Office	1982/2016	36,946	100.0%	4,460,295	12.0%	7,100,000	11.5%
224, 226 & 228 Riverstone Drive	Canton	Georgia	Office	2004/2019	9,625	100.0%	2,135,916	5.7%	3,400,000	6.3%
10 Eastbrook Bend	Peachtree City	Georgia	Office	1986/2005	5,860	100.0%	1,444,884	3.9%	2,300,000	4.0%
5301 U.S. 321	Gaston	South Carolina	Office	2019/NAP	7,355	100.0%	1,853,221	5.0%	2,950,000	4.4%
125 Kinard Street	Orangeburg	South Carolina	Office	2018/NAP	5,237	100.0%	1,963,158	5.3%	3,125,000	4.8%
Total/Weighted Average					189,683	100.0%	$37,300,000	100.0%	$59,375,000	100.0%

(1)	On a portfolio basis, the Prosper Portfolio properties have an aggregate "as portfolio" appraised value of $62,343,750. On a stand-alone basis, the 13 Prosper Portfolio properties have an aggregate "As Is" appraised value of $59,375,000. The Cut-off Date LTV Ratio and the LTV Ratio at Maturity based on the aggregate stand-alone "As Is" appraised value of $59,375,000 are 62.8% and 62.8%, respectively.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #11: PROSPER PORTFOLIO

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the Prosper Portfolio properties:

Ten Largest Owned Tenants Based on Net Rentable Square Feet(1)

Property Name	Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
8757 Red Oak Boulevard	Technology Partners Inc(3)	NR / NR / NR	36,946	19.5%	$449,101	11.5%	$12.16	6/30/2030	2, 5-year options
2400 Freeman Mill Road	Crumley Roberts LLP	NR / NR / NR	36,939	19.5	461,553	11.8	$12.49	1/31/2027	NAP
3812 North Elm Street	Greensboro Specialty Surgery Center	NR / NR / NR	17,156	9.0	620,492	15.8	$36.17	7/31/2036	2, 5-year options
1084 Vinehaven Drive Northeast	Carolina Urology Partners PLLC	NR / NR / NR	15,036	7.9	318,362	8.1	$21.17	7/18/2027	2, 5-year options
3700 Northwest Cary Parkway	Private Diagnostic Clinic, PLLC(4)	AA / Aa2 / AA	12,954	6.8	353,020	9.0	$27.25	10/4/2026	2, 5-year options
Various(5)	Fresenius Medical Care(5)	BBB- / Baa3 / BBB	12,592	6.6	361,183	9.2	$28.68	Various	3, 5-year options
Various(6)	Novant Medical Group, Inc. (6)	AA- / Aa3 / AA-	12,223	6.4	237,857	6.1	$19.46	Various	Various(6)
224, 226 & 228 Riverstone Drive	Northside Hospital, Inc.(7)	NR / NR / NR	9,625	5.1	248,663	6.3	$25.84	Various	2, 5-year options
5301 U.S. 321	Mountain State Properties (Ballad Health)	NR / NR / A-	8,615	4.5	136,856	3.5	$15.89	6/30/2026	1, 5-year option
10 Eastbrook Bend	Outpatient Imaging, LLC	NR / NR / NR	5,860	3.1	156,247	4.0	$26.66	8/31/2030	NAP
	Ten Largest Owned Tenants		167,946	88.5%	$3,343,336	85.2%	$19.91
	Remaining Owned Tenants		21,737	11.5%	578,570	14.8%	$26.62
	Vacant		0	0.0%	0
	Total / Wtd. Avg. All Owned Tenants		189,683	100.0%	$3,921,906

(1)	Based on the underwritten rent rolls dated September 6, 2020 and August 12, 2020.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	The tenant signed a 10-year lease extension, which represents a lease expiration date of June 2030. The tenant is subleasing 8,700 square feet of the 36,946 square feet of the building to Brock & Scott PLLC. The original term of the sublease expired in June 2020, and was extended through December 2025. The prime lease was extended for 10 years in 2020 with the sublease already in place. One of the guarantors, Dr. Jay B. Levy, owns a 4% interest in the tenant.

(4)	The tenant has a termination option allowing the tenant to terminate the lease in the event that one of the doctors leaves the practice; however, upon the borrower’s acquisition of the property, the doctors of the practice signed a personal guaranty of the lease payments in the event that the tenant exercises the option.

(5)	Fresenius Medical Care has various lease expiration dates (i) 5,237 SF at 125 Kinard Street with a lease expiration date of February 28, 2033 and (ii) 7,355 SF at 5301 U.S. 321 with a lease expiration date of June 30, 2034.

(6)	Novant Medical Group, Inc. has various lease expiration dates and renewal / extension options: (i) 4,036 SF at 3135 Springbank Lane with a lease expiration date of September 30, 2022 and 2, 3-year options, and (ii) 8,187 SF at 2915 Lyndhurst Avenue with a lease expiration date of September 30, 2025 and 2, 5-year options.

(7)	Northside Hospital, Inc. has various lease expiration dates: (i) 2,500 SF with a lease expiration date of April 30, 2024 and (ii) 7,125 SF with a lease expiration date of September 30, 2026.

The following table presents certain information relating to the lease rollover schedule at the Prosper Portfolio properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
2020	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0%	0.0%	0	0.0	$0.00	0
2022	8,237	4.3%	4.3%	213,972	5.5	$25.98	3
2023	7,280	3.8%	8.2%	223,232	5.7	$30.66	2
2024	4,876	2.6%	10.8%	115,158	2.9	$23.62	2
2025	8,187	4.3%	15.1%	137,620	3.5	$16.81	1
2026	31,206	16.5%	31.5%	751,671	19.2	$24.09	4
2027	51,975	27.4%	58.9%	779,915	19.9	$15.01	2
2028	0	0.0%	58.9%	0	0.0	$0.00	0
2029	0	0.0%	58.9%	0	0.0	$0.00	0
2030 & Thereafter	77,922	41.1%	100.0%	1,700,337	43.4	$21.82	7
Vacant	0	0.0%	0.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	189,683	100.0%	100.0%	$3,921,906	100.0%	$20.68	21

(1)	Based on the underwritten rent rolls dated August 12, 2020 and September 6, 2020.

(2)	Calculated based on the approximate SF occupied by each collateral tenant.

(3)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #11: PROSPER PORTFOLIO

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Prosper Portfolio properties:

Cash Flow Analysis(1)(2)

	2019	YTD Ann. 5/31/2020	Underwritten	Underwritten $per SF
Total Minimum/Base Rent	$3,762,190	$3,910,300	$3,921,906	$20.68
Step Rent	0	0	81,378	$0.43
Gross Potential Rent	$3,762,190	$3,910,300	$4,003,284	$21.11
Total Recoveries	375,784	293,982	532,189	$2.81
Other Income	0	0	0	$0.00
Total Gross Income	$4,137,974	$4,204,282	$4,535,473	$23.91
(Vacancy & Credit Loss)	0	0	(393,745)	($2.08)
Effective Gross Income	$4,137,974	$4,204,282	$4,141,728	$21.83

Real Estate Taxes	195,286	81,023	278,912	$1.47
Insurance	34,926	22,033	29,447	$0.16
Total Fixed Expenses	$230,212	$103,057	$308,359	$1.63
Management Fee	42,015	25,710	124,252	$0.66
General & Administrative	8,479	9,811	8,459	$0.04
Utilities	31,658	31,771	33,895	$0.18
Repair & Maintenance	160,420	179,074	177,884	$0.94
Misc.	0	0	2,047	$0.01
Total Variable Expenses	$245,612	$249,245	$346,537	$1.83
Total Expenses	$475,824	$352,302	$654,896	$3.45

Net Operating Income	$3,662,151	$3,851,980	$3,486,832	18.38
Replacement Reserves	0	0	36,040	$0.19
TI/LC	0	0	189,683	$1.00
Net Cash Flow	$3,662,151	$3,851,980	$3,261,109	$17.19

Occupancy(3)	100.0%	100.0%	91.3%
NOI Debt Yield	9.8%	10.3%	9.3%
NCF DSCR	2.81x	2.96x	2.50x

(1)	The 2018 cash flow is excluded from the analysis because the 2018 statements are unavailable for the 1795 Devinney Road, 224, 226 & 228 Riverstone Drive, 3812 North Elm Street, 125 Kinard Street and 5301 U.S. 321 properties.

(2)	Based on the underwritten rent rolls dated August 12, 2020 and September 6, 2020.

(3)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #12: BRIDGEWATER PLACE

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		GACC
Location (City/State)	Grand Rapids, Michigan		Cut-off Date Balance		$37,270,000
Property Type	Office		Cut-off Date Balance per SF		$105.48
Size (SF)	353,353		Percentage of Initial Pool Balance		3.4%
Total Occupancy as of 8/20/2020	90.0%		Number of Related Mortgage Loans		None
Owned Occupancy as of 8/20/2020	90.0%		Type of Security		Fee Simple
Year Built / Latest Renovation	1991 / NAP		Mortgage Rate		3.89000%
Appraised Value	$63,600,000		Original Term to Maturity (Months)		60
Appraisal Date	7/9/2020		Original Amortization Term (Months)		NAP
Borrower Sponsor	Hertz Group Realty Operating Partnership, LP		Original Interest Only Period (Months)		60
Property Management	Hertz Investment Group, LLC		First Payment Date		10/6/2020
			Maturity Date		9/6/2025

Underwritten Revenues	$7,403,033
Underwritten Expenses	$2,675,882		Escrows
Underwritten Net Operating Income (NOI)	$4,727,152			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,108,784		Taxes	$148,651	$67,981
Cut-off Date LTV Ratio	58.6%		Insurance	$0	$0
Maturity Date LTV Ratio	58.6%		Replacement Reserve	$0	$7,362
DSCR Based on Underwritten NOI / NCF	3.22x / 2.80x		TI/LC	$0	$44,169
Debt Yield Based on Underwritten NOI / NCF	12.7% / 11.0%		Other(1)(2)	$1,898,029	$95,700

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$37,270,000	100.0%	Loan Payoff(3)	$32,567,477	87.4%
			Reserves	2,046,680	5.5
			Principal Equity Distribution	1,578,177	4.2
			Closing Costs	1,077,666	2.9
Total Sources	$37,270,000	100.0%	Total Uses	$37,270,000	100.0%

(1)	Upfront Other Escrows includes (i) $833,386 into a renovation reserve related to an elective capital improvement project mostly comprised of elevator modernization, (ii) $734,970 equal to six months of debt service into a debt service reserve and (iii) $329,673 related to outstanding free rent and TI/LCs into an unfunded obligations reserve. Funds in the debt service reserve account may be released to the borrower no earlier than 12 months from loan origination upon the satisfaction of certain conditions set forth in the Bridgewater Place loan documents.

(2)	Monthly Other Escrows represents $95,700 monthly beginning with the monthly payment date in October 2020 through and including the earlier to occur of (i) (1) the date that (a) the Varnum lease is extended pursuant to the renewal option set forth in such lease, (b) the Varnum lease is extended for the entirety of its space for a period of no less than three years beyond the stated maturity date pursuant to a modification of the Varnum lease approved by the lender or (c) the entire space demised pursuant to the Varnum lease is leased pursuant to a combination of (x) one or more replacement leases entered into in accordance with the terms of the Bridgewater Place loan documents, each of which has a lease expiration date no earlier than three years beyond the stated maturity date and (y) an extension of the Varnum lease for a portion of its space (i.e. the portion not covered by the foregoing clause (i)(1)(c)(x)) for a period of no less than three years beyond the stated maturity date pursuant to a modification of the Varnum lease approved by the lender and (2) each such tenant under the foregoing lease(s) has, among other things, taken occupancy and commenced paying full contractual rent under the applicable lease(s) and any initial free rent period or period of partial rent abatements has expired or, alternatively, sufficient funds are on deposit in the Varnum rollover account and, to the extent applicable, the lease sweep account (and the borrower requests that the lender retain the same for said purpose) to account for all remaining scheduled free rent periods or rent abatements (it being understood that the borrower is to be permitted to make a voluntary deposit into the Varnum rollover account or lease sweep account (as applicable) to the extent there are not sufficient funds on deposit to satisfy this clause (i)(2)), and (ii) the monthly payment date in January 2022. Upon the execution of a Varnum lease renewal and/or replacement in accordance with the terms of the Bridgewater Place loan documents, any funds in this reserve in excess of amounts used for approved leasing expenses with respect to such renewal and/or replacement are required to be released into the ongoing TI/LC Reserve. At loan origination, Hertz Group Realty Operating Partnership, LP (i.e. the non-recourse carveout guarantor), provided an additional $2.25 million principal guaranty. The guaranty will be reduced to $1.5 million once the borrower executes an acceptable Varnum lease renewal and/or replacement in accordance with the terms of the Bridgewater Place loan documents and will reduce to $0 upon the borrower executing both (i) an acceptable Varnum lease renewal and/or replacement in accordance with the terms of the Bridgewater Place loan documents and (ii) an acceptable Spectrum Health lease renewal and/or replacement in accordance with the terms of the Bridgewater Place loan documents.

(3)	The Bridgewater Place loan refinanced a previous mortgage loan (the “Prior Loan”) securitized in the JPMBB 2015-C31 securitization trust transaction with an outstanding principal amount of approximately $32,914,594 as of the origination date of the Bridgewater Place loan, which had a maturity date of June 1, 2020. The borrower was unable to refinance the Prior Loan by such maturity date, and the Prior Loan was transferred to the special servicer, and a modification was entered into extending the maturity date of the prior loan to December 1, 2020. The Bridgewater Place loan repaid the Prior Loan in full.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #12: BRIDGEWATER PLACE

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the Bridgewater Place property (the “Bridgewater Place Property”):

Ten Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Spectrum Health	NR / Aa3 / AA	70,062	19.8%	$1,406,679	23.3%	$20.08	2/29/2024	2, 5-year options
Varnum(2)	NR / NR / NR	86,397	24.5	1,375,281	22.8	$15.92	2/28/2023	2, 5-year options
New York Life	AA+ / Aaa / AA+	20,064	5.7	554,569	9.2	$27.64	5/31/2024	1, 5-year option
Colliers International(3)	NR / NR / NR	17,598	5.0	364,031	6.0	$20.69	10/31/2026	1, 5-year option
USI	NR / NR / NR	14,980	4.2	300,798	5.0	$20.08	3/31/2022	3, 5-year options
Robert W Baird & Co.	NR / NR / NR	11,862	3.4	261,713	4.3	$22.06	6/30/2023	None
Plunkett & Cooney	NR / NR / NR	11,002	3.1	217,290	3.6	$19.75	1/31/2024	None
Willis Towers Watson Midwest Inc	NR / NR / NR	8,779	2.5	190,943	3.2	$21.75	9/30/2023	1, 5-year option
MPIE	NR / NR / NR	7,949	2.2	168,916	2.8	$21.25	11/30/2028	2, 5-year options
Kreis Enderle Hudgins & Borsos PC(4)	NR / NR / NR	8,010	2.3	158,198	2.6	$19.75	1/31/2031	2, 3-year options
Ten Largest Tenants		256,703	72.6%	$4,998,417	82.8%	$19.47
Remaining Owned Tenants		61,401	17.4	1,035,774	17.2	$16.87
Vacant Spaces (Owned Space)		35,249	10.0	NAP	NAP	NAP
Totals / Wtd. Avg. Tenants		353,353	100.0%	$6,034,192	100.0%	$18.97

(1)	Certain ratings are those of the parent company whether or not the parent or government guarantees the lease.

(2)	Varnum has the right to terminate its lease with respect to the 13th floor (17,598 SF) of the building at any time by providing 12 months’ prior written notice.

(3)	Colliers International has a termination option and a contraction option. In the event that (i) the leasing contract between the landlord and Colliers International is terminated due to (A) (x) a sale or condemnation of the property, or total or partial destruction of the property, or (y) a petition in bankruptcy being filed by or against landlord or Colliers International or if either landlord or Colliers International is required to make an assignment for the benefit of creditors or take advantage of any insolvency act, or (B) if landlord terminates such leasing contract upon 30 days’ prior written notice to Colliers International, or (ii) Colliers International is no longer the exclusive leasing agent for the building, Colliers International has the right to immediately (within five business days) terminate the lease upon written notice to the landlord. Furthermore, Colliers International has the option to terminate its lease as to up to 4,400 SF of their premises, which portion is subject to the landlord’s prior approval in the landlord’s sole but good faith judgment, as of the last day of the 84th calendar month of the term of its lease (October 2022) with 270 days’ notice.

(4)	Kreis Enderle Hudgins & Borsos PC is entitled to outstanding free rent in an amount of $52,732.52 which applies for four months beginning on and including the monthly payment date occurring in October 2020 at a rate of $13,183.13 per month.

The following table presents certain information relating to the lease rollover schedule at the Bridgewater Place Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	1,903	0.5%	0.5%	$38,383	0.6%	$20.17	4
2020	0	0.0%	0.5%	0	0.0	$0.00	0
2021	2,031	0.6%	1.1%	38,476	0.6	$18.94	2
2022	19,512	5.5%	6.6%	398,604	6.6	$20.43	4
2023	118,696	33.6%	40.2%	2,036,413	33.7	$17.16	11
2024	110,908	31.4%	71.6%	2,376,506	39.4	$21.43	13
2025	16,960	4.8%	76.4%	347,956	5.8	$20.52	3
2026	17,598	5.0%	81.4%	364,031	6.0	$20.69	1
2027	0	0.0%	81.4%	0	0.0	$0.00	0
2028	7,949	2.2%	83.6%	168,916	2.8	$21.25	1
2029	5,403	1.5%	85.2%	106,709	1.8	$19.75	1
2030	9,134	2.6%	87.8%	0	0.0	$0.00	3
2031 & Thereafter	8,010	2.3%	90.0%	158,198	2.6	$19.75	1
Vacant	35,249	10.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	353,353	100.0%		$6,034,192	100.0%	$18.97	44

(3)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents certain information relating to historical leasing at the Bridgewater Place Property:

Historical Leased %(1)

2017	2018	2019	As of 8/20/2020(2)
82.3%	83.7%	87.7%	90.0%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated August 20, 2020

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #12: BRIDGEWATER PLACE

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Bridgewater Place Property:

Cash Flow Analysis(1)

	2017	2018	2019	TTM 5/31/2020	Underwritten	Underwritten $ per SF
Base Rental Revenue	$5,043,269	$5,343,966	$5,693,419	$5,796,639	$6,034,192	$17.08
Credit Tenant Rent Steps(2)	0	0	0	0	44,522	$0.13
Rent Steps(3)	0	0	0	0	130,137	$0.37
Value of Vacant Space	0	0	0	0	810,727	$2.29
Total Reimbursements	45,324	37,446	44,089	44,235	44,235	$0.13
Other Income	1,202,867	1,144,410	1,196,980	1,161,780	1,161,780	$3.29
Gross Revenue	6,291,460	6,525,822	6,934,488	7,002,654	8,225,593	$23.28
Vacancy/Credit Loss	0	0	0	0	(822,559)	($2.33)
Effective Gross Revenue	$6,291,460	$6,525,822	$6,934,488	$7,002,654	$7,403,033	$20.95

Real Estate Taxes	741,521	745,684	768,448	778,695	803,352	$2.27
Insurance	70,542	56,293	57,959	58,254	70,667	$0.20
Management Fee	326,240	345,103	358,752	366,653	222,091	$0.63
Other Operating Expenses	1,464,354	1,571,521	1,648,525	1,579,772	1,579,772	$4.47
Total Operating Expenses	$2,602,657	$2,718,601	$2,833,684	$2,783,374	$2,675,882	$7.57

Net Operating Income	$3,688,803	$3,807,221	$4,100,804	$4,219,280	$4,727,152	$13.38
TI/LC	0	0	0	0	530,030	$1.50
Replacement Reserves	0	0	0	0	88,338	$0.25
Net Cash Flow	$3,688,803	$3,807,221	$4,100,804	$4,219,280	$4,108,784	$11.63

Occupancy(4)	82.3%	83.7%	87.7%	90.0%	90.0%
NOI Debt Yield	9.9%	10.2%	11.0%	11.3%	12.7%
NCF DSCR	2.51x	2.59x	2.79x	2.87x	2.80x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items are not considered for the underwritten cash flow.

(2)	Includes straight line rent steps for investment grade tenants through the earlier to occur of lease expiration or loan maturity.

(3)	Includes contractual rent steps through October 2021.

(4)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

(THIS PAGE INTENTIONALLY LEFT BLANK)

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #13: BREWERY PARK

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties(1)	2		Loan Seller		JPMCB
Location (City/State)	Detroit, Michigan		Cut-off Date Balance		$30,500,000
Property Type	Office		Cut-off Date Balance per SF		$83.18
Size (SF)(1)	366,669		Percentage of Initial Pool Balance		2.7%
Total Occupancy as of 8/31/2020	83.6%		Number of Related Mortgage Loans		None
Owned Occupancy as of 8/31/2020	83.6%		Type of Security		Fee Simple
Year Built / Latest Renovation(1)	Various / NAP		Mortgage Rate		4.03500%
Appraised Value	$44,010,000		Original Term to Maturity (Months)		120
Appraisal Date	3/31/2020		Original Amortization Term (Months)		360
Borrower Sponsor	Crain Communications Inc.		Original Interest Only Term (Months)	NAP
Property Management	Crain Communications, Inc.		First Payment Date	10/1/2020
			Maturity Date	9/1/2030

Underwritten Revenues	$7,180,100
Underwritten Expenses	$3,545,563			Escrows
Underwritten Net Operating Income (NOI)	$3,634,538			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,023,200		Taxes	$183,213	$74,004
Cut-off Date LTV Ratio	69.3%		Insurance	$0	$0
Maturity Date LTV Ratio	55.1%		Replacement Reserve(2)	$100	$11,307
DSCR Based on Underwritten NOI / NCF	2.07x / 1.72x		TI/LC(2)	$2,356,140	$30,588
Debt Yield Based on Underwritten NOI / NCF	11.9% / 9.9%		Other(3)	$2,592,767	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$30,500,000	100.0%	Fund Pension Obligations	$23,776,391	78.0%
			Upfront Reserves	5,132,220	16.8
			Principal Equity Distribution	1,259,101	4.1
			Closing Costs	332,289	1.1
Total Sources	$30,500,000	100.0%	Total Uses	$30,500,000	100.0%

(1)	The Brewery Park properties include the Phase I building, which is 142,747 SF and the Phase II building, which is 223,922 SF. The Phase I and Phase II buildings were constructed in 1987 and 1989, respectively.

(2)	The Replacement Reserve is subject to a cap of $407,040 and the TI/LC Escrow is subject to a cap of $4,548,225.
(3)	Upfront Other Escrows consist of (i) $1,824,160 for an outstanding TI reserve (ii) $438,683 for a debt service reserve and (Iii) $329,923.50 for a free rent reserve.

■	The Mortgaged Properties. As of August 31, 2020, the Brewery Park properties have remained open; however, many office tenants have chosen to work remotely. Based on the underwritten rent roll as of August 31, 2020, the Brewery Park properties were approximately 83.6% occupied. For May, June, July and August of 2020, tenants representing approximately 100.0% of occupied net rentable area, have paid rent in-full, with the borrower sponsor having collected approximately 100.0% of underwritten base rent.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #13: BREWERY PARK

The following table presents certain information relating to the tenants at the Brewery Park properties:

Ten Largest Owned Tenants by Underwritten Base Rent(1)

Tenant Name	Building	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Crain Communication Inc.(4)	Both	NR/NR/NR	63,484	17.3%	$1,310,945	19.2%	$20.65	8/31/2035	Various
Alcohol, Tobacco, and Firearms (US Government)(5)	Phase II	AAA/Aaa/AA+	32,596	8.9	1,040,875	15.2	$31.93	10/31/2021	None
Garan Lucow Miller P.C.(6)	Phase II	NR/NR/NR	33,852	9.2	714,277	10.4	$21.10	6/30/2026	1, 7-year option
Detroit Area Agency on Aging(7)	Phase I	NR/NR/NR	37,616	10.3	708,012	10.3	$18.82	12/31/2028	1, 5-year option
UAW Retiree Medical Benefits Trust(8)	Phase II	NR/NR/NR	32,071	8.7	694,337	10.1	$21.65	1/31/2031	2, 5-year options
Strike Force / Charter Township of Canton(9)	Phase II	NR/NR/NR	13,965	3.8	495,758	7.2	$35.50	6/30/2028	1, 10-year option
Navy (US Government)	Phase II	AAA/Aaa/AA+	15,187	4.1	377,256	5.5	$24.84	3/31/2021	None
Girl Scouts of Southeastern MI	Phase I	NR/NR/NR	18,250	5.0	327,588	4.8	$17.95	11/30/2027	2, 5-year options
Aetna	Phase I	NR/Baa2/BBB	17,245	4.7	310,410	4.5	$18.00	1/31/2021	(10)
Leggett & Platt	Phase I	BBB/Baa2/BBB-	14,142	3.9	282,840	4.1	$20.00	11/30/2030	2, 5-year options
Ten Largest Owned Tenants			278,408	75.9%	$6,262,298	91.5%	$22.49
Remaining Tenants			28,013	7.6	582,373	8.5	$20.79
Vacant			60,248	16.4	NAP	NAP	NAP
Total / Wtd. Avg.			366,669	100.00%	$6,844,671	100.0%	$22.34

(1)	Based on the underwritten rent roll dated August 31, 2020.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF is inclusive of contractual rent steps through September 2021 totaling $74,699.

(4)	Crain Communications Inc., the borrower sponsor, leases 59,484 SF in the Phase II building with two, five-year renewal options and 4,000 SF in the Phase I building with one, five-year renewal option.

(5)	Alcohol, Tobacco, and Firearms (US Government) has the right to terminate its lease at any time with 90 days’ prior written notice.

(6)	Garan Lucow Miller P.C. has the right to terminate its lease effective June 30, 2023 with six months’ prior written notice by specifying the number of rentable square feet of the premises that the tenant desires to surrender, which must be at least 10% of the rentable square footage of the premises, and the payment of a termination fee equal to the sum of (i) the unamortized amount of, among other things, the base rent abated under the lease and the landlord’s costs for the landlord improvements provided under the lease or otherwise made at the landlord’s cost at the request of the tenant, and (ii) the landlord's costs to build a demising wall for the surrendered space and to return the surrendered space to white box condition.

(7)	Detroit Area Agency on Aging has the right to terminate its lease effective December 31, 2023, with nine months’ prior written notice and the payment of a termination fee equal to the sum of (i) the unamortized amount of, among other things, the landlord’s cost at the request of the tenant, plus (ii) six months’ base rent and additional rent under the lease at the rates applicable when the tenant provides the written notice of its intent to exercise its termination option.

(8)	UAW Retiree Medical Benefits Trust has the right to terminate its lease effective January 31, 2028 with 12 months’ prior notice and the payment of a termination fee equal to the sum of: (i) the unamortized amount of, among other things, the base rent abated under the lease, the premises improvement allowance under the lease and the landlord's costs for the premises improvements provided under the lease or otherwise made at the landlord's cost at the request of the tenant, plus (ii) five months’ base rent and additional rent at the rates applicable when the tenant provides written notice to the landlord of its intent to exercise its termination option.

(9)	Strike Force / Charter Township of Canton has the right to terminate its lease with 90 days’ prior written notice if Strike Force / Charter Township of Canton’s total funding from federal and state agencies under Southeast Michigan Strike has been reduced by more than 50% and payment of a termination fee equal to the sum of unamortized amount of (i) the landlord’s cost for premises improvement, (ii) leasing commissions, (iii) architectural fees paid for premises improvement, and (iv) the landlord’s costs to return the space to white box condition.

(10)	Aetna has two, one-year renewal options. Additionally, Aetna has two, three-year renewal options which may be exercised following the initial lease term or either of the one-year renewal options.

The following table presents certain information relating to the lease rollover schedule at the Brewery Park properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	78,538	21.4	21.4%	2,016,567	29.5	$25.68	5
2022	10,657	2.9	24.3%	205,889	3.0	$19.32	4
2023	3,846	1.0	25.4%	88,458	1.3	$23.00	1
2024	0	0.0	25.4%	0	0.0	$0.00	0
2025	0	0.0	25.4%	0	0.0	$0.00	0
2026	33,852	9.2	34.6%	714,277	10.4	$21.10	1
2027	18,250	5.0	39.6%	327,588	4.8	$17.95	1
2028	51,581	14.1	53.7%	1,203,770	17.6	$23.34	2
2029	0	0.0	53.7%	0	0.0	$0.00	0
2030	14,142	3.9	57.5%	282,840	4.1	$20.00	1
2031 and Thereafter	95,555	26.1	83.6%	2,005,282	29.3	$20.99	3
Vacant	60,248	16.4	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	366,669	100.0%		$6,844,671	100.0%	$22.34	18

(1)	Based on the underwritten rent roll dated August 31, 2020.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are inclusive of contractual rent steps through September 2021 totaling $74,699.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #13: BREWERY PARK

The following table presents certain information relating to historical leasing at the Brewery Park properties:

Historical Leased%(1)

	2017	2018	2019(2)	As of 8/31/2020(2)(3)
Brewery Park	72.0%	66.1%	73.1%	83.6%

(1)	Historical occupancies are as of December 31 of each respective year unless otherwise specified.

(2)	The increase in Occupancy As of 8/31/2020 from 2019 Occupancy was primarily attributable to two new leases executed in 2020 accounting for 12.6% of NRA and 14.3% of underwritten base rent.

(3)	Based on the underwritten rent roll dated August 31, 2020.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Brewery Park properties:

Cash Flow Analysis

	2017	2018	2019	TTM 6/30/2020	Underwritten	Underwritten $ per SF
Base Rent(1)	$6,020,600	$5,967,814	$6,468,814	$6,178,300	$6,844,670	$18.67
Vacant Income	0	0	0	0	1,285,520	3.51
Gross Potential Rent	$6,020,600	$5,967,814	$6,468,814	$6,178,300	$8,130,190	$22.17

Total Reimbursements	$0	$193,186	$170,186	$0	$335,430	$0.91
Total Other Income	379,200	105,000	109,000	461,800	0	0.00
Vacancy & Credit Loss	0	0	0	0	(1,285,520)	(3.51)
Effective Gross Income	$6,399,800	$6,266,000	$6,748,000	$6,640,100	$7,180,100	$19.58

Real Estate Taxes	$815,000	$867,000	$838,000	$1,019,000	$864,902	$2.36
Insurance	76,400	81,000	81,000	80,400	137,694	0.38
Management Fee	0	0	0	0	215,403	0.59
Other Operating Expenses	2,348,000	2,359,000	2,483,000	2,452,200	2,327,564	6.35
Total Expenses	$3,239,400	$3,307,000	$3,402,000	$3,551,600	$3,545,563	$9.67

Net Operating Income(2)	$3,160,400	$2,959,000	$3,346,000	$3,088,500	$3,634,538	$9.91
TI/LC	0	0	0	0	475,670	1.30
Capital Expenditures	0	0	0	0	135,668	0.37
Net Cash Flow	$3,160,400	$2,959,000	$3,346,000	$3,088,500	$3,023,200	$8.25

Occupancy(3)(4)	72.0%	66.1%	73.1%	83.6%	84.8%
NOI Debt Yield	10.4%	9.7%	11.0%	10.1%	11.9%
NCF DSCR	1.80x	1.69x	1.91x	1.76x	1.72x

(1)	Base Rent is inclusive of contractual rent steps through September 2021 totaling $74,699.

(2)	The increase in 2019 Net Operating Income from 2018 Net Operating Income was primarily attributable to two new leases executed in second half of 2018 and 2019 accounting for 4.5% of NRA and 8.1% of underwritten base rent. Additionally, four tenants renewed their leases in 2019 accounting for 12.4% of NRA and 12.4% of underwritten base rent

(3)	TTM 6/30/2020 Occupancy is based on the underwritten rent roll dated August 31, 2020.

(4)	Underwritten Occupancy is based on the economic occupancy.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

(THIS PAGE INTENTIONALLY LEFT BLANK)

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #14: REDMOND TOWN CENTER

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CREFI
Location (City/State)	Redmond, Washington	Cut-off Date Balance	$30,000,000
Property Type	Mixed Use (Retail/Office)	Cut-off Date Balance per SF	$262.67
Size (SF)	386,415	Percentage of Initial Pool Balance	2.7%
Total Occupancy as of 1/15/2020	92.9%	Number of Related Mortgage Loan	None
Owned Occupancy as of 1/15/2020	92.9%	Type of Security	Fee Simple
Year Built / Latest Renovation	1996, 1999, 2013 / NAP	Mortgage Rate	3.85000%
Appraised Value	$151,000,000	Original Term to Maturity (Months)	60
Appraisal Date	8/4/2020	Original Amortization Term (Months)	360
Borrower Sponsor	Fairbourne Partners, LLC	Original Interest Only Period (Months)	24
Property Management	Fairbourne Properties, LLC	First Payment Date	4/6/2020
Maturity Date	3/6/2025

Underwritten Revenues	$15,096,303
Underwritten Expenses	$4,207,821	Escrows
Underwritten Net Operating Income (NOI)	$10,888,482	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$10,193,431	Taxes	$411,531	$68,589
Cut-off Date LTV Ratio	67.2%	Insurance	$130,585	$10,045
Maturity Date LTV Ratio	63.5%	Replacement Reserve	$0	$4,830
DSCR Based on Underwritten NOI / NCF	1.91x / 1.79x	TI/LC(1)	$0	$53,090
Debt Yield Based on Underwritten NOI / NCF	10.7% / 10.0%	Other Reserve(2)	$2,809,532	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$101,500,000	68.1%	Purchase Price	$144,882,040	97.1%
Sponsor Equity	47,641,961	31.9	Upfront Reserves	$3,351,648	2.2
Closing Costs	$908,273	0.6
Total Sources	$149,141,961	100.0%	Total Uses	$149,141,961	100.0%

(1)	The Monthly TI/LC reserve is capped at $2,750,000.

(2)	The Upfront Other reserve consists of a $2,809,532 unfunded obligations reserve.

■	The Mortgaged Property. As of September 10, 2020, the Redmond Town Center property is open and operating under phase two of the King County safe start plan. Phase two of the reopening plan allows for the full operation of retail businesses and restaurants to operate at 50% capacity with no tables serving more than five people and indoor dining available only for members of the same household. The August and September debt service payments have been made. Approximately 60.9% of the anticipated July rent was collected, representing approximately 56.8% of the net rentable area. Approximately 58.1% of the anticipated August rent was collected, representing approximately 64.0% of the net rentable area. As of September 10, 2020, the Redmond Town Center mortgage loan is not subject to any modification or forbearance request.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #14: REDMOND TOWN CENTER

The following table presents certain information relating to the major tenants at the Redmond Town Center property:

Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Sales PSF	Occupancy Cost	Renewal / Extension Options
iPic Theaters(4)	NR / NR / NR	38,858	10.1%	$563,441	5.5%	$14.50	9/30/2025	$160	10.1%	3, 5-year options
Pediatric Associates, Inc. P.S.	NR / NR / NR	10,996	2.8	456,334	4.4	$41.50	9/30/2028	NAV	NAV	2, 5-year options
Gene Juarez Salon & Spa	NR / NR / NR	9,568	2.5	374,491	3.6	$39.14	5/31/2024	$751	7.8%	1, 5-year option
Matt's Rotisserie & Oyster Lounge	NR / NR / NR	7,731	2.0	285,140	2.8	$36.88	1/31/2023	$610	10.0%	2, 5-year options
Financial Solutions Group	NR / NR / NR	7,374	1.9	272,838	2.6	$37.00	1/31/2025	NAV	NAV	1, 5-year option
Guitar Center	NR / NR / NR	15,393	4.0	267,222	2.6	$17.36	5/31/2025	NAV	NAV	2, 5-year options
Haiku Seafood & Sushi Buffet	NR / NR / NR	11,381	2.9	258,140	2.5	$22.68	9/30/2021	$282	7.9%	None
Apex Learning, Inc(5)	NR / NR / NR	8,174	2.1	250,656	2.4	$30.67	2/28/2025	NAV	NAV	1, 5-year option
CNJSS Inc.	NR / NR / NR	6,800	1.8	231,200	2.2	$34.00	7/31/2033	$141	32.5%	1, 5-year option
JSH Properties	NR / NR / NR	6,992	1.8	209,720	2.0	$29.99	1/31/2024	NAV	NAV	1, 5-year option
Ten Largest Tenants		123,267	31.9%	$3,169,183	30.7%	$25.71
Remaining Tenants		235,594	61.0%	7,165,560	69.3	$30.41
Vacant		27,554	7.1%	0	0.0	$0.00
Total / Wtd. Avg. All Tenants		386,415	100.0%	$10,334,743	100.0%	$28.80

(1)	Based on the underwritten rent roll dated January 15, 2020.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Includes the contractual rent steps through February 1, 2021 ($291,455).

(4)	The Sales PSF for iPic Theaters is shown as sales per screen and includes income from food and beverage sales based on seven screens.

(5)	Apex Learning, Inc has one, five-year renewal option for 4,908 SF of its space.

The following table presents certain information relating to the lease rollover schedule at the Redmond Town Center property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM(4)	10,207	2.6%	2.6%	$143,500	1.4%	$14.06	4
2020	8,571	2.2	4.9%	323,778	3.1	37.78	3
2021	48,871	12.6	17.5%	1,334,986	12.9	27.32	13
2022	25,680	6.6	24.2%	782,632	7.6	30.48	11
2023	37,244	9.6	33.8%	1,263,917	12.2	33.94	15
2024	24,289	6.3	40.1%	941,221	9.1	38.75	5
2025	100,609	26.0	66.1%	2,230,543	21.6	22.17	17
2026	6,694	1.7	67.8%	73,669	0.7	11.01	2
2027	19,436	5.0	72.9%	573,398	5.5	29.50	8
2028	22,928	5.9	78.8%	844,362	8.2	36.83	7
2029	20,286	5.2	84.1%	612,501	5.9	30.19	5
2030	18,967	4.9	89.0%	510,772	4.9	26.93	6
2031 & Thereafter	15,079	3.9	92.9%	699,465	6.8	46.39	4
Vacant	27,554	7.1	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	386,415	100.0%		$10,334,743	100.0%	$28.80	100

(1)	Based on the underwritten rent roll dated January 15, 2020.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

(3)	Includes the contractual rent steps through February 1, 2021 ($291,455).

(4)	Includes RTC Storage, which accounts for 1,867 SF.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #14: REDMOND TOWN CENTER

The following table presents certain information relating to historical leasing at the Redmond Town Center property:

Historical Leased %(1)

2016	2017	2018	2019(2)	As of 1/15/2020(3)
88.2%	88.2%	89.1%	90.0%	92.9%

(1)	Historical occupancies are as of December 31 of each respective year unless otherwise specified.

(2)	Based on the TTM November 30, 2019 financials.

(3)	Based on the underwritten rent roll dated January 15, 2020.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Redmond Town Center property:

Cash Flow Analysis(1)(2)

	2016	2017	2018	TTM 11/30/2019	Underwritten(	Underwritten $ per SF
Base Rent	$8,149,147	$8,531,553	$8,889,675	$9,229,612	$10,043,287	$25.99
Contractual Rent Steps(3)	0	0	0	0	291,455	$0.75
Vacant Income(4)	0	0	0	0	913,363	$2.36
Reimbursements	3,158,939	3,314,535	3,620,778	3,756,413	3,757,556	$9.72
Other Income(5)	1,031,074	848,845	681,781	1,006,209	1,004,763	$2.60
Vacancy & Credit Loss	(65,626)	(122,637)	(246,425)	(225,456)	(914,121)	($2.37)
Effective Gross Income	$12,273,534	$12,572,296	$12,945,809	$13,766,778	$15,096,303	$39.07

Real Estate Taxes	652,324	687,723	763,440	710,059	755,515	$1.96
Insurance	64,652	60,433	66,878	72,340	114,800	$0.30
Management Fee	317,558	325,941	329,701	349,720	452,889	$1.17
Other Operating Expenses	2,884,518	2,769,609	2,754,818	2,933,251	2,884,617	$7.47
Total Operating Expenses	$3,919,053	$3,843,706	$3,914,837	$4,065,369	$4,207,821	$10.89

Net Operating Income(6)	$8,354,481	$8,728,590	$9,030,971	$9,701,409	$10,888,482	$28.18
TI/LC	0	0	0	0	637,089	$1.65
Replacement Reserves	0	0	0	0	57,962	$0.15
Net Cash Flow	$8,354,481	$8,728,590	$9,030,971	$9,701,409	$10,193,431	$26.38

Occupancy	88.2%	88.2%	89.1%	90.0%	94.0%(7)
NOI Debt Yield	8.2%	8.6%	8.9%	9.6%	10.7%
NCF DSCR	1.46x	1.53x	1.58x	1.70x	1.79x

(1)	Based on the underwritten rent roll dated January 15, 2020.

(2)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(3)	Includes the contractual rent steps through February 1, 2021 ($291,455).

(4)	Vacant Income from vacant space was underwritten based on the appraisal’s concluded market rent assumptions.

(5)	Other Income includes water and sewer reimbursements, marketing income from booth rentals, skating rink income, holiday train and Santa income, license income, special rent income, and storage income.

(6)	The increase from TTM 11/30/2019 NOI to Underwritten NOI at the Redmond Town Center property is primarily attributable to the inclusion of contractual rent steps through February 2021.

(7)	Represents an underwritten economic vacancy of 6.0%.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #15: EL SEGUNDO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties(1)	1	Loan Seller	JPMCB
Location (City/State)	El Segundo, California	Cut-off Date Balance	$30,000,000
Property Type	Office	Cut-off Date Balance per SF	$278.08
Size (SF)(1)	107,884	Percentage of Initial Pool Balance	2.7%
Total Occupancy as of 8/2/2020	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 8/2/2020	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1982 / 2005	Mortgage Rate	3.35000%
Appraised Value	$55,000,000	Original Term to Maturity (Months)(1)	121
Appraisal Date	7/13/2020	Original Amortization Term (Months)	NAP
Borrower Sponsor	Stephen M. Zotovich	Original Interest Only Term (Months) (1)	121
Property Management	Peregrine Realty Partners, Inc.	First Payment Date(1)	10/1/2020
Maturity Date	10/1/2030

Underwritten Revenues	$4,648,812
Underwritten Expenses	$1,401,724	Escrows
Underwritten Net Operating Income (NOI)	$3,247,087	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,117,626	Taxes	$136,061	$34,015
Cut-off Date LTV Ratio	54.5%	Insurance	$0	$0
Maturity Date LTV Ratio	54.5%	Replacement Reserve	$1,798	$1,798
DSCR Based on Underwritten NOI / NCF	3.19x / 3.06x	TI/LC(2)	$8,990	$8,990
Debt Yield Based on Underwritten NOI / NCF	10.8% / 10.4%	Other(3)	$413,465	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$30,000,000	100.0%	Loan Payoff	$19,196,846	64.0%
Principal Equity Distribution	9,781,620	32.6
Upfront Reserves	560,314	1.9
Closing Costs	461,220	1.5
Total Sources	$30,000,000	100.0%	Total Uses	$30,000,000	100.0%

(1)	On the Closing Date, JPMCB is contributing the initial interest deposit amount to the Issuing Entity to cover one month’s interest that would have accrued with respect to the loan at the related interest rate, and each of the Original Term To Maturity (Months), Original Interest Only Term (Months) and First Payment Date reflects the foregoing. The whole loan’s actual First Payment Date under the related whole loan documents is November 1, 2020, with a loan term of 120 months.

(2)	The borrower is required to deposit $8,990 into a TI/LC reserve, subject to a cap of $539,420.

(3)	The Upfront Other Escrows consists of (i) $254,740 for a debt service reserve, (ii) $137,795 for an outstanding TI and free rent reserve and (iii) $20,930 for a deferred maintenance reserve.

The following table presents certain information relating to the tenants at the El Segundo property:

Owned Tenants by Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Aerospace Corp(4)	NR / NR / NR	36,476	33.8%	$1,602,026	35.0%	$43.92	3/31/2029	2, 5-year options
The Mitre Corporation(5)	NR / NR / NR	18,816	17.4%	782,193	17.1%	$41.57	1/31/2025	1, 5-year option
Lockheed Martin	A- / A3 / A-	18,466	17.1%	773,151	16.9%	$41.87	7/31/2022	2, 5-year options
Big 5 Corporation(6)	NR / NR / NR	13,501	12.5%	536,904	11.7%	$39.77	2/28/2026	2, 5-year options
Parsons Government(7)	NR / NR / NR	5,350	5.0%	243,960	5.3%	$45.60	3/31/2026	1, 5-year option
United Launch Alliance	NR / NR / NR	4,516	4.2%	201,594	4.4%	$44.64	3/31/2024	2, 3-year options
Carnegie Mellon University	NR / NR / NR	4,440	4.1%	179,901	3.9%	$40.52	1/31/2022	1, 5-year option
Northrop Grumman Innovation	BBB / Baa2 / BBB	4,058	3.8%	161,683	3.5%	$39.84	3/31/2022	1, 5-year option
University of Southern California	NR / NR / NR	2,261	2.1%	90,712	2.0%	$40.12	10/31/2024	1, 5-year option
Total Tenants		107,884	100.0%	$4,572,124	100.0%	$42.38
Vacant		0	0.0%	NAP	NAP%	NAP
Total / Wtd. Avg.		107,884	100.0%	$4,572,124	100.0%	$42.38

(1)	Based on the underwritten rent roll dated August 2, 2020.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF is inclusive of contractual rent steps through August 2021.

(4)	Aerospace Corp has the right to terminate its lease after (a) March 31, 2024 if (i) the U.S. Air Force Space and Missile System Center has been relocated from the Los Angeles Air Force Base, or (ii) Los Angeles Air Force Base has been closed, by providing a 270 days’ advance notice and the payment of a termination fee in the amount equal to the sum of (A) the unamortized amount of all brokerage commissions paid or incurred by the landlord, plus (B) the unamortized cost of the improvement allowance as described in the lease, and (b) as of March 31, 2026, so long as the tenant is not in default of its lease by providing a nine months’ advance notice and the payment of a termination fee of $300,524.34 plus unamortized broker commission and the tenant improvement allowance.

(5)	The Mitre Corporation has a one-time right to terminate its lease on January 31, 2023, with 12 months’ prior written notice and the payment of a $88,433.78 termination fee.

(6)	Big 5 Corporation has a one-time right to terminate its lease for Suites 120 and 202, on February 28, 2022, with four months’ prior written notice.

(7)	Parsons Government has a one-time option to terminate its lease at the end of the 48th lease month (March 2025) of the extended term of the lease, with a 12 months’ advanced written notice and the payment of a termination fee equal to all unamortized brokerage commissions as of such termination date.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #15: EL SEGUNDO

The following table presents certain information relating to the lease rollover schedule at the El Segundo property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2020	0	0.0%	0.0%	0	0.0%	$0.00	0
2021	0	0.0%	0.0%	0	0.0%	$0.00	0
2022	26,964	25.0%	25.0%	1,114,735	24.4%	$41.34	3
2023	0	0.0%	25.0%	0	0.0%	$0.00	0
2024	6,777	6.3%	31.3%	292,306	6.4%	$43.13	3
2025	18,816	17.4%	48.7%	782,193	17.1%	$41.57	2
2026	18,851	17.5%	66.2%	780,864	17.1%	$41.42	3
2027	0	0.0%	66.2%	0	0.0%	$0.00	0
2028	0	0.0%	66.2%	0	0.0%	$0.00	0
2029	36,476	33.8%	100.0%	1,602,026	35.0%	$43.92	1
2030	0	0.0%	100.0%	0	0.0%	$0.00	0
2031 & Thereafter	0	0.0%	100.0%	0	0.0%	$0.00	0
Vacant	0	0.0%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	107,884	100.0%		$4,572,124	100.0%	$42.38	12

(1)	Based on the underwritten rent roll dated August 2, 2020.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF is inclusive of contractual rent steps through August 2021.

The following table presents certain information relating to historical leasing at the El Segundo property:

Historical Leased%(1)

	2017	2018	2019	As of 8/2/2020(2)
El Segundo	100.0%	100.0%	100.0%	100.0%

(1)	Historical occupancies are as of December 31 of each respective year unless otherwise specified.

(2)	Based on the underwritten rent roll dated August 2, 2020.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the El Segundo property:

Cash Flow Analysis

	2017	2018	2019	TTM 6/30/2020	Underwritten	Underwritten $ per SF
Base Rent(1)	$3,918,209	$4,052,688	$4,235,771	$4,341,386	$4,572,124	$42.38
Vacant Income	0	0	0	0	0	0.00
Gross Potential Rent	$3,918,209	$4,052,688	$4,235,771	$4,341,386	$4,572,124	$42.38

Total Reimbursements	$239,847	$205,615	$213,743	$261,548	$321,362	$2.98
Total Other Income	0	0	0	0	0	0.00
Vacancy & Credit Loss	0	0	0	0	(244,674)	(2.27)
Effective Gross Income	$4,158,056	$4,258,303	$4,449,514	$4,602,934	$4,648,812	$43.09

Real Estate Taxes	$372,959	$389,140	$403,995	$408,182	$408,182	$3.78
Insurance	35,428	35,818	35,848	40,988	40,988	0.38
Management Fee	192,315	197,855	222,062	229,513	139,464	1.29
Other Operating Expenses	647,921	665,585	768,589	813,090	813,090	7.54
Total Expenses	$1,248,623	$1,288,398	$1,430,494	$1,491,773	$1,401,724	$12.99

Net Operating Income	$2,909,433	$2,969,905	$3,019,020	$3,111,161	$3,247,087	$30.10
TI/LC	0	0	0	0	107,884	1.00
Capital Expenditures	0	0	0	0	21,577	0.20
Net Cash Flow	$2,909,433	$2,969,905	$3,019,020	$3,111,161	$3,117,626	$28.90

Occupancy(2)(3)	100.0%	100.0%	100.0%	100.0%	95.0%
NOI Debt Yield	9.7%	9.9%	10.1%	10.4%	10.8%
NCF DSCR	2.86x	2.91x	2.96x	3.05x	3.06x

(1)	Base Rent is inclusive of contractual rent steps through August 2021.

(2)	TTM 6/30/2020 Occupancy is based on the underwritten rent roll dated August 2, 2020.

(3)	Underwritten Occupancy is based on the economic occupancy.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.